 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-271515
PROSPECTUS
United Homes Group, Inc.
Primary Offering of
Up to 8,625,000 Class A Common Shares Underlying Public Warrants
Up to 2,966,664 Class A Common Shares Underlying Private Placement Warrants
Secondary Offering of Up to 421,100 Class A Common Shares Issued in a Private Offering
Up to 2,966,664 Class A Common Shares Issuable Upon Exercise of Private Placement Warrants
Up to 2,966,664 Warrants to purchase Class A Common Shares

This prospectus relates to the primary issuance by us of up to an aggregate of 11,591,664 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Shares”), which consists of (i) up to 8,625,000 Class A Common Shares issuable upon the exercise of public warrants (the “Public Warrants”), which are exercisable at a price of $11.50 per share, and were originally sold as a part of the DHHC units (the “DHHC Units”) purchased by public investors in the initial public offering (the “IPO”) of United Homes Group, Inc. (f/k/a DiamondHead Holdings Corp.), a Delaware corporation (the “Company”) at a price of $10.00 per DHHC Unit, with each unit consisting of one share of DHHC Class A common stock (the “DHHC Class A Common Stock”) and one-fourth of one warrant; and (ii) up to 2,966,664 Class A Common Shares issuable upon the exercise of private placement warrants (the “Private Placement Warrants”), which are exercisable at a price of $11.50 per share, and were originally issued in connection with the IPO, to DHP SPAC-II Sponsor LLC (the “Sponsor”), certain qualified institutional buyers or institutional accredited investors, including certain funds and accounts managed by subsidiaries of BlackRock, Inc. and Millennium Management LLC (each an “Anchor Investor”), at a price of $1.50 per warrant. The Private Placement Warrants and the Public Warrants are sometimes referred to collectively in this prospectus as the “Warrants.”
This prospectus also relates to the offer and sale from time to time by the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to (i) 421,100 Class A Common Shares issued in a private offering, (ii) 2,966,664 Class A Common Shares issuable upon exercise of the Private Placement Warrants, and (iii) 2,966,664 Private Placement Warrants.
We are registering the Class A Common Shares issuable upon the exercise of the Warrants and the Private Placement Warrants for resale by the Selling Stockholders to satisfy certain registration rights we have granted. We are registering the 421,100 Class A Common Shares issued in a private offering for resale by the Selling Stockholders to remove the restrictions on transfer of such shares, given that we waived the lock-up that was previously applicable to such shares. Our registration of the Class A Common Shares and the Private Placement Warrants covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Class A Common Shares or the Private Placement Warrants registered hereby. The Selling Stockholders may offer, sell or distribute all or a portion of their Class A Common Shares or the Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will receive proceeds from the exercise of the Public Warrants and the Private Placement Warrants if the Warrants are exercised for cash. The exercises of the Warrants and our potential receipt of cash proceeds in connection therewith are dependent on the market price of our Class A Common Shares. Following the closing of our Business Combination, the market price of our Class A Common Shares has fluctuated, and it may continue to fluctuate in the future. Fluctuations in the market price of our Class A Common Shares will affect the likelihood that holders of the Warrants will exercise the Warrants. As a result, the Warrants may not provide any additional capital. When the market price for our Class A Common Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”) we believe the holders of the Warrants will be unlikely to exercise their Warrants. To the extent that the market price of the Class A Common Shares exceeds $11.50, holders of the Warrants may exercise their Warrants and sell the underlying Class A Common Shares, which may have negative impact on the market price of the Class A Common Shares. See “Risk Factors — There is no guarantee that the Warrants will be in the money, and they may expire worthless” for more information. In considering our capital requirements and sources of liquidity, we have not assumed or relied on the receipt of proceeds from the exercise of the Warrants.
The Selling Stockholders will determine the timing, pricing and rate at which they sell the securities covered by this Registration Statement into the public market. While certain Selling Stockholders may experience a positive rate of return based on the current trading price of our Class A Common Shares, public investors may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price of our Class A Common Shares. Even if the trading price is significantly below the Company’s initial public offering price or the market price as of the date of this prospectus, certain Selling Stockholders may have an incentive to sell their shares, because they will still profit on sales due to the lower prices at which they purchased their shares as compared to the public investors. The Public Warrants were sold as a part of the DHHC Units purchased in the IPO at a price of $10.00 per DHHC Unit, with each unit consisting of one share of

DHHC Class A Common Stock and one-fourth of one Warrant. The Lock-Up Investors purchased shares in the open market at prevailing market prices which ranged from $10.08 to $10.12 per share. The Lock-Up Investors were entitled to purchase from the Company 0.25 additional bonus shares at a price of $0.01 per share for each share purchased on the open market. The bonus shares issued to such Lock-Up Investors may meaningfully lower the per share price the Lock-Up Investors paid for their shares to between $8.06 and $8.10 per share. Based on the closing price of the Class A Common Shares on July 7, 2023 of $10.54 per share, and assuming the resale by the Lock-Up Investors of all 421,000 Class A Common Shares being registered for resale by such investors on the registration statement of which this prospectus forms a part, the Lock-Up Investors could receive a gain of approximately $4.4 million ($10.53 per share) from the resale of such shares. The Private Placement Warrants were sold at a price of $1.50 per Warrant. The 2,966,664 shares issuable upon exercise of the Private Warrants will be issued at a price of $11.50 per share (the exercise price of the Private Warrants) and, therefore, based on the closing price of the Class A Common Shares on July 7, 2023, the Private Warrants are “out of the money” and unlikely to be exercised unless the trading price of the Class A Common Shares goes above $11.50 per share. If the Private Warrants are exercised when the trading price of the Class A Common Shares is below $11.50 per share, such holders will not receive any gain from the resale of such shares.
Our Class A Common Shares and Public Warrants are listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbols “UHG” and “UHGWW,” respectively. On July 7, 2023, the closing price of our Class A Common Shares was $10.54 per share and the closing price of our Public Warrants was $0.59 per Warrant.
The Class A Common Shares that are being registered for resale under this prospectus, which includes up to (i) 421,100 Class A Common Shares issued in a private offering, and (ii) 2,966,664 Class A Common Shares issuable upon exercise of the Private Placement Warrants, represent approximately 23.6% of the total Class A Common Shares outstanding as of July 7, 2023, assuming no Public Warrants are exercised and no Notes are converted. In addition, we have concurrently filed a Registration Statement on Form S-1 (SEC File No. 333-271527) (the “Notes S-1”) to register the resale of 21,544,588 Class A Common Shares, consisting of (i) 744,588 Class A Common Shares issued to holders of our convertible notes (the “Notes”), and (ii) up to 20,800,000 Class A Common Shares issuable upon the conversion of the Notes. The Class A Common Shares being registered for resale under the Notes S-1 represent approximately 67% of the total Class A Common Shares outstanding as of July 7, 2023, assuming no Warrants are exercised. The total amount being registered for resale on this registration statement and the Notes S-1 represents approximately 57% of the total Class A Common Shares outstanding as of July 7, 2023, assuming that all Public Warrants and Private Placement Warrants are exercised and the Notes are converted. The sale of all the Class A Common Shares issuable upon exercise of the Warrants or the other Class A Common Shares registered hereunder or pursuant to the Notes S-1, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2023

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. This prospectus relates to the primary issuance by us of up to an aggregate of 11,591,664 Class A Common Shares, which consists of (i) up to 8,625,000 Class A Common Shares issuable upon the exercise of the Public Warrants, and (ii) up to 2,966,664 Class A Common Shares issuable upon the exercise of the Private Placement Warrants. This prospectus also relates to the offer and sale from time to time by the Selling Stockholders of up to (i) 421,100 Class A Common Shares issued in a private offering, (ii) 2,966,664 Class A Common Shares issuable upon exercise of the Private Placement Warrants, and (iii) 2,966,664 Private Placement Warrants. We will not receive any proceeds from the sale of the Class A Common Shares pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Public Warrants and Private Placement Warrants will be unlikely to exercise such warrants.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On March 30, 2023 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated as of September 10, 2022, by and among the Company, Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly owned subsidiary of the Company. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), the Company changed its name to “United Homes Group, Inc.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “United Homes Group,” “UHG,” “we,” “us,” “our” and similar terms refer to United Homes Group, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:
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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

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our financial and business performance following the Business Combination, including financial projections and business metrics;

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our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

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the implementation, market acceptance and success of our business model;

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our market opportunity and the potential growth of that market;

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trends with respect to interest rates and cancellation rates;

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our ability to effect our growth strategies, acquisitions or investments successfully;

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competitive conditions within the homebuilding, lot development and financial services industries;

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the effects of governmental regulations and environmental matters on our homebuilding and land development operations;

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expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”);

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our future capital requirements and sources and uses of cash;

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constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; and

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our business, expansion plans and opportunities.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. The following factors, among others, may cause actual results to differ materially from those expressed or implied in our forward-looking statements:
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the outcome of any legal proceedings;

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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

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changes in applicable laws or regulations;

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our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;

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a slowdown in the homebuilding industry or changes in population growth rates in our markets;

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volatility and uncertainty in the credit markets and broader financial markets;

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disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;

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shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;

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delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;

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our ability to continue to leverage our asset-light operating strategy;

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that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

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the ability to maintain the listing of our securities on Nasdaq or any other exchange; and

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the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
The Company
UHG designs, builds and sells homes principally in South Carolina, with a smaller presence in Georgia. The geographical markets in which UHG presently operates its homebuilding business are currently high- growth markets, with substantial in-migrations and employment growth. UHG’s business historically consisted of both homebuilding operations and land development operations. Recently, UHG separated its land development operations and its homebuilding operations across separate entities in an effort to adopt best practices in the homebuilding industry associated with ownership and control of land and lots and production efficiency. Following the separation of the land development business, which is now primarily conducted by the Land Development Affiliates (as defined and described elsewhere herein) that are outside of the corporate structure of UHG, UHG employs an asset-light lot operating strategy, with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses.
Background
We were originally known as DiamondHead Holdings Corp (“DHHC”). On March 30, 2023, we consummated the Business Combination with Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly owned subsidiary of the Company. In connection with the Closing of the Business Combination, we changed our name to “United Homes Group, Inc.” GSH was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While the Company was the legal acquirer in the Business Combination, because GSH was deemed the accounting acquirer, the historical financial statements of GSH became the historical financial statements of the combined company, upon the consummation of the Business Combination.
On the Closing Date of the Business Combination, (i) certain investors (“PIPE Investors”) purchased from the Company an aggregate of (A) 471,500 Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to separate subscription agreements entered into on March 23, 2023 (the “PIPE Subscription Agreements”) and (ii) certain investors (“Lock-Up Investors”) purchased from the Company an aggregate of 421,100 Class A Common Shares at a purchase price of $0.01 per share, pursuant to certain share lock-up and non-redemption agreements entered into on March 23, 2023 (the “Share Lock-Up Agreements,” and together with the PIPE Subscription Agreements, the “Subscription Agreements”). Also on the Closing Date of the Business Combination, certain investors (the “Convertible Note Investors”) purchased from the Company $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and, pursuant to the terms of share subscription agreements dated March 30, 2023, entered into between each Convertible Note Investor and the Company (the “Note Subscription Agreements”), an additional 744,588 Class A Common Shares in a private placement PIPE investment (the “PIPE Investment”), pursuant to a note purchase agreement entered into on March 21, 2023 (the “Note Purchase Agreement”). The aggregate gross amount of the PIPE Investment was $75,000,000. The Class A Common Shares issued to the PIPE Investors, Lock-Up Investors, and Convertible Note Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.
Pursuant to our prior certificate of incorporation, each issued and outstanding share of DHHC Class B common stock, par value $0.0001 per share (the “DHHC Class B Common Stock”), converted into one Class A Common Share, par value $0.0001 per share, at the Closing.

Our Class A Common Shares and Public Warrants are currently listed on the on the NASDAQ under the symbols “UHG” and “UHGWW,” respectively.
The rights of holders of our Class A Common Shares and Warrants are governed by our Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”).
As of July 7, 2023, there were 11,369,093 Class A Common Shares and (ii) 36,973,877 shares of our Class B common stock (the “Class B Common Shares” and together with the Class A Common Shares, the “UHG Common Shares”) issued and outstanding.
We will not receive any of the proceeds from the sale by the Selling Stockholders of the securities described in this prospectus. We will receive proceeds from the exercise of the Public Warrants and the Private Placement Warrants if the Warrants are exercised for cash. The exercises of the Warrants and our potential receipt of cash proceeds in connection therewith are dependent on the market price of our Class A Common Shares. Following the closing of our Business Combination, the market price of our Class A Common Shares has fluctuated, and it may continue to fluctuate in the future. Fluctuations in the market price of our Class A Common Shares will affect the likelihood that holders of the Warrants will exercise the Warrants. As a result, the Warrants may not provide any additional capital. When the market price for our Class A Common Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”) we believe the holders of the Warrants will be unlikely to exercise the Warrants. To the extent that the market price of the Class A Common Shares exceeds $11.50, holders of the Warrants may exercise their Warrants and sell the underlying Class A Common Shares, which may have negative impact on the market price of the Class A Common Shares. See “Risk Factors — There is no guarantee that the Warrants will be in the money, and they may expire worthless” for more information.
Emerging Growth Company
We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year of the Company following the fifth anniversary of the consummation of the Company’s initial public offering, which occurred on January 25, 2021, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.
Corporate Information
The Company was incorporated in the State of Delaware on October 7, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering on January 28, 2021. On March 30, 2023, the Company consummated the Business Combination. In connection with the Business Combination, we changed our name to United Homes Group, Inc. Our principal executive offices are located at 90 N Royal Tower Drive, Irmo, South Carolina 29063 and our telephone number is (212) 572-6260. Our website address is www.unitedhomesgroup.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
Issuer
United Homes Group, Inc. (f/k/a DiamondHead Holdings Corp.)
Issuance of Class A Common Stock
Class A Common Shares Offered by us
11,591,664 Class A Common Shares, which consists of (i) up to 8,625,000 Class A Common Shares that are issuable upon exercise of the Public Warrants, and (ii) up to 2,966,664 Class A Common Shares that are issuable upon exercise of the Private Placement Warrants.
Class A Common Shares Outstanding Prior to Exercise of the Warrants
11,369,093 shares (as of July 7, 2023).
Class A Common Shares Outstanding Assuming Exercise of the Warrants
22,960,757 shares (based on total shares outstanding as of July 7, 2023).
Exercise Price of Public Warrants
$11.50 per share, subject to adjustment as described herein.
Exercise Price of Private Placement
Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive up to an aggregate of approximately $133.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”
Resale of Class A Common Stock and Warrants
Class A Common Shares Offered by the Selling Stockholders
Up to 2,966,664 Class A Common Shares that are issuable upon exercise of the Private Placement Warrants, and up to 421,100 Class A Common Shares that were issued in a private placement.
Warrants offered by the Selling
Stockholders
Up to 2,966,664 Private Placement Warrants
Redemption
The Private Placement Warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.
Use of Proceeds
We will not receive any proceeds from the sale of the Private Placement Warrants or of the Class A Common Shares by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds.”
Market for Class A Common Stock and Warrants
Our Class A Common Shares and Public Warrants are currently traded on the NASDAQ under the symbols “UHG” and “UHGWW,” respectively.
Lock-up Restrictions
Certain of the shares of common stock issued in connection with the Business Combination are subject to restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions — United Homes Group Related Party Transactions” for further discussion.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

SUMMARY RISK FACTORS
An investment in shares of our equity securities involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.
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UHG’s long-term growth depends upon its ability to acquire developed lots from affiliated land development companies, including Land to Lots, LLC, GS Jacobs Creek, LLC, and PC Land Development Co., LLC (collectively, the “Land Development Affiliates”) or other sellers, and the ability of such sellers to successfully identify and acquire desirable land parcels for residential build-out. A failure to successfully identify and acquire desirable land parcels for residential build-out could adversely affect UHG’s business or financial results.

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UHG’s geographic concentration could materially and adversely affect its business or financial results if the homebuilding industry in its current markets should decline.

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Constriction of the credit and capital markets could limit UHG’s ability to access financing and increase its costs of capital.

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Because most of UHG’s customers finance the purchase of their homes, the terms and availability of mortgage financing can affect the demand for and the ability to complete the purchase of a home, which could materially and adversely affect UHG.

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Increases in UHG’s home cancellation rate could have a negative impact on its home sales revenue and gross profit.

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UHG cannot make any assurances that its growth strategies will be successful or will not expose it to additional risks or result in other negative consequences to its business or financial results.

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UHG may not be able to complete or successfully integrate any potential future acquisitions or experience challenges in realizing expected benefits of each such acquisition.

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Failure to find suitable subcontractors may have a material adverse effect on UHG’s standards of service.

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UHG is required to obtain performance bonds and other government approvals, the unavailability of which could adversely affect its results of operations and cash flows.

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UHG may not be able to compete effectively against competitors in the homebuilding industry.

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Homeowners Mortgage may be adversely affected by changes in governmental regulation.

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UHG’s business and financial results could be adversely affected by significant inflation, higher interest rates or deflation.

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The homebuilding industry is cyclical and affected by changes in general economic, real estate or other conditions that could adversely affect UHG’s business or financial results.

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Homebuilding is subject to home warranty and construction defect claims in the ordinary course of business that can be significant, and reliance on subcontractors exposes builders such as UHG to regulatory risks that could adversely affect business or financial results.

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Supply shortages and other risks related to acquiring lots, building materials and skilled labor could increase UHG’s costs and delay deliveries causing an adverse effect on UHG’s business or financial results.

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Governmental regulations and environmental matters could increase the cost and limit the availability of UHG’s homebuilding projects and adversely affect its business or financial results.

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Natural disasters, severe weather and adverse geologic conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect UHG.

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UHG has significant amounts of debt and may incur additional debt. Incurrence of additional debt or a default under any of UHG’s loan agreements could affect UHG’s financial health and its ability to raise additional capital to fund its operations or potential acquisitions.

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Servicing UHG’s debt requires a significant amount of cash, and it may not have sufficient cash flow to pay its substantial debt, which could adversely impact its business and financial results.

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Failure to further extend the Wells Fargo Facility in 2024 could have a material adverse effect on our ability to meet the financing requirements of our business.

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As a result of Michael Nieri’s relationship with UHG and the Land Development Affiliates, conflicts of interest may arise with respect to any transactions involving both UHG and one or more of the Land Development Affiliates, and Mr. Nieri’s interests may not be aligned with yours.

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The dual class structure of our common stock has the effect of concentrating voting power with Michael Nieri, which may effectively eliminate your ability to influence the outcome of important transactions, including a change in control.

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UHG is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If UHG relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

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UHG’s corporate organizational documents and provisions of state law to which it is subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of the Company’s board of directors (the “Board of Directors”) or management.

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UHG may change its operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject it to different and more significant risks in the future that may adversely impact its business and financial results.

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UHG is an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, its securities may be less attractive to investors.

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The dual class structure of our common stock may adversely affect the trading market for the Class A Common Shares.

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Resales of the Class A Common Shares could depress the market price of the Class A Common Shares of UHG.

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Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

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The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

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The Company may issue additional shares of common or preferred stock under the United Homes Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) or otherwise, which would dilute the interest of the Company’s stockholders and likely present other risks.

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UHG is subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared, adversely impacting stock price.

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We have identified a material weakness in our internal control over financial reporting, and GSH previously identified material weaknesses in its internal control over financial reporting. If remediation of these material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence and, as a result, the value of the Class A Common Shares.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and “Summary Risk Factors,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition, liquidity, results of operations and prospects.
Risks Related to UHG’s Business
UHG’s long-term growth depends upon its ability to acquire developed lots from affiliated land development companies, including Land to Lots, LLC, GS Jacobs Creek, LLC, and PC Land Development Co., LLC (collectively, the “Land Development Affiliates”) or other sellers, and the ability of such sellers to successfully identify and acquire desirable land parcels for residential build-out. A failure to successfully identify and acquire desirable land parcels for residential build-out could adversely affect UHG’s business or financial results.
UHG’s long-term growth depends upon its ability to continually acquire developed lots from the Land Development Affiliates or other sellers on favorable terms. UHG also depends upon the ability of these entities to successfully identify and acquire attractive land parcels for the construction of UHG’s single-family homes at reasonable prices, and to develop such parcels in a manner that meets UHG’s criteria for developed lots. In addition, because UHG employs an asset-light business model, it may have access to fewer and less attractive homebuilding lots than if it owned lots outright, like some of its competitors who do not operate under an asset-light model.
The ability to acquire land parcels for new single-family homes may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, and other market conditions, and there can be no assurance that an adequate supply of land parcels will continue to be available to UHG. If the supply of land parcels appropriate for development of single-family homes is limited because of these factors, or for any other reason, UHG’s ability to grow could be significantly limited, and the number of homes that UHG builds and sells could decline, which could materially and negatively affect its sales, profitability, stock performance, ability to service its debt obligations and future cash flows. To the extent that UHG is unable to purchase developed lots on a timely basis and at reasonable prices, UHG’s home sales revenue and results of operations could be negatively impacted.
UHG’s geographic concentration could materially and adversely affect its business or financial results if the homebuilding industry in its current markets should decline.
UHG currently builds and sells homes in South Carolina, with a smaller presence in Georgia. UHG’s business strategy is focused on the design, construction, and sale of single-family homes and townhomes across these key markets. Because UHG expects that its operations will be concentrated in the Southeastern United States, a prolonged economic downturn in this region, or in a particular industry or sector of employment that is fundamental to this region, could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition, and results of operations, and a disproportionately greater impact on UHG than other homebuilders with more geographically diversified operations.
Constriction of the credit and capital markets could limit UHG’s ability to access financing and increase its costs of capital.
During past economic and housing downturns, the credit markets constricted and reduced some sources of liquidity that were previously available to UHG. Consequently, UHG relied principally on its cash on hand to meet its working capital needs and repay outstanding indebtedness during those times. There likely will be similar periods in the future when financial market upheaval will increase UHG’s cost of capital or limit UHG’s ability to access the debt markets or obtain bank financing. During such times, UHG may not have sufficient cash on hand to meet its working capital needs and repay outstanding indebtedness.
The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire lots and begin construction on homes. There is no assurance that cash generated from UHG’s operations, borrowings incurred under its current credit agreements or project-level financing arrangements, or proceeds raised in capital markets transactions will be sufficient to finance UHG’s projects or otherwise fund its liquidity needs. If UHG’s future cash flows from operations and other capital resources are insufficient to finance its projects or otherwise fund its liquidity needs, it may be forced to:
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reduce or delay business activities, lot acquisitions and capital expenditures;

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sell assets;

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obtain additional debt or equity capital; or

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restructure or refinance all or a portion of its debt on or before maturity.

These alternative measures may not be successful and UHG may not be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of UHG’s existing debt may limit its ability to pursue these alternatives. Further, UHG may seek additional capital in the form of project-level financing from time to time. The availability of borrowed funds, especially for construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. Construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures. Any difficulty in obtaining sufficient capital for planned construction expenditures could cause project delays and any such delay could result in cost increases and may adversely affect UHG’s sales and future results of operations and cash flows.
The risks associated with UHG’s lots under development could adversely affect its business or financial results.
There are risks inherent in controlling, owning and building upon finished lots and housing inventory risks are substantial for UHG’s homebuilding activities. If housing demand declines, UHG may not be able to build and sell homes profitably in some target communities, and it may not be able to fully recover the costs of some of the lots it owns or which it is contracted to purchase. Also, the market value of UHG’s finished lots and housing inventories may fluctuate significantly due to changes in market conditions. As a result, its deposits for lots controlled under purchase contracts may be put at risk because the measures it employs to manage inventory risk, including its asset-light lot operating strategy, may not be adequate to insulate operations from a severe drop in inventory values, and it may have to sell homes for a lower profit margin or record inventory impairment charges on its lots.
Because real estate investments are relatively illiquid, UHG’s ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial, and investment conditions may be limited, and it may be forced to hold non-income producing properties for extended periods of time. UHG cannot predict whether it will be able to sell any property for the price or on the terms that it sets or whether any price or other terms offered by a prospective purchaser would be acceptable, nor can it predict the length of time needed to find a willing purchaser and to close the sale of a property. A significant deterioration in economic or homebuilding industry conditions may result in substantial inventory impairment charges. If UHG is unable to develop its communities successfully or within expected timeframes, its results of operations could be adversely affected.
Because most of UHG’s customers finance the purchase of their homes, the terms and availability of mortgage financing can affect the demand for and the ability to complete the purchase of a home, which could materially and adversely affect UHG.
A substantial majority of UHG’s customers finance their home purchases through lenders that provide mortgage financing. Rising interest rates, decreased availability of mortgage financing, reduced access to certain mortgage programs, higher down payment requirements or increased monthly mortgage costs, among other factors, may lead to reduced demand for UHG’s homes and mortgage loans. Mortgage interest rates have generally trended downward for the last several decades and reached historic lows in the summer of 2020, which made the homes UHG sells more affordable. However, more recently, mortgage interest rates have abruptly climbed, and UHG cannot predict whether they will continue to climb, remain at the current levels, or fall. If mortgage rates continue at current levels or climb further, the ability of prospective homebuyers to finance home purchases may be adversely affected and, as a result, UHG’s business, operating results and financial condition may be adversely affected.
Decreases in the availability of credit and increases in the cost of credit adversely affect the ability of homebuyers to obtain or service mortgage debt. Entry-level and first-time move-up homebuyers are the primary source of demand for UHG’s new homes. Entry-level homebuyers are generally more affected by the availability of financing than other potential homebuyers. In addition, many of UHG’s potential move-up homebuyers must sell their existing homes in order to buy a home from UHG. Where potential homebuyers must sell their existing homes in order to buy a new home, increases in mortgage costs, lack of availability of mortgages, and/or regulatory changes could prevent the buyers of potential homebuyers’ existing homes from obtaining a mortgage, which would result in the inability of a significant number of UHG’s potential customers to buy a new home. Similar risks apply to those buyers who are awaiting delivery of their homes and are currently in backlog. The success of homebuilders depends on the ability of potential homebuyers to obtain mortgages for the purchase of homes. If UHG’s customers (or potential buyers of its customers’ existing homes) cannot obtain suitable financing, UHG’s sales and results of operations could be adversely affected and the price of its securities may decline.
The federal government has taken on a significant role in supporting mortgage lending through its conservatorship of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the Federal Housing Administration (“FHA”) and Veterans Administration (“VA”). The FHA insures mortgage loans that generally have lower credit requirements and is an important source for financing the sale of UHG’s homes. The secondary market for mortgage loans continues to primarily prefer securities backed by Fannie Mae, Freddie Mac or Ginnie Mae, and UHG believes the liquidity these agencies provide to the mortgage industry is important to the housing market. The availability and affordability of mortgage loans, including interest rates for such loans, could be adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. Additionally, the FHA may continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs, or limit the number of mortgages it insures. Due to federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA and the VA at present levels, or it may revise significantly the federal government’s participation in and support of the residential mortgage market. Because the availability of Fannie Mae, Freddie Mac, FHA and VA-backed mortgage financing is an important factor in marketing and selling many of UHG’s homes, any limitations, restrictions or changes in the availability of such government-backed financing could reduce UHG’s home sales, which could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.
Increases in UHG’s home cancellation rate could have a negative impact on its home sales revenue and gross profit.
UHG’s backlog reflects sales contracts with homebuyers for homes that have not yet been delivered. UHG has received a deposit from a homebuyer for most homes reflected in its backlog and, generally, has the right to retain the deposit if the homebuyer fails to comply with his or her obligations under the sales contract, subject to certain exceptions, including as a result of state and local law, the homebuyer’s inability to sell his or her current home or, in certain circumstances, the homebuyer’s inability to obtain suitable financing. Home order cancellations negatively impact the number of closed homes, net new home orders, home sales revenue and results of operations, as well as the number of homes in backlog. Home order cancellations can result from a number of factors, including declines or slow appreciation in the market value of homes, increases in the supply of homes available to be purchased, increased competition, higher mortgage interest rates, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable financing, including providing sufficient down payments, and adverse changes in economic conditions.

Cancellation rates have been on the rise in the broad market in recent months. An increase in the level of UHG’s home order cancellations could have a negative impact on its business, prospects, liquidity, financial condition and results of operations.
Tax law changes that increase the after-tax costs of owning a home could prevent potential customers from buying UHG’s homes and adversely affect its business or financial results.
Changes in federal income tax laws may affect the demand for new homes. Significant expenses of owning a home, including mortgage interest and real estate taxes, have historically been deductible expenses for an individual’s U.S. federal, and in some cases, state income taxes, subject to various limitations under current tax law and policy. The Tax Cuts and the Jumpstart Our Business Startups Act (the “JOBS Act”), which became effective January 1, 2018, includes provisions which impose significant limitations with respect to these income tax deductions. For instance, the annual deduction for real estate taxes and state local income taxes (or sales in lieu of income taxes) is now generally limited to $10,000. Furthermore, through the end of 2025, the deduction for mortgage interest is generally only available with respect to the first $750,000 of a new mortgage and there is no longer a federal deduction for interest on home equity loans. If the U.S. federal government or a state government further changes its income tax laws to further eliminate or substantially limit these income tax deductions, the after-tax cost of owning a new home would further increase for many potential customers. The resulting loss or reduction of these homeowner tax deductions that have historically been available has and could further reduce the perceived affordability of homeownership, and therefore the demand for and sales price of new homes, including those built by UHG. In addition, increases in property tax rates or fees on developers by local governmental authorities, as experienced in response to reduced federal and state funding or to fund local initiatives, such as funding schools or road improvements, or increases in insurance premiums can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes, and can have an adverse impact on UHG’s business and financial results.
UHG cannot make any assurances that its growth strategies will be successful or will not expose it to additional risks or result in other negative consequences to its business or financial results.
UHG intends to achieve its primary business objectives by executing on its growth strategies of continuing to leverage key macro housing trends, capitalizing on strong growth in core markets, engaging in accretive mergers and acquisitions, entering into programmatic build-to-rent partnerships, and identifying ancillary revenue growth opportunities, all of which are discussed in detail in the “Business” section of this prospectus. While UHG has a record of growth and significant achievement in the past, this does not guarantee UHG will continue to perform successfully.
UHG employs an asset-light lot acquisition strategy with a focus on the design, construction and sale of single-family homes and townhomes, and will utilize the Land Development Affiliates to handle land acquisition and development to maximize profits and enhance its access to capital. See “Business - Land Acquisition Strategy and Development Process” herein for additional information. UHG has not historically operated under this structure, and since land development is critical to homebuilding and sales, this measure could adversely affect its results of operations.
UHG intends to capitalize on its demonstrated operational experience to grow its market share within its existing markets and to opportunistically expand into new markets where it identifies strong economic and demographic trends that provide opportunities to build homes that meet its profit and return objectives. These strategic decisions may not advance its business strategy, provide a satisfactory return on its investment or provide any other anticipated benefits. Additionally, the execution and integration of any of these growth and expansion initiatives may not be successful and may require significant time and resources, which would divert management’s attention from other operations. Any of these initiatives could also expose UHG to material liabilities not discovered in the due diligence process and may lead to litigation. If these initiatives under-perform expectations or are unsuccessful, UHG may incur significant expenses or write-offs of inventory, other assets or intangible assets such as goodwill and company brand, and this will adversely affect UHG’s business and financial results.

UHG may not be able to complete or successfully integrate any potential future acquisitions or experience challenges in realizing expected benefits of each such acquisition.
From time to time, UHG may evaluate possible acquisitions, some of which may be material. Potential future acquisitions may pose significant risks to UHG’s existing operations if they cannot be successfully integrated. These acquisitions would place additional demands on UHG’s managerial, operational, financial and other resources and create operational complexity requiring additional personnel and other resources. In addition, UHG may not be able to successfully finance or integrate any businesses that it acquires. Furthermore, the integration of any acquisition may divert management’s time and resources from UHG’s core business and disrupt its operations. Moreover, even if UHG is successful in integrating newly acquired businesses or assets, expected synergies or cost savings may not materialize, resulting in lower-than-expected benefits to UHG from such transactions. UHG may spend time and money on projects that do not increase its revenue. Additionally, when making acquisitions, it may not be possible for UHG to conduct a detailed investigation of the nature of the business or assets being acquired, for instance, due to time constraints in making the decision and other factors. UHG may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. To the extent UHG pays the purchase price of an acquisition in cash, such an acquisition would reduce its cash reserves, and, to the extent the purchase price of an acquisition is paid with UHG’s stock, such an acquisition could be dilutive to UHG’s stockholders. To the extent UHG pays the purchase price of an acquisition with proceeds from the incurrence of debt, such an acquisition would increase UHG’s level of indebtedness and could negatively affect its liquidity and restrict its operations. Further, to the extent that the purchase price of an acquisition is paid in the form of an earn out on future financial results, the success of such an acquisition will not be fully realized by UHG for a period of time as it is shared with the sellers. All of the above risks could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition and results of operations.
Failure to find suitable subcontractors may have a material adverse effect on UHG’s standards of service.
Substantially all of UHG’s construction work is done by third-party subcontractors with UHG acting as the general contractor. Accordingly, the timing and quality of UHG’s construction depends on the availability and skill of its subcontractors. The difficult operating environment over the last seven years in the United States has resulted in the failure of some subcontractors’ businesses and may result in further failures. In addition, reduced levels of homebuilding in the United States have led to some skilled tradesmen leaving the industry to take jobs in other sectors. UHG does not have long-term contractual commitments with any subcontractors, and there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which UHG conducts its operations.
In the future, certain of the subcontractors UHG engages with may be represented by labor unions or subject to collective bargaining arrangements that require the payment of prevailing wages that are higher than normally expected on a residential construction site. A strike or other work stoppage involving any of UHG’s subcontractors could also make it difficult to retain subcontractors for its construction work. In addition, union activity could result in UHG paying higher costs to retain its subcontractors. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition, and results of operations.
UHG could be adversely affected by efforts to impose joint employer liability on it for labor law violations committed by its subcontractors.
Although subcontractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the homebuilding industry, if regulatory agencies reclassify the employees of subcontractors as employees of homebuilders, UHG could be responsible for wage, hour, and other employment-related liabilities of their subcontractors, which could adversely affect its results of operations and business or financial results.
UHG may suffer significant financial harm and loss of reputation if it does not comply, cannot comply or is alleged to have not complied with applicable laws, rules and regulations concerning its classification and compensation practices for independent contractors.
UHG retains various independent contractors and subcontractors. With respect to these independent contractors, UHG is subject to the IRS regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it might be determined that the independent contractor classification is inapplicable to any sales agents, vendors or any other entity characterized as an independent contractor. Further, if legal standards for the classification of independent contractors change or appear to be changing, UHG may need to modify its compensation and benefits structure for such independent contractors, including by paying additional compensation or reimbursing expenses.
There can be no assurance that legislative, judicial, administrative or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change the independent contractor classification of any individual or vendor currently characterized as independent contractors doing business with us. Potential changes, if any, with respect to such classification could have a significant effect on UHG’s operating model. Further, the costs associated with any such potential changes could have a significant effect on UHG’s results of operations and financial condition if it were unable to pass through an increase in price corresponding to such increased costs to its customers. Additionally, UHG could incur substantial costs, penalties and damages, including back pay, unpaid benefits, taxes, expense reimbursement and attorneys’ fees in defending future challenges to its employment classification or compensation practices.
UHG is required to obtain performance bonds and other government approvals, the unavailability of which could adversely affect its results of operations and cash flows.
UHG is often required to provide surety bonds to secure its performance or obligations under construction contracts, development agreements and other arrangements. Its ability to obtain surety bonds primarily depends upon its credit rating, financial condition, past performance and other factors, including the capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain surety bonds also can be impacted by the willingness of insurance companies to issue performance bonds for construction and development activities. In addition, some municipalities and governmental authorities have been reluctant to accept surety bonds and instead require enhancements such as cash deposits or letters of credit, in order to maintain existing bonds or to issue new bonds. If UHG is unable to obtain surety bonds when required, or if it is required to provide credit enhancements with respect to its current or future bonds or in place of bonds, its results of operations and cash flows could be adversely affected.
UHG may suffer uninsured losses or suffer material losses in excess of insurance limits adversely affecting its business or financial results.
Material losses or liabilities in excess of insurance proceeds may occur in the future. UHG could suffer physical damage to property and liabilities resulting in losses that may not be fully compensated by insurance. In addition, certain types of risks, such as personal injury claims, may be, or may become in the future, either uninsurable or not economically insurable, or may not be currently or in the future covered by its insurance policies. The costs of insuring against construction defect, product liability and director and officer claims are substantial, and the cost of insurance for its operations may rise, deductibles and retentions may increase, and the availability of insurance may diminish. Should an uninsured loss or a loss in excess of insured limits occur, UHG could sustain financial loss or lose capital invested in the affected property as well as anticipated future income from that property. In addition, it could be liable to repair damage or meet liabilities caused by uninsured risks and may also be liable for any debt or other financial obligations related to affected property. Material losses or liabilities in excess of insurance proceeds may occur in the future.
In the United States, the coverage offered and the availability of general liability insurance for construction defects is currently limited and is costly. As a result, an increasing number of UHG’s subcontractors in the United States may be unable to obtain insurance. If UHG cannot effectively recover construction defect liabilities and costs of defense from its subcontractors or their insurers, or if it has self-insured liabilities, it may suffer losses. Coverage may be further restricted and become even more costly. Such circumstances could adversely affect UHG’s business, financial condition, and operating results.
UHG is subject to litigation and other legal proceedings that could harm its business if an unfavorable ruling were to occur.
From time to time, UHG is involved in litigation and other legal proceedings relating to claims arising from its operations in the normal course of business. UHG is currently subject to certain legal proceedings.

Litigation is subject to inherent uncertainties, and unfavorable rulings may occur. These or other litigation or legal proceedings could materially affect UHG’s ability to conduct its business in the manner that it expects or otherwise adversely affect UHG should an unfavorable ruling occur.
A major health and safety incident relating to UHG’s business could be costly in terms of potential liabilities and reputational damage.
Operating in the homebuilding industry poses certain inherent health and safety risks and building sites are inherently dangerous. Due to health and safety regulatory requirements and the number of projects UHG works on, health and safety performance is critical to the success of all areas of its business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements or litigation, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on its reputation, its relationships with relevant regulatory agencies, governmental authorities and local communities, and its ability to win new business, which in turn could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.
Difficulties with appraisal valuations in relation to the proposed sales price of UHG’s homes could force UHG to reduce the price of its homes for sale.
UHG’s home sales may require an appraisal of each home value before closing. Appraisals are professional judgments of the market value of the property and are based on a variety of market factors. If UHG’s internal valuations of the market and pricing do not line up with the appraisal valuations and appraisals are not at or near the agreed upon sales price, UHG may be forced to reduce the sales price of the home to complete the sale. These appraisal issues could have a material adverse effect on UHG’s business and results of operations.
Fluctuations in real estate values may require UHG to write-down the book value of its real estate assets. The homebuilding industry is subject to significant variability and fluctuations in real estate values. As a result, UHG may be required to write-down the book value of its real estate assets in accordance with GAAP, and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition and results of operations.
UHG may not be able to compete effectively against competitors in the homebuilding industry.
UHG operates in a very competitive environment which is characterized by competition from a number of other homebuilders in each market in which it operates. Additionally, there are relatively low barriers to entry into the business. UHG competes with numerous large national and regional homebuilding companies and with smaller local homebuilders and land developers for, among other things, home buyers, desirable land parcels, financing, raw materials and skilled management and labor resources. These competitors may independently develop land and construct housing units that are superior or substantially similar to UHG’s products. Increased competition could hurt UHG’s business, as it could prevent UHG from acquiring attractive lots on which to build homes or make such acquisitions more expensive, hinder its market share expansion and cause it to increase its selling incentives and reduce its prices. If UHG is unable to compete effectively in its markets, its business could decline disproportionately to its competitors, and its results of operations and financial condition could be adversely affected.
UHG may be at a competitive disadvantage with regard to certain of its large national and regional homebuilding competitors whose operations are more geographically diversified than UHG’s, as these competitors may be better able to withstand any future regional downturn in the housing market. UHG competes directly with a number of large national and regional homebuilders that may have longer operating histories and greater financial and operational resources than UHG. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which UHG operates. This may give competitors an advantage in securing materials and labor at lower prices, marketing their products and allowing their homes to be delivered to customers more quickly and at more favorable prices. This competition could reduce UHG’s market share and limit its ability to expand the business as planned.

UHG’s mortgage brokering joint venture may not be able to compete effectively in this area.
UHG will participate in the brokering of mortgage loans through its engagement in its joint venture mortgage brokerage company, Homeowners Mortgage, which was recently launched and brokers loans for financing UHG’s home sales. The competitors to Homeowners Mortgage include mortgage brokers and lenders, including national, regional and local mortgage brokers, banks, and other financial institutions. Some of these competitors are subject to fewer governmental regulations and have greater access to capital than Homeowners Mortgage, and some of them may operate with different criteria. These competitors may offer a broader or more attractive array of financing and other products and services to potential customers than Homeowners Mortgage. For these reasons, Homeowners Mortgage, and therefore UHG, may not be able to compete effectively in the mortgage banking business.
Homeowners Mortgage may be adversely affected by changes in governmental regulation.
Changes in governmental regulation with respect to mortgage brokers and lenders could adversely affect the financial results of Homeowners Mortgage, which in turn could adversely affect UHG’s business. Homeowners Mortgage is subject to numerous federal, state and local laws and regulations, which, among other things: prohibit discrimination and establish underwriting guidelines; require appraisals and/or credit reports on prospective borrowers and disclosure of certain information concerning credit and settlement costs; establish maximum loan amounts; prohibit predatory lending practices; and regulate the referral of business to affiliated entities.
The regulatory environment for mortgage lending is complex and ever changing and has led to an increase in the number of audits, examinations and investigations in the industry. The 2008 housing downturn resulted in numerous changes in the regulatory framework of the financial services industry. More recently, in response to COVID-19, federal agencies, state governments and private lenders are proactively providing relief to borrowers in the housing market by, subject to requirements, suspending home foreclosures and granting payment forbearance, among other things. These relief measures are temporary, but these changes and others could become incorporated into the current regulatory framework. Any changes or new enactments could result in more stringent compliance standards, which could adversely affect UHG’s financial condition and results of operations and the market perception of its business. Additionally, if Homeowners Mortgage is unable to broker mortgages for any reason going forward, its customers may experience significant mortgage loan funding issues, which could have a negative impact on UHG’s homebuilding business.
UHG’s business and financial results could be adversely affected by significant inflation, higher interest rates or deflation.
Inflation can adversely affect UHG by increasing costs of the lots, materials and labor it needs to operate its business. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on housing affordability, thereby further decreasing demand. In a highly inflationary environment, depending on industry and other economic conditions, UHG may be precluded from raising home prices enough to keep up with the rate of inflation, which could reduce its profit margins. Moreover, in a highly inflationary environment, its cost of capital, labor and materials can increase, and the purchasing power of its cash resources can decline, which could have an adverse impact on its business or financial results.
Alternatively, a significant period of deflation could cause a decrease in overall spending and borrowing levels. This could lead to deterioration in economic conditions, including an increase in the rate of unemployment. Deflation could also cause the value of UHG’s inventories to decline or reduce the value of existing homes below the related mortgage loan balance, which could potentially increase the supply of existing homes. If oil prices decline significantly, economic conditions in markets that have significant exposure to the energy sector may weaken. These, or other factors that increase the risk of significant deflation, could have a negative impact on UHG’s business or financial results.
Negative publicity may affect UHG’s business performance and could affect its stock price.
Unfavorable media related to UHG’s industry, company, brands, marketing, personnel, operations, business performance, or prospects may affect its stock price and the performance of its business, regardless of the accuracy or inaccuracy of the media report. UHG’s success in maintaining, extending, and expanding its brand image depends on its ability to adapt to a rapidly changing media environment. Adverse publicity or negative commentary on social media outlets, such as blogs, websites, or newsletters, could hurt operating results, as consumers might avoid brands that receive bad press or negative reviews. Negative publicity may result in a decrease in operating results that could lead to a decline in the price of its securities and cause you to lose all or a portion of your investment.
Public health issues such as a major epidemic or pandemic could adversely affect UHG’s business or financial results.
The United States and other countries have experienced, and may experience in the future, outbreaks of contagious diseases that affect public health and public perception of health risk, including the COVID-19 pandemic. In response to the World Health Organization’s declaration of the COVID-19 pandemic, federal, state and local governments and private entities mandated various restrictions, requiring closure of non-essential businesses for a period of time. In all of the municipalities in which UHG operates, residential construction and financial services were deemed essential businesses as part of critical infrastructure, and UHG was able to continue its homebuilding operations in those markets. UHG implemented operational protocols to comply with social distancing and other health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.
UHG has experienced some supply-chain issues that delayed deliveries related to COVID-19. As of the date of this prospectus, UHG’s projects are on-schedule and UHG does not expect operations to be materially impacted by the COVID-19 pandemic. UHG has not experienced significant impacts from COVID-19 on its revenue in 2021 or in 2022, but it may experience impacts from quarantines, market downturns, and changes in consumer behavior related to the pandemic in 2023 and in the future. The extent to which the COVID-19 outbreak or a similar pandemic may impact UHG’s business, results of operations, liquidity and financial condition will depend on future developments that are highly uncertain and cannot be predicted, including the ultimate geographic spread of such outbreaks; the severity of the virus; the duration of the outbreak; the imposition and duration of travel restrictions; business closures imposed by the governments of impacted countries, states, and municipalities; the implementation, rollout, and efficacy of vaccines; and any new information that may emerge concerning the severity of the virus and the actions to contain its impact.
Increasing attention to environmental, social and governance matters may impact UHG’s business, financial results or stock price.
In recent years, increasing attention has been given to corporate activities related to environmental, social and governance (“ESG”) matters in public discourse and the investment community. A number of advocacy groups, both domestically and internationally, have campaigned for governmental and private action to promote change at public companies related to ESG matters, including through the investment and voting practices of investment advisers, public pension funds, universities and other members of the investing community. These activities include increasing attention and demands for action related to climate change and promoting the use of energy saving building materials. A failure to comply with investor or customer expectations and standards, which are evolving, or if UHG is perceived to not have responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, could also cause reputational harm to UHG’s business and could have a material adverse effect on UHG. In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings systems for evaluating companies on their approach to ESG matters. These ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings may lead to increased negative investor sentiment toward UHG and its industry and to the diversion of investment to other industries, which could have a negative impact on UHG’s stock price and access to and costs of capital.
An information systems interruption or breach in security could adversely affect UHG.
UHG relies on accounting, financial and operational management information systems to conduct its operations. Any disruption in these systems, or the systems of affiliates and other third parties that UHG conducts business with, could adversely affect UHG’s ability to conduct its business. UHG’s computer systems are subject to damage or interruption from power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. If UHG were to experience a significant period of disruption in information technology systems that involve interactions with customers or suppliers, it could result in the loss of sales and customers and significant incremental costs, which could adversely affect its business.
Furthermore, any security breach of information systems or data could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counter-parties, and customers, which could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to its reputation and a loss of confidence in its security measures, which could harm its business. While UHG has not experienced cyber security incidents in the past, there can be no assurance that future cyber security incidents will not have a material impact on UHG’s business or operations.
UHG’s business is subject to complex and evolving U.S. laws and regulations regarding privacy and data protection.
As part of UHG’s normal business activities, UHG collects and stores certain information, including information specific to homebuyers, customers, employees, vendors and suppliers. UHG may share some of this information with third parties who assist UHG with certain aspects of its business. The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. Laws and regulations governing data privacy and the unauthorized disclosure of confidential information pose increasingly complex compliance challenges and potentially elevate UHG’s costs. Any failure, or perceived failure, by UHG to comply with applicable data protection laws could result in proceedings or actions against UHG by governmental entities or others, subject UHG to significant fines, penalties, judgments and negative publicity, require UHG to change its business practices, increase the costs and complexity of compliance and adversely affect UHG’s business. As noted above, UHG is also subject to the possibility of cyber incidents or attacks, which themselves may result in a violation of these laws. Additionally, if UHG acquires a company that has violated or is not in compliance with applicable data protection laws, UHG may incur significant liabilities and penalties as a result.
Acts of war or terrorism may seriously harm UHG’s business.
Acts of war, any outbreak or escalation of hostilities between the United States and any foreign power or acts of terrorism may cause disruption to the U.S. economy, or the local economies of the markets in which UHG operates, cause shortages of building materials, increase costs associated with obtaining building materials, result in building code changes that could increase costs of construction, affect job growth and consumer confidence, or cause economic changes that UHG cannot anticipate. Each of these events could reduce demand for UHG’s homes and adversely impact its business, prospects, liquidity, financial condition and results of operations.
Risks Related to the Homebuilding Industry
The homebuilding industry is cyclical and affected by changes in general economic, real estate or other conditions that could adversely affect UHG’s business or financial results.
The residential homebuilding industry is highly cyclical and can be significantly affected by changes in local and general economic conditions that are outside of UHG’s control, including changes in:
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the availability of construction and permanent mortgages;

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the supply of developable land in markets in which UHG operates;

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the supply of building materials and appliances;

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consumer confidence, income and spending generally and the confidence, income and spending of potential homebuyers in particular;

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levels of employment, job and personal income growth, and household debt-to-income levels;

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the availability and costs of financing for homebuyers;

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private and federal mortgage financing programs and federal, state, and local regulation of lending practices related to the purchase of homes;

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short- and long-term interest rates;

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federal and state income tax provisions, including provisions for the deduction of mortgage interest payments;

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real estate taxes;

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inflation;

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the ability of existing homeowners to sell their existing homes at prices that are acceptable to them;

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housing demand from population growth and other demographic changes (including immigration levels and trends in urban and suburban migration);

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the supply of new or existing homes and other housing alternatives to new homes, such as apartments, foreclosed homes, homes held for sale by investors, and other existing residential and rental property;

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the physical and mental health of homebuyers;

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inclement weather, natural disasters, other calamities and other environmental conditions that can delay the delivery of our homes and/or increase UHG’s costs;

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demographic trends; and

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U.S. and global financial system and credit markets, including stock market and credit market volatility.

Adverse changes in these general and local economic conditions or a downturn in the broader economy would have a negative impact on UHG’s business and financial results. Changes in these economic conditions may affect some of UHG’s regions or markets more than others. If adverse conditions affect the larger markets that UHG serves, they could have a disproportionately greater impact on UHG than on other homebuilding companies. In addition, an important segment of UHG’s customer base consists of first-time and second-time move-up buyers, who often purchase homes subject to contingencies related to the sale of their existing homes, and therefore will be affected by downturn in the resale market. Further, UHG also competes with the resale, or “previously owned,” home market. The difficulties facing these buyers in selling their homes during periods of economic downturn may adversely affect UHG’s sales, and moreover, during such periods UHG may need to reduce its sale prices and offer greater incentives to buyers to compete for sales, which may reduce its margins.
In the past, the federal government’s fiscal and trade policies and economic stimulus actions have created uncertainty in the financial markets and caused volatility in interest rates, which impacted business and consumer behavior, particularly in the real estate industry. Monetary policy actions affecting interest rates or fiscal policy actions and new legislation related to taxation, spending levels or borrowing limits, along with the related political debates, conflicts and compromises associated with such actions, may negatively impact the financial markets and consumer confidence. Such events could hurt the U.S. economy and the housing market and, in turn, could adversely affect the operating results of UHG’s businesses.
Weather conditions and natural disasters, such as hurricanes, tornadoes, floods, earthquakes, and heavy or prolonged precipitation, can harm UHG’s business. These can delay UHG’s home construction and home closings, adversely affect the cost or availability of materials or labor or damage homes under construction. The climate and geology of the states in which UHG operates have experienced recent natural disasters and present increased risks of adverse weather or natural disasters.
Any of the foregoing adverse changes in general economic, real estate or other conditions may cause potential customers to be less willing or able to buy UHG’s homes. In the future, UHG’s pricing and product strategies may also be limited by market conditions. UHG may be unable to change the mix of its home offerings, reduce the costs of the homes it builds, offer homes at lower prices or satisfactorily address changing market conditions in other ways without adversely affecting its profits and returns. In addition, cancellations of home sales contracts in backlog may increase if homebuyers do not honor their contracts due to any of the factors discussed above.
Homebuilding is subject to home warranty and construction defect claims in the ordinary course of business that can be significant, and reliance on subcontractors exposes builders such as UHG to regulatory risks that could adversely affect business or financial results.
UHG is subject to home warranty and construction defect claims arising in the ordinary course of its homebuilding business. UHG relies on subcontractors to perform the actual construction of its homes, and in many cases, to select and obtain construction materials. Despite UHG’s detailed specifications and monitoring of the construction process, its subcontractors occasionally do not meet adequate quality standards in the construction of its homes. When UHG finds these issues, it repairs them in accordance with its warranty obligations. Additionally, UHG is subject to construction defect claims which can be costly to defend and resolve in the legal system. Warranty and construction defect matters can also result in negative publicity in the media and on the internet, which can damage UHG’s reputation and adversely affect its ability to sell homes.
Based on the large number of homes UHG has sold over the years, its potential liabilities related to warranty and construction defect claims are significant. As a consequence, UHG maintains product liability insurance, and seeks to obtain indemnities and certificates of insurance from subcontractors covering claims related to their workmanship and materials. UHG establishes warranty and other reserves for the homes it sells based on its historical experience in its markets and its judgment of the qualitative risks associated with the types of homes built. Because of the uncertainties inherent to these matters, UHG cannot provide assurance that its insurance coverage, its subcontractor arrangements and its reserves will be adequate to address all of its future warranty and construction defect claims. Contractual indemnities can be difficult to enforce against subcontractors, and some types of claims may not be covered by insurance or may exceed applicable coverage limits. Additionally, the coverage offered by and the availability of product liability insurance for construction defects is limited and costly. There can be no assurance that coverage will not be further restricted or become more costly. If costs to resolve future warranty and construction defect claims exceed UHG’s estimates, its financial results and liquidity could be adversely affected.
Supply shortages and other risks related to acquiring lots, building materials and skilled labor could increase UHG’s costs and delay deliveries causing an adverse effect on UHG’s business or financial results.
The homebuilding industry has from time to time experienced significant difficulties that can affect the cost or timing of construction, including:
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difficulty in acquiring lots suitable for residential building at affordable prices in locations where potential customers want to live;

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shortages of qualified subcontractors and skilled labor;

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reliance on local subcontractors, manufacturers, distributors and land developers who may be inadequately capitalized;

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shortages of materials; and

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significant increases in the cost of materials, particularly increases in the price of lumber, drywall and cement, which are significant components of home construction costs.

These lots, labor and materials shortages can be more severe during periods of strong demand for housing or during periods where the regions in which UHG operates experience natural disasters that have a significant impact on existing residential and commercial structures. The cost of labor and materials may also increase during periods of shortages or high inflation. In addition, tariffs, duties and/or trade restrictions imposed or increased on imported materials and goods that are used in connection with the construction and delivery of UHG’s homes, including steel, aluminum and lumber, may raise its costs for these items or for the products made with them. These factors may cause construction delays or cause UHG to incur more costs building its homes. If the level of new home demand increases significantly in future periods, the risk of shortages and cost increases in residential lots, labor and materials available to the homebuilding industry will likely increase.

Governmental regulations and environmental matters could increase the cost and limit the availability of UHG’s homebuilding projects and adversely affect its business or financial results.
UHG is subject to extensive and complex regulations that affect home construction, including zoning, density restrictions, building design and building standards. Projects that are not fully permitted and approved may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. UHG may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. These regulations often provide broad discretion to the administering governmental authorities as to the conditions UHG must meet prior to construction being approved, if approved at all. UHG is subject to determinations by these authorities as to the adequacy of water or sewage facilities, roads or other local services. Government authorities in many markets have implemented no growth or growth-control initiatives. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. Any of these may limit, delay or increase the costs of home construction. From time to time UHG receives notices of complaint from the South Carolina Department of Labor, Licensing and Regulation, Division of Professional and Occupational Licensing, Office of Investigations and Enforcement (“LLR”). These complaints arise when a UHG customer contacts LLR complaining of substandard work or other standards or code violations. There is one LLR matter that is currently outstanding against UHG; however, UHG has responded to this matter and has worked with the customer in an effort to resolve their concerns. UHG believes this matter will be dismissed and closed.
UHG is also subject to a significant number and variety of local, state and federal laws and regulations concerning protection of health, safety, labor standards and the environment. The impact of environmental laws varies depending upon the prior uses of the building site or adjoining properties and may be greater in areas with less supply where undeveloped land or desirable alternatives are less available. These matters may result in delays, may cause UHG to incur substantial compliance, remediation, mitigation and other costs, and can prohibit or severely restrict development and homebuilding activity in environmentally sensitive regions or areas. Government agencies also routinely initiate audits, reviews or investigations of developers and homebuilders’ business practices to ensure compliance with these laws and regulations, which could cause UHG to incur costs or create other disruptions in its business that can be significant.
Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for related damages, including for bodily injury, and for investigation or clean-up costs incurred by such parties in connection with the contamination. A mitigation system may be installed during the construction of a home if cleanup does not remove all contaminants of concern or to address a naturally occurring condition such as methane. Some buyers may not want to purchase a home with a mitigation system.
Government restrictions, standards, or regulations intended to reduce greenhouse gas emissions or potential climate change impacts are likely to result in restrictions on land development in certain areas and may increase energy, transportation, or raw material costs, which could reduce UHG’s profit margins and adversely affect its results of operations.
The subcontractors UHG relies on to perform the actual construction of its homes are also subject to a significant number of local, state and federal laws and regulations, including laws involving matters that are not within UHG’s control. If the subcontractors who construct UHG’s homes fail to comply with all applicable laws, UHG can suffer reputational damage and may be exposed to possible liability, either or both of which could adversely affect its business or financial results.
Natural disasters, severe weather and adverse geologic conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect UHG.
UHG’s homebuilding operations are located in many areas that are subject to natural disasters, severe weather or adverse geologic conditions. These include, but are not limited to, hurricanes, tornadoes, droughts, floods, brushfires, wildfires, prolonged periods of precipitation, landslides, soil subsidence, earthquakes and other natural disasters. For example, UHG operates in a number of locations in the Southeast that have been adversely impacted by severe weather conditions and hurricanes. The occurrence of any of these events could damage UHG’s lots and projects, cause delays in completion of UHG’s projects, reduce consumer demand for housing and cause shortages and price increases in labor or raw materials, any of which could affect UHG’s sales and profitability. In addition to directly damaging UHG’s lots or projects, many of these natural events could damage roads and highways providing access to UHG’s assets or affect the desirability of UHG’s lots or projects, thereby adversely affecting UHG’s ability to market and sell homes in those areas and possibly increasing the costs of homebuilding completion. Furthermore, the occurrence of natural disasters, severe weather and other adverse geologic conditions has increased in recent years due to climate change and may continue to increase in the future. Climate change may have the effect of making the risks described above occur more frequently and more severely, which could amplify the adverse impact on UHG’s business, prospects, liquidity, financial condition and results of operations.
Risks Related to UHG’s Financing and Indebtedness
UHG has significant amounts of debt and may incur additional debt. Incurrence of additional debt or a default under any of UHG’s loan agreements or the Notes could affect UHG’s financial health and its ability to raise additional capital to fund its operations or potential acquisitions.
As of March 31, 2023, UHG’s consolidated debt was approximately $175.9 million, which was secured by inventory and equipment. Borrowings under UHG’s debt facilities bore a weighted average interest rate of 7.63% as of March 31, 2023. The amount and the maturities of UHG’s debt could have important consequences on UHG’s cash flows and results of operations. For example, UHG’s obligations to service its debt facilities could require the dedication of a substantial portion of cash flow from operations to payment of debt and reduce the ability to use cash flow for other operating or investing purposes; limit the flexibility to adjust to changes in business or economic conditions; and limit the ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements. The covenants, restrictions or limitations in UHG’s debt facilities could limit its ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict its activities or business plans and adversely affect its ability to finance operations, acquisition, investments or strategic alliances or other capital needs or to engage in other business activities that would be in its interest.
UHG’s existing financing agreements contain, and the financing arrangements UHG enters into in the future likely will contain, covenants that limit UHG’s ability to take certain actions. UHG’s revolving credit facility with Wells Fargo Bank, National Association (“Wells Fargo”) (the “Wells Fargo Facility”) contains significant restrictions on UHG’s ability to incur additional debt. The Wells Fargo Facility also contains affirmative, negative, and financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $70 million, (y) 25% of positive consolidated earnings earned in any fiscal quarter, and (z) 100% of new equity contributed to the borrower from and after June 30, 2023, (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.50 to 1.00 for any fiscal quarter (and which is reduced to 2.25 to 1.00 beginning in the first quarter of 2024), (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15,000,000 at all times and unrestricted cash of not less than $7,500,000 at all times.
If UHG fails to comply with the covenants, restrictions or limitations in its financing arrangements, UHG would be in default under such financing arrangements and its lenders could elect to declare outstanding amounts due and payable and terminate their commitments. A default also could significantly limit UHG’s financing alternatives, which could cause UHG to curtail its investment activities and/or dispose of assets when it otherwise would not choose to do so. In addition, future indebtedness UHG obtains may contain financial covenants limiting its ability to, for example, incur additional indebtedness, make certain investments, reduce liquidity below certain levels and pay dividends to its stockholders and otherwise affect its operating policies. If UHG defaults on one or more of its debt agreements, it could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition and results of operations.
Failure to further extend the Wells Fargo Facility in 2024 could have a material adverse effect on UHG’s ability to meet the financing requirements of its business.
Wells Fargo has notified UHG that it will not extend the Wells Fargo Facility when the outstanding principal balance becomes due and payable on July 9, 2024. While UHG is in active pursuit of additional debt arrangements, if UHG is unable to find a new source of borrowing on acceptable terms, UHG will be required to pay down the amounts outstanding under the current Wells Fargo Facility through actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to shareholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on UHG’s operations and financial condition. If UHG does not have sufficient funds and is otherwise unable to arrange financing, its assets may be foreclosed upon which could have a material adverse effect on UHG’s business, financial condition and results of operations. In addition, UHG’s stock price could decline significantly, UHG would be restricted in its ability to acquire new investments, and UHG’s independent registered public accounting firm could raise an issue as to UHG’s ability to continue as a going concern.
Servicing UHG’s debt, including the Notes, requires a significant amount of cash, and it may not have sufficient cash flow to pay its substantial debt, which could adversely impact its business and financial results.
UHG’s ability to meet its debt service obligations, including the Notes, will depend, in part, upon its future financial performance. Future results are subject to the risks and uncertainties described in this prospectus and the documents incorporated herein. UHG’s revenues and earnings vary with the level of general economic activity in the markets it serves. Its business is also affected by financial, political, business and other factors, many of which are beyond its control. The factors that affect its ability to generate cash can also affect its ability to raise additional funds for these purposes through the sale of debt or equity, the refinancing of debt or the sale of assets. Changes in prevailing interest rates may affect the cost of its debt service obligations because borrowings under its revolving credit facility and mortgage repurchase facility bear interest at floating rates.
UHG’s credit facility, the Note Purchase Agreement, and Notes contain terms which restrict UHG’s current and future operations, particularly UHG’s ability to respond to changes or to take certain actions.
UHG’s credit facility and the Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on UHG and may limit UHG’s ability to engage in acts that may be in UHG’s long-term best interest, including, among other things, restrictions on UHG’s ability to, in certain instances:
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change UHG’s governing documents or capital structure in a manner that adversely affects the Convertible Note Investors;

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incur or guarantee additional indebtedness;

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issue preferred stock;

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pay dividends and make other distributions on, or redeem or repurchase, capital stock;

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amend, modify or supplement any existing equity incentive plan or enter into or adopt any new equity incentive plan; and

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enter into an agreement with respect to any acquisition of another business or person that requires payment of consideration greater than 400% of such business’s or person’s earnings before interest, tax, depreciation and amortization during the previous year.

As a result of these restrictions, UHG will be limited as to how it conducts its business and may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness UHG may incur could include more restrictive covenants. UHG cannot make any assurances that it will be able to maintain compliance with these covenants in the future and, if UHG fails to do so, that UHG will be able to obtain waivers from the lenders or Convertible Note Investors and/or amend the covenants.
UHG’s failure to comply with the restrictive covenants described above and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in UHG’s being required to repay these applicable borrowing before its due date and the termination of future funding commitments by UHG’s lenders. If UHG is forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, UHG’s results of operations and financial condition could be adversely affected.

Risks Related to UHG’s Organization and Structure
As a result of Michael Nieri’s relationship with UHG and the Land Development Affiliates, conflicts of interest may arise with respect to any transactions involving both UHG and one or more of the Land Development Affiliates, and Mr. Nieri’s interests may not be aligned with yours.
As discussed in more detail in the “Business,” section, UHG has transferred substantially all of the undeveloped land and land under development previously owned by it to the Land Development Affiliates. As a result, UHG operates on an “asset-light” basis, and focuses on the design, construction, and sale of single-family detached homes and townhomes. The Land Development Affiliates are land development entities from whom UHG expects to purchase developed lots pursuant to developed lot purchase agreements. UHG expects to continue to maintain a close relationship with the Land Development Affiliates, allowing, as of June 23, 2023, UHG to benefit from the pipeline of approximately 7,749 lots that are owned and/or will be developed by the Land Development Affiliates and third parties.
Michael Nieri is the President, Chief Executive Officer and Chairman of the Board of Directors and is also an owner and board member of Pennington Communities, LLC, an entity formed to be the sole manager of each of the Land Development Affiliates. Lots developed from land owned by the Land Development Affiliates will be sold to UHG at fair market value. The UHG Related Party Transactions Committee will establish and monitor procedures to be followed to ensure that sale prices reflect actual fair market value and will review all agreements and transactions entered into or to be entered into involving any of the Land Development Affiliates and UHG to ensure any such agreements and transactions are in arm’s length. However, because Mr. Nieri has material interests in the Land Development Affiliates, there may be situations in which UHG’s interests and Mr. Nieri’s interests are inherently not fully aligned in transactions that involve both UHG and one or more of the Land Development Affiliates, and in some cases Mr. Nieri’s interests may directly conflict with the interest of UHG. These conflicts may include, without limitation: conflicts arising from the enforcement of agreements between UHG and the Land Development Affiliates; conflicts in determining whether UHG may be able to obtain more beneficial terms by purchasing lots from other third-party developers; and conflicts in determining the terms of current or future agreements and transactions. These conflicts of interest may result in transactions whose terms or outcomes are less favorable to UHG than would otherwise be the case without such arrangements with the Land Development Affiliates.
The dual class structure of our common stock will have the effect of concentrating voting power with Michael Nieri, which may effectively eliminate your ability to influence the outcome of important transactions, including a change in control.
As a result of the Business Combination, Michael Nieri, GSH’s Chief Executive Officer, President, and Chairman of the Board of Directors, received Class B Common Shares in exchange for his GSH common shares. In addition, three trusts, each for the benefit of each of Mr. Nieri’s three children, the PMN Trust 2018 dated 7/17/2018 (the “PMN Trust 2018’’), the PWN Trust 2018 dated 7/17/2018 (the “PWN Trust 2018’’), and the MEN Trust 2018 dated 7/17/2018 (the “MEN Trust 2018,” and together with the PMN Trust 2018 and the PWN Trust 2018, the “Nieri Trusts”), received Class B Common Shares in exchange for each Nieri Trust’s GSH common shares.
Each Class A Common Share has one vote per share, and each Class B Common Share has two votes per share. Following the Closing, Michael Nieri and the Nieri Trusts control a majority of the voting power of the outstanding UHG Common Shares. Holders of Class A Common Shares and Class B Common Shares vote together as a single class on all matters presented to UHG’s stockholders for their vote or approval, except as otherwise required by applicable law or the Amended and Restated Certificate of Incorporation. Accordingly, Nr. Nieri and the Nieri Trusts will likely effectively control all matters submitted to the stockholders, including the election of directors, amendments of organizational documents, compensation matters, and any merger, consolidation, sale of all or substantially all of UHG’s assets, or other major corporate transaction requiring stockholder approval. Even if Mr. Nieri’s and the Nieri Trusts’ control constitutes less than a majority of the voting power of the outstanding UHG Common Shares, the extent of the influence that they have over UHG may be substantial.

Mr. Nieri may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentrated control is likely to have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer, or proxy contest for the removal of directors. As a result, UHG’s dual class structure, coupled with Mr. Nieri’s and the Nieri Trusts’ concentration of stock ownership, may have the effect of depriving the UHG’s stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace directors and management.
UHG is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If UHG relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Michael Nieri and the Nieri Trusts control a majority of the voting power of the outstanding UHG Common Shares, and UHG is therefore a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:
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that a majority of the Board of Directors consists of independent directors;

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for an annual performance evaluation of the nominating and corporate governance and compensation committees;

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that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While UHG does not intend to rely on these exemptions, UHG may use these exemptions in the future. As a result, UHG’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
UHG depends on key personnel whose untimely departure could adversely impact its business and financial results.
UHG’s success depends to a significant degree upon the contributions of certain key personnel who would be difficult to replace, including, but not limited to, Michael Nieri, the Chief Executive Officer, President, and Chairman of the Board of Directors. There is no guarantee that he will remain employed with UHG. If any of UHG’s key personnel were to cease employment with it, its operating results could suffer. Further, the process of attracting and retaining suitable replacements for key personnel whose services it may lose would result in transition costs and would divert the attention of other members of senior management from existing operations. The loss of services from key personnel or a limitation in their availability could materially and adversely impact UHG’s business, prospects, liquidity, financial condition, and results of operations. Further, such a loss could be negatively perceived in the capital markets. UHG has not obtained and does not expect to obtain key man life insurance that would provide it with proceeds in the event of death or disability of any of its key personnel.
UHG’s corporate organizational documents and provisions of state law to which it is subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of the Board of Directors or management.
UHG’s governing documents have anti-takeover effects and may delay, discourage, or prevent an attempted acquisition or change of control or a replacement of the incumbent Board of Directors or management. The governing documents include provisions that:
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empower the Board of Directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are to be set by the Board of Directors;

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eliminate cumulative voting in elections of directors;

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permit the Board of Directors to alter, amend, or repeal the company’s bylaws or to adopt new bylaws;

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provide for a staggered Board of Directors with approximately one-third of UHG’s directors in each class, with the effect that generally, no more than one-third of UHG’s directors may be elected at any annual meeting of stockholders; and

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enable the Board of Directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

These provisions may delay, discourage, or prevent an attempted acquisition or change in control.
UHG may change its operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject it to different and more significant risks in the future that may adversely impact its business and financial results.
The Board of Directors determines UHG’s operational policies, investment guidelines, and business and growth strategies. The Board of Directors may make changes to, or approve transactions that deviate from, those policies, guidelines, and strategies without a vote of, or notice to, shareholders. This could result in UHG conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this prospectus. Under any of these circumstances, UHG may expose itself to different and more significant risks in the future, which could have a material adverse effect on its business, prospects, liquidity, financial condition, and results of operations.
UHG is an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, its securities may be less attractive to investors.
UHG is an “emerging growth company,” as defined in the JOBS Act, and it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. UHG has elected to adopt these reduced disclosure requirements. UHG could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of the Initial Public Offering (January 25, 2026), although a variety of circumstances could cause it to lose that status earlier.
In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. UHG has elected to take advantage of the extended transition period and, as a result of this election, its financial statements may not be comparable to companies that comply with public company effective dates. In choosing to take advantage of the extended transition period, it may later decide otherwise (i.e., “opt in” by complying with the financial accounting standard effective dates applicable to non-emerging growth companies), so long as it complies with the requirements in Sections 107(b)(2) and (3) of the JOBS Act, which is irrevocable.
UHG cannot predict if investors will find its securities less attractive as a result of it taking advantage of these exemptions. If some investors find its securities less attractive as a result of its choices, there may be a less active trading market for its securities and its stock price may be more volatile.
Any joint venture investments that UHG makes could be adversely affected by its lack of sole decision-making authority, its reliance on co-ventures’ financial conditions, and disputes between it and its co-ventures.
UHG currently has joint venture investments in its joint venture mortgage company, as disclosed in more details in the “Business” section and may co-invest in the future with third parties through partnerships, joint ventures, or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a land acquisition and/or a development. For such joint venture investments, UHG would not be in a position to exercise sole decision-making authority regarding the acquisition and/or development, and its investment may be illiquid due to its lack of control. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-ventures might become bankrupt, fail to fund their share of required capital contributions, make poor business decisions, or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with UHG’s business interests or goals and may be in a position to take actions contrary to UHG’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither UHG nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between UHG and partners or co-venturers may result in litigation or arbitration that would increase UHG’s expenses and prevent its officers and/or directors from focusing their time and effort on its business. In addition, UHG may in certain circumstances be liable for the actions of its third-party partners or co-venturers.
Risks Related to an Investment in Our Securities
The dual class structure of our common stock may adversely affect the trading market for the Class A Common Shares.
Following the Business Combination, we adopted a dual-class common stock structure in which holders of the Class A Common Shares are entitled to one vote per share and holders of Class B Common Shares are entitled to two votes per share. In July 2017, S&P Dow Jones Indices and FTSE International Limited announced changes to their eligibility criteria for the inclusion of shares of public companies on certain indices, including the Russell 2000, the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600, to exclude companies with multiple classes of shares of common stock from being added to these indices. As a result, our dual-class capital structure makes us ineligible for inclusion in any of these indices, and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A Common Shares less attractive to investors, and, as a result, the market price of our Class A Common Shares could be adversely affected.
Resales of the Class A Common Shares could depress the market price of the Class A Common Shares of UHG.
There may be a large number of Class A Common Shares that could be sold in the market As of July 7, 2023, there were approximately 11,369,093 Class A Common Shares outstanding. Such sales of Class A Common Shares or the perception of such sales may depress the market price of the Class A Common Shares or Public Warrants. The Class A Common Shares that are being registered for resale under this prospectus represent approximately 7.7% of the total Class A Common Shares outstanding as of July 7, 2023. In addition to the shares being registered on this registration statement, we have concurrently filed a Registration Statement on Form S-1 (SEC File No. 333-271527) (the “Notes S-1”) to register the resale of 21,544,588 Class A Common Shares, consisting of (i) 744,588 Class A Common Shares issued to holders of our convertible notes (the “Notes”), and (ii) up to 20,800,000 Class A Common Shares issuable upon the conversion of the Notes. The Class A Common Shares being registered for resale under the Notes S-1 represent approximately 49.2% of the total Class A Common Shares outstanding as of July 7, 2023 (assuming that all Public Warrants and Private Placement Warrants are exercised, and all Notes are converted).
On July 7, 2023, the closing price of the Class A Common Shares was $10.54 per share. The initial public offering price of DHHC units was $10.00 per unit, with each unit consisting of one share of DHHC Class A common stock and one-quarter of one warrant to purchase one share of DHHC Class A common stock at an exercise price of $11.50 per share.
The Selling Stockholders will determine the timing, pricing and rate at which they sell the securities covered by this Registration Statement into the public market. While certain Selling Stockholders may experience a positive rate of return based on the current trading price of our Class A Common Shares, public investors may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price of our Class A Common Shares. Even if the trading price is significantly below the Company’s initial public offering price or the market price as of the date of this prospectus, certain Selling Stockholders may have an incentive to sell their shares, because they will still profit on sales due to the lower prices at which they purchased their shares as compared to the public investors. The Public Warrants were sold as a part of the DHHC Units purchased in the IPO at a price of $10.00 per DHHC Unit, with each unit consisting of one share of DHHC Class A common stock and one-fourth of one Warrant. The Lock-Up Investors purchased shares in the open market at prevailing market prices which ranged from $10.08 to $10.12 per share. The Lock-Up Investors were entitled to purchase from the Company 0.25 additional bonus shares at a price of $0.01 per share for each share purchased on the open market. The bonus shares issued to such Lock-Up Investors may meaningfully lower the per share price the Lock-Up Investors paid for their shares to between $8.06 and $8.10 per share. Based on the closing price of the Class A Common Shares on July 7, 2023 of $10.54 per share, and assuming the resale by the Lock-Up Investors of all 421,100 Class A Common Shares being registered for resale by such investors on the registration statement of which this prospectus forms a part, the Lock-Up Investors could receive a gain of approximately $4.4 million ($10.53 per share) from the resale of such shares. The Private Placement Warrants were sold at a price of $1.50 per Warrant. The 2,966,664 shares issuable upon exercise of the Private Warrants will be issued at a price of $11.50 per share (the exercise price of the Private Warrants) and, therefore, based on the closing price of the Class A Common Shares on July 7, 2023, the Private Warrants are “out of the money” and unlikely to be exercised unless the trading price of the Class A Common Shares goes above $11.50 per share. If the Private Warrants are exercised when the trading price of the Class A Common Shares is below $11.50, such holders will not receive any gain from the resale of such shares.
The shares held by the Company’s public stockholders are freely tradeable. Subject to certain customary exceptions, the “Lock-up Period” for certain of UHG’s equity securities is (i)  with respect to the founder shares (the “Founder Shares”) held by DHHC’s initial stockholders or such affiliates (the “Initial Stockholders”) other than the Anchor Investors, and the shares held by Michael Nieri and Nieri Trusts immediately following the Closing, (A) first, for 50% of the shares, the period ending one year following the Closing, and (B) second, for the remaining 50% of the shares, the period ending two years following the Closing (“Founder Shares Lock-up Period”), (ii) with respect to the securities held by the Anchor Investors (the “Anchor Investor Shares”), the period ending on the earlier of (A) the date on which the last reported sale price of Class A Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, (B) the date on which UHG completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their UHG Common Shares for cash, securities or other property or (C) one year after the Closing, (“Anchor Investor Lock-up Period”), (iii) with respect to shares purchased pursuant to subscription agreements (“PIPE Subscription Agreements”) with certain investors (“PIPE Investors”), (A) first, for 50% of such shares, the period ending one year following the Closing, and (B) second, for the remaining 50% of such shares, the period ending two years following the Closing, and (iv) with respect to shares held by the Convertible Note Investors, one year following the Closing.
Once the applicable lock-up periods have lapsed, a significant portion of our total outstanding securities will be eligible to be sold into the market which could cause the market price of our Class A Common Shares to drop significantly.
We may not receive any proceeds from the exercise of Warrants, and if we do, we may be unable to invest the portion of the net proceeds from the exercise of Warrants on acceptable terms.
We will receive up to an aggregate of approximately $133.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. However, will only receive proceeds to the extent holders of Warrants elect to exercise. The exercises of the Warrants and our potential receipt of cash proceeds in connection therewith are dependent on the market price of our Class A Common Shares. Following the closing of our Business Combination, the market price of our Class A Common Shares has fluctuated, and it may continue to fluctuate in the future. Fluctuations in the market price of our Class A Common Shares will affect the likelihood that holders of the Warrants will exercise the Warrants. As a result, the Warrants may not provide any additional capital. When the market price for our Class A Common Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”) we believe the holders of the Warrants will be unlikely to exercise their Warrants. We can provide no assurances as to the amount of proceeds we will receive from the exercise of Warrants or whether we will receive any proceeds. We will have broad discretion in the use of any proceeds received from the exercise of Warrants. Delays in investing the net proceeds from the exercise of the Warrants may impair our performance. We cannot assure you that we will be able to identify uses of proceeds that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from the exercise of the Warrants on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.
There is no guarantee that the Warrants will be in the money, and they may expire worthless.
The exercise price for the Warrants is $11.50 per Class A Common Share, which is higher than the market price of the Class A Common Shares, which was $10.54 per share based on the closing price of the Class A Common Shares on July 7, 2023. Therefore, the Warrants are “out of the money” and unlikely to be exercised unless the trading price of the Class A Common Shares goes above $11.50 per share. There is no guarantee that the Warrants will be in the money at any given time prior to their expiration. If the trading price of the Class A Common Shares is below the exercise price of the Warrants, the Warrants may expire worthless. If all of the Warrants were exercised in full for cash, we would receive an aggregate of approximately $133.3 million. We do not expect the holders of the Warrants to exercise their Warrants and therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the Warrants remain out of the money.
The exercise of Warrants for Class A Common Shares would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
DHHC issued 8,625,000 warrants to purchase Class A Common Shares as part of its IPO and, on the IPO closing date, DHHC issued 5,933,333 Private Placement Warrants to the Sponsor and Anchor Investors to purchase Class A Common Shares at $11.50 per share. The Class A Common Shares issued upon exercise of our Warrants will result in dilution to the then existing holders of Class A Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Shares and Public Warrants of UHG.
The Private Placement Warrants are identical to the warrants sold as part of the units issued in DHHC’s IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Common Shares issuable upon exercise of these warrants) were not, subject to certain limited exceptions, permitted to be transferred, assigned or sold by the Sponsor or Anchor Investors until 30 days after the completion of the Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) they are subject to registration rights.
If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of UHG’s securities may decline.
Following the Business Combination, fluctuations in the price of UHG’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for GSH’s capital stock. Accordingly, the valuation DHHC ascribed to GSH in the Business Combination may not be indicative of the price that will be implied in the trading market for UHG’s securities following the Business Combination. If an active market for UHG’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond UHG’s control. Any of the factors listed below could have a material adverse effect on your investment in UHG’s securities and UHG’s securities may trade at prices significantly below the price you paid for them or that were implied by the conversion of GSH’s capital stock as a result of the Business Combination. In such circumstances, the trading price of UHG’s securities may not recover and may experience a further decline.

Factors affecting the trading price of UHG’s securities may include:
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actual or anticipated fluctuations in UHG’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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changes in the market’s expectations about UHG’s operating results;

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success or entry of competitors;

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UHG’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning UHG or the homebuilding industry in general;

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operating and share price performance of other companies that investors deem comparable to UHG;

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UHG’s ability to bring its products and technologies to market on a timely basis, or at all;

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changes in laws and regulations affecting UHG’s business;

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UHG’s ability to meet compliance requirements;

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commencement of, or involvement in, litigation involving UHG;

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changes in UHG’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of UHG’s shares of common stock available for public sale;

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any major change in the Board of Directors or management;

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sales of substantial amounts of UHG’s shares of common stock by its directors, executive officers or significant stockholders or the perception that such sales could occur;

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism, inflation and market liquidity; and

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the other risk factors set forth in the “— Risks Related to UHG’s Business,” “— Risks Related to the Homebuilding Industry,” “— Risks Related to UHG’s Potential Conflicts of Interest,” “— Risks Related to UHG’s Financing and Indebtedness” and “— Risks Related to UHG’s Organization and Structure.”

Broad market and industry factors may materially harm the market price of UHG’s securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of UHG’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to UHG could depress UHG’s share price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of UHG’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future. In the past, following periods of market volatility, stockholders have initiated derivative actions. If we are involved in derivative litigation, it could have a substantial cost and divert resources and the attention of UHG’s management from our business regardless of the outcome of the litigation.
Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.
The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:
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As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

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As a company whose common stock is listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, and the minimum bid price of our shares. We are also required to notify Nasdaq of various corporate actions, including the intention to complete the Business Combination.

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We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
Provisions in the Amended and Restated Certificate of Incorporation and Delaware law may have the effect of discouraging lawsuits against the directors and officers of UHG.
UHG’s Amended and Restated Certificate of Incorporation provides that unless UHG consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action brought by a stockholder on behalf of UHG, (ii) any claim of breach of a fiduciary duty owed by any of UHG’s directors, officers, stockholders, or employees, (iii) any claim against UHG arising under its charter or bylaws or the DGCL and (iv) any claim against UHG governed by the internal affairs doctrine. The Amended and Restated Certificate of Incorporation designates the United States District Court for the District of Delaware as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
This exclusive forum provision will not apply to claims under the Exchange Act but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Although UHG believes this provision will benefit UHG by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this choice of forum provision may have the effect of increasing costs for investors to bring a claim against UHG and its directors and officers and of limiting a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with UHG or any of its directors, officers, other employees or stockholders, which may discourage (but not prevent) lawsuits with respect to such claims.
The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
UHG’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.
If UHG is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, UHG’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent UHG is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on GSH, we cannot assure you that this diligence will surface all material issues that may be present in GSH’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of GSH’s business and outside of our and GSH’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about UHG or its securities. Accordingly, any of our stockholders who chose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.
The Company may issue additional shares of common or preferred stock under the 2023 Plan or otherwise , which would dilute the interest of the Company’s stockholders and likely present other risks.
The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of a total of 450,000,000 shares of capital stock, each with par value $0.0001 per share, consisting of (a) 410,000,000 UHG Common Shares including (i) 350,000,000 Class A Common Shares and (ii) 60,000,000 Class B Common Shares and (b) 40,000,000 shares of preferred stock. There are currently approximately 338.6 million authorized but unissued Class A Common Shares available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and options. There are currently no shares of preferred stock issued and outstanding. The Company may issue additional shares of common or preferred stock to under the 2023 Plan or as needed after completion of the Business Combination for working capital or other purposes.

The issuance of additional shares of common or preferred stock:
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may significantly dilute the equity interest of existing investors;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded the Company’s common stock;

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could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and

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may adversely affect prevailing market prices for the Company’s Class A Common Shares and/or Warrants.

UHG is subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared adversely impacting stock price.
As a public company with listed equity securities, UHG is required to comply with laws, regulations, and requirements, including the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), related regulations of the U.S. Securities and Exchange Commission (the “SEC”) and requirements of Nasdaq, with which it was not required to comply as a private company. The Exchange Act requires that UHG file annual, quarterly, and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires, among other things, that UHG establish and maintain effective internal controls and procedures for financial reporting.
Section 404 of the Sarbanes-Oxley Act requires UHG’s management and independent auditors to report annually on the effectiveness of its internal control over financial reporting. However, UHG is an “emerging growth company,” as defined in the JOBS Act, and, for as long as it continues to be an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once UHG is no longer an emerging growth company or, if prior to such date, it opts to no longer take advantage of the applicable exemptions, it will be required to include an opinion from its independent auditors on the effectiveness of its internal control over financial reporting.
UHG will cease to be an “emerging growth company” upon the earliest of: (1) the last day of the fiscal year of the Company following the fifth anniversary of the consummation of the Company’s IPO, which occurred on January 25, 2021, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period. These reporting and other obligations will place significant demands on management, administrative, operational, and accounting resources and will cause UHG to incur significant expenses. It may need to upgrade its systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If it is unable to accomplish these objectives in a timely and effective fashion, its ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition, and results of operations.
As a public company, these rules and regulations make it more expensive for UHG to obtain director and officer liability insurance. These factors could also make it more difficult to attract and retain qualified members to the Board of Directors, particularly to serve on the audit committee and compensation committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, UHG’s business and financial condition is more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, UHG’s business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in UHG’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of UHG’s management and adversely affect its business and operating results.
As a public company, UHG is obligated to develop and maintain proper and effective internal control over financial reporting. UHG may not complete its analysis of its internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in UHG and, as a result, the value of its securities.
UHG is required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting as of the end of its fiscal year. This assessment will need to include disclosure of any material weaknesses identified by UHG’s management in its internal control over financial reporting. UHG is in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. It may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if UHG identifies one or more material weaknesses in its internal control over financial reporting, it will be unable to assert that its internal controls are effective. If it is unable to assert that its internal control over financial reporting is effective, it could lose investor confidence in the accuracy and completeness of its financial reports, which would cause the price of its securities to decline, and it may be subject to investigation or sanctions by the SEC.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:
•
labor availability and costs for hourly and management personnel;

•
profitability of our services, especially in new markets and due to seasonal fluctuations;

•
changes in interest rates;

•
impairment of long-lived assets;

•
macroeconomic conditions, both nationally and locally;

•
negative publicity relating to products we serve;

•
changes in consumer preferences and competitive conditions;

•
expansion to new markets; and

•
fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about UHG, its business, or its market, or if they change their recommendations regarding the Class A Common Stock of UHG adversely, then the price and trading volume of the Class A Common Stock of UHG could decline.
The trading market for our Class A Common Stock and Public Warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or UHG. If no securities or industry analysts commence coverage of UHG, the stock price and trading volume of the Class A Common Shares and Public Warrants of UHG would likely be negatively impacted. If any of the analysts who may cover UHG change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Common Shares and Public Warrants of UHG would likely decline. If any analyst who may cover the Company were to cease coverage of UHG or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Common Shares and Public Warrants of UHG to decline.

We may be unable to obtain additional financing to fund the operations and growth of UHG.
We may require additional financing to fund the operations or growth of UHG. The failure to secure additional financing could have a material adverse effect on the continued development or growth of UHG. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.
We may seek warrant holder approval to amend the terms of the Warrants in a manner that may be adverse to holders. As a result, the exercise price of the Warrants could be increased, the exercise period could be shortened and the number of our Class A Common Shares purchasable upon exercise of a Warrant could be decreased, all without your approval.
Our Public Warrants were issued in registered form under a warrant agreement (the “Warrant Agreement”) between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period (as defined in the Warrant Agreement) shall require the vote or written consent of the Registered Holders (as defined in the Warrant Agreement) of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or Working Capital Warrants (as defined in the Warrant Agreement) or any provision of this Agreement with respect to the Private Placement Warrants or Working Capital Warrants, 50% of the number of then outstanding Private Placement Warrants and Working Capital Warrants. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then-outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of Class A Common Shares purchasable upon exercise of a Warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. We may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.
Warrants may be exercised for Class A Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
We issued 8,625,000 warrants to purchase Class A Common Shares as part of our IPO and, on the IPO closing date, we issued 5,933,333 Private Placement Warrants to the Sponsor and Anchor Investors to purchase Class A Common Shares at $11.50 per share. The Class A Common Shares issued upon exercise of our Warrants will result in dilution to the then existing holders of Class A Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Shares and Public Warrants of UHG.

The Private Placement Warrants are identical to the warrants sold as part of the unites issued in our IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they may be exercised by the holders on a cashless basis, and (iii) they are subject to registration rights.
Anti-takeover provisions contained in our Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.
Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:
•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
a denial of the right of stockholders to call a special meeting;

•
a vote of 66 2/3% required to approve certain amendments to the Amended and Restated Certificate of Incorporation and the Bylaws; and

•
the designation of Delaware as the exclusive forum for certain disputes.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of GSH as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of UHG are documented, designed or operating.
Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of UHG or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
We have identified material weaknesses in our internal control over financial reporting. If remediation of these material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence and, as a result, the value of the Class A Common Shares.
Prior to the Business Combination, GSH was not required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act, or Section 404.

UHG has identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified generally relate to (i) failure to properly evaluate certain transactions in accordance with U.S. GAAP; (ii) lack of appropriate documented review of related party transactions; (iii) a lack of or improper segregation of duties and second level review in certain areas; (iv) failure to retain evidence of review of multiple key controls and lack of formal control review and documentation required by COSO principles; and (v) multiple IT related control deficiencies. In order to remediate the material weaknesses, UHG is updating various processes and implementing certain changes to its internal processes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Internal Controls Over Financial Reporting.”
UHG may not be able to fully remediate the identified material weakness until the steps described above have been completed and its internal controls have been operating effectively for a sufficient period of time. UHG believes it has already and will continue to make progress in its remediation plan during the year ending December 31, 2023, but cannot assure you that it will be able to fully remediate the material weakness by such time. If the steps UHG takes do not correct the material weaknesses in a timely manner, UHG will be unable to conclude that it maintains effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of UHG’s financial statements would not be prevented or detected on a timely basis. UHG also may incur significant costs to execute various aspects of its remediation plan but cannot provide a reasonable estimate of such costs at this time.
In the future, it is possible that additional material weaknesses or significant deficiencies may be identified that UHG may be unable to remedy before the requisite deadline for these reports. UHG’s ability to comply with the annual internal control reporting requirements will depend on the effectiveness of its financial reporting and data systems and controls across the company. Any weaknesses or deficiencies or any failure to implement new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm UHG’s operating results and cause it to fail to meet its financial reporting obligations, or result in material misstatements in its consolidated financial statements, which could adversely affect its business and reduce its stock price.
If UHG is unable to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404, UHG’s independent registered public accounting firm may not issue an unqualified opinion as to the effectiveness of UHG’s internal controls over financial reporting, as required by Section 404 when UHG no longer qualifies as an emerging growth company. If UHG is unable to conclude that it has effective internal control over financial reporting, investors could lose confidence in its reported financial information, which could have a material adverse effect on the trading price of UHG Common Shares. Failure to remedy any material weakness in its internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict UHG’s future access to the capital markets.

USE OF PROCEEDS
All of the Class A Common Shares and Private Placement Warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $99.2 million from the exercise of the Public Warrants, assuming the exercise in full of all of the Public Warrants for cash. We will receive up to an aggregate of approximately $34.1 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all of the Private Placement Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. The exercise of the Warrants is dependent upon the market price of the Class A Common Shares, and the Warrants may not be exercised at all. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
DETERMINATION OF OFFERING PRICE
The offering price of the Class A Common Shares underlying the Warrants is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NASDAQ under the symbol “UHGWW.”
We cannot currently determine the price or prices at which shares of our Class A Common Stock or the Private Placement Warrants may be sold by the Selling Stockholders under this prospectus.
MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Class A Common Stock and Public Warrants are currently listed on the NASDAQ under the symbols “UHG” and “UHGWW,” respectively. Prior to the consummation of the Business Combination, the Company’s units, common stock and warrants were listed on the NASDAQ under the symbols “DHHCU,” “DHHC,” and “DHHCW.” As of March 30, 2023, following the completion of the Business Combination, there were 470 holders of record of our Class A Common Shares. We currently do not intend to list the Private Placement Warrants offered hereby on any stock exchange or stock market.
Dividend Policy
We have not paid any cash dividends on our Class A Common Shares to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Common Shares in the foreseeable future.
Securities Authorized for Issuance under Equity Compensation Plan
As of July 7, 2023, there were approximately 5.7 million Class A Common Shares authorized for issuance under the 2023 Plan, which DHHC’s stockholders approved on March 23, 2023 in connection with the Business Combination. The 2023 Plan became effective immediately upon the Closing.
We intend to file a registration statement on Form S-8 under the Securities Act to register the Class A Common Shares issued or issuable under the Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 and the three months ended March 31, 2023, present the combined financial information of DHHC and the homebuilding operations of GSH after giving effect to the Business Combination and related adjustments described in the accompanying notes. The unaudited Pro Forma Condensed Combined Financial Information does not include an unaudited pro forma condensed combined balance sheet as of March 31, 2023, as the Business Combination was already reflected in the Company’s historical unaudited condensed consolidated balance sheets as of March 31, 2023.
DHHC was a blank-check company incorporated in the state of Delaware on October 7, 2020. It was traded on the Nasdaq under the symbol “DHHC” until the closing of the Business Combination, at which time it changed its name to United Homes Group, Inc. and is traded under the symbol “UHG”. DHHC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Merger Sub was incorporated in connection with the Business Combination, and merged with and into GSH with GSH continuing as the surviving corporation post-merger.
Based in Columbia, South Carolina, GSH was formed in 2004 and elected S corporation status in June 2008. GSH constructs detached and attached single-family residential homes with active operations in South Carolina and Georgia. GSH is primarily focused on entry-level, first, and second move-up homebuyers, with some third move-up and custom construction. The constructed homes appeal to a wide range of buyer profiles ranging from first-time homebuyers to lifestyle buyers. GSH’s primary objective is to provide customers with homes of exceptional quality and value while maximizing its return on investment.
The unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 combines the historical audited consolidated statement of operations of DHHC for the year ended December 31, 2022 with the historical audited consolidated statement of operations of the homebuilding operations of GSH for the year ended December 31, 2022, giving effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2023 combines the historical unaudited condensed consolidated statement of operations of DHHC for the period from January 1 to March 30, 2023 with the historical unaudited condensed consolidated statement of operations of the homebuilding operations of GSH for the three months ended March 31, 2023.
The unaudited Pro Forma Condensed Combined Financial Information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in the prospectus to which this unaudited Pro Condensed Combined Financial Information is attached:
•
The historical audited financial statements of DHHC as of and for the year ended December 31, 2022; and

•
The historical unaudited condensed consolidated financial statements of UHG as of and for the three months ended March 31, 2023, and the audited carve-out financial statements of the homebuilding operations of Great Southern Homes, Inc. as of and for the year ended December 31, 2022.

The unaudited Pro Forma Condensed Combined Statements of Operations have been presented for illustrative purposes only. Further, the unaudited Pro Forma Condensed Combined Financial Information may not be useful in predicting the future financial condition and results of operations of GSH. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent estimates based on information available as of the date of these unaudited Pro Forma Condensed Combined Financial Statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
	December 31, 2022
	Diamondhead Holding Corp. (Historical)	The Homebuilding Operations of Great Southern Homes, Inc. (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Condensed Combined
Net sales and gross revenues	$—	$477,045,949	$—		$—		$477,045,949
Cost of sales	—	358,238,703	—		6,021,384	3f	364,260,087
Gross profit (loss)	—	118,807,246	—		(6,021,384)		112,785,862
Selling, general and administrative expenses	4,524,075	49,685,730	3,567,675	3a	—		59,172,186
			(200,000)	3h
			1,394,706	3i
Net income (loss) from operations	(4,524,075)	69,121,516	(4,762,381)		(6,021,384)		53,613,676
Other income, net	12,580,820	230,692	(5,049,912)	3b	56,543	3l	19,204,503
			(1,480,107)	3c	(464,911)	3k
Interest expense	—		13,331,378	3j	—		13,331,378
Equity in net losses from investment in joint venture	—	137,086	—		—		137,086
Income (loss) before taxes	8,056,745	69,489,294	(24,623,778)		(6,429,752)		59,623,887
Income tax expense (benefit)	983,430	—	(983,430)	3d	(1,671,736)	3g	12,088,052
			13,759,788	3e
Net income (loss)	$7,073,315	$69,489,294	$(37,400,136)		$(4,758,016)		$47,535,835
Basic earnings per share
Basic weighted average shares outstanding	43,125,000	100,000	—		—		47,594,950
Basic earnings per share	$0.16	$694.89	$—		$—		1.00
Diluted earnings per share
Diluted weighted average shares outstanding	43,125,000	102,960	—		—		50,368,248
Diluted earnings per share	$0.16	$674.92	$—		$—		0.94

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2023
	For the Period from January 1 to March 30, 2023	For the Three Months Ended March 31, 2023
	Diamondhead Holding Corp. (Historical)	The Homebuilding Operations of Great Southern Homes, Inc. (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Condensed Combined
Net sales and gross revenues	$—	$94,826,702	$—		$—		$94,826,702
Cost of sales	—	78,048,929	—		986,733	4f	79,035,662
Gross profit (loss)	—	16,777,773	—		(986,733)		15,791,040
Selling, general and administrative expenses	526,105	12,239,324	4,448,077	4a	—		17,558,418
			344,912	4h
Net income (loss) from operations	(526,105)	4,538,449	(4,792,989)		(986,733)		(1,767,378)
Other income, net	3,720,030	202,715	(888,301)	4b	—		5,755,248
			(578,016)	4c
Interest expense	—	—	3,298,820	4i	—		3,298,820
Equity in net losses from investment in joint venture	—	245,808	—		—		245,808
Income (loss) before taxes	3,193,925	4,986,972	(9,558,126)		(986,733)		934,858
Income tax expense (benefit)	1,649,869	—	(1,649,869)	4d	(256,551)	4g	(614,631)
			(358,080)	4e
Net income (loss)	$1,544,056	$4,986,972	$(7,550,177)		$(730,182)		$1,549,489
Basic earnings per share
Basic weighted average shares outstanding	12,956,606	100,000	—		—		47,594,950
Basic earnings per share	$0.12	$49.87	$—		$—		$0.03
Diluted earnings per share
Diluted weighted average shares outstanding	12,956,606	107,426	—		—		50,368,248
Diluted earnings per share	$0.12	$46.42	$—		$—		$0.03

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.   DESCRIPTION OF THE BUSINESS COMBINATION
On September 10, 2022, DHHC and GSH entered into the Business Combination Agreement. On March 30, 2023 (the “Closing Date”), DHHC consummated its previously announced business combination pursuant to the terms of the Business Combination Agreement, where Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly-owned subsidiary of UHG. In connection with the consummation of the Business Combination on the Closing Date, DHHC changed its name to United Homes Group, Inc.
In connection with the Business Combination, (i) holders of GSH Common Shares received aggregate upfront consideration of (1) 373,473 UHG Class A Common Shares, at a price of $10.00 per share, (2) 36,973,877 UHG Class B Common Shares, at a price of $10.00 per share, (3) 905,930 UHG Class A Common Shares underlying the Rollover Options and (4) 1,867,368 UHG Class A Common Shares underlying the Assumed Warrants and (ii) holders of GSH Common Shares, GSH Options and GSH Warrants received a contingent right to receive up to an additional $200.0 million in earnout consideration, or 20,000,000 UHG Common Shares, upon the achievement of certain earn-out targets.
On March 23, 2023, DHHC held the Special Meeting, at which DHHC’s shareholders voted to approve the Business Combination and other proposals, including the approval of a dual-class structure for the Company, comprised of UHG Class A Common Shares, which carry one vote per share and UHG Class B Common Shares, which carry two votes per share. Additionally, DHHC shareholders approved the United Homes Group, Inc. 2023 Equity Incentive Plan, where at the Effective Time, all options of GSH were automatically canceled, and each holder thereof ceased to have any rights under the equity plan of GSH, except as otherwise expressly provided in the Business Combination Agreement.
Each GSH Common Share issued and outstanding as of immediately prior to the Effective Time was canceled and converted into (x) the right to receive the Per Share Upfront Consideration and (y) the contingent right to receive Earn Out Shares in accordance with the terms of the Business Combination Agreement. The Per Share Upfront Consideration is the right to receive UHG Class A Common Shares and UHG Class B Common Shares (in respect of GSH Class A Common Shares and GSH Class B Common Shares, respectively, issued and outstanding prior to the Effective Time), equal to the Exchange Ratio. The Exchange Ratio is the Transaction Share Consideration divided by the total number of GSH Common Shares outstanding immediately prior to the Effective Time.
Each GSH Option outstanding and unexercised as of immediately prior to the Effective Time was canceled in exchange for an option to purchase a number of UHG Class A Common Shares (“Rollover Options”) equal to (x) the number of GSH Common Shares subject to such GSH Options immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per GSH Common Share of such GSH Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Rollover Options are subject to the same terms and conditions as were applicable to the GSH Option immediately prior to the Effective Time.
Each GSH Warrant outstanding and unexercised as of immediately prior to the Effective Time was converted into a warrant to acquire a number of UHG Class A Common Shares (“Assumed Warrants”) equal to (x) the number of GSH Common Shares subject to such GSH Warrants immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at a strike price per share equal to (A) the strike price per GSH Common Share of such GSH Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Assumed Warrants are subject to the same terms and conditions as were applicable to the GSH Warrant immediately prior to the Effective Time.
Redemption of shares
On January 25, 2023, DHHC held the Extension Meeting, at which DHHC’s shareholders voted to approve the Extension Amendment and extend the date by which DHHC must complete a business combination from January 28, 2023, to July 28, 2023. In connection with the Extension Meeting, holders of Class A Common Shares had the right to have DHHC redeem their shares for cash in an amount equal to the pro rata portion of the cash and investments in the Trust Account, which had a balance of approximately $349.1 million as of the date of the Extension Meeting. Stockholders holding 30,058,968 shares of Class A common stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $304.0 million (approximately $10.12 per share) was removed from the Trust Account to pay such redeeming holders and approximately $45.0 million remained in Diamondhead’s Trust Account.
In connection with the Special Meeting on March 23, 2023, holders of Class A Common Stock had the right to have DHHC redeem their shares for an amount in cash equal to the pro rata portion of the cash and investments in the Trust Account, which had a balance of $45.0 million as of the date of the Special Meeting. Stockholders holding 109,426 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $1.1 million (approximately $10.13 per share) was removed from the Trust Account to pay such redeeming holders and approximately $43.9 million remained in Diamondhead’s Trust Account.
Convertible Note
In connection with closing of the Business Combination DHHC entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”), by and among itself, GSH, and a group of investors (the “Convertible Note Investors”). Pursuant to the closing of the transactions contemplated by the Note Purchase Agreement, the Convertible Note Investors agreed to purchase $80.0 million in original principal amount of Convertible Promissory Notes (the “Notes,” or “Note PIPE Financing”) and, pursuant to the terms of the share subscription agreements entered into between each Convertible Note Investor and UHG, an additional 744,588 UHG Class A Common Shares (the “PIPE Shares”) in a private placement PIPE investment (the “PIPE Investment”).
The Notes mature on March 30, 2028, and bear interest at a rate of 15%, with a minimum cash rate of 10% per year. DHHC has the option to pay any accrued and unpaid interest at a rate in excess of 10% either in cash or as paid in kind interest. The Notes are convertible into UHG Class A Common Shares at any time following the 12-month anniversary of the Closing, at 80% of the then current trading price, subject to a minimum Conversion Price of $5.00 and a maximum price of $10.00 per share.
Subscription Agreement
In connection with the execution of the Business Combination Agreement, UHG entered into separate subscription agreements (each a “Subscription Agreement”, or “Subscription Agreement PIPE Financing,” and together with the “Note PIPE Financing,” the “PIPE Financings”) with a number of investors (each a “PIPE Investor”), pursuant to which the PIPE Investors agreed to purchase, and UHG agreed to sell to the PIPE Investors, an aggregate of 471,500 shares of common stock for a purchase price of $10.00 per share and 117,875 shares for a purchase price of $0.01 per share for an aggregate purchase price of $4.7 million in a private placement offering. The PIPE Financing closed simultaneously with the consummation of the Business Combination.
Lock-Up Agreements
In connection with the execution of the Business Combination Agreement, DHHC entered into separate Share Issuance and Lock-Up Agreements (each a “Lock-Up Agreement”) with a number of investors (each a “Lock-Up Investor”), pursuant to which UHG agreed to issue each Lock-Up Investor 0.25 UHG Class A Common Shares (up to 421,100 UHG Class A Common Shares in the aggregate) for a purchase price of $0.01 per share, for each UHG Class A Common Share held by such Lock-Up Investor at the Closing. Following the Closing of the Business Combination, UHG notified each Lock-Up Investor that UHG waived the lock-up restriction contained in the Lock-Up Agreements.

The following summarizes the pro forma DHHC Common Shares on an as-converted basis:
	Shares	Ownership %
DHHC public shareholders – UHG Class A Common Shares(1)	4,331,606	9.1%
DHHC sponsor shareholders – UHG Class A Common Shares	4,160,931	8.7%
GSH existing shareholders – UHG Class B Common Shares	36,973,877	77.7%
GSH existing shareholders – UHG Class A Common Shares	373,473	0.8%
Convertible Note Investors – UHG Class A Common Shares	744,588	1.6%
PIPE Investors – UHG Class A Common Shares	589,375	1.2%
Lock-Up Investors – UHG Class A Common Shares(2)	421,100	0.9%
Total closing shares	47,594,950	100.0%

(1)
Represents remaining DHHC Class A shares following share redemptions prior to the Business Combination.

(2)
On March 30, 2023, DHHC waived the lock-up restriction on the Share Lock-Up Agreements.

Accounting Treatment for the Business Combination
GSH was deemed the accounting acquirer and DHHC was deemed the accounting acquiree. Under this method of accounting, DHHC was treated as the “acquired” company for financial reporting purposes. Accordingly, the transaction was treated as the equivalent of GSH issuing stock for the net assets of DHHC, accompanied by a recapitalization and thus the Business Combination was treated as a reverse recapitalization in accordance with GAAP. The net assets of DHHC were stated at historical cost, with no goodwill or other intangible assets recorded.
2.   RECLASSIFICATIONS
As part of the preparation of these unaudited Pro Forma Condensed Combined Statements of Operations, certain reclassifications were made to align DHHC’s and GSH’s financial statement presentation. In connection with the Business Combination, the Post-Combination Company’s management will perform a comprehensive review of DHHC’s and GSH’s accounting policies. As a result of the review, the Post-Combination Company’s management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, DHHC has identified the presentation differences that would have an impact on the unaudited pro forma financial information and recorded the following adjustments:
Statement of operations for the Year Ended December 31, 2022
Amount	Presentation in DHHC Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
REVENUE
7,263,330	Change in fair value of derivative warrant liabilities	Other income, net
5,049,912	Income from investments held in Trust Account	Other income, net
271,688	Gain from settlement of deferred underwriting commissions	Other income, net
EXPENSE
(200,000)	Franchise tax expense	Selling, general and administrative expenses
(4,110)	Interest expense	Other income, net

Statement of operations for the Three Months Ended March 31, 2023
Amount	Presentation in DHHC Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
REVENUE
2,836,500	Change in fair value of derivative warrant liabilities	Other income, net
888,301	Income from investments held in Trust Account	Other income, net
EXPENSE
(7,781)	Interest expense	Other income, net
3.   TRANSACTION ACCOUNTING AND AUTONOMOUS ENTITY ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022
The unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The pro forma transaction adjustments included in the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 are as follows:
a.
Represents the compensation expense related to earnout shares issuable to holders of GSH options. The actual compensation expense recorded may differ from this estimate and such difference may be material. See Footnote 6 — Earnout for disclosure of the preliminary inputs and assumptions used to value the earnout consideration issuable to holders for GSH options.

b.
Represents the elimination of interest earned on cash, cash equivalents and investments held in the Trust Account.

c.
Represents the decrease in fair value of the forfeited Private Placement Warrants. 2,966,669 of the 5,933,333 Private Placement Warrants that were outstanding at the Closing Date were forfeited. The remaining 2,966,664 warrants will be converted on a one-to-one basis to give the holder the right to purchase one UHG Class A Common Share at $11.50.

d.
Represents the elimination of income tax expense recorded in DHHC’s historical financial statements.

e.
Represents income tax expense incurred as a result of the tax impact due to the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

f.
In accordance with the Business Combination, GSH has separated its homebuilding operations from its land development operations. This adjustment is made to mark-up historical lots and lot deposits recorded at historical cost. This adjustment represents a one-time historic adjustment for the increase in cost of sales related to land acquired from the Land Development Affiliates. The amount of this adjustment represents an estimate developed by GSH. To develop this estimate, GSH considered third party publications and datasets, which discussed relevant market and economic conditions related to the land, and qualitative factors of the local community. Using information published within these external publications and datasets, GSH created a peer competitive set and developed an estimated fair value for each finished land lot acquired from the Land Development Affiliates. Specific quantitative inputs used to create the peer competitive set included lot size, lot sales price, lot sales pace, average and median home sales by lot size, and the ratio of lot price to home price per lot size. This resulted in a comparable range of $1,000 to $1,500 price per lineal foot which was applied to the acquired land. As no competitive set could be fully representative of each finished land lot acquired from the Land Development Affiliates, material uncertainties over the resulting fair values calculated may exist. GSH attempted to limit the risks associated with these uncertainties by using these inputs to create a representative peer competitive set.

g.
Represents the income tax benefit received associated with the autonomous entity adjustments: (i) markup of cost of sales (Note 3f), amortization of directors and officers insurance (Note 3i), and gain on sale of fixed assets to a related party (Note 3l). The income tax benefit received is a result of the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

h.
Represents the elimination of the franchise tax expense, as the franchise tax expense levied on DHHC for the year is not applicable to UHG.

i.
Represents one year of amortization expense of directors and officers insurance fees that would have been incurred if the transaction closed on January 1, 2022. This amount is partially offset by the elimination of directors and officers insurance that were applicable only to DHHC.

j.
$13.3 million represents one year of interest expense incurred on the convertible note issued to the PIPE Investors. Interest expense is calculated using an effective interest rate method. The effective interest rate for the convertible note was 18.61%.

k.
$0.5 million represents one year of amortization expense paid related to the settlement fees incurred in connection with the modified line of credit from Wells Fargo Bank. Refer to the audited historical financial statements of GSH, and the related notes thereto as of and for the year ended December 31, 2022 included in this proxy statement for further information.

l.
Represents the gain on the sale of fixed assets to a related party.

4.   TRANSACTION ACCOUNTING AND AUTONOMOUS ENTITY ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2023
The unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The pro forma transaction adjustments included in the unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2023 are as follows:
a.
Represents the compensation expense related to earnout shares issuable to holders of GSH options. See Footnote 6 — Earnout for disclosure of the inputs and assumptions used to value the earnout consideration issuable to holders for GSH options.

b.
Represents the elimination of interest earned on cash, cash equivalents and investments held in the Trust Account.

c.
Represents the decrease in fair value of the forfeited Private Placement Warrants. 2,966,669 of the 5,933,333 Private Placement Warrants that were outstanding at the Closing Date were forfeited. The remaining 2,966,664 warrants converted on a one-to-one basis, giving the holder the right to purchase one UHG Class A Common Share at $11.50.

d.
Represents the elimination of income tax expense recorded in DHHC’s historical financial statements.

e.
Represents income tax expense incurred as a result of the tax impact due to the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

f.
In accordance with the Business Combination, GSH has separated its homebuilding operations from its land development operations. This adjustment is made to mark-up historical lots and lot deposits recorded at historical cost. This adjustment represents a one-time historic adjustment for the increase in cost of sales related to land acquired from the Land Development Affiliates. The amount of this adjustment represents an estimate developed by GSH. To develop this estimate, GSH considered third party publications and datasets, which discussed relevant market and economic conditions related to the land, and qualitative factors of the local community. Using information published within these external publications and datasets, GSH created a peer competitive set and developed an estimated fair value for each finished land lot acquired from the Land Development Affiliates. Specific quantitative inputs used to create the peer competitive set included lot size, lot sales price, lot sales pace, average and median home sales by lot size, and the ratio of lot price to home price per lot size. This resulted in a comparable range of $1,000 to $1,500 price per lineal foot which was applied to the acquired land. As no competitive set could be fully representative of each finished land lot acquired from the Land Development Affiliates, material uncertainties over the resulting fair values calculated may exist. GSH attempted to limit the risks associated with these uncertainties by using these inputs to create a representative peer competitive set.
g.
Represents the income tax benefit received associated with the autonomous entity adjustments: (i) markup of cost of sales (Note 4f) and amortization of directors and officers insurance (Note 4h). The income tax benefit received is a result of the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

h.
Represents three months of amortization expense of directors and officers insurance fees that would have been incurred if the transaction closed on January 1, 2023.

i.
$3.3 million represents three months of interest expense incurred on the convertible note issued to the PIPE Investors. Interest expense is calculated using an effective interest rate method. The effective interest rate for the convertible note was 19.75%.

5.   EARNINGS PER SHARE
Net income per share is calculated by applying the two-class method and using the pro forma weighted average shares of DHHC Class A Common Shares assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.
The unaudited Pro Forma Condensed Combined Financial Information, as outlined in the Introduction section above, has been prepared to reflect the actual redemptions as of the Closing Date for the year ended December 31, 2022 and the three months ended March 31, 2023:
Earnings Per Share for the Year Ended December 31, 2022 and the Three Months Ended March 31, 2023:
	Year ended December 31, 2022	Three months ended March 31, 2023
	Pro Forma
Net income attributable to common shareholders	$47,535,835	$1,549,489
Weighted average shares outstanding – basic	47,594,950	47,594,950
Basic earnings per share	$1.00	$0.03
Net income attributable to common shareholders	$47,535,835	$1,549,489
Weighted average shares outstanding – diluted	50,368,248	50,368,248
Diluted earnings per share	$0.94	$0.03
For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding GSH stock and option awards, DHHC Public Warrants and Private Placement Warrants, and Assumed Warrants are exchanged for UHG Common Shares. Earn Out shares are not included in the calculation of diluted earnings per share until certain UHG stock prices are met. Note that only the aforementioned DHHC Public Warrants and Private Placement Warrants would have an antidilutive effect and were thereby excluded from the calculation of diluted weighted average shares outstanding.

6.   EARNOUT
The earn out consideration issuable to GSH stockholders, warrant holders and the Sponsor, is initially recognized as a liability at fair value offset by additional paid-in capital and subsequently re-measured each reporting period to its fair value. Changes in the fair value are recognized as income or expense on the income statement. In the event of issuance of shares, the liability will be classified as equity, and in the event that there is no issuance of shares within the Earn Out Period, the liability will be reduced to zero through the income statement.
The earn out consideration issuable to holders of GSH options is classified as equity pursuant to ASC Topic 718-10, due to a past service requirement. Charges to compensation expense for the year ended December 31, 2022 and three months ended March 31, 2023 was $3.6 million and $4.4 million, respectively.
The fair value of the Earn Out Shares and Sponsor Earnout Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earn Out Period. The estimated fair value of the Earn Out Shares and Sponsor Earnout Shares was determined as of December 31, 2022 and March 30, 2023 (the “Valuation Dates”) for the year ended December 31, 2022 and three months ended March 31, 2023 Pro Forma Condensed Combined Statement of Operations, respectively, using the most reliable information available, subject to change as additional information becomes available and subsequent analyses are performed. The assumptions used in the valuation of the Earn Out Shares, include:
•
Current stock price:   The current stock price is used as of the assumed Closing Date for the December 31, 2022 and March 31, 2023 Pro Forma Condensed Combined Financial Statements.

•
Risk-free interest rate:   The risk-free interest rate is based on the yield of zero-coupon U.S. Treasury securities. Given the Earn Out Shares’ 5.0 year expected life, the risk-free interest rate is 4.07 percent and 3.75 percent as of December 31, 2022 and March 30, 2023, respectively.

•
Expected volatility:   The expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the 5.0 year term of awards. The volatility input was determined to be 40 percent (rounded) for both periods presented.

•
Expected life:   The expected life is the Earn Out Period which begins on the Grant Date and ends in 5.0 years.

•
Expected dividend yield:   The expected dividend yield is zero as management has never declared or paid cash dividends, and does not expect to pay dividends post-Business Combination to shareholders during the term of the Earn Out Shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of the homebuilding operations of UHG should be read in conjunction with the audited carve-out financial statements of the homebuilding operations of GSH as of December 31, 2022, and 2021, and for the years ended December 31, 2022, 2021 and 2020, (collectively, the “GSH Carve-Out Financial Statements”), together with the related notes thereto, and the unaudited condensed consolidated financial statements of UHG as of March 31, 2023 and the notes thereto (collectively, the “UHG Interim Financial Statements”), included in this prospectus. References to “UHG” should be understood to be references to the carved-out homebuilding operations of GSH, and not to the historical operations of GSH which included land development activities. The discussion and analysis should also be read together with the information presented in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus. In addition to historical information, the following discussion contains forward-looking statements that reflect UHG’s future plans, estimates, beliefs and expected performance. UHG’s estimates are based on its assumptions about future events. These statements may be preceded by, followed by or include the words “believes,” “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions.
The forward-looking statements are dependent upon events, risks and uncertainties that may be outside UHG’s control. UHG’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus.
Note Regarding the GSH Carve-Out Financial Statements
The GSH Carve-Out Financial Statements have been prepared on a “carve-out” basis in accordance with U.S. GAAP. The accompanying GSH Carve-Out Financial Statements were derived from GSH’s historical financial statements and accounting records for the homebuilding operations of GSH (such homebuilding operations referred to in this Management’s Discussion and Analysis of Financial Condition and Results of Operations as the “Company”) to represent the financial position and performance of the Company as if the homebuilding operations of the Company had existed on a standalone basis for the years ended December 31, 2022, 2021, and 2020. Certain balances and transactions that are accounted for at the historical operations of GSH, which included land development activities, have been allocated to the Company for purposes of carve-out financial reporting and are reflected in the accompanying balance sheets and statements of income. Accordingly, the accompanying GSH Carve-Out Financial Statements may not necessarily be indicative of the results of operations that would have been obtained if the homebuilding operations of the Company had operated as an independent entity.
For purposes of preparing the GSH Carve-Out Financial Statements on a “carve-out” basis, a portion of the total corporate expenses of the Company were allocated to GSH based on a percentage of direct usage, when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, for the Company. The corporate expense allocations include the cost of corporate functions and resources provided by or administered by the Company for GSH including, but not limited to, costs associated with executive management, finance, accounting, legal, human resources, related benefit costs associated with these functions, and costs associated with operating the Company’s various office buildings in South Carolina and Georgia. The Company’s management believes that the approach to these carve-out allocations is reasonable.
Overview
UHG designs, builds and sells homes principally in South Carolina, with a smaller presence in Georgia. UHG’s business historically consisted of both homebuilding operations and land development operations. Following the separation of the land development business, which is now primarily conducted by affiliated land development companies (collectively, the “Land Development Affiliates”) that are outside of the corporate structure of UHG, it employs an asset-light lot operating strategy, with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses.
UHG expects to continue to enjoy a close relationship with the Land Development Affiliates, allowing it to potentially benefit from the pipeline of approximately 6,088 lots that are owned or controlled by the Land Development Affiliates, as of June 23, 2023, and which UHG expects to obtain the contractual right to acquire, in addition to lots that UHG may acquire from third parties. See “Certain Relationships and Related Transactions” included in this prospectus for a further discussion of the relationship between UHG and the Land Development Affiliates.
Since its founding in 2004, the Company has delivered approximately 11,000 homes and currently builds in approximately 52 active subdivisions at prices that generally range from $200,000 to $450,000. For the three months ended March 31, 2023 and 2022, the Company had 389 and 474 net new orders and generated approximately $94.8 million and $108.4 million in revenue on 328 and 414 closings, respectively.
UHG’s plan to grow its business is multifaceted: it plans to grow organically, through external acquisitions, and through expansion of business verticals via its mortgage joint venture, Homeowners Mortgage, LLC (the “Joint Venture”) and build-to-rent (“BTR”) platform, pursuant to which UHG will work together with institutional investors for development of BTR communities. Organically, community count is expected to increase in 2023, and UHG expects average community size to increase, based on new communities currently under development. UHG also expects to engage in opportunistic acquisitions of complementary private homebuilders within existing and targeted new markets, and to grow its institutional BTR platform.
Additionally, UHG expects that continued operation of the Joint Venture, which began generating revenue in July 2022, will add to UHG’s revenue and EBITDA growth, improve buyer traffic conversion, and reduce backlog cancellation rates.
The Company’s revenues decreased from approximately $108.4 million for the three months ended March 31, 2022 to $94.8 million for the three months ended March 31, 2023. For the three months ended March 31, 2023, the Company generated gross profit of 17.7%, adjusted gross profit of 20.2%, net loss of approximately $(204.5) million, and adjusted EBITDA margin of 9.0%, representing a decrease of 7.5%, 5.8%, $221.5 million, and 8.9%, respectively, from the three months ended March 31, 2022.
The Company increased its revenues from approximately $432.9 million for the year ended December 31, 2021 to approximately $477.0 million for the year ended December 31, 2022. For the year ended December 31, 2022, the Company generated gross profit of 24.9%, adjusted gross profit of 26.0%, net income of approximately $69.5 million, an EBITDA margin of 15.9% and adjusted EBITDA margin of 17.4%, representing an increase of 1.7%, 1.9%, $7.1 million, 0.5% and 1.9%, respectively, from the year ended December 31, 2021.
Adjusted gross profit, EBITDA, adjusted EBITDA, and EBITDA Margin are not financial measures under U.S. GAAP. See “— Non-GAAP Financial Measures” for an explanation of how UHG computes these non-GAAP financial measures and for reconciliations to the most directly comparable GAAP financial measure, including an explanation of the pro forma amounts.
Over the last year the homebuilding industry has faced headwinds due to macro-economic factors, such as rising inflation and the Federal Reserve’s response of raising interest rates beginning in March 2022 and continuing through the most recent meeting in May 2023. As a result, new home demand has been negatively impacted by affordability concerns from higher mortgage rates. In response to softer demand for new homes, UHG introduced sales incentives in the second half of 2022, mostly in the form of mortgage rate buy downs or closing costs.
Although UHG continues to deal with pricing fluctuations related to building materials, labor and lot costs, UHG has experienced a significant decline in lumber prices from the peak prices in 2022 which should have a meaningful positive impact on margins for new homes constructed. UHG does have remaining inventory with various levels of framing costs, which will be reflected in the margins for these homes. There has also been overall improvement in the supply chain, which, coupled with UHG’s standardization of certain features of its homes, has improved construction cycle times. While UHG cannot predict the extent to which the aforementioned factors will impact its performance, it believes that its asset-light business model positions them well to effectively navigate market volatility.
Factors Affecting UHG’s Results of Operations
UHG believes that its future performance will depend on many factors, including those described below and in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.
Availability and Price of Finished Lots
UHG’s business is dependent upon a supply of developed, or finished lots on which to build homes, whether such lots are supplied by Land Development Affiliates or by other land developers. UHG expects to enter into lot purchase and sale agreements with the Land Development Affiliates, which, when combined with contracts UHG has with third-party developers, will give UHG the contractual right to acquire approximately 7,749 lots (as of June 23, 2023). UHG’s pipeline of finished lots may be affected by changes in the general availability of finished lots in the markets in which it operates, the willingness of land developers and sellers to sell finished lots at competitive prices, competition for available finished lots and other market conditions. Acquiring finished lots in desirable geographic areas with prices and acquisition terms that drive profitable home delivery is an important component of UHG’s business. Lot value appreciation or depreciation varies across the markets in which UHG operates. UHG’s acquisition costs associated with finished lots purchased from third parties have increased in certain of UHG’s markets where job and population growth are outpacing lot supply. To the extent the supply of lots is limited, UHG may build and sell fewer homes. To the extent that UHG is unable to acquire finished lots at competitive prices, or at all, its revenues, profits, and other results of operations could be negatively impacted.
Availability of Mortgages; Applicable Interest Rates
UHG’s business is impacted by the availability and affordability of mortgages. In 2022, approximately 90% of the Company’s homebuyers obtained a mortgage to purchase their home. A prospective customer’s ability to obtain or afford a mortgage will be impacted by among other things market conditions, interest rates and the amount required as a down payment, each of which are factors outside of UHG’s control. If mortgages are unavailable or are not available on terms that make the purchase of UHG’s homes affordable, prospective customers may choose to forgo the purchase of a home or purchase a less expensive home, which could negatively impact UHG’s business. In response to rising inflation, the Federal Reserve has increased interest rates beginning in March 2022 and continuing through the most recent meeting in May 2023, which has resulted in a corresponding increase in mortgage rates that continue to rise. While the level and trajectory of mortgage rates in the future is unknown, additional increases in mortgage rates is likely to result in reduced purchasing power for homebuyers, which could result in reduced sales prices for homes and decreased gross margins, negatively impacting earnings and cash flow. To combat rising mortgage rates, UHG has introduced sales incentives primarily focused on mortgage buy down programs or closing costs, which could also result in decreased gross margins.
Costs of Building Materials and Labor
The cost of home construction fluctuates with market conditions and costs related to building materials and labor. The residential construction industry experiences labor and material shortages from time to time, including shortages in qualified subcontractors, tradespeople and supplies such as insulation, drywall, cement, steel, and lumber. These labor and material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures or as a result of broader economic disruptions. Any increases in lumber commodity prices may result in the renewal of UHG’s lumber contracts at more expensive rates, which may significantly impact UHG’s cost to construct homes and UHG’s business. Higher costs of building materials, including lumber, generally lead to decreased margins on homes sold. UHG has recently seen a decline in the price of lumber and more moderate reductions in other building materials, which

UHG expects will have a positive impact on its margins in the near-term. Future increases in the cost of building materials and labor could have a negative impact on UHG’s margins on homes sold.
The Company also experienced disruptions to its business as a result of pandemic-induced supply-chain issues, which have generally been resolved. These disruptions generally resulted in increased costs for the Company to obtain building supplies due to lack of inventory from supplier. These increased costs were partially offset by higher home sales prices as a result of increased demand. Delays caused by supply-chain issues in some instances resulted in late delivery of developed lots, which impacted the Company’s ability to sell additional homes, and also resulted in the Company having to absorb additional carrying costs on homes being constructed. In response to supply-chain issues experienced during the pandemic, the Company took steps to standardize certain features of its homes, which has allowed the Company to construct more homes from inventoried supplies and reduces delays that may be experienced by homebuilders with a different operating model. Future labor and material shortages and price increases for labor and materials could cause delays in and increase UHG’s costs of home construction, which in turn could have a material adverse effect on UHG’s cost of sales and operations
Inflation
In 2022 the rate of inflation in the United States increased significantly and may continue to increase into the second half of 2023. UHG’s homebuilding operations can be adversely impacted by inflation, primarily from higher land, financing, labor, material, and construction costs. In addition, inflation can be correlated with higher mortgage rates which can significantly affect the affordability of mortgage financing to homebuyers. In response to softer demand for new homes, UHG introduced sales incentives in the second half of 2022, mostly in the form of mortgage rate buy downs or closing costs. While UHG attempts to pass on cost increases to customers through increased home prices, when weak housing market conditions exist, UHG may be unable to offset cost increases with higher selling prices. Although inflationary pressures may persist into the future, UHG believes the affordability of its homes and its favorable land holdings will position UHG to meet the headwinds brought on by these challenging market conditions. UHG believes it should continue to operate effectively and expects to continue to generate strong margins and cash flows from its operations. UHG intends to continue to closely manage its home pricing, incentives, product offerings, and inventory levels to optimize the return on its investments in each of its communities.
Housing Supply and Demand
Sales of residential real estate are highly dependent on housing supply and demand, including the desirability of location and design. When the supply of new homes exceeds new home demand, new home prices may generally be expected to decline. The supply of new homes can be driven by a number of factors including the pace of homebuilding and home foreclosures. Declining new home prices can have a self- reinforcing nature as homebuyers postpone a new home purchase until they are comfortable that stable price levels have been reached, reducing demand further.
Conversely, when the demand for new homes exceeds supply, new home prices may generally be expected to increase. The demand for new homes can be driven by a number of factors including historic under-building of homes and increases in rental rates as compared to the cost of home ownership. Rising new home prices can have a self-reinforcing nature as homebuyers become confident in home prices and accelerate their timing of a new home purchase, thereby increasing demand.
Beginning in the third quarter of 2022, housing demand has been negatively impacted by rising mortgage rates causing a reduction in closings and net sales. In response, the Company has implemented mortgage rate buydowns and payment of closing costs to attempt to mitigate the impact of rising interest rates on demand for new homes. Additional increases in mortgage rates will likely result in reduced purchasing power for homebuyers and could cause continued decreases in housing demand.
Seasonality
The sale of both new and existing homes in the United States exhibit demonstrable seasonality over the course of a calendar year. This seasonality can be evidenced across multiple sources including, but not limited to, government data (U.S. Census Bureau), trade groups (National Association of Realtors) and public company reports. Typically, prospective home buyers search for homes beginning in late winter to early spring, which in industry parlance is often referred to as the “spring buying season.” As homes are constructed, those contracts are then closed upon through the summer into fall. As a result, the Company and the homebuilding industry tend to experience more new home sales in the first half of a calendar year and experience increased closings and revenue recognized in the second half of a calendar year.
In all of its markets, the Company has historically experienced similar variability in its results of operations and capital requirements from quarter to quarter due to the seasonal nature of the homebuilding industry. As a result, UHG’s revenue may fluctuate on a quarterly basis. As a result of seasonal activity, UHG’s quarterly results of operations and financial position at the end of a particular quarter are not necessarily representative of the results it expects at year end. UHG expects this seasonal pattern to continue in the long term.
Factors Affecting the Comparability of UHG’s Financial Condition and Results of Operations
The Company’s historical financial condition and results of operations for the periods presented are not expected to be indicative of UHG’s future performance, either from period to period or going forward, primarily because the lots developed by affiliates were not transferred to the homebuilding operations at a market rate. The following describes various factors that will affect the comparability of UHG’s results of operations in future periods:
Land Development Operations
The Company has historically operated as both a land developer and a homebuilder. As of the date of this prospectus, the Company has transferred substantially all of the raw land and land under development previously owned by it to the Land Development Affiliates. The GSH Carve-Out Financial Statements contained herein reflect the separation of the land development business and present historical information and results attributable to the homebuilding operations of the Company. The historical income statements of the Company contained herein have been adjusted to reflect, on a carve-out basis, the Company’s separation of the land development business. As a result, the historical financial information of the Company may not accurately reflect what the Company’s results would have been if the transition away from land development had occurred at the beginning of the period or what UHG’s future results are likely to be. UHG expects that, in the future, developed land will be acquired from the Land Development Affiliates and third parties at fair market value, which, when compared to the Company’s historical acquisition of developed land from non-third parties at cost, is likely to increase the Company’s cost of sales.
Growth Strategy
The Company has grown organically in recent years primarily by gaining share of new home sales within the markets in which it operates. Going forward, share take, growth in community count and a re-composition of community size are expected to drive organic growth. Specifically, community count is expected to increase in 2023, and UHG expects average community size to increase. Management of UHG expects that larger communities will allow UHG to better manage sales cadence and even-flow production schedules, thereby generating increased operating leverage. Organic delivery growth is expected to be augmented by several other initiatives including the opportunistic acquisition of complementary private homebuilders within existing and targeted new markets and growing UHG’s institutional BTR platform. UHG is targeting approximately 10 – 20% of closings annually from its BTR initiative and plans to continue to disclose specifics regarding this initiative as a public company. Management also expects revenue and EBITDA growth prospectively through the contribution of the Joint Venture, which formally began generating revenue in July 2022. Beyond a new source of revenue and EBITDA for UHG with little incremental expense or capital investment, it is anticipated that the Joint Venture will improve buyer traffic conversion and reduce backlog cancellation rates as well.
Selling, General and Administrative Expense
UHG expects that its selling, general and administrative expense will increase as a result of becoming a public company due to increased compliance costs associated with certain provisions of the Sarbanes-Oxley Act and related SEC regulations and the requirements imposed in connection with UHG’s shares being listed on Nasdaq. Namely, as a public company, UHG is obligated to establish and maintain internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, to prepare and file periodic financial and other reports in compliance with federal securities laws, and to adhere to certain standards related to corporate governance and its Board of Directors. UHG expects an increase in labor costs in order to pay its employees (including hiring additional employees), legal counsel, and accountants to assist in implementing these tasks and controls; however, UHG expects part of this increase to be offset by the reduction in employees as a result of the separation of the land development business, reflected in the GSH Carve-Out Financial Statements included in this prospectus.
Equity Incentive Plan
To incentivize individuals providing services to GSH or its affiliates, the GSH board adopted the Great Southern Homes 2022 Equity Incentive Plan. In connection with the Business Combination, the Great Southern Homes 2022 Equity Incentive Plan was terminated and DHHC’s shareholders approved the 2023 Plan. The 2023 Plan provides for the grant, from time to time, at the discretion of the Board of Directors or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. Any individual who is a director, officer, employee, consultant, or advisor of UHG or any of its affiliates (which, for purposes of the 2023 Plan, generally consists of entities controlling, controlled by, or under common control with UHG, or in which UHG has a significant interest), will be eligible to receive awards under the 2023 Plan at the discretion of the Board of Directors or the compensation committee of the Board of Directors.
Components of UHG’s Operating Results
Below are general definitions of the income statement line items set forth in UHG’s period over period changes in results of operations.
Revenues
Revenues include the proceeds from the closing of homes sold to UHG’s customers. Revenues from home sales are recorded at the time each home sale is closed and closing conditions are met. Performance obligations are generally satisfied at a point in time when the control of the home is transferred to the customer. Control is considered to be transferred to the customer at the time of closing when the title and possession of the home are received by the homebuyer. In some contracts, the customer controls the underlying land upon which the home is constructed. For these specific contracts, the performance obligation is satisfied over time. Revenue for these contracts is recognized using the input method based on costs incurred as compared to total estimated project costs. Proceeds from home sales are generally received within a few days after closing. Home sales are reported net of sales discounts. The pace of net new orders, average home sales price, the level of incentives provided to the customer and the amount of upgrades or options selected impact UHG’s recorded revenues in a given period.
Cost of Sales
Cost of sales includes the lot purchase and carrying costs associated with each lot, construction costs of each home, capitalized interest expensed, building permits, and warranty costs (both incurred and estimated to be incurred) and sales incentives in the form of mortgage rate buydowns and closings costs. In addition, Cost of sales includes compensation related expense for UHG’s field based personnel. Allocated costs, including interest, and property taxes, incurred during development and home construction are capitalized and expensed to cost of sales when the home is closed, and revenue is recognized. Indirect costs such as maintenance of communities, signage and supervision are expensed as incurred. UHG expects that developed land will be acquired from the Land Development Affiliates and third parties at fair market value, which, when compared to the Company’s historical acquisition of developed land from non-third parties at cost, is likely to increase UHG’s cost of sales.
Selling, General and Administrative Expense
Selling expense includes sales, commissions for closed homes and marketing expenses incurred to maintain model homes. UHG recognizes these costs in the period they are incurred. General and administrative expense consists of corporate and marketing overhead expenses such as payroll, insurance, IT, office expenses, advertising, outside professional services, travel expenses, and other public company costs such as Board of Director fees, D&O insurance, listing fees and filing expenses. UHG recognizes these costs in the period they are incurred. General and administrative expense further includes operating lease expense, variable lease costs including maintenance charges, taxes, insurance and other similar costs, rent expense related to short-term leases, stock compensation expense associated with the equity classified earnout shares issued in connection with the Business Combination, stock compensation expense associated with the 2023 Plan, and transaction expenses.
Prior to the Business Combination, a portion of the selling, general and administrative (“SG&A”) expenses were allocated to the homebuilding operations of the Company based on direct usage, when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, as applicable. Post Business Combination, the allocation of a portion of SG&A is no longer applicable.
Other Income, Net
Other income, net includes amortization of deferred loan costs associated with UHG’s revolving lines of credit, gain on extinguishment of debt, loss upon sale of retirement of depreciable assets and miscellaneous vendor and credit card rebates.
Equity in Net Earnings from Investment in Joint Venture
On February 4, 2022, the Company entered into a joint venture agreement with an unrelated third party to acquire a 49% equity stake in Homeowners Mortgage, LLC, and made an initial capital contribution of $49,000 at the formation of the joint venture. Equity in net earnings from investment in joint venture for the period from the commencement of operations through March 31, 2023 was $0.2 million, increasing the investment in joint venture as of March 31, 2023 to $0.4 million. Refer to Note 2 — Summary of significant accounting policies in the notes to the GSH Carve-Out Financial Statements included elsewhere in this prospectus for more information on how UHG accounts for its investment in the joint venture.
Change in Fair Value of Derivative Liabilities
Change in fair value of derivative liabilities includes certain stock options (as discussed in Note 13 —Share-based compensation in the notes to the UHG Interim Financial Statements) issued under the 2023 Plan, warrants issued in connection with DHHC’s Initial Public Offering (the “Public Warrants”, as discussed in Note 15  — Warrant liability in the notes the UHG Interim Financial Statements), warrants issued in a private placement by DHHC (the “Private Placement Warrants”, as discussed in Note 15  — Warrant liability in the notes the UHG Interim Financial Statements) and certain Earnout Shares issued in connection with the Business Combination (as discussed in Note 14  — Earnout Shares in the notes to the UHG Interim Financial Statements). These instruments are recognized as a derivative liability in accordance with ASC 815, and marked to market at the end of each reporting period. The increase in fair value of the derivative liability classified instruments is included in change in fair value of derivative liabilities on UHG’s Condensed Consolidated Statements of Operations.
(Loss) Income Before Taxes
(Loss) income before taxes is revenues less cost of sales, selling, general and administrative expense, other income, net, equity in net earnings from investment in joint venture, and change in fair value of derivative liabilities.
Income Tax Benefit
Income tax benefit is accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than not” that some portion or all of the deferred tax assets will not be realized. When evaluating the realizability of deferred tax assets, all evidence, both positive and negative, is evaluated.
Net (Loss) Income
Net (loss) income is income before taxes adjusted for income tax benefit.
Net New Orders
Net new orders is a key performance metric for the homebuilding industry and is an indicator of future revenues and cost of sales. Net new orders for a period is gross sales less any customer cancellations received during the same period. Sales are recognized when a customer signs a contract, and the Company approves such contract.
Cancellation Rate
UHG records a cancellation when a customer provides notification that they do not wish to purchase a home. Increasing cancellations are a negative indicator of future performance and can be an indicator of decreased revenues, cost of sales and net (loss) income. Cancellations can occur due to customer credit issues or changes to the customer’s desires. The cancellation rate is the total cancellations during the period divided by the total number of new sales for homes during the period.
Backlog
Backlog represents homes sold but not yet closed with customers. Backlog is affected by customer cancellations that may be beyond UHG’s control, such as customers unable to obtain financing or unable to sell their existing home.
Gross Profit
Gross profit is revenue less cost of sales for the reported period.
Adjusted Gross Profit
Adjusted gross profit is gross profit less capitalized interest expensed in cost of sales.
Results of Operations
Three Months Ended March 31, 2023 Compared to Three Months Ended March 31, 2022
The following table presents summary results of operations for the periods indicated:
	Three Months Ended March 31,		Amount Change	% Change
	2023	2022
Statements of Operations
Revenue, net of sales discounts	$94,826,702	$108,436,860	$(13,610,158)	(12.5)%
Cost of sales	78,048,929	81,164,960	(3,116,031)	(3.9)%
Selling, general and administrative expense	16,687,401	10,425,050	6,262,351	60.6%
Other income, net	202,715	171,078	31,637	18.5%
Equity in net earnings from investment in joint venture	245,808	—	245,808	NM
Change in fair value of derivative liabilities	(207,064,488)	—	(207,064,488)	NM
(Loss) income before taxes	$(206,525,593)	$17,017,928	$(223,543,521)	(1,314.7)%
Income tax benefit	2,021,265	—	2,021,265	NM
Net (loss) income	$(204,504,328)	$17,017,928	$(221,522,256)	(1,302.9)%

	Three Months Ended March 31,		Amount Change	% Change
	2023	2022
Other Financial and Operating Data:
Active communities at end of period(a)	52	57	(5)	(8.8)%
Home closings	328	414	(86)	(20.8)%
Average sales price of homes closed(b)	$314,250	$272,005	$42,245	15.5%
Net new orders (units)	389	474	(85)	(17.9)%
Cancellation rate	13.4%	14.4%	(1.0)%	(6.9)%
Backlog	320	739	(419)	(56.7)%
Gross profit	$16,777,773	$27,271,900	$(10,494,127)	(38.5)%
Gross profit %(c)	17.7%	25.2%	(7.5)%	(29.8)%
Adjusted gross profit(d)	$19,164,605	$28,229,800	$(9,065,195)	(31.9)%
Adjusted gross profit %(c)	20.2%	26.0%	(5.8)%	(22.3)%
EBITDA(d)	$(204,010,458)	$18,101,181	$(222,111,639)	(1,227.1)%
EBITDA margin %(c)	NM	16.7%	NM	NM
Adjusted EBITDA(d)	$8,517,210	$19,369,403	$(10,852,193)	(56.0)%
Adjusted EBITDA margin %(c)	9.0%	17.9%	(8.9)%	(49.7)%

NM — Not Meaningful
(a)
UHG had 9 communities in closeout for the three months ended March 31, 2023 and 5 communities in closeout for the three months ended March 31, 2022. These communities are not included in the count of “Active communities at end of period.”

(b)
Average sales price of homes closed is calculated based on homebuilding revenues, excluding the impact of percentage of completion revenues.

(c)
Calculated as a percentage of revenue

(d)
Adjusted gross profit, EBITDA and adjusted EBITDA are non-GAAP financial measures. For definitions of adjusted gross profit, EBITDA and adjusted EBITDA and a reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Management’s Discussion and Analysis of Financial Condition and Result of Operations — Non-GAAP Financial Measures.”

Revenues:   Revenues for the three months ended March 31, 2023 were $94.8 million, a decrease of $13.6 million, or 12.5%, from $108.4 million for the three months ended March 31, 2022. The decrease in revenues was primarily attributable to the decrease in production-built homes. The average sales price of production-built homes closed for the three months ended March 31, 2023 was $314,250, an increase of $42,245, or 15.5%, from the average sales price of production-built homes closed of $272,005 for the three months ended March 31, 2022. Lost revenue of $24.5 million due to the decrease in number of production-built homes sold is offset by $12.4 million generated from the increase in overall sales prices. The decrease in revenues was also attributable to a decrease in revenue recognized over time from land owned by customers of $1.5 million.
Cost of Sales and Gross Profit:   Cost of sales for the three months ended March 31, 2023 was $78.0 million, a decrease of $3.2 million, or 3.9%, from $81.2 million for the three months ended March 31, 2022. The decrease in cost of sales was primarily attributable to the decrease in number of homes sold. UHG closed 328 homes during the three months ended March 31, 2023, a decrease of 86 home closings, or 20.8%, as compared to 414 homes closed during the three months ended March 31, 2022. This was partially offset by an increase in the average cost to complete a home due to higher direct costs, including lumber prices, and incentives, primarily in the form of mortgage rate buydowns and closing costs. Gross profit for the three months ended March 31, 2023 was $16.8 million, a decrease of $10.5 million, or 38.5%, from $27.3 million for the three months ended March 31, 2022, due to the decline in the number of home closings and increased cost per home as described above. Gross profit as a percentage of revenue for the three months ended March 31, 2023 was 17.7%, a decrease of 7.5%, as compared 25.2% for the three months ended March 31, 2022.

Adjusted Gross Profit:   Adjusted gross profit for the three months ended March 31, 2023 was $19.2 million, a decrease of $9.0 million, or 31.9%, as compared to $28.2 million for the three months ended March 31, 2022. Adjusted gross profit as a percentage of revenue for the three months ended March 31, 2023 was 20.2%, a decrease of 5.8%, as compared to 26.0% for the three months ended March 31, 2022. The adjusted gross profit as a percentage of revenue decrease was attributable to a $10.5 million decrease in gross profit for the three months ended March 31, 2023 as compared to March 31, 2022. This decrease was partially offset when excluding interest expense included in cost of sales, which increased by $1.4 million due to higher interest rates period over period. Adjusted gross profit is a non-GAAP financial measure. For the definition of adjusted gross profit and a reconciliation to UHG’s most directly comparable financial measure calculated and presented in accordance with GAAP, see “Management’s Discussion and Analysis of Financial Condition and Result of Operations — Non-GAAP Financial Measures.”
Selling, General and Administrative Expense:   Selling, general and administrative expense for the three months ended March 31, 2023 was $16.7 million, an increase of $6.3 million, or 60.6%, from $10.4 million for the three months ended March 31, 2022. The increase in selling, general and administrative expense was primarily attributable to an increase of $4.4 million related to stock compensation expense associated with the equity classified earnout shares issued in connection with the Business Combination for the three months ended March 31, 2023. Additionally, consulting expenses increased by $1.0 million due to an increase in financial reporting, accounting and legal related costs in connection with the Business Combination. Insurance expense increases of $0.3 million, rent expense increases of $0.1 million and bad debt expense increases of $0.1 million were also attributable to the increase in selling, general and administrative expense for the three months ended March 31, 2022.
Other Income, Net:   Total other income, net for the three months ended March 31, 2023 was $0.2 million, and there was no change as compared to $0.2 million for the three months ended March 31, 2022.
Equity in Net Earnings from Investment in Joint Venture:   Equity in net earnings from investment in joint venture for the three months ended March 31, 2023 was $0.2 million compared to zero for the three months ended March 31, 2022, due to the joint venture not being formed until mid-2022. The increase in equity in net earnings from investment in joint venture increased the investment in joint venture as of March 31, 2023 to $0.4 million. There were no impairment losses related to the Company’s investment in the joint venture recognized during the three months ended March 31, 2023.
Change in Fair Value of Derivative Liabilities:   Change in fair value of derivative liabilities for the three months ended March 31, 2023 was $207.1 million as compared to zero for the three months ended March 31, 2022. Under ASC 815, derivative liabilities are marked to market each reporting period with changes recognized on the Statements of Operations. The loss incurred related to the derivative liabilities was primarily attributable to a change in fair value of $203.4 million related to the Earnout Shares, $1.5 million related to the Public Warrants, and $1.2 million related to the Private Placement Warrants issued in connection with the Business Combination.
Income Tax Benefit:   Income tax benefit for the three months ended March 31, 2023 was $2.0 million, an increase of $2.0 million as compared to zero for the three months ended March 31, 2022. The income tax benefit was due to a $0.8 million increase in connection with continuing operations for the post transaction two day period ended March 31, 2023. Additionally, Great Southern Homes, Inc, a consolidated subsidiary of the Company, recorded an income tax benefit of $1.2 million, which is included in the total income tax benefit for the three months ended March 31, 2023, due to its change in tax status to a taxable corporation.
Net (Loss) Income:   Net (loss) income for the three months ended March 31, 2023 was $(204.5) million, a decrease of $221.5 million, or 1,302.9%, from $17.0 million for the three months ended March 31, 2022. The decrease in net income was primarily attributable to the decrease in income before taxes of $223.5 million, or 1,314.7%, during the three months ended March 31, 2023 as compared to the three months ended March 31, 2022, partially offset by an increase in income tax benefit of $2.0 million, during the three months ended March 31, 2023 as compared to the three months ended March 31, 2022.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
The following table presents summary results of operations for the periods indicated:
	Year Ended December 31,
	2022	2021	Amount Change	% Change
Statements of Income
Revenue, net of sales discounts	$477,045,949	$432,891,510	44,154,439	10.2%
Cost of sales	358,238,703	332,274,788	25,963,915	7.8%
Selling, general and administrative expense	49,685,730	38,461,370	11,224,360	29.1%
Other income, net	230,692	257,659	(26,967)	(10.5)%
Equity in net earnings from investment in joint venture	137,086	—	137,086	100.0%
Net income	$69,489,294	$62,413,011	$7,076,283	11.4%
Other Financial and Operating Data:
Active communities at end of period	56	69	(13)	(18.8)%
Home closings	1,605	1,705	(100)	(5.9)%
Average sales price of homes closed	$297,225	$253,895	$43,330	17.1%
Net new orders (units)	1,259	1,821	(562)	(30.9)%
Cancellation rate	17.5%	14.3%	3.2%	22.4%
Backlog	276	800	(524)	(65.5)%
Gross profit	$118,807,246	$100,616,722	$18,190,524	18.1%
Gross profit %(a)	24.9%	23.2%	1.7%	7.3%
Adjusted gross profit(b)	$124,262,476	$104,243,854	$20,018,622	19.3%
Adjusted gross profit %(a)	26.0%	24.1%	1.9%	7.9%
EBITDA(b)	$75,933,460	$66,604,538	$9,328,922	14.0%
EBITDA margin %(a)	15.9%	15.4%	0.5%	3.2%
Adjusted EBITDA(b)	$82,835,216	$67,247,508	$15,587,708	23.2%
Adjusted EBITDA margin %(a)	17.4%	15.5%	1.9%	12.3%

(a)
Calculated as a percentage of revenue

(b)
Adjusted gross profit, EBITDA and adjusted EBITDA are non-GAAP financial measures. For definitions of adjusted gross profit, EBITDA and adjusted EBITDA and a reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “— Non-GAAP Financial Measures.”

Revenues:   Revenues for the year ended December 31, 2022 were $477.0 million, an increase of $44.1 million, or 10.2%, from $432.9 million for the year ended December 31, 2021. The increase in revenues was primarily attributable to overall sales price increases. The average sales price of homes closed for the year ended December 31, 2022 was $297,225, an increase of $43,330, or 17.1%, from the average sales price of homes closed of $253,895 for the year ended December 31, 2021. The Company closed 1,605 homes during the year ended December 31, 2022, a decrease of 100 home closings, or (5.9)%, as compared to 1,705 homes closed during the year ended December 31, 2021, due in part to rising mortgage rates, which caused a reduction in purchasing power for homebuyers. Revenue of $69.5 million generated from the increase in overall sales prices is offset by lost revenue of $29.7 million due to the decrease in the number of homes sold. The Company’s increase in revenue is also attributable to $5.2 million of additional revenue recognized in relation to the completed sale-leaseback transactions of 19 model homes in December 2022.
Cost of Sales and Gross Profit:   Cost of sales for the year ended December 31, 2022 was $358.2 million, an increase of $25.9 million, or 7.8%, from $332.3 million for the year ended December 31, 2021. The increase in cost of sales was primarily attributable to higher costs per home. The average cost to complete a home was $223,202 for the year ended December 31, 2022, an increase of $28,319, or 14.5%, from the average cost to complete a home of $194,883 for the year ended December 31, 2021. The Company closed 1,605 homes during the year ended December 31, 2022, a decrease of 100 home closings, or (5.9)%, as compared to 1,705 homes closed during the year ended December 31, 2021, due in part to rising mortgage rates, which caused a reduction in purchasing power for homebuyers. Cost of sales of $45.5 million incurred from the higher costs per home is offset by $22.3 million in less cost of sales due to the decrease in the number of homes sold. Additionally, the Company incurred an additional $4.5 million of cost of sales in relation to the completed sale-leaseback transactions of 19 model homes in December 2022. Gross profit for the year ended December 31, 2022 was $118.8 million, an increase of $18.2 million, or 18.1%, from $100.6 million for the year ended December 31, 2021. Of the $18.2 million increase in profit, $24.1 million, or 132.4%, was driven by overall sales price increases, offset by $(7.4) million, or (40.7)% attributable to the decrease in home closings. Gross profit as a percentage of revenue for the year ended December 31, 2022 was 24.9%, an increase of 1.7%, as compared 23.2% for the year ended December 31, 2021. The increase was favorably impacted by the increase in home prices in excess of higher material and labor costs year over year.
Adjusted Gross Profit:   Adjusted gross profit for the year ended December 31, 2022 was $124.3 million, an increase of $20.1 million, or 19.3%, as compared to $104.2 million for the year ended December 31, 2021. Adjusted gross profit as a percentage of revenue for the year ended December 31, 2022 was 26.0%, an increase of 1.9%, as compared to 24.1% for the year ended December 31, 2021. The adjusted gross profit as a percentage of revenue increase was attributable to an 18.1% increase in gross profit for the year ended December 31, 2022 as compared to December 31, 2021, and an increase in the amount of interest expense in cost of sales of $1.8 million, or 50.4% year over year. Adjusted gross profit is a non-GAAP financial measure. For the definition of adjusted gross profit and a reconciliation to the Company’s most directly comparable financial measure calculated and presented in accordance with GAAP, see “— Non-GAAP Financial Measures.”
Selling, General and Administrative Expense:   Selling, general and administrative expense for the year ended December 31, 2022 was $49.7 million, an increase of $11.2 million, or 29.1%, from $38.5 million for the year ended December 31, 2021. The increase in selling, general and administrative expense was primarily attributable to an increase in salaries and commissions due to higher employee headcount of $5.8 million. Additionally, consulting expenses incurred for the year ended December 31, 2022 were $5.5 million, an increase of $4.8 million, as compared to $0.6 million incurred for the year ended December 31, 2021. The increase in consulting expenses is due to an increase in financial reporting, accounting and legal related costs in connection with the Business Combination that were incurred during the year ended December 31, 2022.
Other Income, Net:   Total other income, net for the year ended December 31, 2022 was $0.2 million, a decrease of $0.1 million, or 33.3%, as compared to $0.3 million for the year ended December 31, 2021. The decrease in other income, net was primarily attributable to a decrease in miscellaneous vendor and credit card rebates in the amount of $0.1 million.
Equity in Net Earnings from Investment in Joint Venture:   Equity in net earnings from investment in joint venture for the year ended December 31, 2022 was $0.1 million, an increase of $0.1 million, or 100.0%, as compared to zero for the year ended December 31, 2021, due to the joint venture not being formed until 2022. The increase in equity in net earnings increased the investment in joint venture as of December 31, 2022 to $0.2 million. There were no impairment losses related to the Company’s investment in the joint venture recognized during the year ended December 31, 2022.
Net Income:   Net income for the year ended December 31, 2022 was $69.5 million, an increase of $7.1 million, or 11.4%, from $62.4 million for the year ended December 31, 2021. The increase in net income was primarily attributable to the increase in gross profit of $18.2 million, or 18.1%, during the year ended December 31, 2022 as compared to the year ended December 31, 2021, offset by an increase in selling, general and administrative expense of $11.2 million, or 29.1%, during the year ended December 31, 2022 as compared to the year ended December 31, 2021.
Non-GAAP Financial Measures
Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure used by management of UHG as a supplemental measure in evaluating operating performance. UHG defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales. UHG’s management believes this information is meaningful because it separates the impact that capitalized interest expensed in cost of sales has on gross profit to provide a more specific measurement of UHG’s gross profits. However, because adjusted gross profit information excludes capitalized interest expensed in cost of sales, which has real economic effects and could impact UHG’s results of operations, the utility of adjusted gross profit information as a measure of UHG’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that UHG does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of UHG’s performance.
The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.
	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021
Revenue, net of sales discounts	$94,826,702	$108,436,860	$477,045,949	$432,891,510
Cost of sales	78,048,929	81,164,960	358,238,703	332,274,788
Gross profit	$16,777,773	$27,271,900	$118,807,246	$100,616,722
Interest expense in cost of sales	2,386,832	957,900	5,455,230	3,627,132
Adjusted gross profit	$19,164,605	$28,229,800	$124,262,476	$104,243,854
Gross profit %(a)	17.7%	25.2%	24.9%	23.2%
Adjusted gross profit %(a)	20.2%	26.0%	26.0%	24.1%

(a)
Calculated as a percentage of revenue

EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of UHG. UHG defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) depreciation and amortization, and (iii) taxes. UHG defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense and change in fair value of derivative liabilities. Management of UHG believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies. UHG presents EBITDA and adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting UHG’s business.
The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.
	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021
Net income	$(204,504,328)	$17,017,928	$69,489,294	$62,413,011
Interest expense in cost of sales	2,386,832	957,900	5,455,230	3,627,132
Depreciation and amortization	214,930	172,611	759,712	358,587
Taxes	(2,107,892)	(47,258)	229,224	205,808
EBITDA	$(204,010,458)	$18,101,181	$75,933,460	$66,604,538
Stock-based compensation expense	4,499,156	1,268,222	1,422,630	—

	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021
Transaction cost expense	964,024	—	5,479,126	642,970
Gain on extinguishment of debt	207,064,488	—	—	—
Adjusted EBITDA	$8,517,210	$19,369,403	$82,835,216	$67,247,508
EBITDA margin(a)	NM	16.7%	15.9%	15.4%
Adjusted EBITDA margin(a)	9.0%	17.9%	17.4%	15.5%

NM — Not Meaningful
(a)
Calculated as a percentage of revenue

Liquidity and Capital Resources
Overview
UHG funds its operations from its current cash holdings and cash flows generated by operating activities, as well as its available revolving lines of credit, as further described below. As of March 31, 2023, UHG had approximately $110.9 million in cash and cash equivalents, an increase of $98.7 million, from $12.2 million as of December 31, 2022. As of March 31, 2023 and December 31, 2022, UHG had approximately $40.8 million and $32.0 million in unused committed capacity under its revolving lines of credit, respectively. See “— Wells Fargo Syndication” below for information on the modification to the Wells Fargo Syndication subsequent to March 30, 2023 and the upcoming maturity of such loan.
UHG’s principal uses of capital are purchases of developed lots, costs associated with homes under construction and finished homes, and regular operating expenses. Although DHHC experienced a significant number of redemptions prior to the closing of the Business Combination, as of the Closing Date, UHG received net proceeds from the business combination and the PIPE investments (“PIPE Investments”) of approximately $94.4 million. UHG believes that its current cash holdings, cash generated from operations, and cash available under its revolving lines of credit, as well as the public debt and equity markets, will be sufficient to satisfy its short term and long-term cash requirements for working capital to support its daily operations and meet current commitments under its contractual obligations.
As disclosed elsewhere in this prospectus, UHG would receive up to an aggregate of approximately $133.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. However, the exercise of the Warrants is dependent upon the market price of the Class A Common Shares, and the Warrants may not be exercised at all. UHG does not expect any material impact on its liquidity based upon the exercise or non-exercise of the Warrants. However, the exercise of the Warrants would materially increase the liquidity profile of UHG and cash on hand that could be used for working capital and general corporate purposes.
If management of UHG were to determine that it is advisable for UHG to raise additional capital through an equity offering, the ability of holders of securities to sell Class A Common Shares pursuant to this prospectus and under the Notes S-1 may restrict the Company’s ability to raise additional capital through an equity offering. The sale of substantial number of Class A Common Shares pursuant to this prospectus or the Notes S-1, or the perception that such sale may occur, may materially and adversely affect the prevailing market price of the Class A Common Shares and thus restrict the amount UHG is able to raise in an equity offering, or require UHG to issue and sell more Class A Common Shares to generate the same amount of gross proceeds than it would otherwise have had to, which would result in greater dilution to UHG’s existing stockholders. Furthermore, UHG expects that because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part and the Notes S-1, the holders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures and constraint on UHG’s ability to raise additional capital resulting from the shares registered hereunder may continue for an extended period of time. See “Risk Factors — Resales of the Class A Common Shares could depress the market price of the Class A Common Shares of UHG.”

Cash flows generated by UHG’s projects can differ materially from its results of operations, as these depend upon the stage in the life cycle of each project. UHG generally relies upon its revolving lines of credit to fund building costs, and timing of draws is such that UHG may from time to time be in receipt of funds from the line of credit in advance of such funds being utilized. UHG is generally required to make significant cash outlays at the beginning of a project related to lot purchases, permitting, and construction of homes, as well as ongoing property taxes. These costs are capitalized within UHG’s real estate inventory and are not recognized in its operating income until a home sale closes. As a result, UHG incurs significant cash outflows prior to the recognition of associated earnings. In later stages of projects, cash inflows could exceed UHG’s results of operations, as the cash outflows associated with land purchase and home construction and other expenses were previously incurred.
The cost of home construction fluctuates with market conditions and costs related to building materials and labor. The residential construction industry experiences labor and material shortages from time to time, including shortages in qualified subcontractors, tradespeople and supplies of insulation, drywall, cement, steel, and lumber. These labor and material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures or as a result of broader economic disruptions. Increases in lumber commodity prices may result in the renewal of UHG’s lumber contracts at more expensive rates, which may significantly impact UHG’s cost to construct homes and UHG’s business. While UHG has recently seen a steep decline in the price of lumber and more moderate reductions in other building materials, future increases in the cost of building materials and labor could have a negative impact on UHG’s margins on homes sold. Supply-chain disruptions may also result in increased costs to obtain building supplies, delayed delivery of developed lots, and incurrence of additional carrying costs on homes under construction, among other things. Labor and material shortages and price increases for labor and materials could cause delays in home construction and increase UHG’s costs of home construction, which in turn could have a material adverse effect on UHG’s cost of sales and operations.
The homebuilding industry is dynamic, and due in part to fluctuations in demand for homes and other reasons outlined above, the Company’s actual results for the year ended December 31, 2022 were lower than projected. However, UHG remains profitable, and management of UHG does not believe that there has been a material impact on UHG’s liquidity and financial position as a result of revenues and home closings for the year ended December 31, 2022 being lower than projected.
Finished Lot Deposits
UHG does not engage in the land development business. UHG’s strategy is to acquire developed lots through related parties and unrelated third party land developers pursuant to lot purchase agreements. Most lot purchase agreements require UHG to pay a nonrefundable cash deposit of 10% – 15% of the agreed-upon fixed purchase price of the developed lots. In exchange for the deposit, UHG receives the right to purchase the finished developed lot at a preestablished price. Such contracts enable UHG to defer acquiring portions of properties owned by third parties until UHG determines whether and when to complete such acquisition, which may serve to reduce financial risks associated with long-term land holdings. As of March 31, 2023 and December 31, 2022, UHG’s lot deposits related to finished lot purchase contracts were $8.1 million and $3.8 million, respectively.
Prior to the Business Combination, when the Company was acquiring lots through Land Development Affiliates, it did not have to pay deposits as the land development operations were owned by the shareholders of GSH. Post Business Combination, UHG continues to purchase lots from the former Land Development Affiliates of the Company, however, as UHG is no longer owned by the shareholders of GSH, UHG must pay lot purchase agreement deposits to acquire lots. As such, as of March 31, 2023 all interests in lot purchase agreements, including with related parties, is recorded within Lot purchase agreement deposits on the Balance Sheet to the Condensed Consolidated Financial Statements.
Homebuilding Debt
Prior to the Business Combination, the Company, jointly with Other Affiliates (see Note 1 — Nature of operations and basis of presentation to the GSH Carve-Out Financial Statements and the UHG Interim Financial Statements) considered to be under common control, entered into debt arrangements with financial institutions. These debt arrangements are in the form of revolving lines of credit. The Company and the Other Affiliates were collectively referred to as the Nieri Group. The Nieri Group entities were jointly and severely liable for the outstanding balances under the revolving lines of credit, however; the Company has been deemed the primary obligor of such debt, as it is the sole cash generating entity and responsible for repayment of the debt. As such, the Company records the outstanding advances under the financial institution debt and other debt as of December 31, 2022 and December 31, 2021.
The following table and descriptions provide a summary of the Company’s material debt under the revolving lines of credit for the periods indicated:
	March 31, 2023
	Weighted average interest rate	Homebuilding Debt – Wells Fargo Syndication
Wells Fargo Bank	7.63%	$39,982,270
Regions Bank	7.63%	25,499,203
Texas Capital Bank	7.63%	18,211,439
Truist Bank	7.63%	18,195,498
First National Bank	7.63%	7,284,576
Total debt on contracts		$109,172,986
	As of December 31, 2022
	Weighted average interest rate	Homebuilding Debt – Wells Fargo Syndication	Other Affiliates(1)	Total
Wells Fargo Bank	4.98%	$34,995,080	$8,203,772	$43,198,852
Regions Bank	4.98%	27,550,618	—	27,550,618
Texas Capital Bank	4.98%	19,676,552	—	19,676,552
Truist Bank	4.98%	19,659,329	—	19,659,329
First National Bank	4.98%	7,870,621	—	7,870,621
Anderson Brothers	4.74%	—	2,841,034	2,841,034
Total debt on contracts		$109,752,200	$11,044,806	$120,797,006

(1)
Outstanding balances relate to bank financing for land acquisition and development activities of Other Affiliates for which the Company is the co-obligor or has an indirect guarantee of the indebtedness of the Other Affiliates. In addition, the $8,203,772 of Other Affiliates debt with Wells Fargo Bank as of December 31, 2022, is part of the Wells Fargo Syndication.

Wells Fargo Syndication
In July 2021, the Nieri Group entities entered into a $150,000,000 Syndicated Credit Agreement (“Syndicated Line”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Syndicated Line is a three-year revolving credit facility with a maturity date of July 2024, and an option to extend the maturity date for one year that can be exercised upon approval from Wells Fargo. The syndication group indicated they do not intend to renew the Syndicated Line after the maturity date of July 2024. The Syndicated Line also includes a $2,000,000 letter of credit as a sub-facility subjected to the same terms and conditions as the Syndicated Line. The Syndicated Line was amended and restated on March 30, 2023 (“Amendment Date”) in connection with the Business Combination (as defined in Note 1 — Nature of operations and basis of presentation, of the GSH Carve-Out Financial Statements contained in this prospectus). As a result of the amended and restated agreement, GSH is now the sole borrower of the Syndicated Line. No significant terms were changed other than described below. UHG is in active pursuit of additional debt arrangements and while UHG does not expect any significant impact from a financial statement and liquidity perspective, if UHG is unable to fully replace the Syndicated Line, or is unable to do so on favorable terms, UHG’s liquidity may be negatively impacted. The remaining availability on the Syndicated Line was $40,827,014 as of March 31, 2023 and $32,044,028 as of December 31, 2022. UHG pays a fee ranging between 15 and 30 basis points per annum depending on the unused amount of the Syndicated Line. The fee is computed on a daily basis and paid quarterly in arrears.
The Syndication Agreement contains financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $70 million, (y) 25% of positive consolidated earnings earned in any fiscal quarter, and (z) 100% of new equity contributed to the borrower from and after June 30, 2023, (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.50 to 1.00 for any fiscal quarter (and which is reduced to 2.25 to 1.00 beginning in the first quarter of 2024), (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15.0 million at all times and unrestricted cash of not less than $7.5 million at all times. UHG was in compliance with all debt covenants as of March 31, 2023. The Nieri Group was in compliance with all debt covenants as of December 31, 2022.
The interest rates on the borrowings under the Syndicated Line vary based on UHG’s leverage ratio. In connection with the amended and restated Syndicated Line, the benchmark interest rate was converted from LIBOR to Secured Overnight Financing Rate (“SOFR”), with no changes in the applicable rate margins. The interest rate is based on the greater of either LIBOR prior to Amendment Date or SOFR post Amendment Date plus an applicable margin (ranging from 275 basis points to 350 basis points) based on the Company’s leverage ratio as determined in accordance with a pricing grid, or the base rate plus the aforementioned applicable margin.
Leases
The Company leases land and office space in South Carolina under operating leases with related parties. As of March 31, 2023 and December 31, 2022, the future minimum lease payments required under these leases totaled $0.8 million and $1.1 million, with $0.4 million and $0.6 million payable within 12 months, respectively. Further information regarding the Company’s leases is provided in Note 9 — Commitments and contingencies to the GSH Carve-Out Financial Statements and Note 11 —  Commitments and contingencies to the UHG Interim Financial Statements. In addition to leasing land and office space, in December 2022, the Company began entering into sale-leaseback transactions on completed model homes with related parties, where revenue and cost of sales are recognized. As of December 31, 2022, revenue and cost of sales were $5,188,716 and $4,508,819, respectively. Further information regarding these transactions is provided in Note 6 — Related party transactions to the GSH Carve-Out Financial Statements.
Cash Flows
Three Months Ended March 31, 2023 Compared to Three Months Ended March 31, 2022
The following table summarizes UHG’s cash flows for the periods indicated:
	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$23,051,836	$10,507,683
Net cash provided by (used in) in investing activities	6,871	(68,295)
Net cash provided by (used in) in financing activities	75,613,874	(25,468,277)
Operating Activities
Net cash flows provided by operating activities during the three months ended March 31, 2023 was $23.1 million, as compared to cash flows provided of $10.5 million for the three months ended March 31, 2022. The difference in cash flows period over period is $12.6 million. This change is partially attributable to changes in net (loss) income adjusted for non-cash transactions provided of $7.3 million for the three months ended March 31, 2023, as compared to cash flows provided of $18.6 million for the three months ended March 31, 2022. Additionally, this change is attributable to cash provided by a lower investment in inventory of $30.1 million, partially offset by a decrease in accounts payable of $11.4 million and an increase in deferred tax asset of $2.0 million during the three months ended March 31, 2023. For the three months ended March 31, 2022, cash used to increase investments in inventory was $8.4 million, partially offset by a decrease other accrued expenses and liabilities of $1.1 million and an increase in accounts payable of $2.2 million.
Investing Activities
Net cash provided by investing activities for the three months ended March 31, 2023 was attributable to proceeds of from the sale of property and equipment of $0.1 million offset by the purchase of additional property and equipment of $0.1 million.
Net cash used in investing activities for the three months ended March 31, 2022 of $0.1 million was attributable to Legacy UHG’s capital contribution in a joint venture and purchase of additional property and equipment.
Financing Activities
Net cash provided by (used in) financing activities for the three months ended March 31, 2023 was $75.6 million compared to net cash used in financing activities of $25.5 million for the three months ended March 31, 2022. The difference in cash flows period over period is $101.1 million. The increase in financing activities was primarily attributable to cash received of $94.4 million as a result of the merger, PIPE, and recapitalization transactions, proceeds from homebuilding debt of $40.0 million, partially offset by repayment of homebuilding debt of $40.6 million and distributions and net transfers to shareholders and other affiliates of $16.9 million during the three months ended March 31, 2023. In contrast, during the three months ended March 31, 2022, cash flows used in financing activities included $22.2 million for repayment of homebuilding debt, $6.9 million of cash flows were used in distributions and net transfers to shareholders and other affiliates, and $18.5 million of cash flows was used for amounts to shareholders and other affiliates, partially offset by $20.0 million of proceeds from homebuilding debt.
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
The following table summarizes the Company’s cash flows for the periods indicated:
	Year Ended, December 31,
	2022	2021
Net cash provided by operating activities	$34,616,722	$58,318,036
Net cash used in investing activities	(206,877)	(394,054)
Net cash used in financing activities	(73,675,897)	(35,598,882)
Net cash provided by operating activities was $34.6 million for the year ended December 31, 2022, a decrease of $23.7 million as compared to $58.3 million of net cash provided by operating activities for the year ended December 31, 2021. The decrease in net cash provided by operating activities was primarily attributable to an increase of $13.9 million of investment in inventories and a decrease of $16.6 million of accounts payable due to an increased level of operations, offset by an increase in net income of $7.1 million.
Net cash used in investing activities was $0.2 million for the year ended December 31, 2022, a decrease of $0.2 million as compared to $0.4 million of net cash used in investing activities for the year ended December 31, 2021. The decrease in net cash used in investing activities was primarily due to a $0.2 million decrease in purchases of property and equipment.
Net cash used in financing activities was $73.7 million for the year ended December 31, 2022, an increase of $38.1 million as compared to $35.6 million of net cash used in financing activities for the year ended December 31, 2021. The increase in net cash used in financing activities was primarily attributable to an increase of $20.7 million in net transfers to shareholders and other affiliates in the year ended December 31, 2022 to account for the activity that occurred between the homebuilding operations of the Company and shareholders and other affiliates before the carve-out. The increase in net cash used in financing activities was also attributable to a $9.3 million decrease in net cash flows from homebuilding and other affiliate debt, as well as a $9.3 million increase in due to/from other affiliates.

Critical Accounting Policies and Estimates
The GSH Carve-Out Financial Statements and the UHG Interim Financial Statements were prepared in accordance with GAAP. UHG’s critical accounting policies are those that it believes have the most significant impact to the presentation of its financial position and results of operations and that require the most difficult, subjective or complex judgments. In many cases, the accounting treatment of a transaction is specifically dictated by GAAP without the need for the application of judgment.
In certain circumstances, however, the preparation of carve-out financial statements in conformity with GAAP requires UHG to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the carve-out financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates made by UHG include corporate expense allocation, useful lives of depreciable assets, revenue recognition associated with contracts recognized over time, warranty reserves, share-based compensation and capitalized interest. Actual results could differ from those estimates.
Revenue Recognition
UHG recognizes revenue in accordance with ASC 606 Revenue from Contracts with Customers. Revenues consist primarily of home sales in the United States. Home sale transactions typically have a single performance obligation to deliver a completed home to the homebuyer which is generally satisfied when control of the home is transferred to the customer. Control is considered to be transferred to the customer at the time of closing when the title and possession of the home are received by the homebuyer. Little to no estimation is involved in recognizing such revenues. Revenue is reported net of any discounts and incentives.
Revenues from home sales in which the buyer retains title to the homesite while UHG builds the home are recognized based on the percentage of completion of the home construction, which is measured on a quarterly basis.
Home sale transactions are made under fixed price or speculative based contracts that are affected by market demand and interest rates. UHG generally determines the selling price per home based on the expected cost-plus margin. Based on UHG’s review of its contracts, UHG believes there are no significant financing components due to the expected duration of the contracts and the related performance obligation has an original expected duration of one year or less.
Revenues recognized by UHG also include revenue from the sale-leaseback transactions of completed model homes, as the sale of these homes is part of UHG’s ordinary activities. Further information regarding these transactions is provided in Note 6 — Related party transactions to the GSH Carve-Out Financial Statements.
Warranty Reserves
The Company establishes warranty reserves to provide for estimated future expenses as a result of defective construction on original installations, plumbing, electrical, HVAC and other systems, and structural home integrity. Estimates are determined based on management’s judgment considering factors such as historical claims and the number of homes delivered. Actual warranty costs could differ from the current estimated amount.
The Company’s warranty reserve amounts are based upon historical experience and geographic location. While the Company believes that its warranty reserves are sufficient to cover its projected costs, there can be no assurances that historical data and trends will accurately predict its actual warranty costs. See Note 2 and Note 8 to the GSH Carve-Out Financial Statements for additional information related to its warranty reserves.
Real Estate Inventory and Cost of Home Sales
Inventory includes developed lots, homes under construction, and finished homes. Developed lots consist of land that has been developed for or acquired by the Company, and vertical construction is imminent. At the time construction begins, developed lots are transferred to homes under construction. Homes under construction represents costs associated with active homebuilding activities which include, but are not limited to, direct material, labor, and overhead costs related to home construction, capitalized interest, real estate taxes, and land option fees. Finished homes represent completed but unsold homes at the end of the reporting period. Costs incurred in connection with completed homes and selling, general, and administrative costs are expensed as incurred.
The Company relies on certain estimates to determine its construction and land development costs. Construction and land costs are comprised of direct and allocated costs, including estimated future costs. In determining these costs, the Company compiles project budgets that are based on a variety of assumptions, including future construction schedules and costs to be incurred. Actual results can differ from budgeted amounts for various reasons, including construction delays, labor or material shortages, slower absorptions, increases in costs that have not yet been committed, changes in governmental requirements, or other unanticipated issues encountered during construction and development and other factors beyond the Company’s control. To address uncertainty in these budgets, the Company assesses, updates and revises project budgets on a regular basis, utilizing the most current information available to estimate home construction and land development costs.
Developed lots are typically allocated to individual residential lots on a per lot basis based on specific costs incurred for the acquisition of the lot. At the time construction of the home begins, developed lots are transferred to homes under construction within inventory. Sold units are expensed to cost of sales based on a specific identification basis. Cost of sales consists of specific construction costs of each home, estimated warranty costs, allocated developed lots, and closing costs applicable to the home.
Inventories are carried at the lower of accumulated cost or net realizable value. The Company periodically reviews the performance and outlook of its inventories for indicators of potential impairment.
The Company records rebates with certain suppliers as a reduction in cost of sales based on a specific identification basis. At the time of closing, costs that were incurred as part of the construction of the home but not paid at the time of closing are accrued. The accrual is recorded within cost of sales.
Investment in Joint Venture
The Company entered into a joint venture agreement with an unrelated third party and acquired a 49% equity stake in Homeowners Mortgage, LLC (“Joint Venture”). The Company accounts for its investment in the joint venture under the equity method of accounting, as it determined that the Company has the ability to exercise significant influence over the venture but does not have control. Under the equity method accounting, the investment in the unconsolidated joint venture is recorded initially at cost, as an investment in the joint venture, and subsequently adjusted for equity in earnings, cash contributions, less distributions and impairments.
The Company made an initial capital contribution of $49,000 at the formation of the joint venture on February 4, 2022. The Company has no obligations to make future capital contributions as governed by the joint venture’s operating agreement. If any future contributions are made, they generally will be based on a pro rata basis, based on the Company’s respective equity interest in the joint venture.
Share-Based Compensation
The board of directors of GSH approved and adopted the Great Southern Homes 2022 Equity Incentive Plan. In connection with the Business Combination the Great Southern Homes 2022 Equity Incentive Plan was terminated and DHHC’s shareholders approved the 2023 Plan. The Company has two types of share-based compensation, stock options and stock warrants. Stock options of the Company were granted to certain directors and employees of the Company, and stock warrants were granted to certain non-employee directors of the Company. The outstanding options prior to the Business Combination were cancelled in exchange for substantially equivalent options to acquire shares of common stock of UHG based on the conversion ratio for the UHG common shares in the Business Combination. No further grants can be made under the Great Southern Homes, Inc. 2022 Equity Incentive Plan. The Great Southern Homes, Inc.

2022 Equity Incentive Plan, and now the 2023 Plan, defines awards to include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, and performance compensation awards. The Company’s share-based compensation was allocated to the Company in accordance with the methodology described in Note 1 — Nature of operations and basis of presentation in the notes to the GSH Carve-Out Financial Statements and the UHG Interim Financial Statements, each included elsewhere in this prospectus.
Stock option awards are expensed on a straight-line basis over the requisite service period of the entire award from the date of grant through the period of the last separately vesting portion of the grant. The Company accounts for forfeitures when they occur. Stock warrant awards do not contain a service condition and are expensed on the grant date. The fair value of share-based awards, granted or modified, is determined on the grant date (or modification or acquisition dates, if applicable) at fair value, using the Black-Scholes option pricing model. This model requires the input of highly subjective assumptions, including the option’s expected term and stock price volatility. Refer to Note 10 — Stock compensation in the notes to the GSH Carve-Out Financial Statements and Note 13 — Share-based compensation in the notes to the UHG Interim Financial Statements, each included elsewhere in this prospectus, for more information.
Earnout
The contingent earnout shares were recognized at fair value on the Closing Date and are subsequently remeasured at each reporting date with changes in fair value recorded in the Company’s Condensed Consolidated Statements of Operations.
Earnout Shares issuable to employees and directors of the Company (“Employee Option Holders”) at the Closing Date are considered a separate unit of account, and the value of these shares was recognized as a one-time stock compensation expense for the grant date fair value using the Monte Carlo simulation valuation model.
Refer to Note 13 — Share-based compensation and Note 14 — Earnout Shares in the notes to the UHG Interim Financial Statements for additional information, including definitions.
Derivative Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Refer to Components of UHG’s Operating Results above for additional information related to those instruments that the Company accounts for as a derivative liability.
PIPE Investment
The Company accounts for the convertible note at amortized cost and amortizes the debt discount to interest expense using the effective interest method over the expected term of the Notes. Refer to Note 3 — Summary of significant accounting policies and Note 12 — Convertible Note to the UHG Interim Financial Statements for additional information.
Income Taxes
Income taxes are accounted for using the asset and liability method of accounting. Refer to Components of UHG’s Operating Results above for additional information on the asset and liability method of accounting.
The Company recognizes interest and penalties related to the underpayment of income taxes, including those resulting from the late filing of tax returns within the provision for income taxes in the Condensed Consolidated Statements of Operations. The Company analyzes its tax filing positions in the U.S. federal, state, and local tax jurisdictions where the Company is required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, the Company determines that uncertainties in tax positions exist, a liability is established.

Tax laws are complex and subject to different interpretations by the taxpayer and respective governmental taxing authorities. Significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties under GAAP. The Company reviews its tax positions quarterly and adjusts its tax balances as new legislation is enacted or new information becomes available.
Prior to the Business Combination, GSH was included in the tax filing of the shareholders of GSH, which was taxed individually under the provision of Subchapter S and Subchapter K of the Internal Revenue Code. Individual shareholders were liable for income taxes on their respective shares of GSH’s taxable income. No income tax liability nor income tax was allocated to the homebuilding operations of GSH as of December 31, 2022 or for the three months ended March 31, 2023, nor was there any recorded liability for uncertain tax positions.
Recently Issued/Adopted Accounting Standards
Refer to the section titled “Recent Accounting Pronouncements” in Note 2 of the notes to the GSH Carve-Out Financial Statements and Note 3 of the UHG Interim Financial Statements, included elsewhere in this prospectus, for more information.
Internal Controls Over Financial Reporting
A company’s internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
Prior to the Business Combination, GSH was not required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Upon consummation of the Business Combination, UHG’s management is required to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting.
UHG has identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis. UHG identified material weaknesses in UHG’s internal controls in the following areas: (i) failure to properly evaluate certain transactions in accordance with U.S. GAAP, ; (ii) lack of appropriate documented review of related party transactions; (iii) a lack of or improper segregation of duties and second level reviews in certain areas; (iv) failure to retain evidence of review of multiple key controls and lack of formal control review and documentation required by COSO principles; and (v) multiple IT related control deficiencies.
Each of the material weaknesses described above involves control deficiencies that could result in a misstatement of one or more account balances or disclosures that would result in a material misstatement to the UHG financial statements that would not be prevented or detected, and, accordingly, it has determined that these control deficiencies constitute material weaknesses.
UHG is currently in the process of implementing measures and has taken the below steps to address the underlying causes of these material weaknesses and the control deficiencies. Its efforts to date have included the following:
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updated processes around the accounting for custom revenue in consideration of ASC 606;

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updated processes around accounting for warranty expense;

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implemented changes to correct the classification of intercompany charges and inventory;

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adopting the COSO framework in order to develop and deploy control activities and assess the effectiveness of internal controls over financial reporting;

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implemented a related party transaction committee to provide oversight of related party transactions; and

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hired new personnel to facilitate second level reviews, and financial reporting oversight

UHG is also currently implementing additional measures which include:
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reviewing and enhancing its system of internal controls across all business units to ensure that financial statement line items and disclosures across segments are addressed by sufficiently precise controls;

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reviewing and enhancing its internal controls related to the financial statement review process, including review controls over manual journal entries and account reconciliations;

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reviewing and enhancing of IT general controls over information systems relevant to financial reporting, including privileged access and segregation of duties; and

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realignment of existing personnel and the addition of both internal and external personnel to strengthen management’s review and documentation over internal control over financial reporting.

UHG will continue to review and improve its internal controls over financial reporting to address the underlying causes of the material weaknesses and control deficiencies. Such material weaknesses and control deficiencies will not be remediated until UHG’s remediation plan has been fully implemented, and it has concluded that its internal controls are operating effectively for a sufficient period of time.
UHG cannot be certain that the steps it is taking will be sufficient to remediate the control deficiencies that led to its material weaknesses in its internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. In addition, UHG cannot be certain that it has identified all material weaknesses and control deficiencies in its internal control over financial reporting or that in the future it will not have additional material weaknesses or control deficiencies in its internal control over financial reporting.
Off-Balance Sheet Arrangements
We currently have no off-balance sheet arrangements.
Quantitative and Qualitative Disclosure About Market Risk
Our operations are interest rate sensitive. As overall housing demand is adversely affected by increases in interest rates, a significant increase in interest rates may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates could adversely affect our revenues, gross profits and net income.
We will also be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and fund construction costs. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates.
The interest rate on the borrowings under our Syndicated Line are based upon SOFR plus an applicable margin ranging between 275 basis points and 350 basis points, based upon our leverage ratio. We are therefore exposed to market risks related to fluctuations in interest rates on our outstanding debt under our Syndicated Line. We did not utilize swaps, forward or option contracts on interest rates or commodities, or other types of derivative financial instruments as of or during the three months ended March 31, 2023. We did not enter into during the three months ended March 31, 2023, and currently do not hold, derivatives for trading or speculative purposes.
We hold cash and cash equivalents for working capital purposes. We do not have significant exposure to market risk with respect to investments, as any investments we enter into are primarily highly liquid investments. As of March 31, 2023, we had cash and cash equivalents of $110.9 million, consisting of operating and money market accounts which are not materially affected by changes in the general level of

U.S. interest rates. A 100 basis point increase in overall interest rates would negatively affect our net income by approximately $1.0 million.
Our Convertible Notes accrue interest at a fixed rate, thus these instruments are not subject to interest rate sensitivity.

BUSINESS
Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “the Company” or “UHG” refer to GSH and its subsidiaries prior to the Business Combination and to the Company and GSH, on a consolidated basis, after giving effect to the Business Combination.
Overview
UHG designs, builds and sells homes principally in South Carolina, with a smaller presence in Georgia. The geographical markets in which UHG presently operates its homebuilding business are currently high- growth markets, with substantial in-migrations and employment growth. UHG’s business historically consisted of both homebuilding operations and land development operations. Recently, UHG separated its land development operations and its homebuilding operations across separate entities in an effort to adopt best practices in the homebuilding industry associated with ownership and control of land and lots and production efficiency. Following the separation of the land development business, which is now primarily conducted by the Land Development Affiliates that are outside of the corporate structure of UHG, UHG employs an asset-light lot operating strategy, with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses.
Under its asset-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties including the Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party. These agreements require UHG to pay the counterparty a cash deposit equal to a portion of the total price of the lots for which it obtains a right to purchase. The lot purchase agreements permit UHG to terminate the agreements at the cost of its deposit, providing UHG with flexibility over its lot supply. UHG believes that the use of lot purchase agreements is a capital-efficient way of operating, as it provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land. UHG intends to continue to leverage its asset-light lot operating strategy in furtherance of its growth objectives.
Since breaking ground on its first home in 2004, UHG has closed at least 11,000 home sales through December 31, 2022. In 2022, UHG was ranked by ProBuilder as the 25th and 41st builder nationally for starter and single-family homes, respectively, based on home closings in 2021.
The geographic markets in which UHG presently operates its homebuilding business combine positive population and employment growth trends, favorable migration patterns, and attractive housing affordability. UHG’s markets also offer lower state and local income taxes when compared to many other locations, and desirable lifestyle and weather characteristics. UHG believes these favorable factors have recently been amplified by the remote work phenomenon that followed as a result of the COVID-19 pandemic, which brought migration from large urban areas that are employment centers to areas in which UHG builds homes.
As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics. UHG believes that the Southeastern states generally offer these characteristics to a greater extent than other geographic regions of the country and expects the Southeastern states to be the principal focus of any future expansion of its homebuilding business.
UHG presently operates in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and one market in Georgia.
The standard terms of UHG’s existing lot purchase agreements provide UHG with the right to purchase finished lots at market prices from independent third-party land developers. UHG pays deposits based on the aggregate purchase price of the finished lots, typically 10% of the purchase price of the finished lots. The deposit is credited against the purchase price of the finished lots. These lot purchase agreements generally provide UHG with the right to purchase the lots pursuant to the terms and conditions of the agreement, or to terminate the agreement for any reason. If UHG declines to close on the purchase of the lots, its primary legal obligation and economic loss as a result of such termination is limited to the amount of the deposit paid.
In the future, UHG expects to enter into lot purchase agreements with the Land Development Affiliates on similar terms as described above, which, when combined with contracts UHG currently has with third-party developers, would, if entered into, give UHG the contractual right to acquire approximately 7,749 lots (as of June 23, 2023).
Substantially all of the land development activities UHG was previously engaged in, directly or indirectly, were transferred to the Land Development Affiliates when UHG repositioned itself as an asset-light home builder. Michael Nieri is the President, Chief Executive Officer and Chairman of the Board of Directors and is also an owner and board member of Pennington Communities, LLC, an entity formed to be the sole manager of each of the Land Development Affiliates. As a result of their relationship, UHG expects to have available a reliable pipeline of finished lots developed by the Land Development Affiliates in the near future. Lots developed from land owned by the Land Development Affiliates will be sold to UHG at fair market value.
For any sales of lots to UHG by the Land Development Affiliates that occur following the Business Combination, the UHG Related Party Transactions Committee will be responsible for approving the terms of any such transaction, as well as other contracts or transactions between UHG or any of its subsidiaries, on the one hand, and Michael Nieri or any affiliate or associate of Mr. Nieri, on the other hand. The UHG Related Party Transactions Committee will establish and monitor procedures to be followed to ensure that sale prices reflect actual fair market value and will review all agreements and transactions entered into or to be entered into involving any of the Land Development Affiliates and UHG to ensure any such agreements and transactions are in arm’s length. However, because Mr. Nieri has material interests in the Land Development Affiliates, there may be situations in which UHG’s interests and Mr. Nieri’s interests are inherently not fully aligned in transactions that involve both UHG and one or more of the Land Development Affiliates, and in some cases Mr. Nieri’s interests may directly conflict with the interest of UHG. These conflicts may include, without limitation: conflicts arising from the enforcement of agreements between UHG and the Land Development Affiliates; conflicts in determining whether UHG may be able to obtain more beneficial terms by purchasing lots from other third-party developers; and conflicts in determining the terms of current or future agreements and transactions. These conflicts of interest may result in transactions whose terms or outcomes are less favorable to UHG than would otherwise be the case without such arrangements with the Land Development Affiliates.
UHG revenues decreased from approximately $108.4 million for the three months ended March 31, 2022 to $94.8 million for the three months ended March 31, 2023. For the three months ended March 31, 2023, UHG generated gross profit of 17.7%, adjusted gross profit of 20.2%, net loss of approximately $(204.5) million, and adjusted EBITDA margin of 9.0%, representing a decrease of 7.5%, 5.8%, $221.5 million, and 8.9%, respectively, from the three months ended March 31, 2022. For the year ended December 31, 2022, UHG increased its revenues from approximately $432.9 million for the year ended December 31, 2021 to approximately $477.0 million. For the year ended December 31, 2022, UHG generated gross profit of 24.9%, adjusted gross profit of 26.0%, net income of approximately $69.5 million, an EBITDA margin of 15.9% and an adjusted EBITDA margin of 17.4%. Adjusted gross profit, EBITDA, adjusted EBITDA, and EBITDA Margin are non-GAAP measures. See “Management Discussion and Analysis of Financial Conditions and Results of Operation — Non-GAAP Financial Measures” for a reconciliation of each measure to its most directly comparable GAAP measure.
Market Opportunity
UHG believes that there is a significant housing shortage in the United States, which provides UHG with an opportunity to increase an already strong position in the Southeastern U.S. market. Long-term favorable fundamentals of low housing inventory, high employment growth over a trailing five-year period, and affordability relative to the national average home price create an opportunity for UHG to expand its homebuilding operations in the Southeastern United States.

Of the four main U.S. regions, the south experienced the most favorable migration patterns, with more people moving in than moving out domestically between 2021 and 2022, according to the U.S. Census Bureau. The population in South Carolina increased by more than 10% from 2010 to 2022, with the state now the third fastest growing state by percentage of growth in the United States.
In addition, the COVID-19 pandemic accelerated many of the existing trends in the U.S. housing market, with demand increasing as many people migrated away from larger urban areas, a trend fueled by the increasing acceptance of remote work.
As of June 2022, the median age of a home in the United States was 39 years old. This rapidly aging resale stock, combined with an extremely low level of existing home inventory and a dearth of new home construction since the 2008 housing crisis highlights the significant and immediate need for additional housing supply. UHG believes that the South Carolina housing market, with the exception of the Charleston urban area, still remains affordable compared to many other markets. UHG believes that it is well-suited to meet this demand for new housing supply in the markets in which it operates based on its strong existing presence and reputation in the region.
UHG believes that its core markets in South Carolina are poised to benefit from the state’s economic expansion plans. South Carolina has a strong and growing manufacturing sector that is expected to benefit from the onset of “reshoring” of manufacturing from overseas. The major manufacturers in the state are currently in the aviation and automotive sectors. Boeing manufactures their new 787 Dreamliner in Charleston on the coast, while Lockheed Martin builds the F-16 fighter in Greenville in the upstate area. BMW has operated a large and growing plant in the upstate area since 1994, and Volvo opened a large manufacturing facility outside the Charleston area in 2018. Mercedes also manufactures their Sprinter Van near Charleston. Investment in educational and transportation infrastructure is also ongoing to support these industries. The Clemson University International Center for Automotive Research has the only graduate Department of Automotive Engineering in the nation, while the University of South Carolina in Columbia has established a Center for Aerospace Innovation and Research.
South Carolina is aggressively recruiting additional manufacturers to open or expand operations in the state, with particular interest from the burgeoning electric vehicle industry. Since December 2022, three major electric vehicle-related companies have announced that they are beginning operations in South Carolina with over $6 billion in investment and approximately 7,000 new jobs. Many of UHG’s key markets in South Carolina are expected to benefit from these and other future opportunities. Less than an hour from UHG’s headquarters in the core housing market area of the Midlands are three prepared industrial “megasites.” The state has dedicated over $200 million this year for economic incentives to recruit new industry. To accommodate increasing growth and freight movement needs, the state is also committing an additional $1.5 billion dollars over the next 14 years to accelerate interstate widening along the key I-26 corridor from Columbia to the Port of Charleston. UHG believes the long-term economic outlook for its market area of the Southeast is particularly strong due, in part, to these recruiting efforts by South Carolina.
As previously noted, UHG presently operates in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and one market in Georgia.
Midlands
The Midlands regional market area runs approximately 100 miles along the I-20 corridor from Augusta, Georgia to Kershaw County in South Carolina. Specific sub-markets include Augusta, Aiken, Columbia, Kershaw, and Sumter. Current economic drivers in this region are primarily government and military activities, although there is a growing manufacturing sector, including a new electric vehicle plant that will build SUVs for Volkswagen brand Scout. The Midlands market has a large number of significant military installations. These include Fort Jackson in Columbia, the largest training base in the Army; Shaw Air Force Base in Sumter, home to an F-16 Fighter Wing, a drone squadron, as well as the recently relocated U.S. Army Central headquarters; and Fort Gordon in Augusta, the new home of the U.S. Army Cyber Command. This large military presence provides a source of potential homebuyers with significant job stability, as well as a large number of military retirees who may look to buy homes in the area. Manufacturing has noticeably increased in the Midlands over the past decade, with Michelin and Continental tire plants, pharmaceutical and medical supply manufacturers, and Amazon distribution facilities. The Midlands is also home to the University of South Carolina, a major research university. Population growth in the Midlands market has been steady, with approximately 8.9% growth since 2010 in the Columbia metro area. Homebuyers in the Midlands market range from families to retirees, and generally focus on affordability. The average purchase price for a new home in the Midlands market in 2022 was $332,936. UHG closed 942 homes in the Midlands market in 2022, with an average price of $289,546.
Upstate
The Upstate market encompasses approximately 70 miles of the I-85 corridor in the northern part of South Carolina, from near the Georgia border to Spartanburg. Specific sub-markets include the Clemson area, Greenville, Spartanburg, Greenwood, and Laurens. Manufacturing is the primary economic driver of this market, partially driven by major facilities of BMW, Michelin, GE, and Lockheed Martin, as well as other companies that support these manufacturers. The Upstate market is also home to Clemson University, a major research university and home to more than 20,000 students. Greenville has undergone a major downtown redevelopment and has now become a notable travel destination. It was recently ranked in the Top 5 Best Small Cities in the United States by Condé Nast. The Upstate area is also well-known for its abundant outdoor recreation opportunities, including world-class whitewater rafting and kayaking on the Chattooga River, as well as abundant hiking opportunities to beautiful mountains and waterfalls such as Caesar’s Head, Table Rock, and Issaqueena Falls. Population growth in the Upstate market has been strong, partially driven by almost 20% growth since 2010 in the Greenville metro area. The average purchase price for a new home in the Upstate market in 2022 was $334,895. UHG closed 421 homes in the Upstate in 2022, with an average price of $306,409.
Coastal
The Coastal market follows along a 120-mile corridor of US-17 from Charleston to the North Carolina border, with sections extending further inland. Specific sub-markets include Charleston, Georgetown, Pawleys Island, Myrtle Beach, Conway, and Florence. The Coastal market’s economy is primarily driven by tourism, although the Charleston metro area also has a significant manufacturing presence, driven by facilities of Boeing, Volvo, and Mercedes. Charleston also has the eighth largest maritime seaport in the country, which saw higher cargo growth rates in 2021 than any other U.S. seaport in the last decade. The warm climate, beach access, world-class amenities, and recreational opportunities draw visitors year-round. Travel and Leisure Magazine has named Charleston the “Best City to Visit in the U.S.” for 10 years straight, while Myrtle Beach draws over 19 million visitors annually from around the world to its nearly 60 miles of beaches and numerous golf courses. While the Charleston metro market has seen dramatic price appreciation over the past few years, the rest of the Coastal market retains an affordability edge, particularly among sub-markets further inland. Demographics for homebuyers in the Coastal market vary, but there is a strong presence of out-of-state buyers and retirees. The population of both the Myrtle Beach area and Charleston metro area has increased more than 25% since 2010. The average purchase price for a new home in the Charleston metro area in 2022 was $498,786, with Myrtle Beach significantly lower at $391,419. UHG closed 242 homes in the Coastal market in 2022, with an average price of $323,696.
Competitive Strengths
UHG’s primary business objective is to create long-term returns for stockholders through its commitment to produce quality-built homes at affordable prices. UHG believes that its reputation, commitment to excellence and its support for its customers through the home buying process sets it apart from other public company homebuilders. UHG believes that the following strengths position it well to execute its business strategy and capitalize on opportunities in the Southeastern United States and across the country.
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Established Track Record of Strong Organic Growth.   Proven growth and operating successes are hallmarks of UHG’s history. Led by Michael Nieri since its inception, UHG has closed at least 11,000 homes since 2004. UHG consistently ranks as one of the nation’s fastest growing homebuilders and was declared the 3rd fastest growing private builder in America by Builder Magazine in 2017. By 2022, UHG rose to 45th on the “Builders 100” list.

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Leading Share in Existing Markets and Close Proximity to Adjacent High-Growth Markets.   According to the U.S. Census Bureau, UHG’s home state of South Carolina experienced population growth of more than 10% from 2010 to 2022 exceeding the national average of 7.4% over the same period of time. Not only does UHG enjoy leading market share in a majority of the submarkets they serve in South Carolina and Georgia, but UHG is based within 500 miles of some of the fastest growing markets in the U.S based on new home sales. This includes markets like Raleigh / Durham, Nashville, Jacksonville and Orlando, which carry the potential for expansion both organically and via strategic acquisitions. UHG’s proximity to growing population centers of the Southeast provide a unique advantage over homebuilders with less of a focus in these regions.

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Land-light Operating Model Drives Superior Returns with Less Capital at Risk.   UHG and other land-light builders do not hold large land positions on balance, but rather partner with land developers including the Land Development Affiliates that hold land and finished lots and deliver them to the builder on a “just-in-time” basis. UHG believes that this land-light model results in a more balance- sheet efficient strategy, which is expected to drive higher returns while offering more flexibility in response to changing economic conditions and expects this to result in more stable financial performance through the housing cycle due to low invested capital and the ability to walk away from lot purchases in down markets. Because of the higher and more stable return profile, land light builders tend to trade at higher valuation multiples than peers that own considerable land positions.

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Highly Experienced, Aligned and Proven Management Team.   UHG benefits from a highly experienced management team that has demonstrated the ability to adapt to ever-changing market conditions while generating substantial growth and innovation. UHG’s executive officers and key employees have over 100 years of cumulative experience in the homebuilding industry. UHG believes its management team’s wide-ranging industry experience, combined with its incentivized executive compensation structure, have been and will continue to be the key to its success.

Growth Strategy
UHG’s management and Board of Directors have established a multi-pronged growth strategy. UHG expects to achieve its growth goals through successful execution of the following strategies:
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Continue to Leverage Key Macro Housing Trends.   UHG plans to continue to capitalize on the macro housing trends including the ongoing migration from higher-cost areas in the Northeast to more affordable markets in the Southeast. Given its focus on entry-level and first-time move-up buyers, UHG also expects to take advantage of the continued inflation in rental rates to encourage renters to consider home buying as an alternative to renting. It is UHG’s view that household formation, life events and ongoing rent inflation are larger drivers in an entry-level homebuyer’s decision process than interest rates.

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Capitalize on Strong Growth in Core Markets.   U.S. Census Bureau data indicates UHG’s existing and adjacent markets continue to grow faster than national averages. These conditions are expected to allow well-capitalized homebuilders with a meaningful presence in these markets to grow faster than industry averages. For UHG going forward, market share take, growth in community count, and a re-composition of community size are expected to drive organic growth. Specifically, community count is expected to increase in 2023, and UHG expects average community size to increase in its target markets. Management of UHG expects that larger communities will allow the company to better manage sales cadence and even-flow production schedules, thereby generating increased operating leverage. UHG and its predecessors have demonstrated an ability to capitalize on these trends for more than 20 years, and capital provided from the Business Combination is expected to support additional growth in the future.

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Accretive Mergers and Acquisitions (M&A).   Homebuilding is a business that benefits from scale, where the benefits of operating as a larger entity can result in lower costs and higher margins. Further, UHG believes that the changing macroeconomic environment in 2022 will result in an increased willingness of smaller builders to explore partnerships with larger organizations. Management believes UHG has an opportunity to be an “acquirer of choice” for these smaller builders as UHG’s acquisition strategy is focused on retaining local operations and brands. UHG has in place dedicated personnel focused on M&A opportunities.

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Programmatic Build to Rent (BTR) Relationships.   Single-family rental pricing increased 8.8% nationally in 2022, driven by strong demand and limited supply for single-family rental assets. Institutional owners of residential rental homes are increasingly turning to homebuilders to help meet the need for more housing supply. Further, newly constructed rental homes tend to come with lower maintenance costs and higher rents than older homes. UHG’s existing product set, geared towards entry-level and first-time move-up buyers, is highly consistent with the rental product desired by institutional capital. UHG has considerable experience developing single-family rental homes and is in discussions with and expects to enter programmatic relationships with institutional investors for development of Built to Rent (“BTR”) communities. UHG expects that its BTR communities will be constructed in bulk. In 2022, UHG was contracted to deliver 41 units in one BTR community. Institutional owners closed on 28 of the 41 units in this BTR community in the fourth quarter of 2022 and the remaining 13 units closed in the first quarter of 2023. UHG is also exploring opportunities for additional BTR communities in its operational footprint. UHG hopes to grow this volume with other participants over time and expects to offer transparency and guidance to investors and the market on its BTR activities as a regular course of business and communication going forward. Finally, UHG’s BTR approach is expected to be (1) ongoing and repeatable in nature, (2) transparent, visible and predictable to public equity investors, and (3) an extension of UHG’s balance sheet efficient approach to what has traditionally been a capital intensive business. UHG is targeting approximately 10 – 20% of closings annually from its BTR initiative.

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Ancillary Revenue Growth Opportunities.   UHG management continuously looks for accretive sources of EBITDA growth, not just in product line opportunities, but also in opportunities to drive additional EBITDA from existing operations. A key example of this is the recent formation and launch of Homeowners Mortgage, which began generating revenue in July 2022. The creation of Homeowners Mortgage, currently structured as a joint venture with a leading national lender, which will arrange mortgage financing for potential homebuyers, is anticipated to deliver incremental high margin revenue to UHG and its shareholders. Beyond being a new source of revenue and EBITDA for UHG with little incremental expense or capital investment, it is anticipated that the Homeowners Mortgage joint venture will improve buyer traffic conversion and reduce backlog cancellation rates as well.

UHG’s History
UHG was founded in 2004 in Columbia, South Carolina, with the vision of providing well-built, affordably- priced homes for first-time homebuyers. Since that time, UHG has grown dramatically and has become the 45th largest home builder in the United States, having closed at least 11,000 homes since 2004.
UHG first began building homes in 2004 in the Northeast area of Columbia, South Carolina, producing products for entry-level buyers. By the late 2000s, UHG had expanded into several other markets in the Midlands area of South Carolina, including Lexington County, Richland County, and Kershaw County. Subsequently, UHG entered the Sumter, South Carolina market in 2013 and has grown to be the number one builder in that market. In 2014, UHG entered the Aiken and Florence markets in South Carolina, as well as the Augusta, Georgia market. Over this eight-year expansion, UHG averaged over 20% growth per annum in closings average annual unit growth. By 2017, UHG had expanded into the Coastal market (Charleston, Myrtle Beach) and the Upstate market (Greenville, Clemson).
UHG is one of the largest private builders in South Carolina and one of the top home builders in South Carolina. Revenues more than doubled from $171 million in 2017 to $477 million in 2022. Unit closings also more than doubled during that time period, from 773 in 2017 to 1,605 in 2022.
Moving forward, UHG intends to capitalize on its demonstrated operational experience to grow its market share within its existing markets and to opportunistically expand into new markets where it identifies strong economic and demographic trends that provide opportunities to build homes that meet its profit and return objectives.
UHG Products and Customers
UHG’s Homes and Homebuyers
UHG’s homebuilding business is driven by its commitment to building high quality homes at affordable prices in attractive locations, while delivering excellent customer service. UHG empowers its customers with flexibility to personalize their desirable open floor plans with a wide array of finishes, options and upgrades to best fit their distinctive tastes and unique needs.
In its portfolio of home plans, UHG offers a series of single-family detached and attached homes. The homes are targeted for entry-level buyers, first-time move-ups, second-time move-ups, third-time move-ups, and some custom builds. Entry-level homebuyers are typically seeking an economical path to home ownership and desire square footage, quality design and construction at affordable prices. First-time move-up homebuyers generally desire the opportunity to select and upgrade features in their homes. Second-time move-up homebuyers generally seek larger floorplans with a higher level of finish with the ability to upgrade additional features. Third-time move-up homebuyers are similar to second-time move-ups but desire a higher level of finish and top-shelf options and upgrades.
Price ranges by buyer profile are dependent upon market-based and other economic factors but are generally under $290,000 for Entry-level, $290,000 – $340,000 for First-time move-up, $340,000 – $415,000 for Second-time move-up, and above $415,000 for Third-time move-up and custom home purchasers.
The table below sets forth UHG’s product mix by buyer type for the three months ended March 31, 2023 and 2022. The unit totals are based on closings.
	Homebuyer Profile — Product Mix by Buyer Type
	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
Homebuyer Profile	Number of Home Closings	% of Total	Number of Home Closings	% of Total
Entry Level	142	43.3%	178	43.0%
1st Move-Up	152	46.3%	183	44.2%
2nd Move-Up	27	8.2%	39	9.4%
3rd Move-Up	7	2.1%	14	3.4%
Total	328	100.0%	414	100.0%
The following table shows UHG’s product mix by buyer type within its three major current markets: Upstate, Midlands and Coastal regions. Presented are house closings for the three months ended March 31, 2023 and 2022.
	Homebuyer Profile — Product Mix by Buyer Type by Market
	Three Months Ended March 31, 2023						Three Months Ended March 31, 2022
	Number of Home Closings						Number of Home Closings
	Upstate	Midlands	Coastal	Total	% of Total		Upstate	Midlands	Coastal	Total	% of Total
Entry Level	23	57	62	142	43.3%	Entry Level	28	90	60	178	43.0%
1st Move-Up	35	115	2	152	46.3%	1st Move-Up	31	149	3	183	44.2%
2nd Move-Up	19	3	5	27	8.2%	2nd Move-Up	26	5	8	39	9.4%
3rd Move-Up	4	1	2	7	2.1%	3rd Move-Up	8	—	6	14	3.4%
Total	81	176	71	328	100.0%	Total	93	244	77	414	100.0%
Land Acquisition Strategy and Development Process
Locating and analyzing attractive land positions is a critical challenge for any homebuilder. UHG controls its supply of land positions through lot purchase agreements. UHG’s land selection process begins with key economic drivers: population, demographic trends and employment growth.
Following the separation of the land development business, UHG currently operates under an asset-light lot operating strategy that allows UHG to avoid engaging in land development activities, which requires significant capital expenditures and can take several years to realize returns on the investment. Instead, UHG contracts with third-party land developers and the Land Development Affiliates, each for the purchase of developed lots. UHG’s strategy avoids the financial commitments and risks associated with direct land ownership and land development and allows it to control a significant number of lots by putting down deposits on the lots, a relatively low capital commitment compared to the acquisition of land and a materially lower capital commitment than is required for the development of the land into finished lots. The deposit is typically 10% of the purchase price of the lots.
UHG’s land selection and sourcing process involves collaboration between UHG, third-party land developers, and the Land Development Affiliates. This collaboration relies on UHG’s longstanding relationships with land sellers, brokers and third-party developers in its target markets. This enables UHG to source land in a cost-effective manner for development by the Land Development Affiliates and to secure the right to purchase finished lots from the Land Development Affiliates and third-party developers.
Lot purchase agreements are generally entered into with the land developers between six and 24 months in advance of the expected completion of the land development, depending on whether the land is fully permitted and approved at the time the lot purchase agreement is entered into. In cases where the land is not fully permitted and approved, lot purchase agreements are generally entered into between 18 and 24 months in advance of the expected completion of the land development. In cases where the land is fully permitted and approved, lot purchase agreements are generally entered into between six and 18 months in advance of the expected completion of the land development. Pursuant to UHG’s lot purchase agreements, the lots are offered to UHG for purchase on a rolling basis, which is designed to mirror its expected home sales.
Owned and Controlled Lots
The following table presents UHG’s owned or controlled lots by market as of March 31, 2023 and 2022.
	As of March 31, 2023			As of March 31, 2022
Market / Division	Owned	Controlled	Total	Owned	Controlled	Total
Midlands	121	4,761	4,882	108	5,589	5,697
Coastal	39	1,007	1,046	16	1,310	1,326
Upstate	130	2,059	2,189	199	1,758	1,957
Total	290	7,827	8,117	323	8,657	8,980
Owned Real Estate Inventory Status
The following table presents UHG’s owned real estate inventory status as of March 31, 2023 and 2022.
	As of March 31, 2023	As of March 31, 2022
Owned Real Estate Inventory Status(1)	% of Owned Real Estate Inventory	% of Owned Real Estate Inventory
Homes under construction and finished homes	86%	84%
Developed lots	14%	16%
Total	100%	100%

(1)
Represents owned homes under construction and finished lots.

Homebuilding, Marketing and Sales Process
UHG is a production builder, primarily focused on entry-level, first, and second move-up homebuyers, with some third move-up and custom construction. UHG bases the decision on what type of home to build according to its market analysis of potential homebuyers. Home construction ranges from attached single- family product such as townhomes and duplexes to detached single-family homes up to five-bedroom two- story product, primarily using plans designed in-house by UHG. The UHG build-on-demand market entails a homebuyer selecting a lot in a UHG development and picking from a selection of UHG predesigned home plans and options. UHG does some limited custom home construction as well.

UHG uses a variety of marketing tools to reach potential homebuyers, but online marketing has become a key strength of the UHG business model, allowing it to reach a broad range of potential homebuyers at relatively low expense compared to traditional advertising platforms. The digital marketing methods that UHG employs include strategic e-marketing efforts to its current database of potential customers, internet advertising enhanced by search engine marketing, search engine optimization and campaigns and promotions across an array of social media platforms. UHG has also had measurable success utilizing its online digital chat function to assist with inquiries and direct traffic directly to its onsite sales representatives. One area of strength in UHG’s digital marketing has been to leverage virtual home tours of inventory and model homes, which has been particularly effective in selling homes to buyers moving into the area from other regions of the country.
While digital marketing is a key component of the UHG home sales process, most homebuyers will ultimately want to visit a UHG product in person prior to purchasing, and UHG maintains model homes in most developments for potential buyers to see in-person the quality and design features of our homes, as well as the different options that may be available. Onsite sales representatives are present seven days a week in UHG developments to answer questions and provide potential homebuyers with a point-of-sale contact. While efficient marketing methods are important, real estate remains a complicated sales transaction and providing a potential buyer with access to a dedicated onsite sales representative who is an expert on the community is a key to the success of UHG’s sales process. Onsite sales representatives are typically local realtors who have contracted with UHG to provide this service. This allows UHG to provide potential homebuyers with a high level of service and knowledgeable onsite sales representatives without incurring the significant overhead cost of hiring full-time employees to service every development. UHG also puts a great deal of effort into maintaining good relationships with local real estate professionals in its target markets. UHG believes that this gives it a competitive advantage over other builders who rely almost solely on in-house marketing efforts.
As a regional builder, UHG has built and strives to maintain a strong reputation with its buyers, real estate partners, and the communities in which it operates. This entails being an active partner in local homebuilding, realtor, Chamber, and community organizations. UHG believes that its local presence with these partners gives it a “soft” advantage over national builders, that, while hard to measure, is distinctly noticeable. Giving back to the community through philanthropic efforts has also always been a hallmark of UHG and its founder, Michael Nieri. All of these things taken together have built a strong reputational brand.
Backlog, Sales and Closings
For reporting purposes, a new home “sale” occurs when a buyer has been pre-approved by a mortgage lender, has signed a sales contract with UHG, and has placed a deposit towards the purchase of the home. A “start” occurs when groundbreaking on a home has begun, such as pouring the foundation or footings. “Closing” occurs when the legal process for completing the sale of the home has been finalized and UHG has been paid for the sale. A certain number of sales will not be closed for one reason or another, and these are reported as “cancellations.” Homes in “backlog” are those that are under a sales contract but have not closed.
For reporting purposes, the total number of sales is reported as the number of sales during the applicable period, minus the cancellation of existing contracts during that same period. Cancellation rate is determined by the total number of cancellations for the period divided by total number of sales during the same period. Backlog is calculated as the number of homes in backlog from the prior period, plus sales for the current period, minus the number of closings for the current period.

The table below report sales, starts, closings, and backlog in each of UHG’s primary markets for the years ended December 31, 2022 and 2021.
	Year Ended December 31,						Period Over Period Percent Change
	2022			2021
Market	Sales	Starts	Closings	Sales	Starts	Closings	Sales	Starts	Closings
Coastal	160	241	242	204	260	160	(22)%	(7)%	51%
Midlands	744	695	942	1,123	1,133	1,091	(37)%	(39)%	(14)%
Upstate	355	337	421	494	474	454	(28)%	(29)%	(7)%
Total	1,259	1,273	1,605	1,821	1,867	1,705	(33)%	(32)%	(6)%
The following table presents information concerning UHG’s new orders, cancellation rate and ending backlog for years ended December 31, 2022 and 2021.
	Year Ended December 31,
	2022	2021
Net New Orders	1,259	1,821
Cancellation Rate	17.5%	14.3%
	As of December 31,
	2022	2021
Ending Backlog – Homes	276	800
Ending Backlog – Value (in thousands)	$86,000	$210,000
Materials, Procurement and Construction
When constructing its homes, UHG uses various materials and components and is dependent upon building material suppliers for a continuous flow of raw materials. It typically takes UHG between 90 and 150 days to construct a single-family home and typically longer for custom builds. UHG’s material pricing is subject to fluctuations until construction on a home begins, at which point work orders and purchase orders are issued to subcontractors locking in the price for that particular home. Some of the factors creating the fluctuations are seasonal variation in the building cycle, labor and material supply chain disruptions, international trade disputes and resulting tariffs and increased demand for materials as a result of the improvements in the housing market. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting UHG’s Results of Operations” for additional information.
UHG’s objective in procurement is to maximize efficiencies on local and regional levels and to ensure consistent utilization of established contractual arrangements. UHG employs a comprehensive procurement program that leverages its size and geographic footprint to achieve attractive cost savings and, whenever possible, standardize products to be used with multiple subcontractors and suppliers. UHG currently determines companywide specifications for the majority of products installed with its trade partners. This standardization process supports UHG’s efforts to maintain service levels and delivery commitments and to protect its pricing and allows for no charge or free model home products and provides a pre-negotiated rebate amount. UHG also leverages its volume to negotiate better pricing from manufacturers. UHG currently has numerous national distribution arrangements in place for framing supplies, plumbing fixtures, appliances, heating, ventilation and air conditioning systems, roofing and other supplies.
UHG has extensive experience managing all phases of the construction process. Although UHG does not employ its own skilled tradespeople, such as plumbers, electricians and carpenters, UHG utilizes its relationships with local and regional builder associations to identify reputable tradespeople and actively participates in the management of the entire construction process to ensure that UHG homes meet its high standard of quality. UHG has area construction managers who report to division managers and the EVP of Construction. Project managers are grouped together geographically under the supervision of the area managers. The area managers are generally responsible for over a dozen communities, which typically each have a dedicated superintendent who oversees construction in the community by their subcontractors. UHG’s enterprise resource planning system and integrated construction scheduling software, along with a 3rd party scheduling software, allow its project managers to closely monitor the construction progress of each of their homes. UHG’s software also enables its project managers to monitor the completion of work, which in turns expedites payments to their subcontractors. UHG’s project managers are also responsible for making any adjustments to a home before delivery to a purchaser and for after-sales service pursuant to its warranty.
Customer Relations, Quality Control and Warranty Program
UHG pays particularly close attention to the product design process and carefully considers quality and choice of materials in an attempt to eliminate building deficiencies and reduce warranty expenses. UHG’s policy is to require all of its vendors and sub-contractors, in connection with its onboarding process, to execute its standard terms agreement, which includes, among other provisions, work quality standards. UHG’s onboarding process also requires all vendors and subcontractors to provide proof of insurance, including liability insurance and workers compensation insurance, and to include UHG as an additional insured under such policies. The quality and workmanship of UHG’s subcontractors are monitored in the ordinary course of business by UHG’s project managers and area managers, and UHG conducts regular inspections and evaluations of its subcontractors to ensure that its standards are being met. In addition, local governing authorities in all of UHG’s markets require the homes UHG builds to pass a variety of inspections at various stages of construction, including a final inspection in which a certificate of occupancy, or its jurisdictional equivalent, is issued.
UHG maintains professional staff whose role includes the provision of a positive experience for each customer throughout the pre-sale, sale, building, closing and post-closing periods. These employees are also responsible for providing after-sales customer service. UHG’s quality and service initiatives include taking customers on a comprehensive tour of their home prior to closing and using customer survey results to improve its standards of quality and customer satisfaction.
UHG provides each homeowner with product warranties covering workmanship and materials for one year from the time of closing, and warranties covering structural systems for 10 years from the time of closing and, depending on the size of the warranty claim, UHG may seek to cover claims through its general liability insurance policy. UHG believes that its warranty program meets or exceeds terms customarily offered in the homebuilding industry. The subcontractors who perform most of the actual construction of the home also provide to UHG customary warranties on workmanship.
Competition and Market Factors
UHG faces competition in the homebuilding industry, which is characterized by relatively low barriers to entry and multiple operators. UHG’s competition includes national, regional, and local homebuilders, as well as the individual home resale market and available rental housing. Homebuilders compete for, among other things, homebuyers, desirable lots, financing, raw materials and skilled labor. Competition for homebuyers is primarily based upon factors such as price, location, design, quality, and the reputation of the builder. Increased competition may prevent UHG from acquiring attractive lots on which to build homes or make such acquisitions more expensive, hinder its market share expansion or lead to pricing pressures on its homes that may adversely impact its margins and revenues.
The housing industry is cyclical and is affected by consumer confidence levels, employment, affordability, prevailing economic conditions and interest rates. Other factors that affect the housing industry and the demand for new homes include: the availability and the cost of land, labor and materials; changes in consumer preferences; demographic trends; and the availability and interest rates of mortgage finance programs. See “Risk Factors” for additional information regarding these risks.
UHG is dependent upon building material suppliers for a continuous flow of raw materials. Whenever possible, UHG attempts to utilize standard products available from multiple sources. In the past, such raw materials have been generally available in adequate supply.
UHG was affected by supply chain disruptions as a result of the COVID-19 pandemic, which have generally been resolved. The disruptions had similar effects on UHG’s competitors. In response, UHG adjusted its raw material purchasing which included an increased use of standardized components in its houses, purchasing larger quantities of standardized components, and focusing on standardization that allowed the components to be sourced from multiple manufacturers. This allowed UHG to construct more homes from inventoried supplies and reduced delays.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting UHG’s Results of Operations” for additional information.
Seasonality
The sale of both new and existing homes in the United States exhibit demonstrable seasonality over the course of a calendar year. This seasonality can be evidenced across multiple sources including, but not limited to, government data (U.S. Census Bureau), trade groups (National Association of Realtors) and public company reports. Typically, prospective home buyers search for homes beginning in late winter to early spring, which in industry parlance is often referred to as the “spring buying season.” As homes are constructed, those contracts are then closed upon through the summer into fall. As a result, UHG and the homebuilding industry tends to experience more new home sales in the first half of a calendar year and increased closings and revenue recognition in the second half of a calendar year.
In all of its markets, UHG has historically experienced similar variability in its results of operations and capital requirements from quarter to quarter due to the seasonal nature of the homebuilding industry. As a result, UHG’s revenue may fluctuate on a quarterly basis. As a result of seasonal activity, UHG’s quarterly results of operations and financial position at the end of a particular quarter are not necessarily representative of the results it expects at year end. UHG expects this seasonal pattern to continue in the long-term. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Costs of Building Materials and Labor — Seasonality” for additional information.
Governmental Regulation and Environmental, Health and Safety Matters
As a licensed builder in Georgia and South Carolina, UHG is subject to each state’s statutes and regulations governing licensure, as well as other federal, state, and local laws and ordinances that govern the construction of homes in the relevant jurisdictions in which UHG operates. Homes built by UHG in Georgia and South Carolina are required to be built to conform to the standards established by the latest edition of the International Residential Code (“IRC”) (as adopted and modified by each state). The construction of homes to the IRC standards is closely monitored by local authorities, and homes built by UHG must pass inspection at multiple stages of the construction process. Enforcement of the IRC standards is conducted at the local level, which has led and may continue to lead to conflicting interpretations among the multiple jurisdictions in which UHG does business and can cause delays to the construction process. Changes to the IRC or differences in interpretation among jurisdictions may result in additional costs incurred by UHG in the construction process.
Preparation of building sites for homes is governed by a variety of federal, state, and local environmental statutes, regulations, and ordinances. As a purchaser of finished lots from developers, one of the principal regulatory requirements that affects UHG is the requirement that it comply with stormwater and erosion control measures. Regulators frequently inspect UHG homes for compliance with these measures, and fines and other penalties causing delays may be imposed if such inspections reveal that these regulations have not been complied with.
Federal and state environmental laws may hold current or former real estate owners strictly or jointly and severally liable for certain hazardous or toxic substances that may be found on the property. Current or former owners may be required to investigate and clean up these substances and owners can be found liable for related damages. Homes subject to these conditions, or certain naturally occurring conditions like methane or radon, may require a mitigation plan, and a home subject to a mitigation plan may be less attractive to buyers. Use of building material by UHG that is found to be hazardous and to cause injury could also result in UHG being held liable for damages.
UHG procures lots for building homes from the Land Development Affiliates and other third-party developers. The supply of lots from these companies is affected by a number of federal, state, and local statutes, regulations, and ordinances, and can lead to substantially increased costs, delays, or even cancellation of the construction of communities. Unexpected factors such as an endangered species being found on a site, unanticipated jurisdictional wetlands, or geotechnical factors may lead to delays in the supply of lots or increased costs. Local governments may pass restrictions on density and other zoning requirements that make building homes more costly or impractical. Local jurisdictions may also pass moratoriums on development or issuing building permits that can affect the supply of lots to UHG. While UHG will generally purchase developed and entitled lots from the Land Development Affiliates and other third-party developers, these lots may be subject to subsequent restrictions and regulations by local authorities, which can increase costs. UHG expects the use of local government land-use regulation to restrict residential development will intensify in the future.
Homeowners Mortgage, UHG’s joint-venture mortgage brokerage company, is subject to a wide array of federal and state statutes and regulations. As a mortgage broker, Homeowners Mortgage is primarily regulated by state financial services regulators: the South Carolina Department of Consumer Affairs (SCDCA), the South Carolina Board of Financial Institutions (SCBOFI), the North Carolina Commissioner of Banks (NCCOB), and the Georgia Department of Banking and Finance (GADBF). In addition, federal enforcement authority is vested with the Federal Trade Commission (FTC) and the United States Consumer Financial Protection Bureau (CFPB). Homeowners Mortgage is subject to both federal and state law, including regulations promulgated by federal financial regulators (mainly, the CFPB and Federal Reserve Board) and the state financial regulators, which implement these laws. State financial regulators oversee the licensing of Homeowners Mortgage as a mortgage broker. Homeowners Mortgage maintains a Mortgage Broker License in North Carolina and South Carolina and a Mortgage Broker/Processor License/Registration in Georgia. Homeowners Mortgage’s activities, advertising, disclosures to consumers, and its relationship with mortgage loan originators (MLOs) is subject to numerous federal laws, including the Real Estate Settlement Practices Act (RESPA) and its implementing regulation, Regulation X; the Truth in Lending Act (TILA) and Regulation Z; the Equal Credit Opportunity Act (ECOA) and Regulation B; the Secure and Fair Enforcement for Mortgage Licensing Act of 2008 (SAFE Act); the Home Mortgage Disclosure Act (HMDA) and Regulation C; the Gramm-Leach-Bliley Act (GLBA) and Regulation P; the Fair Credit Reporting Act (FCRA) and Regulation V; and the Mortgage Acts and Practices — Advertising Rule (MAP Rule) and Regulation N. Some of these laws and regulations directly apply to Homeowners Mortgage, while other obligations apply indirectly through its relationship with the MLOs. The states in which Homeowners Mortgage operates have corollary legal and regulatory regimes, as well as additional restrictions on the conduct of mortgage brokerage businesses that are specific to transactions within the given state. Beyond these laws and regulations, Homeowners Mortgage is subject to compliance with the terms of various governmental and government-sponsored enterprise (GSE) underwriting and compliance guides. These programs, such as those operated by the Federal Housing Administration (FHA), the Veterans Benefits Administration (VA), the United States Department of Agriculture (USDA), the Federal National Mortgage Association (FNMA/Fannie Mae), the Government National Mortgage Association (GNMA/Ginnie Mae), and the Federal Home Loan Mortgage Corporation (FHLMC/Freddie Mac) promulgate regulations and guidelines pursuant to which they will originate or guarantee mortgage loans.
Human Capital Resources and Organizational Culture
UHG builds quality homes for the people in the Southeastern United States. The values UHG team members bring to accomplish that mission are those common to where they grew up, individually and as an organization. UHG enjoys a sterling reputation with its customers, competitors, developers, and government officials driven by its institutional values. This hard-won reputation of its team members and organization gives UHG a competitive advantage over national builders in UHG’s core markets. UHG believes that its culture, and the commitment of its team members to it, has enabled UHG’s growth rate to date.
UHG currently has approximately 151 full-time team members. Of these, approximately 102 work in or are based out of the corporate office in Irmo, SC, which is located in the largest UHG regional market, the Midlands. UHG also has an office in the Upstate market in Mauldin, SC, with approximately 28 employees, and an office in the Coastal market in Myrtle Beach, SC, with approximately 21 employees. The regional concentration of UHG markets, mostly within a two-hour drive from corporate headquarters in Columbia in the Midlands market, allows UHG to retain a light, cost-effective team and infrastructure footprint in the Upstate and Coastal markets.
UHG offers its team members generous benefits, including paid time off, health insurance and a 401k retirement plan. UHG values its team members and understands the importance of them to the success of our business. No UHG team members are members of a labor union or covered by a collective bargaining agreement, there have been no work stoppages or strikes, and relations between UHG and team members are believed to be positive. UHG primarily uses subcontractors to build homes, and UHG believes it has good relationships with these subcontractors.
Facilities
UHG’s corporate headquarters are located in Irmo, South Carolina, which is only a few miles from Columbia, the state capitol of South Carolina. The corporate office consists of approximately 15,000 square feet of office space. UHG also leases local offices in Myrtle Beach, SC, in the Coastal area of South Carolina, and Mauldin, SC, in the upstate area of South Carolina. UHG believes that its current facilities are adequate to meet its current needs.
Legal Proceedings
From time to time, UHG is a party to ongoing legal proceedings in the ordinary course of business. UHG does not believe the results of currently pending proceedings, individually or in the aggregate, will have a material adverse effect on its business, financial condition, results of operations or liquidity.
Available Information
UHG files annual, quarterly, and current reports, proxy statements and other information with the SEC. All of these filings with the SEC are available to the public over the internet at the SEC’s website at www.sec.gov. UHG’s internet address is www.unitedhomesgroup.com. Information contained on, or accessible through, these websites is not incorporated by reference into and does not constitute a part of this prospectus. UHG’s principal executive offices are located at 90 N Royal Tower Drive, Irmo, South Carolina 29063 and its telephone number is (212) 572-6260.

MANAGEMENT
Management and Board of Directors
Our directors and executive officers (as of July 7, 2023) are as follows:
Name	Age	Position
Michael Nieri	59	Chairman, Chief Executive Officer, President, and Director
Shelton Twine	50	Chief Operating Officer
Keith Feldman	47	Chief Financial Officer
Tom O’Grady	68	Chief Administrative Officer and Director
Erin Reeves McGinnis	38	General Counsel and Corporate Secretary
Dan Goldstein	45	Executive Vice President – Finance
Kookie McGuire	49	Vice President – Finance
Pennington Nieri	30	Co-Executive Vice President – Construction Services
Jeremy Pyle	45	Co-Executive Vice President – Construction Services
Rob Penny	48	Executive Vice President – Sales
Allen Hutto	51	Vice President – Investor Relations and Governmental Affairs
David Hamamoto	63	Director
Eric S. Bland	60	Director
James P. Clements	59	Director
Robert Dozier	55	Director
Jason Enoch	56	Director
Nikki R. Haley	51	Director
Alan Levine	62	Director
Michael Bayles	39	Director
Robert Grove	31	Director
Information about Executive Officers and Directors
Certain biographical information about our executive officers and directors is provided below:
Michael Nieri has served as our Chief Executive Officer, President, and Chairman since the Business Combination, and previously served as the President and Chairman of GSH, which he founded in June 2004. Mr. Nieri served as GSH’s Chief Executive Officer from GSH’s founding through June 2013, and again commencing in January 2022. Mr. Nieri has dedicated his professional life to providing families with well-built, affordably priced homes with signature style and quality throughout the southeast, where he has built over 15,000 homes in high-growth markets over his career. Mr. Nieri has received numerous awards and accolades, including his induction into the South Carolina Housing Hall of Fame and receiving the BIA Richard N. Sendler Award by the Central South Carolina Building Industry Association. In addition, he has been recognized as the South Carolina Homebuilder of the Year and the Builder Member of the Year. For his innovative leadership and dedication to his community, Mr. Nieri received the 2020 Hearthstone BUILDER Humanitarian Award, a national award for industry leaders who demonstrate a lifetime of dedication to charitable endeavors. Mr. Nieri is the brother-in-law of Shelton Twine and father of Pennington Nieri. Mr. Nieri holds a Bachelor of Science degree in Construction Science and Management from Clemson University. Mr. Nieri brings invaluable knowledge of the operations and management of the company to our management team. Mr. Nieri’s qualifications to serve on our Board of Directors are primarily based on his operational and historical experience as Founder, President, Chief Executive Officer and Chairman of GSH and his extensive experience in the homebuilding industry.
Shelton Twine has served as our Chief Operating Officer, where he oversees our day to day operations to execute the strategic vision of the company since the Business Combination, and previously served as a key member of the management team of GSH and its affiliated entities for 20 years up until the Business Combination. Prior to becoming GSH’s Chief Operating Officer in July 2018, Mr. Twine held various positions with GSH beginning in 2002, including serving as GSH’s Vice President — Operations from 2015 – 2018 and as Vice President from 2004-2007. From 2007-2015, Mr. Twine served as President of Realty and Marketing Services (RMS) following its spin-off from GSH, where he oversaw real estate and sales operations. A member of the Nieri extended family, he is brother-in-law of Michael Nieri and uncle of Pennington Nieri. Mr. Twine is a licensed real estate broker and holds a Bachelor of Arts degree from Old Dominion University in Norfolk, Virginia.
Keith Feldman has served as our Chief Financial Officer since the Business Combination. Mr. Feldman currently serves as a director and the chairman of the audit committee of Lordstown, an electric vehicle innovator focused on developing high-quality, light-duty work vehicles, a position he has held since October 2020. Mr. Feldman previously served as Chief Financial Officer of DHHC, a position he held from October 2020 until the Business Combination. Mr. Feldman served as a director of DHHC from inception until his resignation on August 2, 2022, and his resignation did not result from any disagreement with DHHC. Mr. Feldman previously served as the Chief Financial Officer and Treasurer of NorthStar Realty Europe Corp. (NYSE: NRE), a NYSE-listed REIT focused on European commercial real estate properties from May 2017, through the acquisition by AXA Investment Managers-Real Assets, in September 2019. Mr. Feldman served as a managing director of Colony Capital, Inc., from January 2017 to October 2019 and served as a managing director of NorthStar Asset Management Group Inc., a predecessor company of Colony Capital, Inc. from July 2014 to January 2017, as a managing director of NorthStar Realty Finance Corp. from January 2014 to July 2014 and as a director of NorthStar Realty Finance Corp. from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty Finance Corp., Goldman Sachs, J.P. Morgan Chase and KPMG LLP. Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. In 2021, several class actions and derivative lawsuits were filed in connection with the DiamondPeak-Lordstown Motors merger and claims relating to Lordstown vehicle pre-orders and production timeline: one in federal court in Ohio, four in federal court in Delaware and two in chancery court in Delaware. Mr. Feldman is named as an individual defendant in each of these lawsuits. The lawsuits generally share a factual nexus and allege securities law violations and other claims against all defendants, including Mr. Feldman. Mr. Feldman is a CFA charterholder and a CPA.
Clive R.G. (Tom) O’Grady has served as our Chief Administrative Officer since the Business Combination, and previously had been a member of the board of directors of GSH since October 2021 and served as GSH’s Chief Administrative Officer, a position he held from January 2022 until the Business Combination. Mr. O’Grady is currently Principal of O’Grady Law PLLC since 2013. He has also served as Treasurer and a director of Attransco, Inc., a shipping company, since 1995. From 2012 to 2013, Mr. O’Grady served as Executive Vice President of Corporate Development at RxAlly, a technology company. Previously, Mr. O’Grady spent over 25 years as a corporate transactional lawyer at McGuire Woods LLP and prior to that practiced at Bowmans in South Africa. Mr. O’Grady holds a Bachelor of Commerce degree and a Bachelor of Laws degree from the University of the Witwatersrand in Johannesburg, South Africa, and a Master of Laws degree from the University of Virginia. Mr. O’Grady’s experience representing public companies in the areas of corporate governance, mergers and acquisitions, and corporate structuring and corporate finance affords him a degree of understanding of the challenges faced by public companies which GSH believes will be beneficial and qualifies him to serve on our Board of Directors.
Erin Reeves McGinnis has served as our General Counsel and Corporate Secretary since July 2023. Prior to joining UHG, Ms. Reeves McGinnis was a Partner and a Co-Chair of the Securities Practice Group at the law firm of Nelson Mullins Riley & Scarborough, LLP from December 2018 through June 2023, after serving as Of Counsel from March 2017 through December 2018. Ms. Reeves McGinnis was previously an Associate at the law firms of Troutman Sanders LLP (now Troutman Pepper Hamilton Sanders LLP) and Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. She also previously served as Associate General Counsel at Griffin Capital Company, LLC, a real estate investment company and sponsor of various alternative investment products. Ms. Reeves McGinnis has extensive experience assisting public companies with SEC reporting and compliance and corporate governance matters, as well as representing public and private companies in capital-raising activities. She holds a Juris Doctor degree from the University of Georgia School of Law and a Bachelor of Arts degree in Political Science from the University of Georgia.
Dan Goldstein has served as our Executive Vice President — Finance since the Business Combination, and previously served as Executive Vice President — Finance of GSH, a position he held from May 2022 until the Business Combination. He previously served as the Senior Vice President, Finance, of Saul Centers, Inc., a publicly traded real estate investment trust, or REIT, focusing on shopping centers and ground-up mixed-use developments, from May 2021 to February 2022, where he focused on Capital Markets and SEC reporting, and as Vice President of Finance for the same entity from 2015 to April 2021. Prior to that, Mr. Goldstein served as Vice President of Finance at Comstock Holding Company (NASDAQ: CHCI), a publicly traded, vertically integrated real estate company. Mr. Goldstein holds a master’s degree in Real Estate with a Finance concentration from Johns Hopkins University and an Economics degree from Towson University and brings to our management team his significant experience in financial reporting for real estate companies.
Kookie McGuire has served as our Vice President — Finance since the Business Combination, where she leads the accounting department and performs all financial reporting and fiduciary responsibilities for management, directs cash flow management, and oversees all HR and payroll activities. Ms. McGuire previously served as Controller of GSH from June 2013 until the Business Combination. Ms. McGuire has acquired over 20 years of experience in accounting management for various real estate firms including as a Senior Accountant with NAI Avant, LLC, one of the leading commercial real estate firms in South Carolina. Her career in accounting began in 1996 with the national homebuilder Centex, where she eventually became Division Controller. Ms. McGuire holds a degree in Business Administration (concentration in Accounting) from the University of South Carolina, Spartanburg. Ms. McGuire brings a valuable understanding of GSH’s accounting and financial reporting to the management team.
Pennington Nieri has served as our co-Executive Vice President — Construction Services since the Business Combination, where he manages day to day procedures relating to design, purchasing and estimating, permitting and back-office support for construction team. Mr. Nieri previously served as Vice President — Pre-Construction of GSH from January 2019 until the Business Combination. Mr. Nieri also indirectly owns a 55% interest in Civil Engineering of Columbia, an engineering and surveying firm since January 2022. Mr. Nieri is the son of Mr. Michael Nieri and the nephew of Shelton Twine. Mr. Nieri holds a degree in Construction Science and Management from Clemson University.
Jeremy Pyle has served as our co-Executive Vice President — Construction Services since the Business Combination, where he oversees and directs all construction activities in GSH’s South Carolina and Georgia markets of the Midlands, Sumter, Greenville, Spartanburg, Goose Creek, Aiken, Augusta, Florence and Clemson. Mr. Pyle previously served as Vice President — Construction from May 2020 until the Business Combination. Mr. Pyle started with GSH in 2005 as a superintendent and rose through the ranks to become a Production Manager and ultimately, co-Executive Vice President — Construction Services. Mr. Pyle brings a deep understanding of the construction industry to the management team.
Robert Penny has served as our Executive Vice President — Sales since the Business Combination, and previously served as Vice President — Sales of GSH from January 2020 until the Business Combination. Mr. Penny is responsible for product planning, inventory management, sales and contract administration, market presentation, and customer relations. Previously, Mr. Penny was a Regional Sales Manager for GSH, covering the Midlands, Upstate, and Coastal regions, from October 2013 through January 2020. Mr. Penny holds a degree in Hotel, Restaurant, and Tourism Management from the University of South Carolina.
Allen Hutto has served as our Vice President — Investor Relations and Governmental Affairs since the Business Combination, and previously served as Vice President — Investor Relations and Governmental Affairs of GSH from May 2022 until the Business Combination. Mr. Hutto is a licensed attorney and represents GSH before various state and local governmental entities such as planning commissions and county councils; he also maintains relationships with federal, state, and local government officials. Previously, Mr. Hutto was the CEO of the Building Industry Association of Central South Carolina from June 2021 through May 2022 and the Director of Governmental Affairs for the South Carolina Department of Transportation from February 2014 through April 2021, where he represented SCDOT before the South Carolina General Assembly and worked with members of the congressional delegation in Washington, DC.

Mr. Hutto also previously served as the General Counsel and Director of Governmental Affairs for the Manufactured Housing Institute of South Carolina from November 2004 through January 2014. Mr. Hutto holds a Bachelor of Arts degree from the College of Charleston, a Juris Doctorate degree from the University of South Carolina School of Law, and a Master’s degree in Human Resources from the University of South Carolina Darla Moore School of Business.
David T. Hamamoto has served as a director since the Business Combination. Previously, Mr. Hamamoto was the Chief Executive Officer and Chairman of DHHC, a position he held from October 2020 until the Business Combination, and the Founder of Diamond Head Partners, LLC, a privately held investment firm focused on operationally hands-on opportunistic investing across a range of strategies, which he established in 2017. Mr. Hamamoto is also a director and chairman of the nominating and corporate governance committee of Lordstown since October 2020, and previously served as the Chairman and Chief Executive Officer of DiamondPeak Holdings Corp., a special purpose acquisition company, from November 2018 through October 2020. Previously, he served as Executive Vice Chairman of Colony NorthStar (now Colony Capital (NYSE:CLNY)), a real estate and investment management firm, from January 2017 through January 2018. The NorthStar companies, which he founded, were sold to Colony Capital in January 2017. Prior to the sale, Mr. Hamamoto was Executive Chairman of NSAM, a registered investment advisory firm, since 2015, having previously served as its Chairman and Chief Executive Officer from 2014 until 2015. Mr. Hamamoto was the Chairman of the board of directors of NRF, a real estate investment trust, from 2007 to January 2017 and served as one of its directors from 2003 to January 2017. Mr. Hamamoto previously served as NRF’s Chief Executive Officer from 2004 until 2015 and President from 2004 until 2011. Mr. Hamamoto was Chairman of the board of directors of NorthStar Realty Europe Corp. from 2015 to January 2017. In 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NorthStar Realty Finance, for which he served as Co-Chief Executive Officer until 2004. Prior to NorthStar, Mr. Hamamoto was a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Between April and July 2018, several class actions (and two derivative lawsuits) were filed in connection with the Colony-NorthStar merger and the merged company’s performance thereafter: three in federal court in California, three in state court in California, and two in state court in Maryland. Mr. Hamamoto is named as an individual defendant in each of these lawsuits. The lawsuits generally share a factual nexus and allege securities law violations and other claims against all defendants, including Mr. Hamamoto. Presently, only one federal and one (consolidated) state case are pending. Mr. Hamamoto disputes all such allegations and is defending vigorously against the lawsuits. In 2021, several class actions and derivative lawsuits were filed in connection with the DiamondPeak-Lordstown Motors merger and claims relating to Lordstown vehicle pre-orders and production timeline; seven in federal court in Ohio, four in federal court in Delaware and four in chancery court in Delaware. Mr. Hamamoto is named as an individual defendant in certain of these lawsuits. The lawsuits generally share a factual nexus and allege securities law violations and other claims against all defendants, including Mr. Hamamoto. Mr. Hamamoto disputes all such allegations and is defending vigorously against the lawsuits. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. He is well qualified to serve as a director due to his extensive real estate, investment and operational experience.
Eric Bland has served as a director since the Business Combination, and previously served as a member of the board of directors of GSH from April 2022 until the Business Combination. Mr. Bland is the founder of Bland Richter LLP, a law firm founded in Charleston, South Carolina in 2001, focusing on complex and high-risk litigation cases. From 2014-2021, Mr. Bland was selected for inclusion in the South Carolina Super Lawyers list for excellence and recognition as a Super Lawyer in Professional Liability, one of only two attorneys in South Carolina with this honor. In addition, Mr. Bland successfully completed national testing in Legal Malpractice and received board certification as a diplomat in the field of Legal Malpractice by the American Board of Professional Liability Attorneys and recorded a score in the top 2% of all attorneys who have ever taken the test. Mr. Bland received his Bachelor of Science degree from the University of Tampa as an Honor’s graduate summa cum laude. Mr. Bland received his Juris Doctorate degree from the University of South Carolina School of Law, where he graduated as an Order of the Coif member. Mr. Bland’s experience managing his own law firm and advocating for his clients in various complex litigation cases makes him uniquely skilled with deep knowledge regarding operation of complex organizations and consideration of different stakeholder groups. For these reasons, as well as Mr. Bland’s representation of many companies from formation through their cycle of business operations and ultimate sale of the company, Mr. Bland is well-qualified to serve as a director.
James Clements has served as a director since the Business Combination, and previously served a member of the board of directors of GSH from January 2022 until the Business Combination. Dr. Clements serves on our Compensation Committee and Nominating and Corporate Governance Committee. Dr. Clements currently serves as the President and Chief Executive Officer of Clemson University, which has a $1,750,000,000 budget. He also currently serves as the Chief Fundraising Officer of Clemson University Foundation, an independent, not-for-profit 501(c)(3) organization that promotes the welfare and future development of Clemson University. Prior to joining Clemson University in December 2013, Dr. Clements served as the President of West Virginia University from June 2009 to December 2013. Before that Dr. Clements served as provost and vice president for academic affairs, vice president for Economic Development & Community Outreach and the Robert W. Deutsch Distinguished Professor of Information Technology at Towson University. Dr. Clements currently serves on the board of directors of United Community Banks, Inc. (Nasdaq: UCBI), a bank holding company and South Carolina corporation headquartered in Greenville, South Carolina, and the parent company of United Community Bank, a South Carolina state-chartered bank that opened in 1950. He also currently serves on the board of directors of the American Council on Education, the executive committee for the Council of Competitiveness, the Council of Presidents for the Association of Governing Boards and on the Special Olympics International Board of Directors. Dr. Clements previously served as the Chair of the Board for the Association of Public & Land-Grant Universities. Dr. Clements holds a Bachelor of Science degree in computer science as well as a master’s degree and Ph.D. in operations analysis from the University of Maryland, Baltimore County. He also holds an M.S. degree in computer science from Johns Hopkins University’s Whiting School of Engineering and was awarded an honorary degree as Doctor of Public Education from University of Maryland, Baltimore County. Dr. Clements’ extensive experience and continuing research in the fields of leadership, strategic planning, project management, computer science and information technology make him well-qualified to serve as a director.
Robert Dozier, Jr. has served as a director since the Business Combination, and previously served as a director of GSH from December 2021 until the Business Combination. Mr. Dozier is a member and Chairman of our Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. Mr. Dozier is the Chief Executive Officer of Palmetto Citizens Federal Credit Union, a position he has held since February 2023. Mr. Dozier previously served as President of First Reliance Bancshares, the holding company for First Reliance Bank (“FRB”), where he served as Chief Operating Officer from January 2020 through December 2022. FRB is a community bank headquartered in South Carolina, serving eight markets in North and South Carolina. From June 2011 to December 2019, Mr. Dozier served as Executive Vice President and Chief Business Officer of Federal Home Loan Bank of Atlanta, a $100 billion dollar wholesale bank serving over 850 financial institutions around the Southeast. Mr. Dozier has a Political Science Degree from the University of South Carolina and is a former member of the Board of Trustees of the University of South Carolina. Mr. Dozier’s business and banking experience, as well as his deep connections in the South Carolina business community, make him well-qualified to serve as a director.
Jason Enoch has served as a director since the Business Combination, and previously served as a member of the board of directors of GSH from October 2021 until the Business Combination. Mr. Enoch is our lead independent director. Mr. Enoch is also a member and the Chairman of our Audit Committee, a member and Chairman of our Related Party Transactions Committee, and a member of the Compensation Committee. Mr. Enoch was a Partner at Deloitte & Touche LLP, an independent accounting firm, from June 2002 through September 2020, and began his career there in 1989. Mr. Enoch earned a degree in accounting from Lehigh University and an MBA from Columbia University. Mr. Enoch’s experience as a long-term partner at Deloitte & Touche LLP, including in particular his focus on the audits of public company financial statement and internal controls over financial reporting, provided him not only with an extensive financial and accounting background that adds depth to GSH’s Audit Committee, but also a focus interacting with the Securities and Exchange Commission, and he has assisted clients with initial and secondary public securities offerings and private placements. During his time at Deloitte & Touche LLP, his service to his clients’ board of directors provided him with important experience and perspectives with respect to governance, risk management, operations, and public company best practices. This experience uniquely qualifies him to serve on our Board of Directors and as Chairman of the Audit Committee.
Nikki Haley has served as a director since the Business Combination, and previously served as a member of the board of directors of GSH from January 2022 until the Business Combination. Ambassador Haley serves on our Nominating and Corporate Governance Committee. Ambassador Haley currently serves as a lifetime member of the Clemson University Board of Trustees. In addition, Ambassador Haley founded Stand For America, an advocacy group promoting public policies, and Stand For America PAC, a political action committee. From January 2017 to December 2018, Ambassador Haley served as the U.S. Ambassador to the United Nations. In that role, she served as a member of the President’s Cabinet and on the National Security Council. For her work at the United Nations, Forbes named her one of the world’s 100 most powerful women in 2017. From January 2011 to January 2017, Ambassador Haley served as the 116th governor of South Carolina. She was the youngest governor in the country and first minority female governor in America and is the only female governor in South Carolina history. In 2016, Time magazine named her one of the 100 most influential people in the world. From January 2005 to January 2011, Ambassador Haley served as a member of the South Carolina House of Representatives. Ambassador Haley previously served on the board of directors of The Boeing Company (NYSE: BA), one of the world’s major aerospace firms, from March 2019 to March 2020. Ambassador Haley has an Accounting Degree from Clemson University. Ambassador Haley has extensive experience in local and national government, demonstrated strong leadership abilities and a record of accomplishment in areas that are critical to GSH’s long-term success, as well as her vast political connections, uniquely qualifying her to serve on our Board of Directors.
Alan Levine has served as a director since the Business Combination, and preciously served a member of the board of directors of GSH from October 2021 until the Business Combination. Mr. Levine is a member and the Chairman of our Compensation Committee and is a member of the Audit Committee and Related Party Transactions Committee. Mr. Levine has been retired since 2019, following a 35-year career with Enterprise Holdings, where he was President/General Manager for the South Florida Group, responsible for leading all aspects of the company’s three primary brands — Enterprise Rent A Car, National Car Rental and Alamo Rent-A-Car. In addition, Mr. Levine directed the firm’s other business lines, including Car Sales and Commercial Truck Rental, and consulted for the company’s Fleet Management (fleet leasing) operation. Mr. Levine led Enterprise’s expansion that has included approximately doubling in size, the opening of a new business division and the successful integration of a major acquisition. Mr. Levine graduated from the University of South Florida with a degree in Marketing, and has attended Enterprise’s Senior Executive Leadership program, in addition to numerous other developmental seminars. Mr. Levine’s extensive experience in the areas of operations, management, and leadership makes Mr. Levine well-qualified to serve as a director.
Michael Bayles has served as a director since the Business Combination. Previously, Mr. Bayles served as one of DHHC’s directors and Co-Chief Executive Officer until the Business Combination. Mr. Bayles currently serves as Chief Executive Officer and a director of EVO Transportation & Energy Services, Inc. Mr. Bayles previously served as a director and chief restructuring officer from October 2020 to March 2021 and restructuring advisor from May 2020 to October 2020. Mr. Bayles served as a vice president of investments of Slam Corp., a special purpose acquisition company, from March 2021 through September 2022. Mr. Bayles previously served as an analyst at Antara Capital LP from May 2018 until May 2020, and as a credit analyst at GLG Partners from May 2016 to December 2017. Prior to GLG Partners, Mr. Bayles was a vice president at Avenue Capital Group from September 2008 to April 2016. Mr. Bayles started his career as an investment banking analyst at J.P. Morgan and then a restructuring analyst at Lazard. Mr. Bayles has a bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.
Robert Grove has served as a director since the Business Combination. Mr. Grove is a Principal at Conversant since May 2020. Prior to that, from September 2017 to June 2019, Mr. Grove served as a senior analyst at Viking Global Investors where he sourced and analyzed equity investments across the energy space. Before joining Viking, from January 2016 until August 2017, Mr. Grove worked at Anchorage Capital where he researched both debt and equity investments in the materials sector. Mr. Grove started his career in the restructuring group at Lazard where he provided advisory services to companies undergoing financial restructuring transactions. Mr. Grove received a B.S. in Economics with concentrations in Finance and Accounting from the University of Pennsylvania where he graduated summa cum laude and was elected to Beta Gamma Sigma.
Board of Directors
Our Board of Directors directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees.
In accordance with our Amended and Restated Certificate of Incorporation, our Board consists of three classes of directors: Class I, Class II, and Class III. The initial Class I Directors are Mr. Bayles, Mr. Bland, Dr. Clements, and Mr. Nieri, and each shall serve for a term expiring at the first annual meeting of stockholders following March 30, 2023 (the “Effective Date”). The initial Class II Directors are Mr. Dozier, Mr. Levine, Mr. O’Grady, and Mr. Grove, and each shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date. The initial Class III Directors are Mr. Enoch, Ambassador Haley, and Mr. Hamamoto, and each shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.
Director Independence
The Board of Directors has determined that each of the directors (other than Mr. Nieri, Mr. O’Grady, and Mr. Bland) qualifies as an independent director, as defined under Nasdaq Listing Rules, and the Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Listing Rules relating to director independence requirements. In addition, UHG is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Role of the Board in Risk Oversight
One of the key functions of the Board of Directors is informed oversight of UHG’s risk management process. The Board of Directors administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss UHG’s major financial risk exposures and the steps its management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether UHG’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Committees of the Board of Directors
The Board of Directors has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and the related party transactions committee (the “Related Party Transactions Committee”). Each of the committees report to the Board. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company, and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior officers as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

Audit Committee
Our Audit Committee consists of Mr. Enoch, Mr. Bayles, Mr. Dozier, and Mr. Levine, with Mr. Enoch serving as the chairperson of the Audit Committee. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Mr. Enoch, Mr. Bayles, Mr. Dozier, and Mr. Levine each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors will ensure that each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at such determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
The Board has determined that Mr. Enoch qualifies as an audit committee financial expert within the meaning of SEC regulations and all members meet the financial sophistication requirements of the Nasdaq Listing Rules. Both our independent registered public accounting firm and management will periodically meet privately with the Audit Committee.
The functions of this committee include, among other things:
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evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

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reviewing our financial reporting processes and disclosure controls;

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reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

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reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by UHG;

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obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

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monitoring the rotation of our independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;

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prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

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reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

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establishing procedures for the receipt, retention and treatment of complaints received by UHG regarding accounting, internal accounting controls, auditing or other matters;

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preparing the report that the SEC requires in our annual proxy statement;

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reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

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reviewing and evaluating the Audit Committee charter annually and recommending any proposed changes to the Board of Directors.

The composition and function of the Audit Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Compensation Committee
Mr. Levine, Dr. Clements, Mr. Dozier, and Mr. Enoch serve as members of our Compensation Committee, with Mr. Levine serving as the chairperson of the Compensation Committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our Compensation Committee must consist of all independent members. The Board has determined that Mr. Levine, Dr. Clements, Mr. Dozier, and Mr. Enoch are each non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfy the independence requirements of Nasdaq. The functions of the committee include, among other things:
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reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

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reviewing and approving the compensation and other terms of employment of UHG’s executive officers;

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reviewing and approving performance goals and objectives relevant to the compensation of UHG’s executive officers and assessing their performance against these goals and objectives;

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making recommendations to the Board of Directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board of Directors;

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reviewing and making recommendations to the Board of Directors regarding the type and amount of compensation to be paid or awarded to non-employee Board of Directors members;

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reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

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administering equity incentive plans, to the extent such authority is delegated by the Board of Directors;

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reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for executive officers;

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reviewing with management UHG’s disclosures under the caption “Compensation Discussion and Analysis” in periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

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preparing an annual report on executive compensation that the SEC requires in UHG’s annual proxy statement; and

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reviewing and evaluating the Compensation Committee charter annually and recommending any proposed changes to the Board of Directors.

The composition and function of the Compensation Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mr. Dozier, Dr. Clements, Mr. Hamamoto, and Ambassador Haley, with Mr. Dozier serving as the chairperson of the Nominating and Corporate Governance Committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our Nominating and Corporate Governance Committee must consist of all independent members. Mr. Dozier, Dr. Clements, Mr. Hamamoto, and Ambassador Haley meet the independent director standard under the Nasdaq Global Market listing standards.

The functions of this committee include, among other things:
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identifying, reviewing and making recommendations of candidates to serve on the Board of Directors;

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evaluating the performance of the Board of Directors, committees of the Board of Directors and individual directors and determining whether continued service on the Board of Directors is appropriate;

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evaluating nominations by stockholders of candidates for election to the Board of Directors;

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evaluating the current size, composition and organization of the Board of Directors and its committees and making recommendations to the Board of Directors for approvals;

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developing a set of corporate governance policies and principles and recommending to the Board of Directors any changes to such policies and principles;

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reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board of Directors current and emerging corporate governance trends; and

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reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to the Board of Directors.

The composition and function of the Nominating and Corporate Governance Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Related Party Transactions Committee
Our Related Party Transactions Committee consists of Mr. Enoch, Mr. Levine, and Mr. Bayles, with Mr. Enoch serving as the chairperson of the Related Party Transactions Committee. The Board of Directors has determined Mr. Enoch, Mr. Levine, and Mr. Bayles each satisfy the independence requirements of Nasdaq. The functions of this committee include, among other things, reviewing and providing oversight of any contracts or transactions between the Company or any of its subsidiaries, on the one hand, and Michael Nieri or any affiliate or associate of Mr. Nieri, on the other hand, in accordance with the company’s Amended and Restated Certificate of Incorporation.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an executive officer or employee of either DHHC or GSH. None of our executive officers currently serve, or have served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers that serves as a member of the Board of Directors or Compensation Committee of UHG.
Limitation on Liability and Indemnification of Directors and Officers
The Amended and Restated Certificate of Incorporation limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of UHG’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Amended and Restated Bylaws provides that UHG will, in certain situations, indemnify its directors and officers to the fullest extent permitted by law. An indemnitee is also entitled, subject to certain limitations, to advancement and reimbursement of expenses (including attorney’s fees) incurred by such indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.
UHG maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. UHG believes the indemnification provisions in the Amended and Restated Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.
Code of Ethics
UHG has adopted a Code of Business Conduct and Ethics, or the Code of Ethics, applicable to all of employees, executive officers and directors. The Code of Ethics is available on the investor relations portion of UHG’s website at www.unitedhomesgroup.com. Information contained on or accessible through this website is not a part of this prospectus, and the inclusion of this website address in this prospectus is an inactive textual reference only. The Nominating and Corporate Governance Committee of Board of Directors will be responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for employees, executive officers and directors. UHG expects that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on its website.

EXECUTIVE COMPENSATION
DiamondHead Holdings Corp.
The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2022 (i.e., pre-Business Combination).
None of DHHC’s officers or directors received any cash compensation for services rendered to DHHC. Commencing on January 25, 2021, DHHC agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. No compensation of any kind, including finder’s and consulting fees, has been or was paid to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on DHHC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. DHHC’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor or DHHC’s officers or directors, or DHHC’s or their affiliates.
Great Southern Homes, Inc.
The following tables and accompanying narrative set forth information about the compensation provided to GSH’s principal executive officer and the two most highly compensated executive officers (other than its principal executive officer) who were serving as executive officers as of December 31, 2022, each of which now serve as executive officers of UHG. These executive officers consist of Michael Nieri, UHG’s Chairman, President, and Chief Executive Officer, Pennington Nieri, UHG’s Co-Executive Vice President — Construction Services, and Shelton Twine, UHG’s Chief Operating Officer, and are referred to in this section as GSH’s “named executive officers” or “NEOs.”
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to GSH’s named executive officers during the years ended December 31, 2022 and 2021.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Michael Nieri, Chairman, President and Chief Executive Officer	2022	$1,300,000	$666,667	$—	$—	$—	$48,210	$2,014,877
	2021	$95,519	$500,000	$—	$—	$—	$37,489	$633,008
Pennington Nieri, Co-Executive Vice President − Construction Services	2022	$221,667	$266,667	$—	$75,011	$—	$28,641	$591,996
	2021	$139,481	$250,000	$—	$—	$—	$22,683	$412,164
Shelton Twine, Chief Operating Officer	2022	$259,385	$218,667	$—	$75,011	$—	$31,534	$584,597
	2021	$144,200	$190,000	$—	$—	$—	$25,086	$359,286

(1)
Represents the aggregate grant date fair value of each option award during 2022 computed in accordance with FASB ASC Topic 718. See Note 2 to GSH’s condensed carve-out financial statements for the nine months ended September 30, 2022 and 2021 appearing elsewhere in this prospectus regarding assumptions underlying the valuation of equity awards.

(2)
The table below sets forth the components of the “All Other Compensation” column for 2022 and 2021:

Name	Year	Auto Allowance	401(k) Company Match	Cost of Medical Insurance Premiums
Michael Nieri	2022	$25,000	$12,200	$11,010
	2021	$23,007	$2,335	$12,078
Pennington Nieri	2022	$5,200	$8,867	$14,574
	2021	$5,200	$5,405	$12,078
Shelton Twine	2022	$13,000	$10,375	$8,159
	2021	$13,000	$5,546	$6,540
Narrative Disclosure to Summary Compensation Table
Base Salary and Incentive Compensation
Compensation for GSH’s named executive officers has historically consisted of base salary and incentive compensation in the form of an annual discretionary cash bonus.
Benefits and Perquisites
GSH maintained a 401(k) plan and also provided a company match based on contributions to an employee’s 401(k) plan, up to a threshold for all employees, including the NEOs, and GSH also provided for the payment of the employee’s portion of medical insurance premiums, a benefit which was available to certain of GSH’s executive officers, including the NEOs. In addition, certain of GSH’s executive officers, including the NEOs, received a monthly allowance for personal automobile use.
Great Southern Homes 2022 Equity Incentive Plan
The Great Southern Homes 2022 Equity Incentive Plan was approved by GSH’s board of directors on January 18, 2022 and provided for the grant of options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards and performance compensation awards. Such awards were able to be granted to employees, consultants, advisors, directors or prospective employees, directors, officers, consultants and advisors of GSH or its affiliates. 3,000 shares of GSH’s common stock were reserved for issuance under the Great Southern Homes 2022 Equity Incentive Plan.
In January 2022, GSH’s named executive officers, along with the rest of the employees and the directors of GSH (with the exception of Mr. Nieri and Mr. O’Grady) were awarded stock options that vest in four equal tranches commencing in January 2023. Prior to that time, GSH did not use equity awards as a form of compensation. At the Effective Time, each such stock option was converted into an option to purchase Class A Common Shares. The Great Southern Homes 2022 Equity Incentive Plan was terminated in connection with the Business Combination.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information regarding outstanding option awards held by each of GSH’s NEOs as of December 31, 2022. The applicable vesting provisions are described in the footnote following the table.
Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Michael Nieri	—	—	—	—	—
Pennington Nieri	1/19/2022	—	190(2)	$199,424(2)	1/19/2032
Shelton Twine	1/19/2022	—	190(2)	$199,424(2)	1/19/2032

(1)
All option awards vest ratably over a period of four years from grant date.

(2)
In connection with the Business Combination, outstanding GSH options were cancelled in exchange for substantially equivalent options to acquire shares of common stock of UHG based on the conversion ratio for the UHG common shares in the Business Combination.

Director Compensation
The following table presents the total compensation paid to the members of GSH’s board of directors during the 2021 and 2022 fiscal years.
Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michael Nieri(2)	2022	$—	$—	$—	$—	$—	$—
	2021	$—	$—	$—	$—	$—	$—
Robert Dozier	2022	$75,000	$—	$37,493	$—	$—	$112,493
	2021	$5,000(3)	$—	$—	$—	$—	$5,000
Jason Enoch	2022	$75,000	$—	$37,493	$—	$—	$112,493
	2021	$15,000(3)	$—	$—	$—	$—	$15,000
Alan Levine	2022	$75,000	$—	$37,493	$—	$—	$112,493
	2021	$5,000(3)	$—	$—	$—	$—	$5,000
Tom O’Grady	2022	$75,000	$—	$—	$—	$730,720(4)	$805,720
	2021	$20,000(3)	$—	$—	$—	$20,000(5)	$40,000
Nikki Haley(6)	2022	$75,000	$—	$112,873	$—	$—	$187,873
	2021	$—	$—	$—	$—	$—	$—
Eric Bland(6)	2022	$56,250	$—	$—	$—	$—	$56,250
	2021	$—	$—	$—	$—	$—	$—

(1)
Represents the aggregate grant date fair value of each option award computed in accordance with FASB ASC Topic 718.

(2)
Mr. Nieri did not receive any compensation for his services as a member of GSH’s board of directors during the years presented. Mr. Nieri’s compensation for service as an employee for fiscal years 2021 and 2022 is set forth under the heading “Executive Compensation of GSH — Summary Compensation Table.”

(3)
Includes amounts earned in December 2021 and paid in January 2022.

(4)
Mr. O’Grady receives a consulting fee from GSH in the amount of $20,000 per month. Also includes the net value of a warrant purchased by Mr. O’Grady in 2022.

(5)
Includes amounts earned in December 2021 and paid in January 2022.

(6)
Ambassador Haley and Mr. Bland joined GSH’s board of directors in January 2022 and April 2022, respectively. During 2021, GSH’s directors (other than Mr. Nieri) were entitled to a monthly retainer of $5,000. Such amount increased in 2022 to $6,250.

United Homes Group, Inc. Director and Executive Officer Compensation Following the Business Combination
Director Compensation
Decisions regarding the compensation to be paid to the members of our Board of Directors, if any, are determined and/or ratified by the Board of Directors with recommendations given by the Compensation Committee. Directors’ fees will consist of a cash retainer and additional fees for service on a committee

(including in a chairperson capacity), as well as a fee for the Company’s lead independent director. Directors may also receive equity awards from time to time. The directors who also serve as an employee of the Company do not receive additional compensation for their service as a director.
Executive Compensation
Overview
The Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of shareholder value, while allowing the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. Decisions regarding the executive compensation program will be made by the Compensation Committee.
At the special meeting of the DHHC shareholders held on March 23, 2023 (the “Special Meeting”), DHHC’s shareholders approved the 2023 Plan. As of July 7, 2023, there were approximately 5.7 million Class A Common Shares authorized for issuance under the 2023 Plan. The 2023 Plan became effective immediately upon the Closing of the Business Combination.
Decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
Executive Employment Agreements and Other Arrangements
Employment Agreements
As a result of the Business Combination, UHG entered into employment agreements with the following of UHG’s executive officers: Michael Nieri (Chairman, Chief Executive Officer, President), Keith Feldman (Chief Financial Officer), Shelton Twine (Chief Operating Officer) (collectively, the “Employment Agreements”).
The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The term of Mr. Nieri’s employment agreement is 5 years, with an automatic one-year renewal up to a maximum of 5 additional years. The term of Mr. Feldman and Mr. Twine’s employment agreements are 3 years, with automatic 12-month renewals. The Employment Agreements provide for a Base Severance Benefit (as defined in the Employment Agreements) of 24 months of base salary for Mr. Michael Nieri and 12 months of base salary for Mr. Feldman and Mr. Twine, as well as the Incentive Severance Benefit (as defined in the Employment Agreements) upon termination by the Company without cause or termination by the officer for good reason, subject to execution of a release of claims.
The Employment Agreements provide for a base salary of $1,033,707 for Mr. Michael Nieri; $400,000 for Keith Feldman; and $338,635 for Mr. Twine. Possible annual performance bonuses and equity grants under the 2023 Plan are to be determined by the Company’s Compensation Committee.
UHG Equity Incentive Plan
United Homes Group, Inc. 2023 Equity Incentive Plan
The purpose of the 2023 Plan is to provide an additional incentive to selected directors, officers, employees, consultants, and advisors (and prospective directors, officers, employees, consultants and advisors) of UHG or its affiliates whose contributions are essential to the growth and success of the business of UHG and its affiliates, in order to strengthen the commitment of such persons to UHG and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of UHG and its affiliates.

Type of Awards
The 2023 Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock options), stock appreciation rights (referred to as “SARs”), restricted stock, restricted stock units (referred to as “RSUs”), stock bonuses, and performance compensation awards, to directors, officers, employees, consultants, and advisors of UHG or its affiliates.
Class A Common Shares Available for Issuance
The 2023 Plan provides for an aggregate number of Class A Common Shares to be reserved for future issuance, which will be equal to 10% of Class A Common Shares as of immediately following the effective time of the Business Combination (the “Initial Share Limit”) plus shares subject to outstanding equity awards granted under the Great Southern Homes, Inc. 2022 Equity Incentive Plan that were converted into equity awards denominated in Class A Common Shares under the 2023 Plan upon the consummation of the transactions contemplated in the Business Combination Agreement, plus an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) four (4%) percent of the shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board of Directors or the Compensation Committee. Shares subject to an award under the 2023 Plan that are forfeited, cancelled, expire, unexercised or are settled in cash under the 2023 Plan will again become available for awards under the 2023 Plan. Class A Common Shares that are tendered or exchanged by a participant or withheld by UHG as payment in connection with any award under the 2023 Plan, as well as any shares exchanged by a participant or withheld by UHG or any subsidiary thereof to satisfy tax withholding obligations related to any full value award, will become available for subsequent awards under the 2023 Plan. Shares, if any, that are tendered or exchanged by a participant or withheld by UHG as full or partial payment in connection with the exercise of any option or SAR under the 2023 Plan or the payment of any tax withholding obligation related thereto or not issued by UHG in connection with the stock settlement of any SAR will be added to the aggregate number of shares available for awards under the 2023 Plan. Shares, if any, underlying awards that are granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by UHG or with which UHG combines will not be counted against the aggregate number of shares available for awards under the 2023 Plan.
Administration
The 2023 Plan will be administered by the Compensation Committee The Compensation Committee may interpret the 2023 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Plan.
The 2023 Plan permits the Compensation Committee to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of Class A Common Shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. All decisions made by the Committee pursuant to the provisions of the 2023 Plan will be final, conclusive and binding on all persons.
Equitable Adjustments
In the event the Compensation Committee determines that any dividend (other than ordinary cash dividends) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Class A Common Shares or other securities of UHG, issuance of warrants or other rights to acquire Class A Common Shares or other securities of UHG, or other similar corporate transaction or event that affects the Class A Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, make any adjustments to the number and kind of shares or the exercise price with respect to any award.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Party Transactions
UHG’s Nominating and Corporate Governance Committee is designated with the authority to review and approve related party transactions, defined as a transaction, arrangement or relationship that would require disclosure pursuant to Item 404 of Regulation S-K, or transaction between UHG and (i) any director or executive officer of UHG; (ii) any nominee for election as a director; (iii) any holder of UHG securities owning more than 5% of any class of UHG stock and (iv) any member of the immediate family of any of the foregoing. In evaluating related party transactions, UHG’s Nominating and Corporate Governance Committee considers the relevant facts and circumstances available and deemed relevant to UHG’s Nominating and Corporate Governance Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
In addition to the foregoing, in accordance with the Amended and Restated Certificate of Incorporation, the Board of Directors has established the Related Party Transactions Committee to review and approve any contract or transaction between UHG and any of its subsidiaries, on the one hand, and Michael Nieri or any affiliate or associate of Mr. Nieri, on the other hand.
United Homes Group Related Party Transactions
Amended and Restated Registration Rights Agreement
In connection of the Closing of the Business Combination, United Homes Group, Inc., the Sponsor, certain securityholders of DHHC and certain former stockholders of GSH entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, the other DHHC securityholders party thereto and the GSH stockholders party thereto (i) agreed not to effect any sale or distribution of any of their equity securities of UHG during the Lock-up Period, as defined in the Amended and Registration Rights Agreement, other than pursuant to certain exceptions described therein and (ii) were granted certain registration rights with respect to their Class A Common Shares. The Amended and Registration Rights Agreement also provides that UHG will pay certain expenses relating to such registrations and indemnify the securityholders party thereto against certain liabilities.
Subscription Agreements
On March 23, 2023, in connection with the Company’s efforts to raise funds to meet the Minimum Cash Condition (as defined in the Business Combination Agreement), the Company entered into certain private placement transactions (collectively, the “Share Lock-Up Agreements”), by and among itself, GSH, and certain investors who purchased shares of the Company’s Class A Common Stock on the open market prior to March 16, 2023 (each a “Lock-Up Investor”), including (i) current members of the Company’s Board of Directors Mr. Levine, Dr. Clements, and Mr. Bland (ii) Mr. Bland’s family members Erica Bland Lear and Gillian Bland, and Mr. Nieri’s family member Jack Nieri, (iii) and the Nieri Trusts (each an “Interested Lock-Up Investor”). The proceeds will be used for general corporate purposes.
Pursuant to the Share Lock-Up Agreements, the following purchases were made:
•
Mr. Levine purchased a total of 1,250,000 Class A Common Shares, consisting of (i) 1,000,000 Class A Common Shares on the open market and (ii) 250,000 Class A Shares from the Company, for a total purchase price of $10,082,500.

•
Dr. Clements purchased a total of 20,000 Class A Common Shares, consisting of (i) 16,000 Class A Common Shares on the open market and (ii) 4,000 Class A Shares from the Company, for a total purchase price of $161,320.

•
Mr. Bland purchased a total of 997,920 Class A Common Shares, consisting of (i) 99,000 Class A Common Shares on the open market and (ii) 24,750 Class A Shares from the Company, for a total purchase price of $998,167.50.

•
Erica Bland Lear purchased a total of 75,000 Class A Common Shares, consisting of (i) 60,000 Class A Common Shares on the open market and (ii) 15,000 Class A Shares from the Company, for a total purchase price of $604,950.

•
Gillian Bland purchased a total of 75,000 Class A Common Shares, consisting of (i) 60,000 Class A Common Shares on the open market and (ii) 15,000 Class A Shares from the Company, for a total purchase price of $604,950.

•
Jack Nieri purchased a total of 37,500 Class A Common Shares, consisting of (i) 30,000 Class A Common Shares on the open market and (ii) 7,500 Class A Shares from the Company, for a total purchase price of $302,475.

•
The PWN Trust 2018 and MEN Trust 2018 each purchased a total of 41,667 Class A Common Shares, consisting of (i) 33,334 Class A Common Shares on the open market and (ii) 8,333 Class A Shares from the Company 3, for a total purchase price of $337,418.35, and the PMN Trust 2018 purchased a total of 41,666 Class A Common Shares, consisting of (i) 33,333 Class A Common Shares on the open market and (ii) 8,333 Class A Shares from the Company, for a total purchase price of $337,408.23.

Also, on March 23, 2023, the Nieri Trusts, entered into subscription agreements providing for the purchase by each of the Nieri Trusts at the effective time of the Business Combination of 41,666 Class A Common Shares at an aggregate purchase price of $333,413.33. The proceeds will be used for general corporate purposes.
Pre-Business Combination Related Party Transactions — GSH
GSH historically engaged in various transactions with entities that are owned, directly or indirectly, by: Michael Nieri, GSH’s Chief Executive Officer, President and Chairman; Mr. Nieri’s family members, including his wife, children, and father; trusts for the benefit of Mr. Nieri’s children; and Shelton Twine, GSH’s Chief Operating Officer and Mr. Nieri’s brother-in-law. Accordingly, any agreements or transactions GSH has entered into with such entities may involve a conflict of interest. For example, in the past, GSH has been a party to and is currently a party to agreements giving rise to material transactions between GSH and its affiliates, including Two Blue Stallions, LLC, GS Jacobs Creek, LLC, Land to Lots, LLC, PC Land Development Co., LLC and University Cottages, LLC. Set forth below is a description of certain related party transactions, other than compensation arrangements which are described under the section of this prospectus entitled “Executive Compensation.” GSH believes that each of these arrangements are on arm’s-length terms.
Distributions to Shareholders
As of December 31, 2022 and 2021, distributions to shareholders consisted of $34,690,696 and $23,527,180, respectively, to Mr. Nieri; $4,269,803 and $2,232,105, respectively, to the PWN Trust 2018; $4,269,803 and $2,232,105, respectively, to the MEN Trust 2018; and $4,269,803 and $2,232,105, respectively, to the PMN Trust 2018. Such distributions consisted of distributions in amounts sufficient to allow the GSH shareholders to pay taxes related to GSH’s S corporation status and for personal use.
Airplane Lease
GSH is a party to an Aircraft Lease Agreement, dated as of September 3, 2020, with FF Air, LLC, an entity that is 50% owned by an entity wholly owned by Mr. Nieri, pursuant to which GSH leases the use of an airplane at a rate of $1,800 per flight hour. GSH paid approximately $100,660 and $49,211 under this Aircraft Lease Agreement during the years ended December 31, 2022 and 2021, respectively.
Civil Engineering Services
GSH has contracted with Civil Engineering of Columbia, LLC (“CEC”) for the provision of civil engineering and surveying services. CEC is indirectly 55% owned by Pennington Nieri, who is Mr. Nieri’s son, the co-Executive Vice President — Construction Services of UHG, and the beneficial owner of 36.5%

of the Class A Common Shares. GSH paid CEC approximately $710,897 and $733,346 during the years ended December 31, 2022 and 2021, respectively, for the provision of such services.
Developed Lot Purchase Agreements
Prior to the Closing, GSH entered into lot purchase agreements (collectively, the “Lot Purchase Agreements”) with the Land Development Affiliates which are owned, directly or indirectly, by Mr. Nieri and/or the Nieri Trusts. In addition, Mr. Nieri has a 49% ownership interest in Pennington Communities, LLC, an entity formed for the purpose of being the sole manager of each of the Land Development Affiliates. The Lot Purchase Agreements provide for the purchase by GSH of lots that are owned and developed by the Land Development Affiliates at a price equal to fair market value.
Letter Agreement with Mr. O’Grady
Pursuant to a letter agreement (the “Letter Agreement”) dated May 13, 2022 and effective as of September 24, 2021, GSH engaged TS20 Holdings, LLC to assist GSH in connection with a possible transaction with a SPAC. TS20 Holdings, LLC is wholly owned by Tom O’Grady. Pursuant to the Letter Agreement, GSH paid a success-based fee to TS20 Holdings, LLC in the amount of eight hundred thousand dollars ($800,000) upon the Closing. In addition, pursuant to the Letter Agreement, GSH agreed to pay (i) a monthly fee of five thousand dollars ($5,000) to Mr. O’Grady for his service on GSH’s board of directors (the monthly fee paid to all members of the GSH board of directors was subsequently increased to six thousand two hundred fifty dollars ($6,250), and (ii) a monthly amount equal to twenty thousand dollars ($20,000) to Mr. O’Grady for his services as GSH’s Chief Administrative Officer.
Two Blue Stallions, LLC
GSH leases the following from Two Blue Stallions, LLC (“TBS”), which is owned by Mr. Nieri’s children and trusts for the benefit of such children, including Pennington Nieri: 90 N. Royal Tower Dr., Irmo, SC, 4420 Oleander Dr., Myrtle Beach, SC, and 108 Renaissance Circle, Mauldin, SC. GSH paid TBS approximately $555,800 and $606,000 during the years ended December 31, 2022 and 2021, respectively, for the lease of these premises.
GSH, as tenant, and TBS, as landlord, are parties to oral, month-to-month leases pursuant to which GSH leases model homes from TBS. GSH does not currently pay any base rent; however, it does pay for maintenance, repairs, utilities and taxes.
Sale and Lease of Model Homes
In the year ended December 31, 2022, GSH sold 20 model homes to TBS (for an aggregate sales price of approximately $1,082,000), PMN Trust 2018 (for an aggregate sales price of approximately $1,113,000), MEN Trust 2018 (for an aggregate sales price of approximately $1,089,000), PWN Trust 2018 (for an aggregate sales price of approximately $1,163,000), and University Cottages, LLC, (“UC”), which is owned by TBS and Mr. Nieri’s wife (for an aggregate sales price of approximately $741,000), and Mr. Nieri (for a sales price of approximately $272,000). Commencing January 1, 2023, GSH is a lessor of such homes from such parties, pursuant to leases which provide for the payment of monthly base rent, as well as maintenance, repairs, utilities, and taxes.
General Contractor Services
GSH is a party to construction contracts pursuant to which GSH provides general contractor services. The counterparties to these contracts are TBS (aggregate contract value of $730,000); UC (aggregate contract value of $2,388,325), and Mr. Twine (contract value of $160,500).
Land Transfers to PC Land Development Co., LLC (“PCLDC”) and Related Loans
GSH transferred real property to PCLDC during 2022 with an aggregate purchase price of approximately $4,010,595, for which PCLDC delivered promissory notes to GSH for the full purchase prices.

Land Transfers to Land to Lots, LLC (“L to L”) and Related Loans
GSH transferred real property to L to L during 2022 with an aggregate purchase price of approximately $20,146,420, for which L to L delivered promissory notes to GSH for the full purchase prices.
Loan from GSH to PCLDC
In February 2022 GSH loaned PCLDC $10,000,000, evidenced by a demand promissory note from PCLDC to GSH in the original principal amount of $10,000,000; such note was modified by a Note Modification Agreement dated August 1, 2022 between PCLDC and GSH to extend the maturity date. This loan was extinguished prior to the closing of the Business Combination.
Payments to OF Construction, LLC
During the year ended December 31, 2022, GSH paid OF Construction, LLC approximately $563,000 for certain site contracting services. Mr. Nieri owns 45% of the membership interests of OF Construction, LLC.
Engagement of Outside Counsel
During calendar year 2021 Steve Lenker, formerly Executive Vice President and General Counsel of GSH, was an attorney at, and a member of, Blair Cato Pickren Casterline, LLC, a law firm located in Columbia, South Carolina. During this period Mr. Lenker provided legal services to GSH and received approximately $249,000 for services rendered. Mr. Lenker became an employee of GSH in January 2022 and was an employee through May 2023.
Due To/Due From Matters
GSH has engaged in various transactions with certain affiliated entities resulting in the following due to/due from balances as of December 31, 2022:
1.
L to L owes GSH approximately $851,885 for GSH acting in treasury management capacity for L to L for land development expenses;

2.
TBS, UC and Oak Creste of Clemson, LLC, which is owned by Oak Creste Holdings, LLC, which is owned by Oak Street Capital Partners, LLC, which is owned by Mr. Nieri’s children and trusts for the benefit of such children, including Pennington Nieri, collectively owe GSH approximately $12,085,175 for GSH acting in treasury management capacity for investment projects

3.
GSH owes Model Home Holdings, LLC and The Office Park @ the Summit, LLC, entities owned 99% by Mr. Nieri and 1% by Robyn Nieri, Mr. Nieri’s spouse, approximately $11,470,833 for the sale of real property for which GSH received the consideration;

4.
GSH owes GS Jacobs Creek, LLC (“GSJC”), an entity owned by Mr. Nieri, approximately $126,476, which is the result of numerous transactions between GSH and GSJC over the years, including the transfer of developed lots, GSH acting in treasury management capacity, and other transactions between the parties; and

5.
GSH owes Carolinas Home Builder, LLC (“CHB”), an entity owned 99% by Mr. Nieri and 1% by Robyn Nieri, Mr. Nieri’s spouse, approximately $909,927, which is the result of numerous transactions between GSH and CHB over the years, including the transfer of developed lots, GSH acting in treasury management capacity, and other transactions between the parties.

6.
PCLDC owes GSH $1,262,876, in exchange for GSH’s provision of certain treasury services to PCLDC for land development expenses.

These amounts were extinguished or transferred from GSH in connection with the closing of the Business Combination.

Pre-Business Combination Related Party Transactions — DHHC
Founder Shares and Private Placement Warrants
On October 21, 2020, the Sponsor purchased 8,625,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Simultaneously with the consummation of the Initial Public Offering, on January 25, 2021, DHHC consummated the private placement of (i) an aggregate of 4,983,999 Private Placement Warrants to the Sponsor at a price of $1.50 per Private Placement Warrant, generating total proceeds of $7,475,999 and (ii) an aggregate of 949,334 Private Placement Warrants to the Anchor Investors at a price of $1.50 per Private Placement Warrant, generating total proceeds of $1,424,001. David T. Hamamoto has voting and investment discretion with respect to the common stock held by the Sponsor.
Sponsor Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Agreement with DHHC and GSH, pursuant to which the Sponsor has agreed, subject to certain exceptions, not to transfer 2,120,627 Founder Shares held by it, until such Founder Shares become released under the Sponsor Agreement. Pursuant to the Sponsor Agreement, (i) 37.5% of such Founder Shares will be released upon the occurrence of Triggering Event I, (ii) 37.5% of such Founder Shares will be released upon the occurrence of Triggering Event II, and (iii) 25% of such Founder Shares will be released upon the occurrence of Triggering Event III, in each case, during the Sponsor Earn Out Period. Any such Founder Shares not released prior to the fifth anniversary of the Closing will be deemed to be forfeited.
“Triggering Event I” will be considered achieved when the volume weighted average price of Class A Common Shares on Nasdaq is greater than or equal to $12.50 for any 20 trading days within a 30-trading day period. “Triggering Event II” will be considered achieved when the volume weighted average price of Class A Common Shares on Nasdaq is greater than or equal to $15.00 for any 20 trading days within a 30-trading day period. “Triggering Event III” will be considered achieved when the volume weighted average price of Class A Common Shares on Nasdaq is greater than or equal to $17.50 for any 20 trading days within a 30-trading day period.
In the event that, during the Sponsor Earn Out Period, UHG completes a transaction involving (i) the acquisition of all or a material portion of the assets, business or equity securities of UHG or (ii) an equity or similar investment in UHG, in each case, resulting in UHG’s stockholders immediately prior to such transaction holding, in the aggregate, less than 50% of the voting shares of UHG (or successor or parent company thereof), any then-unvested Founder Shares will become vested.
The provisions of the Sponsor Agreement relating to the Sponsor Earn Out will terminate upon the earlier of (x) the vesting of all Founder Shares and (y) the fifth anniversary of the Closing.
Financing Commitment Letter
In connection with the execution of the Business Combination Agreement, DHHC entered into a financing commitment letter (the “Financing Commitment Letter”) with the Sponsor, David T. Hamamoto, and Antara Capital Total Return SPAC Master Fund LP (“Antara Capital”), an affiliate of the Sponsor, pursuant to which David T. Hamamoto and Antara Capital (collectively, the “Investors”) committed to, or caused their respective affiliates to, purchase and not redeem at least in the aggregate 2.5 million DHHC Class A Common Stock. Specifically, David T. Hamamoto and Antara Capital agreed, among other things, severally, and not jointly, subject to certain terms and conditions, (i) to purchase (in open market transactions or otherwise), or to cause one or more of its controlled affiliates to purchase, and beneficially own no less than 1,250,000 DHHC Class A Common Stock, no later than the date that was five (5) business days prior to the Special Meeting and (ii) following such purchases, not to sell, contract to sell, redeem or otherwise transfer or dispose of, directly or indirectly, the acquired shares or the economic ownership of the acquired shares at any time prior to the consummation of the transactions contemplated by the Business Combination Agreement. The acquired shares are not subject to any restrictions on transfer or disposition.

In the event an Investor fails to make the committed purchase, the defaulting investor will automatically forfeit 1,250,000 DHHC Class B Common Shares it is entitled to receive in connection with the Closing for the benefit of the non-defaulting Investor or its designated controlled affiliates.
Subscription Agreements
In connection with the consummation of the Initial Public Offering, DHHC entered into the Subscription Agreements with the Anchor Investors (the “Subscription Agreements”), pursuant to which, among other things, (i) the Sponsor agreed to transfer up to an aggregate of up to 1,250,625 Founder Shares to the Anchor Investors for a purchase price of $0.003 per share and at an aggregate purchase price of $3,625 upon the Closing and (ii) the Anchor Investors purchased an aggregate of 949,334 Private Placement Warrants at a price of $1.50 per Private Placement Warrant and at an aggregate purchase price of $1,424,000 simultaneously with the closing of the Initial Public Offering. As of the date of this prospectus, each of the Anchor Investors have sold or redeemed all of their Public Shares; as a result, and in accordance with the terms of the Subscription Agreements, the Anchor Investors were allocated from the Sponsor up to approximately 161,000 Founder Shares for a purchase price of $0.003 per share and at an aggregate approximate purchase price of $483 upon the Closing. Approximately 161,000 Class A Common Shares and 49,000 Sponsor Earnout Shares were allocated to the Anchor Investors upon the Closing, pursuant to the Subscription Agreements entered with the Anchor Investors.
Administrative Support
Prior to the Business Combination, DHHC utilized office space at 250 Park Ave. 7th Floor, New York, New York 10177 from the Sponsor. On January 28, 2021, DHHC began paying to the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon completion of DHHC’s Business Combination or liquidation, DHHC has ceased paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, were paid by DHHC to its Sponsor, officers, directors, or any of its or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses related to identifying and investigating potential target businesses and completing the Business Combination. UHG’s Audit Committee will review on a quarterly basis all payments that were made by DHHC to its Sponsor, officers, directors, or its or their affiliates.
Related Party Loans and Advances
On October 21, 2020, the Sponsor agreed to loan DHHC an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and due upon the completion of the Initial Public Offering. The outstanding balance under such Promissory Note of $130,000 was repaid in full on February 1, 2021.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of the Company’s voting securities, consisting of Class A and Class B Common Shares, as of July 7, 2023 by:
•
each person who is known by us to be the beneficial owner of more than five percent of any class of our voting securities,

•
each of our Named Executive Officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.
Subject to the paragraph above, the percentage ownership of issued shares is based on (i) 11,369,093 Class A Common Shares and (ii) 36,973,877 Class B Common Shares issued and outstanding as of July 7, 2023.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 90 N Royal Tower Drive, Irmo, South Carolina 29063.
Name and Address of Beneficial Owner(1)	Number of Class A Shares Beneficially Owned	% of Class(1)	Number of Class B Shares Beneficially Owned	% of Class(1)
Directors and Named Executive Officers
Michael Nieri	37,223,874	77.0%	36,973,877	100%
Tom O’Grady	746,947	6.2%	—	*%
David Hamamoto	3,134,826	25.1%	—	*%
Eric S. Bland	123,750	1.1%	—	*%
James P. Clements	28,870	*	—	*%
Robert Dozier	15,120	*	—	*%
Jason Enoch	21,370	*	—	*%
Nikki R. Haley	26,703	*	—	*%
Alan Levine	883,870	7.8%	—	*%
Michael Bayles	0	*	—	*%
Robert Grove	0	*	—	*%
Keith Feldman	521,867	4.5%	—	*%
Shelton Twine	18,381,202	62.6%	17,926,728	48%
All executive officers and directors as a group (13 individuals)	43,018,320	89.0%	36,973,877	100%
Greater than Five Percent Holders:
Antara Capital(2)	4,455,318	35.3%	—	*%
PWN Trust 2018(3)	6,058,909	34.9%	5,975,576	16%
MEN Trust 2018(4)	6,058,909	34.9%	5,975,576	16%
PMN Trust 2018(5)	6,058,909	34.9%	5,975,576	16%
James Martell	748,020	6.6%	—	*%

*
Less than 1%

(1)
The percentage of beneficial ownership of the Company is calculated based on (i) 11,369,093 UHG Class A Common Shares and (ii) 36,973,877 UHG Class B Common Shares issued and outstanding as of July 7, 2023.

(2)
The business address of Antara Capital is 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001. Voting and dispositive control of the securities is held by Himanshu Gulati, as managing member of Antara Capital GP LLC, a Delaware limited liability company which is the general partner of Antara Capital LP, a Delaware limited partnership which is the investment manager of Antara Capital.

(3)
Voting and dispositive control of the securities is shared by Pennington Nieri and Shelton Twine.

(4)
Voting and dispositive control of the securities is shared by Maigan Nieri Lincks and Shelton Twine.

(5)
Voting and dispositive control of the securities is shared by Patrick Nieri and Shelton Twine.

SELLING STOCKHOLDERS
This prospectus relates to the primary issuance by us of up to an aggregate of 11,591,664 Class A Common Shares, which consists of (i) up to 8,625,000 Class A Common Shares issuable upon the exercise of the Public Warrants, and (ii) up to 2,966,664 Class A Common Shares issuable upon the exercise of the Private Placement Warrants. This prospectus also relates to the offer and sale from time to time by the Selling Stockholders of up to (i) 421,100 Class A Common Shares issued in a private offering, (ii) 2,966,664 Class A Common Shares issuable upon exercise of the Private Placement Warrants, and (iii) 2,966,664 Private Placement Warrants. We will not receive any proceeds from the sale of the Private Placement Warrants or of the Class A Common Shares by the Selling Stockholders pursuant to this prospectus.
We are registering the Private Placement Warrants and Class A Common Shares in order to permit the Selling Stockholders to offer the Private Placement Warrants and Class A Common Shares for resale from time to time as set forth below, pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Stockholders” includes the persons listed in the table below, together with any additional Selling Stockholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interests in the Class A Common Shares or Private Placement Warrants, other than through a public sale.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Private Placement Warrants and Class A Common Shares held by each of the Selling Stockholders.
Except as set forth in the footnotes below, the following table sets forth certain information as of July 7, 2023 regarding the beneficial ownership of the Private Placement Warrants and Class A Common Shares being offered by the Selling Stockholders. The applicable percentage ownership of the Private Placement Warrants is based on 2,966,664 Private Placement Warrants outstanding as of July 7, 2023. The applicable percentage ownership of Class A Common Shares is based on 11,369,093 Class A Common Shares outstanding as of July 7, 2023. Information with respect to the Private Placement Warrants and Class A Common Shares owned beneficially after the offering assumes the sale of all of the Private Placement Warrants and Class A Common Shares registered hereby. The Selling Stockholders may offer and sell some, all or none of their Private Placement Warrants and Class A Common Shares.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, a person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Private Placement Warrants and Class A Common Shares.

Selling Stockholders
	Securities Beneficially Owned Prior to this Offering		Maximum Number of Securities to be Sold Pursuant to this Offering(1)		Securities to be Beneficially Owned After this Offering
Selling Stockholder	Common Stock(2)	Private Placement Warrants(3)	Common Stock	Private Placement Warrants(3)	Common Stock	%	Private Placement Warrants	%
David T. Hamamoto 2020 Irrevocable Trust(5)	942,413	548,240	548,240(4)	548,240	394,173	3.35%	—	—
Martha M. Hamamoto 2020 Irrevocable Trust	942,413	548,240	548,240(4)	548,240	394,173	3.35%	—	—
Keith Feldman(6)	521,867	149,520	149,520(4)	149,520	372,347	3.17%	—	—
Antara Capital Return SPAC Master Fund LP(7)	4,455,318	1,246,000	1,246,000(4)	1,246,000	3,209,319	22.01%	—	—
The Obsidian Master Fund	62,754	45,093	45,093(4)	45,093	17,661	*	—	—
BlackRock Credit Alpha Master Fund LP	191,564	137,653	137,653(4)	137,653	53,911	*	—	—
HC NCBR Fund	75,965	54,586	54,586(4)	54,586	21,379	*	—	—
Riverview Group LLC	305,313	237,333	237,333(4)	237,333	67,980	*	—	—
Jack Nieri	74,847	—	7,500	—	67,347	*	—	—
Eric Bland(8)	123,750	—	24,750	—	99,000	*	—	—
Erica Bland Lear	75,000	—	15,000	—	60,000	*	—	—
Gillian Bland	75,000	—	15,000	—	60,000	*	—	—
Jamie Flaum	75,000	—	15,000	—	60,000	*	—	—
Jason Brown	75,000	—	15,000	—	60,000	*	—	—
Rob Lapin	12,375	—	2,475	—	9,900	*	—	—
Alan Levine Revocable Trust(9)	883,870(10)	—	175,000	—	708,870	5.87%	—	—
Vicki Levine Revocable Trust	437,500	—	87,500	—	350,000	2.99%	—	—
Elizabeth Levine Irrevocable Trust	125,000	—	25,000	—	100,000	*	—	—
Victoria Levine Irrevocable Trust	125,000	—	25,000	—	100,000	*	—	—
Garrett Levine Irrevocable Trust	125,000	—	25,000	—	100,000	*	—	—
Robert Dozier(8)	15,120	—	1,250	—	13,870	*	—	—
Bhavna Vasudeva	12,500	—	2,500	—	10,000	*	—	—
James Clements(8)	28,870	—	4,000	—	24,870	*	—	—
Jason Enoch(8)	21,370	—	2,500	—	18,870	*	—	—
PWN Trust 2018 dated 7/17/2018(11)	6,058,909	—	8,333	—	6,050,576	34.73%	—	—
MEN Trust 2018 dated 7/17/2018(12)	6,058,909	—	8,333	—	6,050,576	34.73%	—	—
PMN Trust 2018 dated 7/17/2018(13)	6,058,909	—	8,333	—	6,050,576	34.73%	—	—
Chris Morris	2,500	—	500	—	2,000	*	—	—
Michael Goldberg	62,500	—	12,500	—	50,000	*	—	—
Mickey Goldberg	25,000	—	5,000	—	20,000	*	—	—
Eric Rubin	12,500	—	2,500	—	10,000	*	—	—
Jon Attard	3,125	—	625	—	2,500	*	—	—
Tom Donev	81,250	—	16,250	—	65,000	*	—	—
Bob Beesburg	6,250	—	1,250	—	5,000	*	—	—
Diane Hanson	12,500	—	2,500	—	10,000	*	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The amounts set forth in this column are the number of Class A Common Shares that may be offered for sale from time to time by each Selling Stockholder using this prospectus. These amounts do not represent any other of our Class A Common Shares, warrants, or other securities that the Selling Stockholder may own beneficially or otherwise.

(2)
Represents Class A Common Shares, including the Class A Common Shares to be issued upon the exercise of Warrants held by the Selling Stockholder.

(3)
Represents certain Warrants held by the Selling Stockholder.

(4)
Assumes that each Warrant held by the Selling Stockholder is exercised in full for Class A Common Shares.

(5)
David T. Hamamoto, the beneficiary of the David T. Hamamoto 2020 Irrevocable Trust, was formerly the Chairman and Co-Chief Executive Officer of DHHC. Mr. Hamamoto is presently a director of UHG.

(6)
Formerly the Chief Financial Officer of DHHC, and presently the Chief Financial Officer of UHG.

(7)
Antara Capital Return SPAC Master Fund LP is an affiliate of the former sponsor of DHHC

(8)
The selling stockholder is a director of UHG.

(9)
Alan Levine, the beneficiary and trustee of the Alan Levine Revocable Trust, is a director of UHG.

(10)
Includes 437,500 shares held by the Vicki Levine Revocable Trust. Mr. Levine is the spouse of the trustee of the Vicki Levine Revocable Trust, and may be deemed to have or share beneficial ownership with respect to the shares held by the Vicki Levine Revocable Trust.

(11)
Pennington Nieri, the beneficiary of the PWN Trust dated 7/17/2018, is Co-Executive Vice President — Construction Services of UHG, and is the son of Michael Nieri, who is Chairman, Chief Executive Officer, President, and a Director of UHG.

(12)
Maigan Nieri, the beneficiary of the MEN Trust dated 7/17/2018, is the daughter of Michael Nieri, who is Chairman, Chief Executive Officer, President, and a Director of UHG.

(13)
Patrick Nieri, the beneficiary of the PMN Trust dated 7/17/2018, is the son of Michael Nieri, who is Chairman, Chief Executive Officer, President, and a Director of UHG.

PLAN OF DISTRIBUTION
We are registering the Private Placement Warrants and the Class A Common Shares issuable upon the exercise of the Private Placement Warrants to permit the resale of these Private Placement Warrants and Class A Common Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Private Placement Warrants or Class A Common Shares, although we will receive the exercise price of any Warrants not exercised by the Selling Stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the Private Placement Warrants and Class A Common Shares.
The Selling Stockholders may sell all or a portion of the Private Placement Warrants or Class A Common Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Private Placement Warrants or Class A Common Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Private Placement Warrants or Class A Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales made after the date the Registration Statement is declared effective by the SEC;

•
broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Private Placement Warrants and Class A Common Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the Private Placement Warrants and Class A Common Shares by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling Private Placement Warrants or Class A Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Private Placement Warrants and Class A Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Private Placement Warrants and Class A Common Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Private Placement Warrants and Class A Common Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Private Placement Warrants and Class A Common Shares short and deliver Private Placement Warrants and Class A Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Private Placement Warrants and Class A Common Shares to broker-dealers that in turn may sell such warrants and shares.
The Selling Stockholders may pledge or grant a security interest in some or all of the Private Placement Warrants and Class A Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Private Placement Warrants and Class A Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Private Placement Warrants and Class A Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the Private Placement Warrants or Class A Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Private Placement Warrants or Class A Common Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Private Placement Warrants and Class A Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the Private Placement Warrants and Class A Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Private Placement Warrants and Class A Common Shares may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Stockholder will sell any or all of the Private Placement Warrants or Class A Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.
The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Private Placement Warrants or Class A Common Shares by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Private Placement Warrants or Class A Common Shares to engage in market-making activities with respect to the Private Placement Warrants or Class A Common Shares. All of the foregoing may affect the marketability of the Private Placement Warrants or Class A Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Private Placement Warrants or Class A Common Shares.
We will pay all expenses of the registration of the Private Placement Warrants and Class A Common Shares pursuant to the Amended and Restated Registration Rights Agreement, estimated to be $156,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Amended and Restated Registration Rights Agreement or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Amended and Restated Registration Rights Agreement or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the Private Placement Warrants and Class A Common Shares will be freely tradable in the hands of persons other than our affiliates.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Shares and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Common Shares or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Class A Common Shares and Warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:
•
an individual who is a United States citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;

•
an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A Common Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Shares and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Shares” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Shares
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Shares so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Shares disposed. A U.S. Holder’s adjusted tax basis in its Class A Common Shares will generally equal the U.S. Holder’s acquisition cost for such Class A Common Shares (or, in the case of Class A Common Shares received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Shares, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Shares so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Shares received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Shares received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Common Shares received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Shares generally would include the holding period of the Warrant.
It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Common Shares received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Common Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Shares received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Common Shares), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.
A redemption of Warrants for Class A Common Shares described in this prospectus under “Description of Securities — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A Common Shares. Your aggregate initial tax basis in the Class A Common Shares received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the Class A Common Shares received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Class A Common Shares.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Class A Common Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Shares which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Shares equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Class A Common Shares and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A Common Shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Common Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Shares and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Shares and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits
Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be the same as those described below in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Shares and Warrants.”

Redemption of Warrants for Class A Common Shares
A redemption of Warrants for Class A Common Shares described in this prospectus under “Description of Securities — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the Class A Common Shares received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the Class A Common Shares received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Class A Common Shares.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Shares and Warrants
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Shares or Warrants or an expiration or redemption of our Warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A Common Shares or Warrants and, in the case where shares of our Class A Common Shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our Class A Common Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Class A Common Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A Common Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our Class A Common Shares which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S.

Holders — Taxation of Distributions” under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us on Class A Common Shares equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Class A Common Shares and Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A COMMON SHARES AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Amended and Restated Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Amended and Restated Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our Amended and Restated Certificate of Incorporation authorizes the issuance of a total of 450,000,000 shares of capital stock, each with par value $0.0001 per share, consisting of (a) 410,000,000 UHG Common Shares including (i) 350,000,000 Class A Common Shares and (ii) 60,000,000 Class B Common Shares and (b) 40,000,000 shares of preferred stock. As of July 7, 2023, there were 11,369,093 Class A Common Shares and 36,973,877 Class B Common Shares issued and outstanding and no shares of UHG preferred stock issued or outstanding.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of UHG Common Shares will possess all voting power for the election of UHG directors and all other matters submitted to a vote of shareholders of UHG. Generally, each holder of Class A Common Shares is entitled to one vote per share, and each holder of Class B Common Shares is entitled to two votes per share, voting together as a single class.
Except as otherwise required by law, holders of UHG Common Shares, as such, will not be entitled to vote on any amendment to the Amend and Restated Certificate of Incorporation (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of UHG preferred stock if the holders of such affected series of UHG preferred stock are entitled to vote on such amendment pursuant to the Amend and Restated Certificate of Incorporation (including any preferred stock designation) or pursuant to the DGCL.
Dividends
Subject to applicable law and the rights and preferences of any holders of any outstanding class or series of preferred stock of UHG, holders of UHG Common Shares will be entitled to receive dividends when, as and if declared by Board of Directors, payable in cash or otherwise out of the assets of UHG legally available therefor. All UHG Common Shares shall be of equal rank and shall be identical with respect to rights to such dividends.
Liquidation, Dissolution and Winding Up
Upon UHG’s voluntary or involuntary liquidation, dissolution or winding up and after payment in full of the debts and other liabilities of UHG and to any holders of UHG preferred stock having liquidation preferences, if any, the holders of UHG Common Shares shall be entitled to receive all the remaining assets of UHG available for distribution to its shareholders, ratably in proportion to the number of UHG Common Shares then issued and outstanding.
Conversion of Class B Common Shares
Each outstanding Class B Common Share may at any time, at the option of the holder thereof, be converted into one fully paid and nonassessable Class A Common Share upon written notice to UHG. Outstanding Class B Common Shares will automatically be converted into Class A Common Shares upon the transfer of such shares, subject to exceptions for certain “Permitted Transfers” as described in the Amended and Restated Certificate of Incorporation.
Preemptive or Other Rights
Subject to applicable law and the preferential rights of any other class or series of stock, all UHG Common Shares have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, subject to applicable law, holders of UHG Common Shares have no preemptive rights and there are no sinking fund or redemption rights, or rights to subscribe for any of UHG’s securities. The rights, powers, preferences and privileges of holders of UHG Common Shares are subject to those of the holders of any shares of UHG Company preferred stock that the Board of Directors may authorize and issue in the future.
Election of Directors
The Board of Directors is divided into three classes, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of Board of Directors. Directors are generally elected by a majority of votes cast at a meeting of the shareholders at which a quorum is present, and there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Preferred Stock
The Amended and Restated Certificate of Incorporation provides that shares of UHG preferred stock may be issued from time to time in one or more classes or series. The Board of Directors is authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of UHG preferred stock. The Board of Directors can, without shareholder approval, issue UHG preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of UHG Common Shares and could have anti-takeover effects. The ability of the Board of Directors to issue UHG preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of UHG or the removal of existing management.
UHG has no preferred stock outstanding as of the date of this prospectus.
Warrants
As of July 7, 2023, there were 11,591,664 Warrants to purchase Class A Common Shares, consisting of 8,625,000 Public Warrants and 2,966,664 Private Placement Warrants.
Public Warrants
Each whole warrant entitles the registered holder to purchase one whole Class A Common Share at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement by and between American Stock Transfer & Trust Company, as warrant agent, and DHHC (the “warrant agreement”), a warrant holder may exercise its warrants only for a whole number of Class A Common Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of DHHC’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
UHG will not be obligated to deliver any Class A Common Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to UHG’s satisfying its obligations described below with respect to registration. No warrant will be exercisable and UHG will not be obligated to issue Class A Common

Shares upon exercise of a warrant unless Class A Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will UHG be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the Class A Common Share underlying such Unit.
UHG has agreed that as soon as practicable after the closing of its initial business combination, UHG will use its reasonable best efforts to file, and within 60 business days following its initial business combination to have declared effective, a registration statement for the registration, under the Securities Act, of the Class A Common Shares issuable upon exercise of the warrants. UHG will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A Common Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, UHG may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event UHG so elects, UHG will not be required to file or maintain in effect a registration statement, but UHG will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
UHG is not required to notify warrant holders of the eligibility of the warrants for redemption; however, in the event that UHG elects to redeem all of the Warrants, in accordance with the terms of the warrant agreement, a notice of redemption shall be mailed by first class mail, postage prepaid, by UHG not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.
Redemption of Warrants when the price per share of the Class A Common Shares equals or exceeds $18.00.   Once the warrants become exercisable, UHG may call the warrants for redemption (except as described herein with respect to the Private Placement Warrants):
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in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, which UHG refers to as the 30-day redemption period; and

•
if, and only if, the last reported sale price (the “closing price”) of UHG’s Class A Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which UHG sends the notice of redemption to the warrant holders.

UHG will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A Common Shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A Common Shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by UHG, UHG may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
UHG established the last redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and UHG issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per share of the Class A Common Shares equals or exceeds $10.00.   Once the warrants become exercisable, UHG may redeem the outstanding warrants:
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in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption and receive that number of shares to be determined by reference to the table set forth under “Description of Capital Stock of UHG — Warrants — Public Warrants” based on the redemption date and the “fair market value” of the Class A Common Shares (as defined below) except as otherwise described in “Description of Capital Stock of UHG — Warrants — Public Warrants;”

•
if, and only if, the closing price of the Class A Common Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before UHG sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A Common Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which UHG sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants as described above.

The “fair market value” of the Class A Common Shares for the above purpose shall mean the volume weighted average price of the Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. UHG will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A Common Shares per warrant (subject to adjustment).
The numbers in the table below represent the “redemption prices,” or the number of Class A Common Shares that a warrant holder will receive upon redemption by UHG pursuant to this redemption feature.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
Redemption Date (period to expiration of warrants)	Fair Market Value of the Class A Common Shares
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361

Redemption Date (period to expiration of warrants)	Fair Market Value of the Class A Common Shares
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Common Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of the Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Common Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A Common Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A Common Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by UHG pursuant to this redemption feature, since they will not be exercisable for any Class A Common Shares.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A Common Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Shares are trading at or above $10.00 per share, which may be at a time when the trading price of the Class A Common Shares is below the exercise price of the warrants. UHG established this redemption feature to provide UHG with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “Description of Securities of Capital Stock of UHG — Warrants — Public Warrants — Redemption of Warrants When the Price Per Share of the Class A Common Shares Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides UHG with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to (i) UHG’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and (ii) the amount of cash provided by the exercise of the warrants and available to use, and also provides a ceiling to the theoretical value of the warrants as it locks in the amount of shares

UHG would pay to warrant holders that exercise if UHG chooses to redeem the warrants in this manner. UHG will be required to pay the applicable redemption price to warrant holders if UHG chooses to exercise this redemption right and it will allow UHG to quickly proceed with a redemption of the warrants if UHG determines it is in its best interest to do so. As such, UHG would redeem the warrants in this manner when UHG believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, UHG can redeem the warrants when the Class A Common Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to UHG’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If UHG chooses to redeem the warrants when the Class A Common Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A Common Shares than they would have received if they had chosen to wait to exercise their warrants for Class A Common Shares if and when such Class A Common Shares were trading at a price higher than the exercise price of $11.50.
No fractional Class A Common Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, UHG will round down to the nearest whole number of Class A Common Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A Common Shares pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A Common Shares, the surviving company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants within 20 business days of the closing of an initial business combination.
Redemption Procedures and Cashless Exercise.   If UHG calls the warrants for redemption for $0.01 as described above, UHG’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis”. In determining whether to require all holders to exercise their warrants on a “cashless basis”, UHG’s management will consider, among other factors, UHG’s cash position, the number of warrants that are outstanding and the dilutive effect on UHG’s stockholders of issuing the maximum number of Class A Common Shares issuable upon the exercise of its warrants. If UHG’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A Common Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If UHG’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Common Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. UHG believes this feature is an attractive option to it if it does not need the cash from the exercise of the warrants after its initial business combination. If UHG calls its warrants for redemption and UHG’s management does not take advantage of this option, the Sponsor, the Anchor Investors and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify UHG in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the Class A Common Shares outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding Class A Common Shares is increased by a stock dividend payable in Class A Common Shares, or by a split-up of Class A Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of

Class A Common Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A Common Shares. A rights offering to holders of Class A Common Shares entitling holders to purchase Class A Common Shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A Common Shares equal to the product of (i) the number of Class A Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Shares, in determining the price payable for Class A Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Shares on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if UHG, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Shares on account of such Class A Common Shares (or other shares of UHG’s capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Class A Common Shares in respect of such event.
If the number of outstanding Class A Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Common Shares.
Whenever the number of Class A Common Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Common Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A Common Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Common Shares (other than those described above or that solely affects the par value of such Class A Common Shares), or in the case of any merger or consolidation of UHG with or into another corporation (other than a consolidation or merger in which UHG is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Class A Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of UHG as an entirety or substantially as an entirety in connection with which UHG is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and UHG. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to UHG, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Shares or any voting rights until they exercise their warrants and receive Class A Common Shares. After the issuance of Class A Common Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, UHG will, upon exercise, round down to the nearest whole number of Class A Common Shares to be issued to the warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the warrants that may be issued upon conversion of working capital loans and the Class A Common Shares issuable upon exercise of the Private Placement Warrants) are not redeemable by UHG so long as they are held by the Sponsor, Anchor Investors or their permitted transferees (except for a number of Class A Common Shares as described under “Description of Securities — Warrants — Public Warrants — Redemption of warrants when the price per share of the Class A Common Shares equals or exceeds $10.00”). Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor, Anchor Investors or their permitted transferees, the Private Placement Warrants will be redeemable by UHG and exercisable by the holders on the same basis as the Public Warrants. Each of the warrants that may be issued upon conversion of working capital loans shall be identical to the Private Placement Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A Common Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that UHG has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, Anchor Investors or their permitted transferees is because it was not known at the time such warrants were sold whether they would be affiliated with UHG following an initial business combination. If they remain affiliated with UHG, their ability to sell UHG’s securities in the open market will be significantly limited. UHG will have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell UHG’s securities, an insider cannot trade in UHG’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the Class A Common Shares issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, UHG believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
The Sponsor and Anchor Investors agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Common Shares issuable upon exercise of any of these warrants) until the date that was 30 days after the Closing of the Business Combination, except for, among other limited exceptions, transfers made to UHG’s officers and directors and other persons or entities affiliated with or related to the Sponsor or Anchor Investors.
Dividends
UHG has not paid any cash dividends on the UHG Common Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon UHG’s revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board of Directors at such time. UHG’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.
Listing of Securities
UHG’s Common Shares and Public Warrants are currently listed on Nasdaq, under the symbols “DUHG” and “UHGWW,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for the UHG Common Shares is, American Stock Transfer & Trust Company, LLC.
Certain Anti-Takeover Provisions of Delaware Law
Classified Board of Directors
The Amended and Restated Certificate of Incorporation provides that the Board of Directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. Amending the classified Board of Directors provisions requires approval by two-thirds (2/3) of the then outstanding voting power; provided, however, that for so long as the holders of the Class B Common Shares hold at least a majority in voting power of the outstanding UHG Common Shares, the required threshold for such an amendment shall be the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of UHG entitled to vote thereon.
Authorized but Unissued Shares
The authorized but unissued UHG Common Shares and shares of UHG’s preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved UHG common stock and preferred stock could make more difficult or discourage an attempt to obtain control of UHG by means of a proxy contest, tender offer, merger or otherwise.
Shareholder Action; Special Meetings of Shareholders
The Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock, (i) for so long as the holders of Class B Common Shares hold at least a majority in voting power of the outstanding shares of common stock, any action required or permitted to be taken by the shareholders may be effected by consent in lieu of a meeting, and (ii) if the holders of Class B Common Shares no longer hold at least a majority in voting power of the outstanding UHG Common Shares, any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders and may not be effected by any consent by such shareholders. As a result, at any time at which the holders of Class B Common Shares do not hold a majority of the outstanding voting power, a holder controlling a majority of UHG capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of shareholders called in accordance with the Bylaws. This restriction does not apply to actions taken by the holders of any series of preferred stock of UHG to the extent expressly provided in the applicable preferred stock designation.
Further, the Amended and Restated Certificate of Incorporation provides that, subject to any special rights of the holders of preferred stock of UHG, (i) for so long as the holders of Class B Common Shares hold at least a majority in voting power of the outstanding shares of common stock, special meetings of the shareholders may be called only by: (a) the UHG; or (b) the Secretary, following receipt of one or more written demands to call a special meeting of the shareholders from shareholders of record who own, in the aggregate, at least 51% in voting power of the outstanding shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the shareholders as may be set forth in the Bylaws, and (ii) from and after the time the holders of Class B Common Shares no longer hold at least a majority in voting power of the outstanding UHG Common Shares, special meetings of the shareholders of UHG may only be called by the Board of Directors.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
The Bylaws provide that shareholders seeking to bring business before UHG’s annual meeting of shareholders, or to nominate candidates for election as directors at its annual meeting of shareholders, must provide timely notice. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of UHG not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by UHG. The Bylaws also specify certain requirements as to the form and content of a shareholders’ notice. These provisions may preclude UHG’s shareholders from bringing matters before its annual meeting of shareholders or from making nominations for directors.
Amendment of Charter or Bylaws
Upon consummation of the Business Combination, the Bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the capital stock of UHG entitled to vote in the election of directors, voting as one class. If the holders of Class B Common Shares no longer hold at least a majority in voting power of the outstanding shares of common stock, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then outstanding shares of capital stock of UHG entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Amended and Restated Certificate of Incorporation related to the classified Board of Directors and limitation of liabilities. For so long as the holders of Class B Common Shares hold at least a majority in voting power of the outstanding shares of common stock, the requisite threshold shall be the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of UHG entitled to vote thereon.
Board Vacancies
Any vacancy on the Board of Directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to any special rights of the holders of preferred stock of UHG. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, in the event of a vacancy in the Board of Directors, the remaining directors may exercise the powers of the full Board of Directors until the vacancy is filled.
Preferred Directors
Under the Amended and Restated Certificate of Incorporation, during any period when the holders of one or more series of preferred stock have the separate right to elect additional directors, the then otherwise total authorized number of directors will automatically be increased by such number of directors that the holders of any series of preferred stock have a right to elect. Whenever the holders of one or more series of preferred stock having a separate right to elect additional directors cease to have such right, the terms of office of all preferred stock directors elected by the holders of such series of preferred stock, and the total authorized number of directors, will be automatically reduced accordingly.
Conversant Director
Pursuant to that certain Conversant Subscription Agreement, dated March 30, 2023, by and among the Company and Conversant Opportunity Master Fund LP (“Conversant”), for so long as 50% of the original principal amount of convertible notes issued by the Company to Conversant and certain other investors are outstanding and have not been converted or cash settled, Conversant shall have the right to designate one member of the Board of Directors. To fulfill its obligations under the Conversant Subscription Agreement, the Company expanded the size of the Board to eleven (11) directors.
Exclusive Forum Selection
The Amended and Restated Certificate of Incorporation provides that (A) (i) any derivative action or proceeding brought on behalf of UHG, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or shareholder of UHG to UHG or UHG’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Amended and Restated Certificate of Incorporation, these provisions may be waived by UHG at its discretion.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Amended and Restated Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although UHG believes these provisions benefit UHG by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against UHG’s directors and officers, although UHG shareholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.
Section 203 of the Delaware General Corporation Law
UHG is, and for a period of 12 months following the effectiveness of the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State UHG will be, subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that such shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:
•
before the shareholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
•
at or after the time the shareholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested shareholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring UHG to negotiate in advance with the Board of Directors because the shareholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board of Directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.
Limitation on Liability
The Amended and Restated Certificate of Incorporation provides that a UHG Company director or officer shall not be personally liable to UHG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
Indemnification and Advancement of Expenses
The Bylaws provide that UHG’s directors and officers will be indemnified and advanced expenses by UHG to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Bylaws provide that UHG’s directors will not be personally liable to UHG or its shareholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.
The Bylaws also permit UHG to purchase and maintain insurance on behalf of any officer, director, employee or agent of UHG for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.
These provisions may discourage shareholders from bringing a lawsuit against UHG directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit UHG and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent UHG pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. DHHC believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to UHG directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, DHHC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP.
EXPERTS
The consolidated financial statements of DiamondHead Holdings Corp. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which contains an explanatory paragraph relating to substantial doubt about the ability of DiamondHead Holdings Corp. to continue as a going concern as described in Note 1 to the consolidated financial statements, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As previously disclosed in Form 8-K filed with the SEC on April 26, 2023, Marcum LLP was dismissed as the registrant’s independent registered public accounting firm effective April 26, 2023.
The carve-out financial statements of the homebuilding operations of GSH as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, have been audited by FORVIS, LLP, an independent registered public accounting firm, as set forth in their report thereon, included in this prospectus. Such financial statements have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.unitedhomesgroup.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

PART I. FINANCIAL INFORMATION
Item 1.   Financial Statements
UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2023 (UNAUDITED) AND DECEMEBER 31, 2022
	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$110,911,416	$12,238,835
Accounts receivable, net	1,693,064	1,976,334
Inventories:
Homes under construction and finished homes	128,950,892	163,997,487
Developed lots	21,189,983	16,205,448
Due from related party	125,987	1,437,235
Related party note receivable	665,020	—
Lot purchase agreement deposits	8,113,303	3,804,436
Investment in Joint Venture	431,894	186,086
Property and equipment, net	676,408	1,385,698
Operating right-of-use assets	768,282	1,001,277
Deferred tax asset	3,891,575	—
Prepaid expenses and other assets	6,350,037	6,112,044
Total Assets	$283,767,861	$208,344,880
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$13,414,465	$22,077,240
Homebuilding debt and other affiliate debt	109,172,986	120,797,006
Operating lease liabilities	768,282	1,001,277
Other accrued expenses and liabilities	5,150,413	5,465,321
Income tax payable	701,871	—
Derivative liabilities	451,106,576	—
Convertible note payable	66,714,276	—
Total Liabilities	647,028,869	149,340,844
Commitments and contingencies (Note 11)
Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 10,621,073 shares issued and outstanding on March 31, 2023, and December 31, 2022, respectively.(1)	1,061	37
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,877 shares issued and outstanding on March 31, 2023, and December 31, 2022, respectively.(1)	3,697	3,697
Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Additional paid-in capital(1)	—	1,422,630
Retained Earnings/(accumulated deficit)(1)	(363,265,766)	57,577,672
Total Stockholders’ equity(1)	(363,261,008)	59,004,036
Total Liabilities and Stockholders’ equity	$283,767,861	$208,344,880

(1)
Retroactively restated as of December 31, 2022 for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2.

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)
	Three Months Ended March 31,
	2023	2022
Revenue, net of sales discounts	$94,826,702	$108,436,860
Cost of sales	78,048,929	81,164,960
Gross profit	16,777,773	27,271,900
Selling, general and administrative expense	16,687,401	10,425,050
Net income from operations	90,372	$16,846,850
Other income, net	202,715	171,078
Equity in net earnings from investment in joint venture	245,808	—
Change in fair value of derivative liabilities	(207,064,488)	—
(Loss) income before taxes	$(206,525,593)	$17,017,928
Income tax benefit	2,021,265	—
Net (loss) income	$(204,504,328)	$17,017,928
Basic and diluted (loss)/earnings per share
Basic	$(5.44)	$0.46
Diluted	$(5.44)	$0.46
Basic and diluted weighted-average number of shares(1)
Basic	37,575,074	37,347,350
Diluted	37,575,074	37,347,350

(1)
Retroactively restated for the three months ending March 31, 2022 for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2.

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)
	Common stock				Additional paid-in capital	Retained earnings	Shareholders’ and other affiliates’ net investment	Net Due To and Due From Shareholders and Other Affiliates	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021 as originally reported	—	$—	—	$—	$—	$—	$83,586,722	$(17,028,310)	$66,558,412
Retroactive application of recapitalization	373,473	37	36,973,877	3,697	—	66,554,678	(83,586,722)	17,028,310	—
Adjusted balance as of December 31, 2021	373,473	$37	36,973,877	$3,697	$—	$66,554,678	$—	$—	$66,558,412
Distributions and net transfer to shareholders and other affiliates	—	—	—	—	—	(20,766,162)	—	—	(20,766,162)
Stock-based compensation expense	—	—	—	—	1,268,222	—	—	—	1,268,222
Net Income	—	—	—	—	—	17,017,928	—	—	17,017,928
Balance as of March 31, 2022	373,473	$37	36,973,877	$3,697	$1,268,222	$62,806,444	$—	$—	$64,078,400
The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)
	Common stock				Additional paid-in capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	373,473	$37	36,973,877	$3,697	$1,422,630	$57,577,672	$59,004,036
Distributions and net transfer to shareholders and other affiliates	—	—	—	—	—	(4,193,093)	(4,193,093)
Stock-based compensation expense	—	—	—	—	51,079	—	51,079
Forfeiture of private placement warrants	—	—	—	—	890,001	—	890,001
Issuance of common stock upon the reverse recapitalization, net of transaction costs	8,492,537	849	—	—	17,869,735	—	17,870,584
Issuance of common stock related to PIPE Investment	1,333,963	133	—	—	9,501,782	—	9,501,915
Issuance of common stock related to lock-up agreement	421,100	42	—	—	4,194	—	4,236
Recognition of derivative liability related to earnout	—	—	—	—	(242,211,404)	—	(242,211,404)
Recognition of derivative liability related equity incentive plan	—	—	—	—	(1,189,685)	—	(1,189,685)
Earnout stock-based compensation expense for UHG employee options	—	—	—	—	4,448,077	—	4,448,077
Transaction costs related to reverse recapitalization	—	—	—	—	(2,932,426)	—	(2,932,426)
Net loss	—	—	—	—	—	(204,504,328)	(204,504,328)
Reclassification of negative APIC	—	—	—	—	212,146,017	(212,146,017)	—
Balance as of March 31, 2023	10,621,073	1,061	36,973,877	3,697	—	(363,265,766)	(363,261,008)
The shares of the Company’s common stock, prior to the Business Combination (as defined in Note 1) have been retroactively restated to reflect the Exchange Ratio of approximately 373.47 established in the Business Combination.
The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)
	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(204,504,328)	$17,017,928
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Bad debt expense	85,502	—
Investment earnings in joint venture	(245,808)	—
Depreciation	93,942	86,829
Gain on sale of property and equipment	(56,543)	—
Amortization of deferred financing costs	120,988	85,782
Stock compensation expense	4,499,156	1,268,222
Amortization of operating lease right-of-use assets	204,138	133,064
Change in fair value of contingent earnout liability	203,418,892	—
Change in fair value of warrant liabilities	2,723,333	—
Change in fair value of equity incentive plan	922,263	—
Net change in operating assets and liabilities:
Accounts receivable	197,768	(1,392,182)
Related party receivable	1,251,423	—
Inventories	30,062,060	(8,418,953)
Lot purchase agreement deposits	(1,787,241)	(121,691)
Prepaid expenses and other assets	(10,027)	850,943
Deferred tax asset	(2,021,265)	—
Accounts payable	(11,443,196)	2,209,396
Operating lease liabilities	(204,138)	(133,064)
Due to related parties	59,825	—
Other accrued expenses and liabilities	(314,908)	(1,078,591)
Net cash flows provided by operating activities	23,051,836	10,507,683
Cash flows from investing activities:
Purchases of property and equipment	(59,229)	(19,295)
Proceeds from the sale of property and equipment	66,100	—
Capital contribution in joint venture	—	(49,000)
Net cash flows provided by (used in) investing activities	6,871	(68,295)
Cash flows from financing activities:
Proceeds from homebuilding debt	40,000,000	20,000,000
Repayments of homebuilding debt	(40,579,214)	(22,226,052)
Proceeds from other affiliate debt	136,773	2,154,624
Repayments on equipment financing	—	(5,877)
Payment of deferred financing costs	(469,585)	—
Distributions and net transfer to shareholders and other affiliates	(17,896,302)	(25,390,972)
Proceeds from convertible note, net of transaction costs	71,500,000	—
Proceeds from PIPE investment and lock up	4,720,427	—
Proceeds from Business Combination, net of SPAC transaction costs	30,336,068	—
Payment of transaction costs	(12,134,293)	—
Net cash flows provided by (used in) financing activities	75,613,874	(25,468,277)
Net change in cash and cash equivalents	98,672,581	(15,028,889)
Cash and cash equivalents, beginning of year	12,238,835	51,504,887
Cash and cash equivalents, end of year	$110,911,416	$36,475,998
Supplemental cash flow information:
Cash paid for interest	$2,315,023	$846,181
Non-cash investing and financing activities:
Additions of right-of-use lease assets and liabilities	—	1,149,832
Acquisition of developed lots from related parties in settlement of due from Other Affiliates	—	4,624,810
Promissory note issued in exchange for sale of fixed assets	665,020	—
Settlement of co-obligor debt to affiliates	8,340,545	—
Release of guarantor from GSH to shareholder	2,841,034	—
Noncash distribution to owner’s of Other Affiliates	12,671,122	—
Earnest money receivable from Other Affiliates	2,521,626	—
Recognition of previously capitalized deferred transaction costs	2,932,426	—
Modification to existing lease	40,078	—
Recognition of derivative liability related to earnout	242,211,404	—
Recognition of derivative liability related to equity incentive plan	1,189,685	—
Recognition of warrant liability upon Business Combination	1,531,000	—
Forfeiture of private placement warrants upon Business Combination	(890,001)	—
Issuance of common stock upon the reverse recapitalization	39,933,707	—
Recognition of deferred tax asset upon Business Combination	1,870,310	—
Recognition of income tax payable upon Business Combination	701,871	—
Recognition of assumed assets and liabilities upon Business Combination, net	3,588,110	—
Total non-cash activities	$320,147,937	$5,774,642
The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

UNITED HOMES GROUP, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2023 AND 2022
Note 1 — Nature of operations and basis of presentation
The Company and Nature of Business
United Homes Group, Inc. (“UHG”, the “Company”), a Delaware corporation, is a homebuilding business which operates with an asset-light strategy. The Company is a former blank check company incorporated on October 7, 2020 under the name DiamondHead Holdings Corp. (“DHHC”) as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
UHG constructs single-family residential homes and has active operations in South Carolina and Georgia offering a range of residential products including entry-level attached and detached homes, first-time move up attached and detached homes and second move-up detached homes. The constructed homes appeal to a wide range of buyer profiles, from first-time to lifestyle buyers. The Company’s primary objective is to provide customers with homes of exceptional quality and value while maximizing its return on investment. The Company has grown by expanding its market share in existing markets and by expanding into markets contiguous to the current active markets.
Business Combination
On September 10, 2022, DHHC entered into a Business Combination Agreement (the “Business Combination Agreement”) with Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”).
Upon the consummation of the transaction on March 30, 2023 (“Closing Date”), Merger Sub merged with and into GSH with GSH surviving the merger as a wholly owned subsidiary of the Company (“Business Combination”). As a result of the Business Combination, GSH is now a wholly owned subsidiary of DHHC, which has changed its name to United Homes Group, Inc.
GSH’s business historically consisted of both homebuilding operations and land development operations. In anticipation of the Business Combination, GSH separated its land development operations and its homebuilding operations across separate entities in an effort to adopt best practices in the homebuilding industry associated with ownership and control of land and lots and production efficiency. For accounting treatment of the Business Combination, see Note 2 — Merger and Reverse Recapitalization. Unless otherwise indicated or the context otherwise requires, references in this quarterly report on Form 10-Q to “Legacy UHG” refer to the homebuilding operations of GSH prior to the consummation of the Business Combination.
Basis of Presentation
The Condensed Consolidated Financial Statements included in this report reflect (i) the historical operating results of Legacy UHG prior to the Business Combination; (ii) the combined results of UHG and DHHC following the Closing; (iii) the assets and liabilities of UHG and DHHC, and Legacy UHG at their historical cost; and (iv) the Company’s equity structure for all periods presented.
The accompanying Condensed Consolidated Balance Sheet as of December 31, 2022 and the Condensed Consolidated Statement of Operations, Statement of Changes in Stockholders’ Equity, and Statement of Cash Flows for the three months ended March 31, 2022 (“Legacy UHG financial statements”) have been prepared from Legacy UHG’s historical financial records and reflect the historical financial position, results of operations and cash flows of the Legacy UHG for the periods presented on a carve-out basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Statement of Changes in Stockholders’ Equity is adjusted for the retroactive application of the reverse recapitalization using the Exchange Ratio. The Legacy UHG financial statements present historical information and results attributable to the homebuilding operations of GSH. The Legacy UHG financial statements exclude GSH’s operations related to land development operations as Legacy UHG historically did not operate as a standalone company. The carve-out methodology was used since Legacy UHG’s inception until the Closing Date. Thus, after March 30, 2023, no carve-out amounts were included in UHG’s financial statements.
Periods prior to the Business Combination
Prior to the Business Combination until the Closing Date, Legacy UHG has historically transacted with affiliates that were owned by the shareholders of GSH. Legacy UHG has categorized the various affiliates based on the nature of the transactions with Legacy UHG and their primary operations. The categories are as follows:
Land Development Affiliates — Land development affiliates’ primary operations consist of acquiring and developing raw parcels of land for vertical home construction. Upon completion, the land development affiliates transfer the developed lots to Legacy UHG in a non-cash transaction.
Other Operating Affiliates — Other operating affiliates’ operations consist of acquiring and developing land, purchasing constructed houses for rental properties, leasing activities, and purchasing model homes to be maintained during the sell down period of a community.
Collectively, these are referred to as “Other Affiliates” in these financial statements and represented as related parties (see Note 8 — Related party transactions).
All assets, liabilities, revenues, and expenses directly associated with the activity of Legacy UHG are included in these financial statements. Cash and cash equivalents is included in these financial statements, as Legacy UHG provided the cash management/treasury function for the Other Affiliates until January 1, 2023. In addition, a portion of Legacy UHG’s corporate expenses including share-based compensation were allocated to Legacy UHG based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, as applicable. The corporate expense allocations include the cost of corporate functions and resources provided by or administered by GSH including, predominately, costs associated with executive management, finance, accounting, legal, human resources, and costs associated with operating GSH’s office buildings. The corporate expense allocation requires significant judgment and management believes the basis on which the corporate expenses have been allocated reasonably reflects the utilization of services provided to Legacy UHG during the periods presented. Balance Sheet accounts were reviewed to determine what was attributable to Legacy UHG. There were no Balance Sheet accounts that required allocation procedures for assets and liabilities.
In addition, all significant transactions between Legacy UHG and GSH have been included in these financial statements. The aggregated net effect of transactions between Legacy UHG and GSH are settled within Retained Earnings/ (Accumulated Deficit) on the Balance Sheets as they were not expected to be settled in cash. These amounts were reflected in the Statements of Cash Flows within Distributions and net transfer to shareholders and other affiliates and, when transactions were historically not settled in cash, in Non-cash financing activities.
GSH’s third-party long-term debt and related interest expense have all been allocated to Legacy UHG. Legacy UHG was considered the primary legal obligor of such debt as it is the sole cash generating entity and responsible for repayment of the debt. Certain portions of that long-term debt and the related interest consist of construction revolving lines of credit and are reflected as Homebuilding debt. The remaining portions of long-term debt and the related interest have been used to finance operations that were not related to Legacy UHG, primarily land development activities, and were presented as Other Affiliate debt.
The results reported in these financial statements would not be indicative of Legacy UHG’s future performance, primarily because prior to the Business Combination, the lots developed by affiliates were not transferred to the homebuilding operations of GSH at a market rate. As such, these results do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as an independent company during the periods presented.

Note 2 — Merger and Reverse Recapitalization
On the Closing Date, the following transactions were completed:
•
Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly owned subsidiary of the Company;

•
All 1,000 shares of Class A common stock of GSH (“GSH Class A Common Shares”) issued and outstanding prior to the Closing Date were exchanged for 373,473 shares of Class A common stock of UHG (“UHG Class A Common Shares”);

•
All 99,000 shares of Class B common stock of GSH (“GSH Class B Common Shares”) issued and outstanding prior to the Closing Date were exchanged for 36,973,877 shares of Class B common stock of UHG (“UHG Class B Common Shares”);

•
All 2,426 outstanding options of GSH to acquire GSH Class A Common Shares were assumed by the Company and converted into options to acquire an aggregate of approximately 905,930 UHG Class A Common Shares (the “Rollover Options”);

•
All 5,000 outstanding warrants to purchase GSH Class A Common Shares were assumed by the Company and converted into warrants to purchase 1,867,368 UHG Class A Common Shares (the “Assumed Warrants”);

•
8,625,000 outstanding shares of DHHC Class B common stock held by DHP SPAC II Sponsor LLC (the “Sponsor”) converted into 4,160,931 UHG Class A Common Shares, all of which are subject to resale or transfer restrictions;

•
The Company issued an aggregate of 1,755,063 UHG Class A Common Shares to the PIPE Investors, Lock-Up Investors and the Convertible Note Investors, pursuant to the terms of the PIPE Subscription Agreements, Share Lock-up Agreements and the PIPE Investment, (together the “PIPE Financings”), as described below.

As of the Closing Date and following the completion of the Business Combination, UHG had the following outstanding securities:
•
10,621,073 UHG Class A Common Shares;

•
36,973,877 UHG Class B Common Shares;

•
2,966,664 warrants to purchase 2,966,664 UHG Class A Common Shares, each exercisable at a price of $11.50 per share, issued in connection with the DHHC initial public offering and held by the Sponsor and BlackRock Inc. and Millennium Management LLC (the “Anchor Investors”);

•
8,625,000 warrants to purchase 8,625,000 UHG Class A Common Shares, each exercisable at a price of $11.50 per share, issued in connection with the DHHC initial public offering;

•
1,867,368 Assumed Warrants to purchase 1,867,368 UHG Class A Common Shares, each exercisable at a price of $4.05 per share;

•
905,930 Rollover Options to purchase 905,930 UHG Class A Common Shares, each exercisable at a price of $2.81 per share.

Earnout
In connection with the Business Combination, holders of GSH common shares, certain holders of stock options, and holders of GSH warrants (together, “GSH Equity Holders”), options held by employees and directors (Employee Option Holders”) and the sponsor shareholders (“Sponsors”, and together, the “Earnout Holders”) are entitled to receive consideration in the form of common shares (Earnout Shares”). 21,886,378 Earnout Shares, comprised of 20,000,000 shares in consideration to GSH Equity Holders and 1,886,378 additional earnout shares awarded to the Sponsors (as defined below), were reserved for the future issuance upon achievement of certain earnout conditions. Refer to Note 14 — Earnout Shares.
In connection with the Closing, and under the terms of the Sponsor Support Agreement entered into in connection with the execution of the Business Combination Agreement, 1,886,378 shares of the 8,625,000 shares of DHHC Class B common stock held by the Sponsor were converted to Earnout Shares and became subject to vesting conditions based on the achievement of certain market-based share price thresholds. Refer to Note 14 — Earnout Shares for additional information regarding the terms and conditions of the Earnout Triggering Events. Of the remaining 6,738,622 shares of DHHC Class B common stock, 2,577,691 shares were forfeited and 4,160,931 shares were converted into UHG Class A Common Shares.
Convertible Note
In connection with the closing of the Business Combination, DHHC entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”), by and among itself, GSH, and a group of investors (the “Convertible Note Investors”). Pursuant to and at the closing of the transactions contemplated by the Note Purchase Agreement, the Convertible Note Investors agreed to purchase $80.0 million in original principal amount of Convertible Promissory Notes (the “Notes,” or “Note PIPE Financing”) and, pursuant to the terms of share subscription agreements entered into between each Convertible Note Investor and UHG, an additional 744,588 UHG Class A Common Shares (the “PIPE Shares”) in a private placement PIPE investment (the “PIPE Investment”). Refer to Note 12 — Convertible Note for additional information on the accounting treatment for the Notes, including issuance costs.
Subscription Agreement
In connection with the execution of the Business Combination Agreement, UHG entered into separate subscription agreements (each a “Subscription Agreement,” or “Subscription Agreement PIPE Financing,” and together with the “Note PIPE Financing,” the “PIPE Financings”) with a number of investors (each a “PIPE Investor”), pursuant to which the PIPE Investors agreed to purchase, and UHG agreed to sell to the PIPE Investors, an aggregate of 471,500 shares of common stock for a purchase price of $10.00 per share and 117,875 shares for a purchase price of $0.01 per share for an aggregate purchase price of $4.7 million, in a private placement offering. The PIPE Financings closed simultaneously with the consummation of the Business Combination.
Lock-Up Agreements
In connection with the execution of the Business Combination Agreement, DHHC entered into separate Share Issuance and Lock-Up Agreements (each a “Lock-Up Agreement”) with a number of investors (each a “Lock-up Investor”), pursuant to which UHG agreed to issue each Lock-Up Investor 0.25 UHG Class A Common Shares (up to 421,100 UHG Class A Common Shares in the aggregate) for a purchase price of $0.01 per share, for each UHG Class A Common Share held by such Lock-Up Investor at the Closing. Following the Closing of the Business Combination, UHG notified each Lock-Up Investor that UHG waived the lock-up restriction contained in the Lock-Up Agreements.
The number of shares of UHG common stock issued immediately following the consummation of the Business Combination was as follows:
	Shares	Ownership %
DHHC public shareholders – UHG Class A Common Shares(1)	4,331,606	9.1%
DHHC sponsor shareholders – UHG Class A Common Shares	4,160,931	8.7%
GSH existing shareholders – UHG Class B Common Shares	36,973,877	77.7%
GSH existing shareholders – UHG Class A Common Shares	373,473	0.8%
Convertible Note Investors – UHG Class A Common Shares	744,588	1.6%
PIPE Investors – UHG Class A Common Shares	589,375	1.2%
Lock-up Investors – UHG Class A Common Shares	421,100	0.9%
Total Closing Shares	47,594,950	100%

(1)
Represents remaining DHHC Class A shares following share redemptions prior to the Business Combination.

Treatment of Merger
The Business Combination is accounted for as a reverse recapitalization under accounting principles generally accepted in the United States (“GAAP”). This determination is primarily based on Legacy UHG retaining the largest portion of the voting rights, the post-transaction management team is primarily comprised of the pre-transaction management team of GSH and the relative size of GSH’s operations is larger than DHHC’s. Under this method of accounting, DHHC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Condensed Consolidated Financial Statements of UHG represent a continuation of the financial statements of Legacy UHG with the Business Combination being treated as the equivalent of Legacy UHG issuing stock for the net assets of DHHC, accompanied by a recapitalization. The net assets of DHHC are stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are presented as those of Legacy UHG. All periods prior to the Business Combination have been retrospectively adjusted using the exchange ratio of 373.47 (“Exchange Ratio”) for the equivalent number of shares outstanding immediately after the Business Combination to effect the reverse recapitalization. Accordingly, certain amounts have been reclassified and retroactively adjusted to reflect the reverse recapitalization pursuant to the Business Combination for all periods presented within the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Changes in Stockholders’ Equity.
In connection with the Business Combination, the Company received approximately $128.6 million of gross proceeds including the contribution of $43.9 million of cash held in DHHC’s trust account from its initial public offering, $4.7 million of cash in connection with the Subscription Agreement PIPE Financing, and $80.0 million in connection with the Notes PIPE Financing. As part of the PIPE Financings, the Company entered into the Note Purchase Agreement for an original principal amount of $80.0 million. The Company incurred debt issuance costs of $5.0 million of original issuance discount and an additional $3.5 million of transaction costs that were allocated to the Notes, resulting in net cash proceeds of $71.5 million.
The Company incurred $25.7 million of transaction costs, consisting of advisory, banking, legal, and other professional fees, of which $13.6 million were incurred by DHHC and $12.1 million were incurred by Legacy UHG. All costs were capitalized and recorded as a reduction to additional paid-in capital.
Note 3 — Summary of significant accounting policies
The unaudited Condensed Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries. The Company’s fiscal year end is December 31 and, unless otherwise stated, all years and dates refer to the fiscal year.
Unaudited Interim Condensed Consolidated Financial Statements — The accompanying Condensed Consolidated Financial Statements of the Company have been prepared in accordance with GAAP for interim financial information and the rules and regulations of Regulation S-X of the Securities and Exchange Commission (“SEC”). Accordingly, certain information, footnotes, and disclosures normally included in the annual financial statements prepared under GAAP have been condensed or omitted in accordance with SEC rules and regulations. Therefore, these Condensed Consolidated Financial Statements should be read in conjunction with the financial statements and notes included in the audited financial statements of Legacy UHG for the year ended December 31, 2022 included in the Form S-1 filed with the SEC on April 28, 2023. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The accompanying Condensed Consolidated Financial Statements as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 are unaudited. The unaudited interim Condensed Consolidated Financial Statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of March 31, 2023 and results of operations for the three months ended March 31, 2023 and 2022 and cash flows for the three months ended March 31, 2023 and 2022. The financial data and other information disclosed in these notes related to the three months ended March 31, 2023 and 2022 are also unaudited. The Condensed Consolidated Balance Sheet at December 31, 2022, was derived from audited annual financial statements and adjusted for the retrospective recapitalization as described in Note 1 — Nature of operations and basis of presentation and Note 2 — Merger and Reverse Recapitalization but does not contain all of the footnote disclosures from the annual financial statements. Other than policies noted below, there have been no significant changes to the significant accounting policies disclosed in Note 2 of audited Legacy UHG financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022. The results for the three months ended March 31, 2023 and 2022 are not necessarily indicative of results to be expected for the year ending December 31, 2023, any other interim periods, or any future year or period.
Emerging Growth Company — The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is not an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Principles of consolidation — The Condensed Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.
Use of Estimates — The preparation of the accompanying Condensed Consolidated Financial Statements in conformity with GAAP requires management to make informed estimates and judgments that affect the amounts reported in the Condensed Consolidated Financial Statements and accompanying notes. Estimates made by the Company include corporate expense allocation, useful lives of depreciable assets, revenue recognition associated with contracts recognized over time, capitalized interest, warranty reserves, share-based compensation, valuation of earnout liability, valuation of convertible note and valuation of stock warrants. Due to inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.
Segment Information — The Company determines its chief operating decision maker (“CODM”) based on the person responsible for making resource allocation decisions. Operating segments are components of the business for which the CODM regularly reviews discrete financial information. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions.
Inventories and Cost of Sales — The carrying value of inventory is stated at cost unless events and circumstances indicate the carrying value may not be recoverable. Inventory consists of developed lots, homes under construction, and finished homes.
—
Developed lots — This inventory consists of land that has been developed for or acquired by the Company and where vertical construction is imminent. Developed lot costs are typically allocated to individual residential lots on a per lot basis based on specific costs incurred for the acquisition of the lot. As of March 31, 2023 and December 31, 2022, the amount of developed lots included in inventory was $21,189,983 and $16,205,448, respectively. Developed lots purchased at fair value from third parties was $15,815,143 and $10,052,179 as of March 31, 2023 and December 31, 2022, respectively, which is included in Developed Lots on the Condensed Consolidated Balance Sheets.
—
Homes under construction — At the time construction of the home begins, developed lots are transferred to homes under construction within inventory. This inventory represents costs associated with active homebuilding activities which include, predominately, labor and overhead costs related to home construction, capitalized interest, real estate taxes and land option fees. As of March 31, 2023 and December 31, 2022, the amount of inventory related to homes under construction included in homes under construction and finished homes was $88,872,575 and $141,863,561, respectively.

—
Finished homes — This inventory represents completed but unsold homes at the end of the reporting period. Costs incurred in connection with completed homes including associated selling, general, and administrative costs are expensed as incurred. As of March 31, 2023 and December 31, 2022, the amount of inventory related to finished homes included in homes under construction and finished homes was $40,078,317 and $22,133,926, respectively.

Revenue Recognition — The Company recognizes revenue in accordance with ASC 606 Revenue from Contracts with Customers. For the three months ended March 31, 2023 and 2022, revenue recognized at a point in time from speculative homes totaled $92,389,410, and $104,450,041 respectively. For the three months ended March 31, 2023 and 2022, revenue recognized over time from land owned by customers totaled $2,437,292, and $3,986,819, respectively.
Advertising — The Company expenses advertising and marketing costs as incurred and includes such costs within Selling, general, and administrative expense in the Condensed Consolidated Statements of Operations. For the three months ended March 31, 2023 and 2022, the Company incurred $490,980, and $452,765, respectively, in advertising and marketing costs.
Income Taxes — Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than not” that some portion or all of the deferred tax assets will not be realized. When evaluating the realizability of deferred tax assets, all evidence, both positive and negative, is evaluated.
The Company recognizes interest and penalties related to the underpayment of income taxes, including those resulting from the late filing of tax returns within the provision for income taxes in the Condensed Consolidated Statements of Operations. The Company analyzes its tax filing positions in the U.S. federal, state, and local tax jurisdictions where the Company is required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, the Company determines that uncertainties in tax positions exist, a liability is established.
Tax laws are complex and subject to different interpretations by the taxpayer and respective governmental taxing authorities. Significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties under GAAP. The Company reviews its tax positions quarterly and adjusts its tax balances as new legislation is enacted or new information becomes available.
Prior to the Business Combination, Legacy UHG was included in the tax filing of the shareholders of GSH, which was taxed individually under the provision of Subchapter S and Subchapter K of the Internal Revenue Code. Individual shareholders were liable for income taxes on their respective shares of GSH’s taxable income. No income tax liability nor income tax was allocated to Legacy UHG as of December 31, 2022 or for the three months ended March 31, 2023, nor was there any recorded liability for uncertain tax positions.

Derivative liabilities — The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The 8,625,000 warrants issued in connection with DHHC’s Initial Public Offering (the “Public Warrants”), the 2,966,664 Private Placement Warrants, 21,491,695 Earnout Shares and certain stock options (as discussed in Note 13 — Share-based compensation) are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments, earnout shares and stock options as liabilities at fair value and adjusts the instruments to fair value at each reporting period until they are exercised or issued, respectively. The Public Warrant quoted market price was used as the fair value for the Public Warrants as of March 30, 2023 and March 31, 2023. The Private Placement Warrants and the Earnout shares were valued using a Monte Carlo analysis. See the Earnout Shares and Warrant Liabilities sections below for further detail on each instrument and their classification. Stock options were valued using Black-Scholes valuation model. See Note 13 — Share-based compensation for further detail.
Earnout — In connection with the Business Combination, Earnout Holders are entitled to receive consideration in the form of Earnout Shares upon the Company achieving certain Triggering Events, as described in Note 14 — Earnout Shares. The contingent obligations to issue Earnout Shares to the Earnout Holders, excluding Employee Option Holders, are recognized on the Closing Date as derivative liabilities in accordance with ASC 815. The liabilities were recognized at fair value on the Closing Date and are subsequently remeasured at each reporting date with changes in fair value recorded in the Condensed Consolidated Statements of Operations.
Earnout Shares issuable to Employee Option Holders at the Closing Date are considered a separate unit of account from the Earnout Shares issuable to GSH Equity Holders, and the Sponsors, and are accounted for as equity classified stock compensation. The Earnout Shares issuable to Employee Option Holders are fully vested upon issuance, thus there is no requisite service period, and the value of these shares is recognized as a one-time stock compensation expense for the grant date fair value.
The estimated fair values of the Earnout Shares were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a daily basis over the Earnout Period as defined in Note 14 — Earnout Shares. The preliminary estimated fair values of the Earnout Shares were determined using the most reliable information available, including the current trading price of the UHG Class A Common Shares, expected volatility, risk-free rate, expected term and dividend rate.
The earnout liability is categorized as a Level 3 fair value measurement because the Company estimated projections during the Earnout Period utilizing unobservable inputs. See Note 4 — Fair Value Measurement for further detail on UHG’s accounting policy related to the fair value of financial instruments.
Warrant Liabilities — The Company assumed 8,625,000 publicly-traded warrants (“Public Warrants”) from DHHC’s initial public offering and 2,966,664 private placement warrants originally issued by DHHC (“Private Placement Warrants” and, together with the Public Warrants, the “Common Stock Warrants” or “Warrants”). Upon consummation of the Business Combination, each Common Stock Warrant issued entitled the holder to purchase one UHG Class A Common Share at an exercise price of $11.50 per share. The Common Stock Warrants are exercisable as of April 29, 2023. The Private Placement Warrants are identical to the Public Warrants, except that of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain exceptions. During the three months ended March 31, 2023, no Common Stock Warrants were exercised. The Public Warrants are publicly traded and are exercisable unless certain conditions occur which would permit a cashless exercise. The Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees, subject to certain exceptions. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company evaluated the Public Warrants and Private Placement Warrants and concluded that both meet the definition of a derivative and will be accounted for in accordance with ASC Topic 815-40, as the Public Warrants and Private Placement Warrants are not considered indexed to UHG’s stock.
PIPE Investment — In connection with the closing of the Business Combination, GSH entered into the Note Purchase Agreement, dated March 21, 2023, and effective March 30, 2023, with DHHC and the Convertible Note Investors. As part of the PIPE Investment, the Convertible Note Investors agreed to purchase $80.0 million in original principal amount of Notes at a 6.25% original issue discount and were issued an additional 744,588 UHG Class A Common Shares. The aggregate proceeds received from the Convertible Note Investors is $75.0 million. Additionally, in connection with the Business Combination, (i) the PIPE Investors purchased from the Company an aggregate of (A) 471,500 UHG Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 UHG Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to the PIPE Subscription Agreements, and (ii) the Lock-Up Investors purchased from the Company an aggregate of 421,100 UHG Class A Common Shares at a purchase price of $0.01 per share pursuant to the Share Lock-Up Agreements. Following the closing of the Business Combination, UHG notified each Lock-Up Investor that UHG waived the lock-up restriction contained in the Share Lock-Up Agreements.
The Company accounts for the Notes and PIPE Shares as two freestanding financial instruments. The Company accounts for the Notes at amortized cost and amortizes the debt discount to interest expense using the effective interest method over the expected term of the Notes pursuant to ASC 835 Interest (“ASC 835”). The Company accounts for the PIPE Shares as equity, as they are not in the scope of ASC 480. The Company applied the relative fair value method to allocate the $75.0 million in aggregate proceeds received among the freestanding instruments issued. Specifically, $70.2 million was allocated to the Notes, and $4.8 million was allocated to the PIPE Shares. The amount allocated to the PIPE Shares is presented as an increase in additional paid-in capital.
The Notes are considered a hybrid financial instrument consisting of a debt “host” and embedded features. The Company evaluated the Notes at issuance for embedded derivative features and the potential need for bifurcation under ASC 815, and determined that the Notes contained embedded derivatives, including conversion features and redemption rights. Although the Company determined that a group of these embedded features which are contingent on certain events occurring, as further discussed in Note 12 — Convertible Note, would need to be bifurcated, the contingencies themselves are either entirely within the Company’s control or based on an event management considers the probability of occurring as extremely remote. Therefore, the group of embedded features which are contingent on certain events and required to be bifurcated would likely have minimal or no value and therefore deemed to not be material to the Condensed Consolidated Financial Statements.
The Company engaged an independent valuation firm to assist with the valuation of the Notes and the PIPE Shares. Refer to Note 12 — Convertible Note for further valuation details.
The Company recognized issuance costs of $3.5 million in connection with the Note Purchase Agreement. Issuance costs are specific incremental costs that are (1) paid to third parties and (2) directly attributable to the issuance of a debt or equity instrument. The issuance costs attributable to the initial sale of the instrument are offset against the associated proceeds in the determination of the instrument’s initial net carrying amount.
Recently Adopted Accounting Pronouncements — In June 2016, FASB issued ASU 2016-13, Financial Instruments — Credit Losses Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 significantly changes the way impairment of financial assets is recognized by requiring companies to immediately recognize estimated credit losses expected to occur over the remaining life of many financial assets. The immediate recognition of the estimated credit losses generally will result in an earlier recognition of allowance for credit losses on loans and other financial instruments. The Company adopted this ASU effective January 1, 2023. The adoption of ASC 326 did not have a significant impact on the Company’s Condensed Consolidated Financial Statements.
Recent Accounting Pronouncements Not Yet Adopted — In March 2020, FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), which provides practical expedients and exceptions for applying GAAP when modifying contracts and hedging relationships that use the London Interbank Offered Rate (“LIBOR”) as a reference rate. In addition, these amendments are not applicable to contract modifications made and hedging relationships entered into or evaluated after December 31, 2024. The Company does not anticipate a material increase in interest rates from its creditors as a result of the shift away from LIBOR. The Company is currently evaluating the impact of the shift and this guidance on the financial statements and disclosures.
Note 4 — Fair Value Measurement
Certain assets and liabilities measured and reported at fair value under GAAP are classified in a three-level hierarchy that prioritizes the inputs used in the valuation process. Categorization within the valuation hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The hierarchy is based on the observability and objectivity of the pricing inputs as follows:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.
Level 3 — Prices or valuation techniques that require significant unobservable data inputs. These inputs would normally be the Company’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.
Due to the short-term nature of the Company’s Cash and cash equivalents, Accounts receivable, Lot deposits, and Accounts payable, the carrying amounts of these instruments approximate their fair value. The interest rates on the Homebuilding debt and other affiliate debt vary and are the greater of either a reference rate plus an applicable margin, or the base rate plus the aforementioned applicable margin. Refer to Note 7 — Homebuilding debt and other affiliate debt for additional detail on the determination of these instruments’ interest rate. As the reference rate of the Homebuilding debt and other affiliate debt at any point in time is reflective of the current interest rate environment the Company operates in, the carrying amount of these instruments approximates their fair value.
The Convertible note payable is presented on the Condensed Consolidated Balance Sheet at its amortized cost and not at fair value. As of March 31, 2023, the fair value of the convertible note is $193,100,000. See Note 12 — Convertible Note for further details on how the fair value was estimated.
All other financial instruments except for Derivative private placement warrants liability, Contingent earnout liability, Derivative stock option liability and Convertible note payable are valued either based on recent trades of securities in active markets or based on quoted market prices of similar instruments and other significant inputs derived from or corroborated by observable market data.
The estimated fair value of the Derivative private placement warrants liability, Contingent earnout liability, Derivative stock option liability and Convertible note payable is determined using Level 3 inputs. The models and significant assumptions used in preparing the valuations are disclosed in Note 15 — Warrant liability and Note 14 — Earnout Shares respectively.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2023 and indicates the fair value hierarchy of the valuation. There were no assets or liabilities that are measured at fair value as of December 31, 2022.
	Fair Value Measurements as of March 31, 2023
	Level 1	Level 2	Level 3	Total
Contingent earnout liability	$—	$—	$445,630,296	$445,630,296
Derivative private placement warrant liability	—	—	949,332	949,332
Derivative public warrant liability	2,415,000	—	—	2,415,000
Derivative stock option liability	$—	$—	$2,111,948	$2,111,948
Total Derivative Liability	$2,415,000	$—	$448,691,576	$451,106,576

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. There were no transfers to/from levels during the three months period ended March 31, 2023 and the year ended December 31, 2022.
The change in the fair value of Level 3 liabilities as of March 31, 2023:
	Contingent earnout liability	Derivative private placement warrant liability	Derivative stock option liability
Liability at January 1, 2023	$—	$—	$—
Recognition	242,211,404	625,370	1,189,685
Forfeitures	—	(890,001)	—
Change in fair value	203,418,892	1,213,963	922,263
Liability at March 31, 2023	$445,630,296	$949,332	$2,111,948
Note 5 — Capitalized interest
The Company accrues interest on the Company’s Homebuilding debt. That debt is used to finance homebuilding operations (see Note 7 — Homebuilding debt and other affiliate debt) and the associated interest is capitalized and included within inventory for homes under construction and finished homes. Interest is expensed to Cost of sales upon the sale of the home. Capitalized interest activity is summarized in the table below for the three months ended March 31, 2023 and 2022:
	Three Months Ended March 31,
	2023	2022
Capitalized interest at January 1:	$1,250,460	$1,190,318
Interest cost capitalized	2,237,900	837,780
Interest cost expensed	(2,386,832)	(957,900)
Capitalized interest at March 31:	$1,101,528	$1,070,198
Note 6 — Property and equipment
Property and equipment consisted of the following as of March 31, 2023 and December 31, 2022:
Asset Group	March 31, 2023	December 31, 2022
Furniture and fixtures	$738,361	$688,487
Leasehold improvements	380,187	380,187
Machinery and equipment	164,258	1,037,231
Office equipment	175,130	165,774
Vehicles	361,755	750,950
Total Property and equipment	$1,819,691	$3,022,629
Less: Accumulated depreciation	(1,143,283)	(1,636,931)
Property and equipment, net	$676,408	$1,385,698
Depreciation expense, included within Selling, general and administrative expense on the Condensed Consolidated Statements of Operations was $93,942 and $86,829 for the three months ended March 31, 2023 and 2022, respectively.
Note 7 — Homebuilding debt and other affiliate debt
Prior to the Business Combination, Legacy UHG, jointly with its Other Affiliates considered to be under common control, entered into debt arrangements with financial institutions. These debt arrangements are in the form of revolving lines of credit and are generally secured by land (developed lots and undeveloped land) and homes (under construction and finished). Legacy UHG and certain related Other Affiliates, were collectively referred to as the Nieri Group. The Nieri Group entities were jointly and severally liable for the outstanding balances under the revolving lines of credit, however, Legacy UHG was deemed the primary obligor. Legacy UHG was considered the primary legal obligor of such debt as it was the sole cash generating entity and responsible for repayment of the debt. As such, Legacy UHG had recorded the outstanding advances under the financial institution debt and other debt within these financial statements as of December 31, 2022.
A portion of the revolving lines of credit were drawn down for the sole operational benefit of the Nieri Group and Other Affiliates outside of Legacy UHG. These line of credit balances are reflected in the table below as Other Affiliates’ debt. Post Business Combination, the Company no longer enters into debt arrangements with Other Affiliates of Legacy UHG. As discussed further below, in connection with the Business Combination, the Wells Fargo Syndication line was amended and restated to exclude any members of the Nieri Group and Other Affiliates of Legacy UHG from the borrower list.
The advances from the revolving construction lines, reflected as Homebuilding debt, are used to build homes and are repaid incrementally upon individual home sales. The various revolving construction lines are collateralized by the homes under construction and developed lots. The revolving construction lines are fully secured, and the availability of funds are based on the inventory value at the time of the draw request. Interest accrued on the loans is added to the balance of the loans outstanding and is paid concurrently with the principal repayments made upon the occurrence of individual home sales. As the average construction time for homes is less than one year, all outstanding debt is considered short-term as of March 31, 2023 and December 31, 2022.
The following table and descriptions summarize the Company’s debt as of March 31, 2023 and December 31, 2022:
	March 31, 2023
	Weighted average interest rate	Homebuilding Debt – Wells Fargo Syndication
Wells Fargo Bank	7.63%	$39,982,270
Regions Bank	7.63%	25,499,203
Texas Capital Bank	7.63%	18,211,439
Truist Bank	7.63%	18,195,498
First National Bank	7.63%	7,284,576
Total debt on contracts		$109,172,986
	December 31, 2022
	Weighted average interest rate	Homebuilding Debt – Wells Fargo Syndication	Other Affiliates(1)	Total
Wells Fargo Bank	4.98%	$34,995,080	$8,203,772	$43,198,852
Regions Bank	4.98%	27,550,618	—	27,550,618
Texas Capital Bank	4.98%	19,676,552	—	19,676,552
Truist Bank	4.98%	19,659,329	—	19,659,329
First National Bank	4.98%	7,870,621	—	7,870,621
Anderson Brothers	4.74%	—	2,841,034	2,841,034
Total debt on contracts		$109,752,200	$11,044,806	$120,797,006

(1)
Outstanding balances relate to bank financing for land acquisition and development activities of Other

Affiliates for which the Company is the co-obligor or has an indirect guarantee of the indebtedness of the Other Affiliates. In addition, the $8,203,772 of Other Affiliates debt with Wells Fargo Bank as of December 31, 2022 is part of the Wells Fargo Syndication.
Wells Fargo Syndication
In July 2021, the Nieri Group entities entered into a $150,000,000 Syndicated Credit Agreement (“Syndicated Line”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Syndicated Line is a three-year revolving credit facility with a maturity date of July 2024, and an option to extend the maturity date for one year that can be exercised upon approval from Wells Fargo. The Syndicated Line also includes a $2,000,000 letter of credit as a sub-facility subjected to the same terms and conditions as the Syndicated Line. The Syndicated Line was amended and restated on March 30, 2023 (“Amendment Date”) in connection with the Business Combination (as defined in Note 1 — Nature of operations and basis of presentation). As a result of the amended and restated agreement, Great Southern Homes, Inc., a consolidated subsidiary of the Company, is now the sole borrower of the Syndicated Line. No significant terms were changed other than described below.
The remaining availability on the Syndicated Line was $40,827,014 as of March 31, 2023 and $32,044,028 as of December 31, 2022. The Company pays a fee ranging between 15 and 30 basis points per annum depending on the unused amount of the Syndicated Line. The fee is computed on a daily basis and paid quarterly in arrears.
The Syndication Agreement contains financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $65 million and (y) 25% of positive after-tax income until the Amendment Date (which amount is subject to increase over time based on earnings) and no less than $70 million from the Amendment Date, (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.75 to 1.00 for any fiscal quarter until the Amendment Date and 2.50 to 1.00 for any fiscal quarter after the Amendment Date, (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15,000,000 at all times and unrestricted cash of not less than $7,500,000 at all times. The Company was in compliance with all debt covenants as of March 31, 2023. Legacy UHG was in compliance with all debt covenants as of December 31, 2022.
The interest rates on the borrowings under the Syndicated Line vary based on the leverage ratio. In connection with the amended and restated Syndicated Line, the benchmark interest rate was converted from LIBOR to Secured Overnight Financing Rate (“SOFR”), with no changes in the applicable rate margins. The interest rate is based on the greater of either LIBOR prior to Amendment Date or SOFR post Amendment Date plus an applicable margin (ranging from 275 basis points to 350 basis points) based on the Company’s leverage ratio as determined in accordance with a pricing grid, or the base rate plus the aforementioned applicable margin.
Other Affiliates debt
The amounts in Other Affiliates debt are unrelated to the operations of Legacy UHG, and therefore, an equal amount was included as an offset in Retained Earnings as of December 31, 2022. For the three months ended March 31, 2023 and 2022, Other Affiliates borrowed $136,773,and $2,154,624, respectively. These amounts are recorded on the Statements of Cash Flows, financing activities section, with borrowings presented as Proceeds from other affiliate debt and repayments as Repayments of other affiliate debt.
On February 27, 2023, Legacy UHG paid off Wells Fargo debt associated with Other Affiliates in the amount of $8,340,545 and on February 28, 2023, Legacy UHG was released as a co-obliger from the Anderson Brothers debt associated with Other Affiliates in anticipation of the Business Combination that closed on March 30, 2023 as discussed in Note 1. As a result there is no remaining debt balance associated with Other Affiliates as of March 31, 2023.
In connection with the amendment of the Syndicated Line, the Company incurred debt issuance costs, from which $469,585 is deferred and will be amortized over the remaining life of the Syndicated Line. The amendment is accounted for as a modification of an existing line of credit under ASC 470 Debt and, therefore, any previously unamortized deferred costs continue to be amortized over the remaining life of the Syndicated Line. The Company recognized $120,988 and $85,782, respectively, of amortized deferred financing costs within Other income (expense), net for the three months ended March 31, 2023 and 2022, respectively. Outstanding deferred financing costs related to the Company’s Homebuilding debt were $1,059,657 and $888,179 as of March 31, 2023 and 2022, respectively, and are included in Prepaid expenses and other assets on the Condensed Consolidated Balance Sheets as the debt is a revolving arrangement.
Note 8 — Related party transactions
Prior to the Business Combination, Legacy UHG transacted with Other Affiliates that were owned by the shareholders of GSH. Those Other Affiliates included Land Development Affiliates and Other Operating Affiliates (see Note 1 — Nature of operations and basis of presentation).
Post Business Combination, the Company continues to transact with these parties, however, they are no longer considered affiliates of the Company. Land Development Affiliates and Other Affiliates of Legacy UHG (post Business Combination) meet the definition of related parties of the Company as defined in ASC 850-10-20.
Prior to the Business Combination, Legacy UHG maintained the cash management and treasury function for its Other Affiliates. Cash receipts from customers and cash disbursements made to vendors were recorded through one centralized bank account. Legacy UHG recorded a Due from Other Affiliate when cash was disbursed, generally to a vendor, on behalf of an affiliate. Conversely, Legacy UHG recorded a Due to Other Affiliate when cash was received from a customer on behalf of an affiliate. The balances were settled through equity upon the consummation of the Business Combination.
The below table summarizes Legacy UHG transactions with the Land Development and Other Affiliates for the three months ended March 31, 2023 and 2022.
	Three Months ended March 31, 2023
	Land Development Affiliates	Other Operating Affiliates	Total
Financing cash flows:
Land development expense	$(384,349)	$—	$(384,349)
Other activities	(225,392)	(422,342)	(647,734)
Total financing cash flows	$(609,741)	$(422,342)	$(1,032,083)
Non-cash activities
Settlement of co-obligor debt to other affiliates	$8,340,545	$—	$8,340,545
Release of guarantor from GSH to shareholder	2,841,034	—	2,841,034
Credit for earnest money deposits	2,521,626	—	2,521,626
Total non-cash activity	$13,703,205	$—	$13,703,205
	Three Months ended March 31, 2022
	Land Development Affiliates	Other Operating Affiliates	Total
Financing cash flows:
Land development expense	$(7,642,371)	$(360,831)	$(8,003,202)
Other activities	(407,782)	(70,476)	(478,258)
Cash transfer	—	(10,000,000)	(10,000,000)
Total financing cash flows	$(8,050,153)	$(10,431,307)	$(18,481,460)
Non-cash activities
Acquisition of developed lots	4,624,810	—	4,624,810
Total non-cash activity	$4,624,810	$—	$4,624,810

Land development expense — Represents costs that were paid for by Legacy UHG that relate to the Land Development Affiliates’ operations. The Land Development Affiliates acquire raw parcels of land and develop them so that Legacy UHG can build houses on the land.
Other activities — Represent other transactions with Legacy UHG’s Other Affiliates. This includes, predominately, rent expense incurred for leased model homes and payment of real estate taxes.
Settlement of co-obligor debt to other affiliates — The amount represents the settlement of Wells Fargo debt associated with Other Affiliates.
Release of guarantor from GSH to shareholder — The amount represents that Legacy UHG was released as a co-obligor from the Anderson Brothers debt associated with Other Affiliates.
Credit for earnest money deposits — The amount represents credit received from Legacy UHG affiliate in relation to lot deposits that Legacy UHG paid on behalf of the affiliate.
Cash transfer — A direct cash contribution to Other Affiliates from Legacy UHG. Legacy UHG transferred cash to a related party. This cash transfer is in anticipation of separating the homebuilding operations from land development operations.
Acquisition of developed lots from related parties in settlement of Due from Other Affiliates — Once the Land Development Affiliates of Legacy UHG have developed the raw parcels of land, they transfer the land to Legacy UHG in a non-cash transaction. The transfer amount is derived from the costs incurred to develop the land.
Leases
In addition to the transactions above, Legacy UHG has entered into three separate operating lease agreements with a related party. The terms of the leases, including rent expense and future minimum payments, are described in Note 11 — Commitments and contingencies.
Other
The Company shares office spaces with a related party and certain employees of the Company provide services to the same related party, as such, the Company is allocating certain shared costs to the related party in line with a predetermined methodology based on headcount. During the three months ended March 31, 2023, the Company allocated overhead costs to the related party in the amount of $185,812 and was charged for street maintenance in the amount of $59,825 by the same related party. The remaining balance outstanding as of March 31, 2023 is $125,987 and is presented on the Condensed Consolidated Balance Sheet.
Note 9 — Lot purchase agreement deposits
The Company does not engage in the land development business. The Company’s strategy is to acquire developed lots through related parties and unrelated third party land developers pursuant to lot purchase agreements. Most lot purchase agreements require the Company to pay a nonrefundable cash deposit of at least 10% of the agreed-upon fixed purchase price of the developed lots. In exchange for the deposit, the Company receives the right to purchase the finished developed lot at a preestablished price. Such contracts enable the Company to defer acquiring portions of properties owned by third parties until the Company determines whether and when to complete such acquisition, which may serve to reduce financial risks associated with long-term land holdings.
Prior to the Business Combination, when Legacy UHG was acquiring lots through Land Development Affiliates, it did not have to pay deposits as the land development operations were owned by the shareholders of GSH. As such, the table below as of December 31, 2022, does not include lot purchase agreement deposits with related parties, and it consists of unrelated third party lot purchase agreement deposits only.
Post Business Combination, the Company continues to purchase lots from the former Land Development Affiliates of Legacy UHG, however, as the Company is no longer owned by the shareholders of GSH, the Company must pay lot purchase agreement deposits to acquire lots. As such, as of March 31,

2023 all interests in lot purchase agreements, including with related parties, is recorded within Lot purchase agreement deposits on the Condensed Consolidated Balance Sheet and presented in the table below. The following table provides a summary of the Company’s interest in lot purchase agreements as of March 31, 2023 and December 31, 2022:
	March 31, 2023	December 31, 2022
Lot purchase agreement deposits	$8,113,303	$3,804,436
Remaining purchase price	205,808,168	65,451,928
Total contract value	$213,921,471	$69,256,364
Out of the $8,113,303 lot purchase agreement deposits outstanding as of March 31, 2023, $4,595,626 are with related parties.
The Company has the right to cancel or terminate the lot purchase agreement at any time for any reason. The legal obligation and economic loss resulting from a cancellation or termination is limited to the amount of the deposits paid. The cancellation or termination of a lot purchase agreement results in the Company recording a write-off of the nonrefundable deposit to Cost of sales. For the three months ended March 31, 2023 and 2022, the Company recorded $8,664 and $89,361, respectively, to Cost of sales for the forfeited lot purchase agreement deposits. The deposits placed by the Company pursuant to the lot purchase agreements are not deemed to be a variable interest in the respective third-party land developers.
Note 10 — Warranty reserves
The Company establishes warranty reserves to provide for estimated future costs as a result of construction and product defects. Estimates are determined based on management’s judgment considering factors such as historical spend and projected cost of corrective action.
The following table provides a summary of the activity related to warranty reserves, which are included in Other accrued expenses and liabilities on the accompanying Condensed Consolidated Balance Sheets as follows:
	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Warranty reserves at beginning of the period	$1,371,412	$1,275,594
Reserves provided	242,720	1,156,027
Payments for warranty costs and other	(204,713)	(1,060,209)
Warranty reserves at end of the period	$1,409,419	$1,371,412
Note 11 — Commitments and contingencies
Leases
The Company leases office spaces in South Carolina under operating lease agreements with related parties, which have a remaining lease term of up to five years, some of which include options to extend on a month-to-month basis, and some of which include options to terminate the lease. These options are excluded from the calculation of the ROU asset and lease liability until it is reasonably certain that the option will be exercised. The Company recognized an operating lease expense of $201,439 and $159,679 within Selling, general, and administrative expense on the Condensed Consolidated Statements of Operations for the three months ended March 31, 2023 and 2022, respectively. Operating lease expense included variable lease expense of $11,925 and $18,237 for the three months ended March 31, 2023 and 2022, respectively. The weighted-average discount rate for the operating leases entered into during the three months ended March 31, 2023 and 2022 was 5.54% and 3.16% and the weighted-average remaining lease term was 2.11 and 2.4 years, respectively.
During the year ended December 31, 2022, Legacy UHG closed on 19 sale-leaseback transactions with related parties, whereby it is the lessee. Leases commenced on January 1, 2023. The Company is responsible for paying the operating expenses associated with the model homes while under lease. The rent expense associated with sale-leaseback agreements that mature in less than 12 months (and are excluded thus from the ROU asset and lease liability) is $68,625 for the three months ended March 31, 2023.
The maturity of the contractual, undiscounted operating lease liabilities as of March 31, 2023 are as follows:
Lease Payment
2023	$361,734
2024	292,992
2025	108,792
2026	48,000
2027 and thereafter	—
Total undiscounted operating lease liabilities	$811,518
Interest on operating lease liabilities	(43,236)
Total present value of operating lease liabilities	$768,282
The Company has certain leases which have initial lease terms of twelve months or less (“short-term leases”). The Company elected to exclude these leases from recognition, and these leases have not been included in our recognized operating ROU assets and operating lease liabilities. The Company recorded $95,381 and $34,335 of rent expense related to the short-term leases within Selling, general and administrative expense on the Condensed Consolidated Statements of Operations for the three months ended March 31, 2023 and 2022, respectively.
Litigation
The Company is subject to claims and lawsuits that may arise primarily in the ordinary course of business, which consist mainly of construction defect claims. It is management’s opinion that if a claim has merit, other parties will be partially responsible or liable for the claim. When the Company believes that a loss is probable and estimable and not fully able to be recouped, the Company will record an expense and corresponding contingent liability. As of the date of these Condensed Consolidated Financial Statements, management believes that the Company has not incurred a liability as a result of any claims. Below is a summary of recent and current pending litigation involving the Company.
The Company is a defendant in a class action lawsuit claiming that the Company required the lawsuit’s representative to sign a waiver of the common law warranty of habitability in the contract for sale but received no compensation for the waiver. The representative and other members of the class that purchased using the same contract seek compensation for the value of the waiver. The suit specifically declines to claim that there was any construction defect in the homes sold by the Company. Management and legal counsel for the Company are uncertain as to the likelihood of the outcome of the case and the amount of potential damages is neither known nor reasonably estimable. No amounts have been accrued for in the matter. A hearing before the S.C. Court of Appeals was held in April 2021 regarding arbitration; however, the court has not rendered a decision. If this case were to go to trial it is anticipated that the matter would be unresolved for several years.
The Company is a defendant in a claim involving construction defects associated with improper slope of a sewer line in and under the slab at the property causing damages, where the Company served as the general contractor for original construction of the residence. The Company was served with a summons and complaint in this matter on February 1, 2023. The Company has submitted this matter to the insurance carrier, and they have engaged a law firm. The Company’s assessment of liability at this time is unknown as it has been just served with the summons and complaint. According to the insurance carrier, there is no deductible for this claim. The Company believes the insurance will cover any amounts that may ultimately be determined to be owed, if any.
The Company is involved in a litigation regarding a variance for a subdivision. The Company applied for a variance for a subdivision from the Horry County Supplemental Flood Zone freeboard requirement,

which was granted by the Horry County Board of Construction Adjustments and Appeals in August 2022. The Horry County Board of Construction Adjustments and Appeals reconsidered the variance in September 2022 to allow county staff and the Company to reach a compromise on the freeboard requirement. County staff and the Company agreed to a reduction in the freeboard requirement to two feet rather than three, and the Board again approved the variance at its February 2023. Due to a lack of information on the possible impact to the county’s flood insurance rating, a vote on the amendment failed at the Horry County Council meeting later that month. Subsequently, Horry County filed an appeal of the Board’s decision to grant the variance. If the Horry County Council approves the amendment, the litigation will be moot. However, it the amendment does not get approved, the Company would have to build to the three-foot freeboard rather than the two-foot previously granted. The Company is of the opinion that such matter will be resolved without material effect on the Company’s financial condition or results of operations as the plaintiff is not seeking monetary damages and the Company is expecting the case to be dismissed in near future.
The Company is a defendant in a claim regarding high levels of Volatile Organic Compound in a house in Anderson, South Carolina. The Company’s investigations into this matter have resulted in indoor air sampling and soil gas screening indicating that the subject lot, and potentially others in the area, have been impacted by historical industrial activities predating the construction of the houses. The Company is investigating the extent and degree to which these impacts may have impacted other homes and is working with South Carolina environmental regulators to determine if additional actions will be required. Potential costs or liabilities associated with this matter cannot be determined at this time.
Note 12 — Convertible Note
In connection with the closing of the Business Combination, GSH entered into the Note Purchase Agreement, dated March 21, 2023, and effective March 30, 2023, with DHHC and the Convertible Note Investors. As part of the PIPE Investment, the Convertible Note Investors agreed to purchase $80.0 million in original principal amount of Notes at a 6.25% original issue discount and were issued an additional 744,588 UHG Class A Common Shares. The aggregate proceeds of the PIPE Investment were $75.0 million.
The Notes mature on March 30, 2028, and bear interest at a rate of 15%. The Company has the option to pay any accrued and unpaid interest at a rate in excess of 10% either in cash or by capitalizing such interest and adding it to the then outstanding principal amount of the Notes (“PIK Interest”). The Company has elected to pay the full accrued and unpaid interest in excess of 10% as PIK Interest. The effective interest rate on the Notes is 19.75%.
The Notes are convertible at the holder’s option into UHG Class A Common Shares at any time after March 30, 2024 through March 30, 2028, at a per share price (the “Initial Conversion Price”) equal to 80% of volume-weighted average trading sale price (“VWAP”) per UHG Class A Common Share during the 30 consecutive trading days prior to the first anniversary of the Closing Date (the “Measurement Period”). Pursuant to the Note Purchase Agreement, the Initial Conversion Price has a floor of $5.00 per share and a cap of $10.00 per share. The Initial Conversion Price is subject to adjustments for certain anti-dilution provisions as provided in the Notes. If an anti-dilution event occurs, the number of shares of common stock issuable upon conversion may be higher than implied by the Initial Conversion Price. Each Note is also convertible at the Company’s option into UHG Class A Common Shares, at any time after the second anniversary of the Closing Date if the VWAP per UHG Class A Common Share exceeds $13.50 for 20 trading days in a 30 consecutive trading day period. The Company was not required to bifurcate either of these conversion features as they met the derivative classification scope exception as described in ASC 815-15.
The Notes may be redeemed by the Company at any time prior to 60 days before March 30, 2028, by repaying all principal and interest amounts outstanding at the time of redemption plus a make-whole amount equal to the additional interest that would accrue if the Notes remained outstanding through their maturity date. The Company was not required to bifurcate the embedded redemption feature, as the economic characteristics and risks of the redemption feature were clearly and closely related to the economic characteristics and risk of the Notes in accordance with ASC 815-15.
The Notes also contain additional conversion, redemption, and payment provision features, at the option of the holder, which can be exercised upon contingent events such as the Company defaulting on the

Notes, a change of control in the ownership of the Company, or other events requiring indemnification. As the contingent events are either entirely within the Company’s control or based on an event management considers the probability of occurring as extremely remote, these features which are required to be bifurcated, would likely have minimal or no value, and therefore deemed to not be material to the Condensed Consolidated Financial Statements.
The fair value of the Notes was calculated using a Binomial model and a Monte Carlo model. The PIPE Shares were valued using a Discounted Cash Flow Model. The Company will accrete the value of the discount across the expected term of the Note using the effective interest method.
The below table presents the outstanding balance of the Notes on March 31, 2023:
March 31, 2023
Beginning Balance – Par	$80,000,000
Unamortized Discount	(13,285,724)
Carrying Value	$66,714,276
The Company did not recognize interest expense for the Notes for the period ended March 31, 2023, as the Company believes the interest accrued during the time the Notes were outstanding is immaterial as of March 31, 2023.
The following assumptions were used in the Binomial and Monte Carlo valuation models to determine the estimated fair value of the Notes at the grant date, March 30, 2023 and for the period ended March 31, 2023.
	March 31, 2023	March 30, 2023
Risk-free interest rate	3.70%	3.80%
Expected volatility	40%	40%
Expected dividend yield	—%	—%
Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury zero coupon bond used to reduce any projected future cash flows derived from the payoff of the Notes as UHG common shares.
Expected Volatility — The Company’s expected volatility was estimated based on the average historical volatility for comparable publicly traded companies.
Expected Dividend Yield — The dividend yield is based on the Company’s history and expectation of dividend payouts. The Company does not expect to pay cash dividends to shareholders during the term of options, therefore the expected dividend yield is determined to be zero.
Note 13 — Share-based compensation
Equity Incentive Plans
In January 2022, the Board of Directors of GSH approved and adopted the Great Southern Homes, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan is administered by a committee appointed by the Board of Directors and has reserved 3,000 common shares to be issued as equity-based awards to directors and employees of GSH. The number of awards reserved is subject to change based on certain corporate events or changes in GSH’s capital structure and the shares vest ratably over four years. The 2022 Plan defines awards to include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, and performance compensation awards. Effective as of March 30, 2023, in connection with the Business Combination, the Company’s board of directors adopted the United Homes Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) at which time the 2022 Plan was terminated. The outstanding options prior to the Business Combination were cancelled in exchange of substantially equivalent options to acquire shares of Common Stock of the Company based on the conversion ratio for the UHG common shares in the Business Combination. No further grants can be made under the 2022 Plan. The 2023 Plan provides that the number of shares reserved and available for issuance under the 2023 Plan will automatically increase each January 1, beginning on January 1, 2024, by 4% of the number of outstanding shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Company’s board of directors. Each replacement stock option is subject to the same terms and conditions as were applicable under the 2022 Plan.
The Company concluded that the replacement stock options issued in connection with the Business Combination did not require accounting for effects of the modification under ASC 718 as it was concluded that a) the fair value of the replacement award is the same as the fair value of the original award immediately before the original award was replaced, b) there were no changes in the vesting terms, and c) the classification of awards did not change.
As of March 31, 2023, the Company had only issued incentive and non-qualified stock options.
The following table summarizes the activity relating to the Company’s stock options. The below stock option figures are presented giving effect to a retroactive application of the Business Combination which resulted in a replacement of the previous 2022 Plan stock options with the 2023 Plan, as described above, at an Exchange Ratio of approximately 373.47. In addition, the exercise price for each replacement stock option was also adjusted using the Exchange Ratio.
	Stock options	Weighted- Average Per share Exercise price
Outstanding, December 31, 2022	870,567	$2.81
Granted	—	2.81
Forfeited	(85,555)	2.81
Outstanding, March 31, 2023	785,012	$2.81
Options exercisable at March 31, 2023	197,912	$2.81
The aggregate intrinsic value of the stock options outstanding was $10,561,716 and $7,460,132 as of March 31, 2023 and December 31, 2022 respectively. The intrinsic value of a stock option is the amount by which the fair value of the underlying stock exceeds the price of the option.
The Company recognizes stock compensation expense resulting from the equity-based awards over the requisite service period. Stock compensation expense is recorded based on the estimated fair value of the equity-based award on the grant date using the Black-Scholes valuation model. Stock compensation expense is recognized in the Selling, general and administrative expense line item in the Condensed Consolidated Statements of Operations. Total stock compensation expense included in the Condensed Consolidated Statements of Operations for the three-months period ended March 31, 2023 and 2022 was $51,079 and $41,422, respectively. As of March 31, 2023, there was unrecognized stock compensation expense related to non-vested stock option arrangements totaling $602,264. The weighted average period over which the unrecognized stock compensation expense is expected to be recognized is 2.81 years.
Prior to the Business Combination, Legacy UHG’s common stock was not publicly traded, it estimated the fair value of common stock based on the combination of the three methods: (i) the discounted cash flow method of the income approach; (ii) the guideline company method of the market approach; and (iii) the subject transaction method of the market approach.
Legacy UHG considers numerous objective and subjective factors to determine the fair value of the Company’s common stock. The factors considered include, but are not limited to: (i) the results of periodic independent third-party valuations; (ii) nature of the business and history of the enterprise from its inception; (iii) the economic outlook in general and for the specific industry; (iv) the book value of the stock and financial condition of the business; (v) earning and dividend paying capacity of the business; (vi) the market prices of stocks of corporations engaged in the same or similar lines of business having their stock actively traded in a free and open market, either on an exchange or over-the-counter.
The following table presents the assumptions used in the Black-Scholes option-pricing model to determine the grant date fair value of stock options granted during the year ended December 31, 2022 adjusted by the Exchange Ratio, the fair value of stock options immediately before the original award was replaced and the fair value of stock options replaced on the replacement date.
Inputs	March 30, 2023	January 19, 2022
Risk-free interest rate	3.77%	1.82%
Expected volatility	40%	35%
Expected dividend yield	—%	—%
Expected life (in years)	5.10	6.25
Fair value of options	$10.41	$1.06
Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury zero coupon bond issued in effect at the time of the grant for the periods corresponding with the expected term of the stock option.
Expected Volatility — The expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the options.
Expected Dividend Yield — The dividend yield is based on the history and expectation of dividend payouts. The Company does not expect to pay cash dividends to shareholders during the term of options, therefore the expected dividend yield is determined to be zero.
Expected Life — The expected term represents the period the options granted are expected to be outstanding in years. As Legacy UHG does not have sufficient historical experience for determining the expected term, the expected term has been derived based on the SAB 107 simplified method for awards that qualify as plain-vanilla options.
Certain stock options issued under the 2023 Plan are issued to individuals who are not employees of the Company and who are not providing goods or services to the Company. These options are recognized in accordance with ASC 815 as a derivative liability and marked to market at each reporting period end. The derivative liability of stock options amounts to $2,111,948 and is included within Derivative liability on the Condensed Consolidated Balance Sheet as of March 31, 2023. Unrealized loss on the derivative liability of stock options amounts to $922,263 and is included as Change in fair value of derivative liability within the Condensed Consolidated Statement of Operations for the three-months period ended March 31, 2023.
Stock warrants
In January 2022, Legacy UHG granted an option to non-employee directors to purchase 1,867,368 stock warrants for $150,000. Each warrant represents one non-voting common share. The warrants are exercisable at $4.05 per warrant, which represents an out-of-the-money strike price. The warrants can be exercised for 10 years starting from July 1, 2022. Using the Black-Scholes valuation model, the Company determined the aggregate fair value of these warrants to be approximately $1,376,800 as of the grant date. Because there is no continued service requirement for the warrant holders, the Company recorded a one-time stock compensation expense in the amount of $1,226,800 within the Selling, general and administrative expense line item in the Condensed Consolidated Statement of Operations for the year ended December 31, 2022.
The following table presents the assumptions used in the Black-Scholes option-pricing model to determine the grant date fair value of stock warrants granted during the year ended December 31, 2022. There were no warrants granted during the three month period ended March 31, 2023.
Inputs	December 31, 2022
Risk-free interest rate	1.78%
Expected volatility	35%
Expected dividend yield	—%
Expected life (in years)	6.40
Fair value of warrants granted	$0.7

The methodology for determining the inputs is consistent with the input methodology for stock options as described above.
In March 2022, the option holders purchased the warrants in exchange for $150,000 cash consideration. This amount was recorded directly to Additional Paid-in Capital in the Company’s Condensed Consolidated Balance Sheet.
The outstanding stock warrants prior to the Business Combination were converted into warrants to acquire a number of shares of Common Stock of the Company based on the Exchange Ratio for the UHG common shares in the Business Combination. The above stock warrants figures are presented giving effect to a retroactive application of the Business Combination which resulted in a conversion of the warrants at an Exchange Ratio of approximately 373.47:1. In addition, the exercise price for each converted stock warrant was also adjusted using the Exchange Ratio. Each converted stock warrant is subject to the same terms and conditions as were applicable prior to the conversion.
As of March 31, 2023, no warrants have been exercised.
The Earnout Shares issuable to holders of equity stock options as of the Closing Date are accounted for as equity classified stock compensation and do not have a requisite service period. During the three months ended March 31, 2023, the Company recognized a one-time stock-based compensation expense related to the Earnout of $4.4 million, which is excluded from the above stock-based compensation expense table. See Note 14 — Earnout Shares for the assumptions and inputs used in the valuation of the Earnout Shares.
Note 14 — Earnout Shares
During the five year period after the Closing (“Earnout Period”), eligible GSH Equity Holders and Employee Option Holders are entitled to receive up to 20,000,000 Earnout Shares. Additionally, and pursuant the Sponsor Support Agreement, the Sponsor surrendered 1,886,378 DHHC Class B Shares for the contingent right to receive Earnout Shares. All Earnout Shares issuable to GSH Equity Holders, Employee Option Holders and the Sponsors are subject to the same Triggering Events (defined below).
On the date when the VWAP of one share of the UHG Class A Common Shares quoted on the NASDAQ has been greater than or equal to $12.50, $15.00, $17.50 (“Triggering Event I,” “Triggering Event II,” and “Triggering Event III,” respectively, and together the “Triggering Events”) for any twenty trading days within any thirty consecutive trading day period within the Earnout Period, the eligible GSH Equity Holders, Employee Option Holders, and the Sponsors will receive Earnout Shares distributed on a pro-rata basis. For Triggering Event I and Triggering Event II, 37.5% of Earnout Shares will be released and following the achievement of Triggering Event III, 25.0% of Earnout Shares will be released.
As discussed in Note 3 — Summary of significant accounting policies, there are two units of account within the Earnout Shares depending on the Earnout Holder. If the Earnout Holder is either a GSH Equity Holder or Sponsor, the instrument will be accounted for as a derivative liability. If the Earnout Holder is an Employee Option Holder, the instrument will be accounted for as an equity classified award. The following table summarizes the number of Earnout Shares allocated to each unit of account as of March 31, 2023:
	Triggering Event I	Triggering Event II	Triggering Event III
Derivative liability	8,059,386	8,059,386	5,372,923
Stock compensation	148,006	148,006	98,671
Total Earnout Shares	8,207,392	8,207,392	5,471,594
As of March 30, 2023, the fair value of the Earnout Shares was $12.10 per share issuable upon Triggering Event I, $11.16 per share issuable upon Triggering Event II and $10.19 per share issuable upon Triggering Event III.
As of March 31, 2023, the fair value of the Earnout Shares was $20.81 per share issuable upon Triggering Event I, $20.77 per share issuable upon Triggering Event II and $20.57 per share issuable upon Triggering Event III.

The preliminary estimated fair value of the Earnout Shares was determined as of March 30, 2023 (the “Grant Date”) and the period end date of March 31, 2023, using a Monte Carlo simulation using a distribution of potential outcomes on a daily basis over the Earnout Period. The assumptions used in the valuation of these instruments, using the most reliable information available, include:
Inputs	March 31, 2023	March 30, 2023
Current stock price	$20.80	$12.68
Stock price targets	$12.50, $15.00, $17.50	$12.50, $15.00, $17.50
Expected life (in years)	5.0	5.0
Earnout period (in years)	4.75	4.75
Risk-free interest rate	3.69%	3.75%
Expected volatility	40%	40%
Expected dividend yield	—%	—%
The change in the fair value of the Earnout Shares between March 30, 2023 and March 31, 2023 was primarily attributable to the increase in the current stock price of the Company from $12.68 as of March 30, 2023 to $20.80 as of March 31, 2023.
As none of the earnout Triggering Events have occurred as of March 31, 2023, no shares have been distributed.
Note 15 — Warrant liability
Immediately prior to the Closing Date, 2,966,669 of the 5,933,333 Private Placement Warrants were forfeited. The remaining 2,966,664 Private Placement Warrants were recognized as a liability on March 30, 2023 at a fair value of $0.30 per warrant for a total of $0.9 million. The Warrants were remeasured to a fair value of $0.32 per share for a total of $1.0 million as of March 31, 2023. The Company recorded a loss of $0.1 million for the period ended March 31, 2023, which is included in Change in fair value of derivative liabilities on the Condensed Consolidated Statement of Operations.
The Private Placement Warrants were valued using the following assumptions under the Monte Carlo method:
Inputs	March 31, 2023	March 30, 2023
Current stock price	$20.80	$12.68
Exercise price	$11.50	$11.50
Expected life (in years)	5.0	5.0
Risk-free interest rate	3.69%	3.75%
Expected volatility	40%	40%
Expected dividend yield	—%	—%
The Public Warrants were initially recognized as a liability on March 30, 2023 at a fair value of $0.30 per warrant for a total of $2.6 million. The Warrants were remeasured to a fair value of $0.28 per share for a total of $2.4 million as of March 31, 2023. The Company recorded a loss of $0.2 million for the period ended March 31, 2023, which is included in Change in fair value of derivative liabilities on the Condensed Consolidated Statement of Operations.
Note 16 — Income taxes
For the three months ended March 31, 2023, the Company recognized income tax benefit of $2,021,265, from which $821,811 is in connection with continuing operations for the post transaction two-day period ended March 31, 2023. At the end of each interim period, the Company estimates the effective tax rate expected to be applicable for the full fiscal year and this rate is applied to the results for the year-to-date period, and then adjusted for any discrete period items. The Company’s estimated annual effective tax rate for the three months ended March 31, 2023 is 25.3%. This differs from the federal statutory rate of 21%

primarily due to state income tax expense and non-deductible expenses. The company has determined that changes in fair value of derivative liabilities, as well as offsetting tax adjustments, will be treated as discrete items in the period incurred.
Great Southern Homes, Inc., a consolidated subsidiary of the Company, had a change in tax status from an S Corporation to a C Corporation during the current period. In connection with its change in status to a taxable entity, it recorded an income tax benefit of $1,199,454 in order to establish various deferred tax assets, primarily attributable to timing differences in revenue recognition. This benefit is treated as a discrete item. Only income recognized during the period in which Great Southern Homes, Inc. was a taxable entity is included in the calculation of the consolidated estimated annual effective tax rate for the three months ended March 31, 2023.
Note 17 — Employee benefit plan
Effective January 1, 2021, GSH sponsored an elective safe harbor 401(k) contribution plan covering substantially all employees who have completed three consecutive months of service. The plan provides that GSH will match up to the first 3% of the participant’s base salary rate at 100% and 50% of the next 2% for a maximum contribution of 4%. In addition, participants become 100% vested with respect to employer contributions after completing six years of service starting in 2021. Administrative costs for the plan were paid by GSH.
Total contributions paid to the plans for Legacy UHG’s employees for the three months ended March 31, 2023 and 2022 were approximately $80,077, and $37,652 respectively. These amounts are recorded in Selling, general and administrative expenses on the Condensed Consolidated Statements of Operations.
Note 18 — Net (Loss) Earnings Per Share
The Company computes basic net (loss) earnings per share using net (loss) income attributable to Company common stockholders and the weighted average number of common shares outstanding during each period.
The weighted average number of shares of common stock outstanding prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the Business Combination. The equity structure of the Company for the three months ended March 31, 2023 reflects the equity structure of DHHC, including the equity interests issued by DHHC to effect the business combination.
The following table sets forth the computation of the Company’s basic and diluted net (loss) profit per share:
	March 31, 2023	March 31, 2022
Numerator
Net (loss) income	$(204,504,328)	$17,017,928
Denominator
Weighted-average number of common shares outstanding – basic	37,575,074	37,347,350
Effect of dilutive securities	—	—
Weighted-average number of common shares outstanding – diluted	37,575,074	37,347,350
Net (loss) earnings per common share:
Basic	$(5.44)	$0.46
Diluted	$(5.44)	$0.46

The following table summarizes potentially dilutive outstanding securities for the three months ended March 31, 2023 and 2022 that were excluded from the calculation of diluted EPS, because their effect would have been anti-dilutive.
	March 31, 2023	March 31, 2022
Stock warrants	1,867,368	1,867,368
Private placement warrants	2,966,664	—
Public warrants	8,625,000	—
Stock options	899,295	944,262
Convertible notes	8,000,000	—
Total anti-dilutive features	22,358,327	2,811,630
The Company’s 21,886,378 Earnout Shares are excluded from the anti-dilutive table above as of March 31, 2023, as the underlying shares remain contingently issuable as the Earnout Triggering Events have not been satisfied.
Note 19 — Subsequent events
Management has performed an evaluation of subsequent events after the Balance Sheet date of March 31, 2023 through the date the Condensed Consolidated Financial Statements were available to be issued. On April 28, 2023, a warrant holder of the stock warrants described in Note 13 — Share-based compensation exercised their warrants. The Company issued 748,020 UHG Class A Common Shares through a cashless exercise of the warrants in accordance with the conversion terms of the underlying agreement.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
Carve-out Financial Statements
As of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022
And Independent Auditor’s Report

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Great Southern Homes, Inc.
Irmo, South Carolina
Opinion on the Financial Statements
We have audited the accompanying carve-out balance sheets of the homebuilding operations of Great Southern Homes, Inc., (the Company) as of December 31, 2022 and 2021, and the related carve-out statements of income, changes in shareholders’ and other affiliates’ net investment and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Note 2 to the financial statements, the Company changed its method of accounting for leases effective January 1, 2022, due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.
We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ FORVIS, LLP
(Formerly, Dixon Hughes Goodman, LLP)
We have served as the Company’s auditor since 2021.
Tysons, VA
March 17, 2023

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
BALANCE SHEETS
DECEMBER 31, 2022 AND 2021
	2022	2021
ASSETS
Cash and cash equivalents	$12,238,835	$51,504,887
Accounts receivable	1,976,334	2,086,018
Inventories:
Homes under construction and finished homes	163,997,487	123,000,199
Developed lots	16,205,448	17,025,273
Due from related party	1,437,235	—
Lot purchase agreement deposits	3,804,436	2,946,001
Investment in Joint Venture	186,086	—
Property and equipment, net	1,385,698	1,590,353
Operating right-of-use assets	1,001,277	—
Prepaid expenses and other assets	6,112,044	4,107,254
Total Assets	$208,344,880	$202,259,985
LIABILITIES AND SHAREHOLDERS’ AND OTHER AFFILIATES’ NET INVESTMENT
Accounts payable	$22,077,240	$28,741,054
Homebuilding debt and other affiliate debt	120,797,006	102,502,287
Operating lease liabilities	1,001,277	—
Other accrued expenses and liabilities	5,465,321	4,458,232
Total Liabilities	$149,340,844	$135,701,573
Commitments and contingencies (Note 9)
Shareholders’ and other affiliates’ net investment	100,322,957	83,586,722
Net due to and due from shareholders and other affiliates	(41,318,921)	(17,028,310)
Total Shareholders’ and Other Affiliates’ Net investment	59,004,036	66,558,412
Total Liabilities and Shareholders’ and Other Affiliates’ Net Investment	$208,344,880	$202,259,985
The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020
	2022	2021	2020
Revenue, net of sales discounts	$477,045,949	$432,891,510	$327,254,305
Cost of sales	358,238,703	332,274,788	260,115,893
Gross Profit	118,807,246	100,616,722	67,138,412
Selling, general and administrative expense	49,685,730	38,461,370	29,891,622
Net Income from Operations	$69,121,516	$62,155,352	$37,246,790
Other income, net	230,692	257,659	1,729,584
Equity in net earnings from investment in joint venture	137,086	—	—
Net Income	$69,489,294	$62,413,011	$38,976,374
Basic and diluted earnings per share
Basic	$694.89	$624.13	$389.76
Diluted	$674.92	$624.13	$389.76
Basic and diluted weighted-average number of shares
Basic	100,000	100,000	100,000
Diluted	102,960	100,000	100,000
The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ AND OTHER AFFILIATES’ NET INVESTMENT
YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020
	Shareholders’ and Other Affiliates’ Net Investment	Net Due To and Due From Shareholders and Other Affiliates	Total
Balance, January 1, 2020	$38,051,216	$(17,800,153)	$20,251,063
Distributions and net transfer to shareholders and other affiliates	(22,330,269)	(2,728,627)	(25,058,896)
Net income	38,976,374	—	38,976,374
Balance, December 31, 2020	$54,697,321	(20,528,780)	$34,168,541
Distributions and net transfer to shareholders and other affiliates	(33,523,610)	3,500,470	(30,023,140)
Net income	62,413,011	—	62,413,011
Balance, December 31, 2021	$83,586,722	$(17,028,310)	$66,558,412
Distributions and net transfer to shareholders and other affiliates	(54,175,689)	(24,290,611)	(78,466,300)
Stock compensation	1,422,630	—	1,422,630
Net income	69,489,294	—	69,489,294
Balance, December 31, 2022	$100,322,957	$(41,318,921)	$59,004,036
The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020
	2022	2021	2020
Cash flows from operating activities:
Net income	$69,489,294	$62,413,011	$38,976,374
Adjustments to reconcile net income to net cash flows from operating activities:
Equity in net earnings from investment in joint venture	(137,086)	—	—
Depreciation	355,566	358,587	182,786
Loss on sale of property and equipment	6,966	15,000	14,368
Amortization of deferred loan costs	404,146	421,186	408,674
Stock compensation expense	1,422,630	—	—
Amortization of operating lease right-of-use assets	525,434	—	—
Net change in operating assets and liabilities:
Accounts receivable	109,684	(1,178,383)	(563,109)
Related party receivable	(1,437,235)	—	—
Inventories	(26,673,147)	(12,726,300)	29,294,686
Lot purchase agreement deposits	(858,435)	417,025	(1,290,574)
Prepaid expenses and other assets	(2,408,936)	(1,983,511)	229,838
Accounts payable	(6,663,814)	9,937,222	3,869,223
Operating lease liabilities	(525,434)	—	—
Other accrued expenses and liabilities	1,007,089	644,199	659,436
Net cash flows provided by operating activities	34,616,722	58,318,036	71,781,702
Cash flows from investing activities:
Purchases of property and equipment	(171,685)	(404,244)	(805,294)
Proceeds from the sale of property and equipment	13,808	10,190	20,000
Capital contribution in joint venture	(49,000)	—	—
Net cash flows used in investing activities	(206,877)	(394,054)	(785,294)
Cash flows from financing activities:
Proceeds from homebuilding debt	179,336,312	285,392,912	194,418,471
Repayments of homebuilding debt	(170,810,631)	(262,064,474)	(210,255,229)
Proceeds from other affiliate debt	10,851,187	10,025,865	13,259,394
Repayments of other affiliate debt	(918,453)	(5,624,330)	(7,499,472)
Repayments on equipment financing	(142,536)	(43,070)	(95,411)
Payment of deferred loan costs	—	(1,264,403)	(337,500)
Distributions and net transfer to shareholders and other affiliates	(54,175,689)	(33,523,610)	(22,330,269)
Changes in net due to and due from shareholders and other affiliates	(37,816,087)	(28,497,772)	(18,579,633)
Net cash flows used in financing activities	(73,675,897)	(35,598,882)	(51,419,649)
Net change in cash and cash equivalents	(39,266,052)	22,325,100	19,576,759
Cash and cash equivalents, beginning of year	51,504,887	29,179,787	9,603,028
Cash and cash equivalents, end of year	$12,238,835	$51,504,887	$29,179,787
Supplemental cash flow information:
Cash paid for interest	$5,000,196	$3,199,503	$4,235,364
Non-cash financing activities
Conversion of other affiliates debt to homebuilding debt	1,414,681	7,985,557	6,101,195
Noncash investing activities:
Acquisition of developed lots from related parties in settlement of due from Other Affiliates	13,504,316	33,170,761	19,541,090
Transfer of constructed model homes to related parties	—	(1,517,030)	(3,690,084)
Contribution of fixed assets	—	344,511	—
Additions of right-of-use lease assets and liabilities	1,585,096	—	—
Transfer of co-obligor debt to land development affiliate	21,160	—	—
Total non-cash activities	$16,525,253	$39,983,799	$21,952,201
The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Note 1 — Nature of operations and basis of presentation
Nature of Business — Great Southern Homes, Inc. (“GSH”) is a land development and homebuilding company located in Columbia, South Carolina. GSH was formed as a South Carolina C corporation in June 2004 and elected S corporation status in 2008.
GSH develops land and constructs single-family residential homes. GSH has active operations in South Carolina and Georgia offering a range of residential products including entry-level attached and detached homes, first-time move up attached and detached homes and second move-up detached homes. The constructed homes appeal to a wide range of buyer profiles, from first-time to lifestyle buyers.
Basis of Presentation — The accompanying carve-out financial statements present historical information and results attributable to the homebuilding operations of GSH (“Homebuilding” or the “Company”). The carve-out financial statements exclude GSH’s operations related to land development operations. The accompanying carve-out financial statements (hereafter referred to as “financial statements”) include financial information as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021, and 2020.
The Company’s primary objective is to provide customers with homes of exceptional quality and value while maximizing its return on investment. Generally, the Company grows by expanding its market share in existing markets and by expanding into markets contiguous to the current active markets.
Throughout the periods covered by the financial statements, the Company operated as part of GSH. The accompanying financial statements have been prepared from GSH’s historical financial records and reflect the historical financial position, results of operations and cash flows of the Company for the periods presented on a carve-out basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).
The Company has historically transacted with affiliates that are owned by the shareholders of the Company. The Company has categorized the various affiliates based on the nature of the transactions with the Company and their primary operations. The categories are as follows:
Land Development Affiliates — Land development affiliates’ primary operations consist of acquiring and developing raw parcels of land for vertical home construction. Upon completion, the land development affiliates transfer the developed lots to the Company in a non-cash transaction.
Other Operating Affiliates — Other operating affiliates’ operations consist of acquiring and developing land, purchasing constructed houses for rental properties, leasing activities, and purchasing model homes to be maintained during the sell down period of a community.
Collectively, these are referred to as “Other Affiliates” in these financial statements and represented as related parties (see Note 6 — Related party transactions).
All assets, liabilities, revenues, and expenses directly associated with the activity of the Company are included in these financial statements. Cash and cash equivalents is included in these financial statements, as the Company provided the cash management/treasury function for the Other Affiliates. In addition, a portion of GSH’s corporate expenses including share-based compensation were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, as applicable. The corporate expense allocations include the cost of corporate functions and resources provided by or administered by GSH including, predominately, costs associated with executive management, finance, accounting, legal, human resources, and costs associated with operating GSH’s office buildings. The corporate expense allocation requires significant judgment and management believes the basis on which the corporate expenses have been allocated reasonably reflects the utilization of services provided to the Company during the periods presented. Balance sheet accounts were reviewed to

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
determine what was attributable to the Company. There were no Balance Sheet accounts that required allocation procedures for assets and liabilities.
In addition, all significant transactions between the Company and GSH have been included in these financial statements. The aggregated net effect of transactions between the Company and GSH are reflected in the Balance Sheets within Total shareholders’ and other affiliates’ net investment and in the Statements of Cash Flows within Distributions and net transfer to shareholders and other affiliates, changes in net due from and net due to shareholders and other affiliates and, when transactions were historically not settled in cash, in Non-cash financing activities. Net due to and due from shareholders and other affiliates balances are generally presented as a contra-account in the Balance Sheets within Total shareholders’ and other affiliates’ net investment due to the expectation they will not be settled in cash in the future. Certain related party amounts that are expected to be settled in cash are presented as Due from related party in the Balance Sheet.
GSH’s third-party long-term debt and related interest expense have all been allocated to the Company. The Company is considered the primary legal obligor of such debt as it is the sole cash generating entity and responsible for repayment of the debt. Certain portions of that long-term debt and the related interest consist of construction revolving lines of credit and are reflected as Homebuilding debt. The remaining portions of long-term debt and the related interest have been used to finance operations that are not related to the Company, primarily land development activities, and are presented as Other Affiliate debt. The Other Affiliate debt balances related to these operations have an associated Due from shareholders and other affiliates recorded to the Balance Sheets as of December 31, 2022 and 2021.
The results reported in these financial statements would not be indicative of the Company’s future performance, primarily because the lots developed by affiliates were not transferred to the Homebuilding Operations at a market rate. As such, these results do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as an independent company during the periods presented.
Emerging Growth Company Status — The financial statements have been prepared as if the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act exempts emerging growth companies from being required to comply with new or revised standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the same time as private companies. This may make comparison of the Company’s financial statements with another company which is neither an emerging growth company nor which has opted out of using the extended transition period, difficult or impossible because of the potential differences in financial accounting standards used.
Proposed Business Combination — On September 10, 2022, GSH entered into a business combination agreement with Diamondhead Holdings Corp. (“DHHC”) and Hestia Merger Sub, Inc. (“Merger Sub”). If the business combination is subsequently consummated, the Merger sub will merge with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly-owned subsidiary of DHHC. GSH will be deemed the accounting acquirer as the Business Combination will be treated as a reverse recapitalization in accordance with U.S. GAAP.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Note 2 — Summary of significant accounting policies
Use of Estimates — The preparation of the accompanying financial statements in conformity with U.S. GAAP requires management to make informed estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates made by the Company include corporate expense allocation, useful lives of depreciable assets, revenue recognition associated with contracts recognized over time, capitalized interest, warranty reserves, and share-based compensation. Due to inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.
Cash and Cash Equivalents — The Company considers cash and cash equivalents to be cash and all highly liquid investments that are readily convertible into cash with a maturity of three months or less. Cash and cash equivalents also include cash proceeds from home closings that are in-transit or held by the Company’s third-party escrow agents for the Company’s benefit. The home closing proceeds are generally received in less than five days and are considered to be deposits in transit. As of December 31, 2022 and 2021, the Company had $0 and $981,251 deposits in transit, respectively.
The Company places its cash and cash equivalents on deposit with various financial institutions in the United States. The Federal Deposit Insurance Corporation insures up to $250,000 for substantially all depository accounts at each financial institution. The Company’s cash accounts at various times during the year may be in excess of the insured amount.
Accounts Receivable — Accounts receivable are stated at cost less an allowance for doubtful accounts. Management’s determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio. As of December 31, 2022 and 2021, there was no allowance for doubtful accounts recorded.
Inventories and Cost of Sales — The carrying value of inventory is stated at cost unless events and circumstances indicate the carrying value may not be recoverable. Inventory consists of developed lots, homes under construction, and finished homes.
—
Developed lots — This inventory consists of land that has been developed for or acquired by the Company and where vertical construction is imminent. Developed lot costs are typically allocated to individual residential lots on a per lot basis based on specific costs incurred for the acquisition of the lot. For the years ended December 31, 2022 and 2021, the amount of developed lots included in inventory was $16,205,448 and $17,025,273, respectively. Developed lots purchased at fair value from third parties was $10,052,179 and $9,445,580 as of December 31, 2022 and December 31, 2021, respectively, which is included in Developed Lots on the Balance Sheets.

—
Homes under construction — At the time construction of the home begins, developed lots are transferred to homes under construction within inventory. This inventory represents costs associated with active homebuilding activities which include, predominately, labor and overhead costs related to home construction, capitalized interest, real estate taxes and land option fees. For the years ended December 31, 2022 and 2021, the amount of inventory related to homes under construction included in homes under construction and finished homes was $141,863,561 and $110,224,757, respectively.

—
Finished homes — This inventory represents completed but unsold homes at the end of the reporting period. Costs incurred in connection with completed homes including associated selling, general, and administrative costs are expensed as incurred. For the years ended December 31, 2022 and 2021, the amount of inventory related to finished homes included in homes under construction and finished homes was $22,133,926 and $12,775,442, respectively.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Upon settlement, costs associated with units sold are expensed to Cost of sales based on a specific identification basis. Costs of sales consists of specific construction costs of each home, estimated warranty costs, allocated developed lots, and closing costs applicable to the home. In addition, the Company receives rebates with certain suppliers for the use of their product. The Company records the receipt of the rebate as a reduction in Cost of sales based on a specific identification basis. At the time of closing, the Company performs an analysis to accrue for costs that were incurred as part of the construction of the home but unpaid at the time of closing. The costs are recorded in Cost of sales in the Statements of Income.
Lot Purchase Agreement Deposits — The Company enters into lot purchase agreements with unrelated third parties (“Land Developers”) to acquire lots for the construction of homes. The agreements require the Company to pay a cash deposit in consideration for the right to purchase the lots at a future point in time at preestablished terms. The Company transfers the deposit to inventory upon receipt of the title of the lot. See Note 7 — Lot purchase agreement deposits for further details.
Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 and subtopics related to the consolidation of variable interest entities, the Company analyzes the Land Developers under the variable interest model to determine if such interest in Land Developers is considered a variable interest, and, if so, whether the Land Developers are required to be consolidated in the Company’s financial statements. Management determines whether the Land Developers are considered variable interest entities (“VIEs”) at the time management becomes involved with Land Developers. The Company invests in less than half of the fair value of the Land Developers’ assets. The Company does not have any specific performance obligations to purchase a certain number or any of the lots or guarantee any of the Land Developers’ financial or other liabilities. The Company is not involved in the design or creation of these entities. As such, the deposits placed by the Company pursuant to the lot purchase agreements are not deemed to be variable interests in the respective Land Developers.
Property and Equipment — Property and equipment is stated at cost, less accumulated depreciation. Depreciation is allocated on a straight-line basis over the estimated useful lives of the related assets. The estimated useful life of each asset group is summarized below:
Asset Group	Estimated Useful Lives
Furniture and Fixtures	5 to 7 years
Leasehold Improvements	Lesser of 40 years or the lease term
Machinery and Equipment	5 to 7 years
Office Equipment	5 to 7 years
Vehicles	5 years
Normal repairs and maintenance costs are expensed as incurred, whereas significant improvements which materially increase the value or extend the useful life of an asset are capitalized and depreciated over the remaining estimated useful life of the related assets.
Upon sale or retirement of depreciable assets, the related cost and accumulated depreciation or amortization are removed from the accounts. Any gain or loss on the sale or retirement of the depreciable asset is recognized as Other income (expense) on the Statements of Income.
Long-Lived Assets — The Company evaluates the carrying value of its long-lived assets, which consist of Inventory and Property and equipment, for impairment whenever events or circumstances indicate an impairment might exist.
Inventory impairment exists if the carrying amount of the asset is not recoverable from the sale prices expected from future home sales. The Company reviews the performance and outlook of its inventories for

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
indicators of potential impairment on a community level. Any calculated impairments are recorded immediately in Cost of sales.
Recoverability for Property and equipment is measured by the expected undiscounted future cash flows of the assets compared to the carrying amounts of the assets. If the expected undiscounted future cash flows are less than the carrying amount of the assets, the excess of the net book value over the estimated fair value is charged to current earnings. Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions and appraisal.
There were no triggering events or impairments recorded for all years presented.
Deferred Loan Costs — Loan costs associated with the Company’s Homebuilding debt are capitalized and amortized over the term of the line of credit on a straight-line basis. These costs are included within inventory for homes under construction and finished homes. See Note 5 — Homebuilding debt and other affiliate debt for further details.
Earnings per Share — Earnings per share (“EPS”) is presented assuming the capital structure of GSH, as the Company only presents Shareholders’ and other affiliates’ net investment. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of GSH common shares outstanding for the period. Diluted EPS is computed by dividing income available to common shareholders by the weighted average number of GSH common shares outstanding for the period plus the assumed exercise of all dilutive GSH securities using the treasury stock method. See Note 13 — Earnings per share.
Investment in Joint Venture — GSH has entered into a joint venture agreement with an unrelated third party and acquired a 49% equity stake in Homeowners Mortgage, LLC (“Joint Venture”). The Joint Venture operates with the purpose of assisting homebuyers through the homebuying experience. The Company made an initial capital contribution of $49,000 at the formation of the Joint Venture on February 4, 2022. The Company has no obligations to make future capital contributions as governed by the Joint Venture’s operating agreement. If any future contributions are made, they generally will be based on a pro rata basis, based on the Company’s respective equity interest in the Joint Venture.
The Company accounts for its investment in the Joint Venture under the equity method of accounting, as it determined that the Company has the ability to exercise significant influence over the venture, but does not have control. Under the equity method, the investment in the unconsolidated joint venture is recorded initially at cost, as Investment in Joint Venture, and subsequently adjusted for equity in earnings, cash contributions, less distributions and impairments. The Joint Venture commenced operations in June 2022. Equity in earnings from the investment in the Joint Venture for the period from the commencement of operations through December 31, 2022 was $137,086, increasing the investment in Joint Venture as of December 31, 2022 to $186,086. There were no additional capital contributions and distributions for the year ended December 31, 2022 aside from the initial contribution of $49,000. Additionally, there were no impairment losses related to the Company’s investment in the Joint Venture recognized during the year ended December 31, 2022.
Share-Based Compensation — GSH’s share-based compensation was allocated to the Company in accordance with the methodology described in Note 1 — Nature of operations and basis of presentation. GSH has two types of share-based compensation, stock options and stock warrants.
Stock option awards are expensed on a straight-line basis over the requisite service period of the entire award from the date of grant through the period of the last separately vesting portion of the grant. GSH accounts for forfeitures when they occur. Stock warrant awards do not contain a service condition and are expensed on the grant date. The fair value of share-based awards, granted or modified, is determined on the grant date (or modification or acquisition dates, if applicable) at fair value, using the Black-Scholes option

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
pricing model. This model requires the input of highly subjective assumptions, including the option’s expected term and stock price volatility. See Note 10 — Stock compensation.
Transaction costs — The Company records deferred transaction costs, which consist of legal, accounting and other fees related to the preparation of the Business Combination (see Note 1 — Nature of operations and basis of presentation). The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of the Business Combination. In the event the transaction is terminated, all capitalized deferred transaction costs would be expensed. As of December 31, 2022, $2,491,459 of deferred transaction costs were capitalized and recorded in Prepaid expenses and other assets on the Balance Sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within Selling, general, and administrative expense in the Statements of Income.
Leases — In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Accounting Standards Codification (“ASC”) 840, Leases. Under the new guidance, lessees are required to recognize right-of-use (“ROU”) assets and lease liabilities on the Balance Sheet for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The Company adopted Topic 842 on January 1, 2022, using the modified retrospective transition method. In addition, the Company elected the practical expedients during transition which permitted the Company not to reassess under the new standard prior conclusions about the existence of a lease, lease classification, and initial direct cost. As a result of adopting Topic 842, the Company recognized operating lease ROU assets and operating lease liabilities of $1,149,832 on January 1, 2022.
The Company determines if an arrangement is, or contains, a lease at inception. Leases are recognized when the contract provides the Company the right to use an identified asset for a period of time in exchange for consideration. Operating leases are included in operating lease ROU assets and operating lease liabilities in the Balance Sheet.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. As most of the Company’s leases do not provide an explicit borrowing rate, management uses the Company’s incremental borrowing rate based on information available at the commencement date, or at the date of transition for leases transitioned to Topic 842 on January 1, 2022, in determining the present value of the lease payments. In determining the incremental borrowing rate, the Company considered the lease term, credit risk of the lessee and the lease, the size of the lease payments, the current economic environment affecting the lessee and the lease, and the collateralized nature of the lease. The ROU assets also include any lease payments made, reduced by any lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. Lease expense for operating leases is recognized on a straight-line basis over the lease term and is included in Selling, general, and administrative expense on the statement of income for the year ended December 31, 2022. The Company elected the practical expedient to combine lease and non-lease components when accounting for ROU assets and lease liabilities of all asset classes.
Variable lease costs represent additional expenses incurred by the Company that are not included in the lease payment. Variable lease costs include maintenance charges, taxes, insurance, and other similar costs, and are recorded within Selling, general and administrative expense on the statement of income for the year ended December 31, 2022. The Company has elected not to recognize leases with an initial term of 12 months or less (“short-term leases”) on the Balance Sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term and variable lease payments in the period in which the obligation is incurred.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Beginning in December 2022, GSH entered into sale-leaseback transactions with related parties. Unless otherwise noted, GSH accounts for sale-leaseback transactions at their contractually stated terms. As the leases do not provide an explicit borrowing rate, management used the Company’s incremental borrowing rate based on information available as of the lease commencement date. Refer to Note 6 — Related party transactions for additional detail on these transactions.
Revenue Recognition — The Company’s revenues consist primarily of home sales in the United States. Home sale transactions are made under fixed price contracts. The Company generally determines the selling price per home based on the expected cost plus a margin. Home sale transactions typically have one single performance obligation to deliver a completed home to the homebuyer which is generally satisfied when the closing conditions are met. Based on the Company’s review of their contracts, the Company believes there are no significant financing components due to the expected duration of the contracts, and the related performance obligation have an original expected duration of one year or less.
Performance obligations are generally satisfied at a point in time, when the control of the home is transferred to the customer. Control is considered to be transferred to the customer at the time of closing when the title and possession of the home are received by the homebuyer. The Company generally requires initial cash deposits from the homebuyer at the time the sales contract is executed which is held by an unrelated third-party escrow agent. The remaining consideration to which the Company is entitled to is received at the time of closing through an escrow agent, typically within five days or less of the closing date. For the years ended December 31, 2022, 2021 and 2020, revenue recognized at a point in time from speculative homes totaled $456,792,005, $419,714,758, and $318,041,199, respectively.
In some contracts, the Company is contracted to construct a home or homes on underlying land the customer controls. For these specific contracts, the performance obligation is satisfied over time, as the Company’s performance creates or enhances an asset that the customer controls. The Company recognizes revenue for these contracts using the input method based on costs incurred as compared to total estimated project costs. The Company has determined that the cost-based input method provides a faithful depiction of the transfer of goods or services to the customer. For the years ended December 31, 2022, 2021, and 2020, revenue recognized over time from land owned by customers totaled $20,253,944, $13,176,752, and $9,213,106, respectively.
For homes with revenue recognized over time, a large portion of the Company’s contracts with these customers and the related performance obligations have an original expected duration of one year or less. As a result, the Company elected the practical expedient and does not disclose the value of unsatisfied performance obligations for these contracts.
The Company periodically bills these customers over the term of the project and performs a quarterly analysis between billings and revenue recognized. The Company records a contract asset when work performed by the Company is greater than the amount billed. Conversely, the Company records deferred revenue when the amount billed is greater than the work performed. As of December 31, 2022 and 2021, the Company recorded a contract asset of $611,343 and $1,361,590, respectively, which is included in Prepaid expense and other assets on the Balance Sheets. As of December 31, 2022 and 2021, the Company recorded deferred revenue of $305,701 and $957,926, respectively, which is included in Other accrued expenses and liabilities on the Balance Sheets. Substantially all deferred revenue is recognized in revenue within twelve months of being received from customers.
The Company frequently performs reviews of all contracts to estimate profitability in the future. If the estimate of contract profitability indicates an anticipated loss on a contract, the Company recognizes the total estimated loss at the time it is fully determinable. For the years ended December 31, 2022, 2021, and 2020, the Company did not recognize a loss on any contracts.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Concurrent with the recognition of revenues in our Statements of Income, sales incentives in the form of price concessions on the selling price of a home are recorded as a reduction of revenues. Homebuilding revenues include forfeited deposits, which occur when home sale contracts that include a nonrefundable deposit are cancelled. Revenues from forfeited deposits were considered insignificant for all years presented.
The Company determined that costs to obtain a contract include sales commission paid to agents and brokers for selling services to attract home buyers into sales agreements. The contract term is typically the closing date when the title and consideration are exchanged. The Company adopted the practical expedient associated with ASC 606 to recognize the incremental costs of obtaining a contract as an expense when incurred, i.e., when the amortization period of the asset that the Company otherwise would have recognized is one year or less.
Beginning in December 2022, GSH entered into sale-leaseback transactions with related parties. The Company recognized revenue of $5,188,716 on the Statement of income for the year ended December 31, 2022. Refer to Note 6 — Related party transactions for additional detail on these transactions.
Backlog — Backlog represents homes sold but not yet closed with customers. As of December 31, 2022, the Company had a total backlog of 276 units representing revenue of approximately $86 million. As of December 31, 2021, the Company had a total backlog of 800 homes valued at approximately $210 million. Backlog is affected by customer cancellations that may be beyond the Company’s control, such as customers unable to obtain financing or unable to sell their existing home. During the years ended December 31, 2022, 2021, and 2020, the Company’s cancellation rate was 17.5%, 14.2%, and 11.4%, respectively.
Advertising — The Company expenses advertising and marketing costs as incurred and is included within Selling, general, and administrative expense in the Statements of Income. For the years ended December 31, 2022, 2021, and 2020, the Company incurred $2,709,488, $1,831,526, and $1,926,172, respectively, in advertising and marketing costs.
Warranties — The Company enrolls all homebuyers within their Express Limited Warranty Program, which provides (i) a one-year warranty on the original installation of the material and workmanship; (ii) a two-year warranty on certain systems that include but are not limited to plumbing, electrical and HVAC and; (iii) a ten-year warranty for structural integrity of the home. The Company’s Express Limited Warranty Program requires the Company to repair or replace defective construction during such warranty period at no cost to the homebuyer under the one- and two-year warranties. The ten-year warranty is underwritten by an insurance company. The Company estimates the costs that may be incurred under the limited warranties and records a liability in the expected amount of such costs at the time revenues associated with sales are recognized. The Company records the estimated warranty accrual within Other accrued expenses and liabilities on the Balance Sheets and adjustments to the reserves are included in Cost of sales on the Statements of Income. The Company analyzes historical claims experience combined with the number of homes delivered to estimate the amount to accrue per home for warranty costs. This estimation process takes into consideration such factors as the likely current cost of corrective action, manufacturers’ and subcontractors’ participation in sharing the cost of corrective action, and consultations with engineers. The warranty accrual is periodically evaluated for adequacy and any accrual adjustments are made on a per unit basis if deemed necessary.
Income Taxes — The Company is included in the tax filing of the shareholders of GSH, which was taxed individually under the provisions of Subchapter S and Subchapter K of the Internal Revenue Code. Individual shareholders are liable for income taxes on their respective shares of the GSH’s taxable income. No income tax nor income tax liability has been allocated to the Company as of and for the years ended December 31, 2022, 2021, and 2020, nor is there any recorded liability for uncertain tax positions.
Fair Value Measurements — Certain assets and liabilities measured and reported at fair value under U.S. GAAP are classified in a three-level hierarchy that prioritizes the inputs used in the valuation process.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Categorization within the valuation hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The hierarchy is based on the observability and objectivity of the pricing inputs as follows:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.
Level 3 — Prices or valuation techniques that require significant unobservable data inputs. These inputs would normally be the Company’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.
The Company’s financial instruments primarily include Cash and Cash equivalents, Accounts Receivable, Lot purchase agreement deposits, Accounts Payable and Homebuilding debt and Other affiliate debt. Due to the short-term nature of the Company’s Cash and Cash equivalents, Accounts Receivable, Lot purchase agreement deposits, and Accounts Payable, the carrying amounts of these instruments approximate their fair value. The interest rates on the Homebuilding debt and Other affiliate debt vary and are the greater of either a reference rate plus an applicable margin, or the base rate plus the aforementioned applicable margin. Refer to Note 5 — Homebuilding debt and other affiliate debt for additional detail on the determination of these instruments’ interest rate. As the reference rate of the Homebuilding debt and Other affiliate debt at any point in time is reflective of the current interest rate environment the Company operates in, the carrying amount of these instruments approximates their fair value
Reporting Segment — Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as one operating and reportable segment, and the CODM primarily evaluates performance based on the number of homes closed, average sales price, and financial results for the Company as a whole. As such, management believes that the Company operates as one reportable segment.
Recent Accounting Pronouncements Not Yet Adopted — In June 2016, FASB issued ASU 2016-13, Financial Instruments — Credit Losses Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 significantly changes the way impairment of financial assets is recognized by requiring companies to immediately recognize estimated credit losses expected to occur over the remaining life of many financial assets. The immediate recognition of the estimated credit losses generally will result in an earlier recognition of allowance for credit losses on loans and other financial instruments. The new standard will be effective for the Company on January 1, 2023 and early adoption is permitted. The Company plans to adopt this ASU in the first quarter of 2023. The adoption of ASC 326 will not have a significant impact on the Company’s financial statements.
In March 2020, FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), which provides practical expedients and exceptions for applying U.S. GAAP when modifying contracts and hedging relationships that use the London Interbank Offered Rate (“LIBOR”) as a reference rate. In addition, these amendments are not applicable to contract modifications made and hedging relationships entered into or evaluated after December 31, 2024. The Company does not anticipate a material increase in interest rates from its creditors as a result of the shift away from LIBOR. The Company is currently evaluating the impact of the shift and this guidance on the financial statements and disclosures.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Note 3 — Capitalized interest
The Company accrues interest on the Company’s Homebuilding debt. That debt is used to finance homebuilding operations (see Note 5 — Homebuilding debt and other affiliate debt) and all interest is capitalized and included within inventory for homes under construction and finished homes. Interest is expensed to Cost of sales upon the settlement of the home. Capitalized interest activity is summarized in the table below for the years ended December 31, 2022 and 2021:
	2022	2021
Capitalized interest at January 1:	$1,190,318	$812,874
Interest cost capitalized	5,515,372	3,400,879
Interest cost expensed	(5,455,230)	(3,023,435)
Capitalized interest at December 31:	$1,250,460	$1,190,318
Note 4 — Property and equipment
Property and equipment consisted of the following as of December 31, 2022 and 2021:
Asset Group	2022	2021
Furniture and fixtures	$688,487	$580,065
Leasehold improvements	380,187	380,187
Machinery and equipment	1,037,231	985,699
Office equipment	165,774	154,043
Vehicles	750,950	790,519
Total Property and equipment	3,022,629	2,890,513
Less: Accumulated depreciation	(1,636,931)	(1,300,160)
Property and equipment, net	$1,385,698	$1,590,353
Depreciation expense, included within Selling, general and administrative expense on the Statements of Income was $355,566, $358,587 and $182,786 for the years ended December 31, 2022, 2021 and 2020, respectively.
Note 5 — Homebuilding debt and other affiliate debt
GSH, jointly with Other Affiliates considered to be under common control, enters into debt arrangements with financial institutions. These debt arrangements are in the form of revolving lines of credit and are generally secured by land (developed lots and undeveloped land) and homes (under construction and finished). GSH and certain related Other Affiliates, are collectively referred to as the Nieri Group. The Nieri Group entities are jointly and severely liable for the outstanding balances under the revolving lines of credit, however, the Company has been deemed the primary obligor. The Company is considered the primary legal obligor of such debt as it is the sole cash generating entity and responsible for repayment of the debt. As such, the Company has recorded the outstanding advances under the financial institution debt and other debt within these financial statements as of December 31, 2022 and 2021.
A portion of the revolving lines of credit were drawn down for the sole operational benefit of the Nieri Group and Other Affiliates outside of the Company. These line of credit balances are reflected in the table below as Other Affiliates’ debt
The advances from the revolving construction lines, reflected as Homebuilding debt, are used to build homes and are repaid incrementally upon individual home sales. The various revolving construction lines

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
are collateralized by the homes under construction and developed lots. The revolving construction lines are fully secured, and the availability of funds are based on the inventory value at the time of the draw request. Interest accrued on the loans is added to the balance of the loans outstanding and is paid concurrently with the principal repayments made upon the occurrence of individual home sales. As the average construction time for homes is less than one year, all outstanding debt is considered short-term as of December 31, 2022 and 2021.
The following table and descriptions summarize the Company’s debt as of December 31, 2022 and 2021:
	2022
	Weighted average interest rate	Homebuilding Debt – Wells Fargo Syndication	Other Affiliates(2)	Total
Wells Fargo Bank	4.98%	$34,995,080	$8,203,772	$43,198,852
Regions Bank	4.98%	27,550,618	—	27,550,618
Texas Capital Bank	4.98%	19,676,552	—	19,676,552
Truist Bank	4.98%	19,659,329	—	19,659,329
First National Bank	4.98%	7,870,621	—	7,870,621
Anderson Brothers	4.74%	—	2,841,034	2,841,034
Total debt on contracts		$109,752,200	$11,044,806	$120,797,006
	2021
	Weighted average interest rate(1)	Homebuilding Debt – Wells Fargo Syndication	Homebuilding Debt – Other	Other Affiliates(2)	Total
Wells Fargo Bank	3.63%	$36,453,801	$—	$—	$36,453,801
Regions Bank	3.63%/4.40%	23,189,545	—	918,453	24,107,998
Texas Capital Bank	3.63%	16,561,385	—	—	16,561,385
Truist Bank	3.63%	16,543,353	—	—	16,543,353
First National Bank	3.63%/3.88%	6,624,554	—	21,160	6,645,714
Anderson Brothers	4.25%	—	439,200	1,608,300	2,047,500
Other debt	—%	—	142,536	—	142,536
Total debt on contracts		$99,372,638	$581,736	$2,547,913	$102,502,287

(1)
The weighted average interest rate for the Wells Fargo Syndication debt is 3.63%. The 4.40% and 3.88% represents the weighted average interest rate for Other Affiliates debt for Regions Bank and First National Bank, respectively.

(2)
Outstanding balances relate to bank financing for land acquisition and development activities of Other Affiliates for which the Company is the co-obligor or has an indirect guarantee of the indebtedness of the Other Affiliates. In addition, the $8,203,772 of Other Affiliates debt with Wells Fargo Bank as of December 31, 2022 is part of the Wells Fargo Syndication.

Wells Fargo Syndication
In July 2021, the Nieri Group entities entered into a $150,000,000 Syndicated Credit Agreement (“Syndicated Line”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Syndicated Line is

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
a three-year revolving credit facility with a maturity date of July 2024, and an option to extend the maturity date for one year that can be exercised upon approval from Wells Fargo. The Syndicated Line also includes a $2,000,000 letter of credit as a sub-facility subjected to the same terms and conditions as the Syndicated Line. The Company used the proceeds from the Syndicated Line to repay all syndication group participants’ outstanding construction line balances. The syndication group consisted of Wells Fargo Bank, Regions Bank, Texas Capital Bank, Truist Bank and First National Bank.
The remaining availability on the Syndicated Line was $32,044,028, as of December 31, 2022 and $50,627,362 as of December 31, 2021. The Company pays a fee ranging between 15 and 30 basis points per annum depending on the unused amount of the Syndicated Line. The fee is computed on a daily basis and paid quarterly in arrears.
The Syndication Agreement contains financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $65 million and (y) 25% of positive after-tax income, as of December 31, 2022 (which amount is subject to increase over time based on earnings), (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.75 to 1.00 for any fiscal quarter, (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15,000,000 at all times and unrestricted cash of not less than $7,500,000 at all times. The Nieri Group was in compliance with all debt covenants as of December 31, 2022, and 2021.
The interest rates on the borrowings under the Syndicated Line vary based on the Nieri Group’s leverage ratio and may be based on the greater of either LIBOR plus an applicable margin (ranging from 275 basis points to 350 basis points) based on the Company’s leverage ratio as determined in accordance with a pricing grid, or the base rate plus the aforementioned applicable margin. The interest rate on borrowings under the Syndicated Line may be based on the LIBOR rate and if the LIBOR rate is no longer available, the agreement contemplates transitioning to an alternative widely available market rate agreeable between parties.
The amounts in Other Affiliates debt are unrelated to the operations of the Company, and therefore, an equal amount is included in Net due to and due from shareholders and other affiliates on the Balance Sheets. For the years ended December 31, 2022, 2021, and 2020, Other Affiliates borrowed $10,851,187, $10,025,865, $13,259,394, respectively and repaid $918,453, $5,624,330, and $7,499,472, respectively. These amounts are recorded on the Statements of Cash Flows, financing activities section, with borrowings presented as Proceeds from other affiliate debt and repayments as Repayments of other affiliate debt.
For the years ended December 31, 2022, 2021, and 2020, the Company capitalized $141,245, $1,264,403, $337,500, of deferred loan costs, respectively. The Company recognized $404,146, $421,186, and $408,674, respectively, of amortized deferred loan costs within Other income (expense), net for the years ended December 31, 2022, 2021, and 2020, respectively. Outstanding deferred loan costs related to the Company’s Homebuilding debt were $711,060 and $973,961 as of December 31, 2022 and 2021, respectively, and are included in Prepaid expenses and other assets on the Balance Sheets.
Other Debt
The Company enters into retail installment contracts with unrelated third parties. The maturity date of the borrowings was in August 2022 and the amount was repaid in full.
Note 6 — Related party transactions
Distributions and net transfer to shareholders and other affiliates
Before the carve-out, the Company’s financial information was included in the financial statements and accounting records of GSH. The following transactions consisting of distributions and net transfer to

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
shareholders and other affiliates summarizes the activity between the Company and shareholders and Other Affiliates before the carve-out.
Shareholders’ and Other Affiliates’ net investment reflects transactions that occurred between the Company and the Shareholders, and the Company and Other Affiliates, that were not settled in cash. Those Other Affiliates included Land Development Affiliates and Other Operating Affiliates (see Note 1 — Nature of operations and basis of presentation). The components of the Distributions and net transfer to shareholders’ and other affiliates’ net investment for the years ended December 31, 2022, 2021, and 2020 are as follows:
	2022	2021	2020
General corporate allocations	$(6,590,564)	$(2,867,929)	$(1,733,849)
General financing activities	(46,162,495)	(30,655,681)	(20,596,420)
Distributions and net transfer to shareholders and other affiliates(1)	$(52,753,059)	$(33,523,610)	$(22,330,269)

(1)
This amount differs from the amount included in distributions and net transfer to shareholders and other affiliates on the statements of changes in shareholders’ and other affiliates’ net investment. The 1,422,630 difference is related to stock compensation, which is broken out separately on the statements of changes in shareholders’ and other affiliates’ net investment.

General Corporate Allocations — General corporate allocations include expenses for certain centralized functions, such as accounting, human resources, legal, facilities, and executive compensation that have been paid by the Company, but have been allocated to shareholders and Other Affiliates. For the years ended December 31, 2022, 2021, and 2020, the Company reallocated $6,299,064, $2,592,429, and $1,561,349 of Selling, general, and administrative expenses, respectively. In addition, the Company has included certain Lot purchase agreement deposits that were paid by the Company on behalf of the shareholders and Other Affiliates. Lot purchase agreement deposits paid (received) on behalf of GSH for the years ended December 31, 2022, 2021, and 2020 were $291,500, $275,500, and $172,500, respectively.
General Financing Activities — General financing activities refer to historical transactions that occurred between the Company and its shareholders and Other Affiliates.
Related party transactions
The Company transacts with Other Affiliates that are owned by the shareholders of the Company as discussed above.
The Company operates and maintains the cash management and treasury function for the Other Affiliates. Cash receipts from customers and cash disbursements made to vendors are recorded through one centralized bank account. The Company records a Due from Other Affiliate when cash is disbursed, generally to a vendor, on behalf of an affiliate. Conversely, the Company records a Due to Other Affiliate when cash is received from a customer on behalf of an affiliate. As of December 31, 2022 and 2021, the Company recorded a Due from Other Affiliates of $72,739,572 and $48,004,261, respectively, and a Due to Other Affiliates of $31,420,651 and $30,975,951, respectively. These balances are presented net as a contra-account against Shareholders’ and other affiliates’ net investment, as the settlement of these balances is not expected in cash. As of December 31, 2022, the Company recorded a Due from related party of $1,437,235 as an asset on the Balance Sheet as the Company is reasonably certain that this amount will be collected because both parties have entered into a binding construction contract and agreed on the expected contract price.
The below table summarizes the transactions with the Land Development and Other Affiliates for the years ended December 31, 2022, 2021, and 2020.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
	Year ended December 31, 2022
	Land Development Affiliates	Other Operating Affiliates	Total
Financing cash flows:
Land development expense	$(43,447,726)	$(665,777)	$(44,113,503)
Other activities	8,799,598	197,818	8,997,416
Cash transfer, net of repayment of $7,300,000	—	(2,700,000)	(2,700,000)
Total financing cash flows	$(34,648,128)	$(3,167,959)	$(37,816,087)
Non-cash activities
Acquisition of developed lots from related parties in settlement of due from Other Affiliates	$13,504,316	$—	$13,504,316
Total non-cash activity	$13,504,316	$—	$13,504,316
	Year ended December 31, 2021
	Land Development Affiliates	Other Operating Affiliates	Total
Financing cash flows:
Land development expense	$(30,231,766)	$(76,762)	$(30,308,528)
Model home sales	—	6,039,243	6,039,243
Other activities	(691,040)	(3,537,447)	(4,228,487)
Total financing cash flows	$(30,922,806)	$2,425,034	$(28,497,772)
Non-cash activities
Acquisition of developed lots from related parties in settlement of due from Other Affiliates’ amounts	$33,390,760	$(219,999)	$33,170,761
Transfer of constructed model homes to related parties	—	(1,517,030)	(1,517,030)
Contribution of fixed assets	—	344,511	344,511
Total non-cash activity	$33,390,760	$(1,392,518)	$31,998,242

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
	Year ended December 31, 2020
	Land Development Affiliates	Other Operating Affiliates	Total
Financing cash flows:
Land development expense	$(22,990,840)	$(96,903)	$(23,087,743)
Model home sales	—	3,266,711	3,266,711
Other activities	450,282	791,117	1,241,399
Total financing cash flows	$(22,540,558)	$3,960,925	$(18,579,633)
Non-cash activities
Acquisition of developed lots from related parties in settlement of due from Other Affiliates’ amounts	$18,884,590	$656,500	$19,541,090
Transfer of constructed model homes to related parties	—	(3,690,084)	(3,690,084)
Total non-cash activity	$18,884,590	$(3,033,584)	$15,851,006
Land development expense — Represents costs that were paid for by the Company that relate to the Land Development Affiliates’ operations. The Land Development Affiliates acquire raw parcels of land and develop them so that the Company can build houses on the land.
Other activities — Amounts represent other transactions with the Other Affiliates. This includes, predominately, rent expense incurred for leased model homes and payment of real estate taxes.
Cash transfer — A direct cash contribution to Other Affiliates from the Company. The Company transferred cash to a related party. This cash transfer is in anticipation of separating the homebuilding operations from land development operations. This transfer amount is included in Due from Shareholders and Other Affiliates within Shareholders’ and Other Affiliates’ net investment as of December 31, 2022.
Acquisition of developed lots from related parties in settlement of Due from Other Affiliates — Once the Land Development Affiliates have developed the raw parcels of land, they transfer the land to the Company in a non-cash transaction. The transfer amount is derived from the costs incurred to develop the land.
Model home sales — After all the houses in a community are sold, an affiliate sells the model home to a homebuyer. The proceeds are received by the Company’s one bank account and are then allocated to the affiliate.
Transfer of constructed model homes to related parties — The Company normally constructs model homes as part of the development of a community. Previously, the Company would transfer the constructed model home to Model Home Holdings, LLC in a non-cash transaction. The amount of the transfer was based on the costs incurred to construct the model home. As these transactions did not qualify for sale-leaseback accounting in accordance with ASC 842, the Company accounted for the transfer as inventory rather than a right-of-use asset.
Contribution of fixed assets — During 2021, the Company received office furniture from an affiliate in a non-cash transaction. The amount was derived based on the net book value of the assets at the time of the transfer.
Sale-leaseback transactions — In December 2022, GSH sold 19 completed model homes with entities owned or partially owned by the founder and CEO of the Company. The Company received the proceeds in the form of a cash payment. The Company is responsible for preparing and actively marketing the homes for sale. As the executed contracts for the sale contain commercial substance, legal title of the model homes transferred to the related parties, and there was a transfer of risk and reward, the Company accounted for

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
these transactions as a sale-leaseback. GSH determined that the sale of completed homes is part of the Company’s ordinary activities. Accordingly, revenue and cost of sales of $5,188,716 and $4,508,819, respectively, were recognized in the Statement of income for the year ended December 31, 2022.
In connection with these transactions, GSH simultaneously entered into individual lease agreements for all 19 model homes sold, whereby GSH is the lessee. The Company is responsible for paying the operating expenses associated with the model homes while under lease. Nine of the 19 individual leases had a lease term greater than twelve months. In connection with these nine leases, the Company recognized an operating lease right-of-use-asset and a corresponding operating lease liability of $435,264.
As the leases associated with the transactions do not commence until 2023, the Company did not pay rent or recognize lease expense associated with the leases during the year ended December 31, 2022. Rent expense will be paid monthly, consistent with the lease contract.
Other — In December 2022, GSH was engaged as a general contractor by a related party. Revenue and cost of sales of $2,507,216 and $2,093,635, respectively, were recognized in the Statement of income for the year ended December 31, 2022.
Leases
In addition to the transactions above, the Company has entered into three separate operating lease agreements with one related party. The terms of the lease, including rent expense and future minimum payments, are described in Note 9 — Commitments and contingencies.
Note 7 — Lot purchase agreement deposits
As the carved-out entity, the Company does not engage in the land development business. In certain instances, the Company’s strategy is to acquire developed lots through unrelated third party land developers pursuant to lot purchase agreements. Most lot purchase agreements require the Company to pay a nonrefundable cash deposit of approximately 10% of the agreed-upon fixed purchase price of the developed lots. In exchange for the deposit, the Company receives the right to purchase the finished developed lot at a preestablished price.
Such contracts enable the Company to defer acquiring portions of properties owned by third parties until the Company determines whether and when to complete such acquisition, which may serve to reduce financial risks associated with long-term land holdings. The following table provides a summary of the Company’s interest in lot purchase agreements as of December 31, 2022 and 2021:
	2022	2021
Deposit and pre-acquisition costs	$3,804,436	$2,946,001
Remaining purchase price	65,451,928	77,007,079
Total contract value	$69,256,364	$79,953,080
The Company has the right to cancel or terminate the lot purchase agreement at any time for any reason. The legal obligation and economic loss resulting from a cancellation or termination is limited to the amount of the deposits paid. The cancellation or termination of a lot purchase agreement results in the Company recording a write-off of the nonrefundable deposit to Cost of sales. For the years ended December 31, 2022, 2021, and 2020, the Company recorded $0, $211,482, and $84,619, respectively, to Cost of sales for the forfeited lot purchase agreement deposits.
As discussed in Note 2 — Summary of significant accounting policies, the deposits placed by the Company pursuant to the lot purchase agreements are not deemed to be a variable interest in the respective third-party land developers.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Note 8 — Warranty reserves
The Company establishes warranty reserves to provide for estimated future costs as a result of construction and product defects. Estimates are determined based on management’s judgment considering factors such as historical spend and projected cost of corrective action.
The following table provides a summary of the activity related to warranty reserves, which are included in Other accrued expenses and liabilities on the accompanying Balance Sheets as follows:
	2022	2021
Warranty reserves at January 1	$1,275,594	$963,204
Reserves provided	1,156,027	1,206,142
Payments for warranty costs and other	(1,060,209)	(893,752)
Warranty reserves at December 31	$1,371,412	$1,275,594
Note 9 — Commitments and contingencies
Leases
The Company leases office spaces in South Carolina under operating lease agreements with related parties, which have a remaining lease term of up to five years, some of which include options to extend on a month-to-month basis, and some of which include options to terminate the lease. These options are excluded from the calculation of the ROU asset and lease liability until it is reasonably certain that the option will be exercised. The Company recognized an operating lease expense of $555,806 within Selling, general, and administrative expense on the statement of income for the year ended December 31, 2022. Operating lease expense included variable lease expense of $92,285 for the year ended December 31, 2022. The weighted-average discount rate for the operating leases entered into during the year ended December 31, 2022 was 4.90% and the weighted-average remaining lease term was 2.16 years.
During the year ended December 31, 2022, the Company closed on 19 sale-leaseback transactions with related parties. For information on sale-leaseback transaction with related parties, see Note 6 — Related party transactions.
The maturity of the contractual, undiscounted operating lease liabilities as of December 31, 2022 are as follows:
December 31,	Lease Payment
2023	578,280
2024	305,400
2025	121,200
2026	48,000
2027 and thereafter	—
Total undiscounted operating lease liabilities	$1,052,880
Interest on operating lease liabilities	(51,603)
Total present value of operating lease liabilities	$1,001,277
Total rent expense for the year ended December 31, 2021 was $931,078.
The Company has certain leases which have initial lease terms of twelve months or less (“short-term leases”). The Company elected to exclude these leases from recognition, and these leases have not been

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
included in our recognized operating ROU assets and operating lease liabilities. The Company recorded $94,386 and $344,016 of rent expense related to the short-term leases within selling, general and administrative expense on the Statements of Income for the year ended December 31, 2022, and 2021, respectively.
Litigation
The Company is considered to be the primary responsible party for claims and lawsuits brought against the Shareholders and Other Affiliates based on its financial resources. The Company is subject to claims and lawsuits that may arise primarily in the ordinary course of business, which consist mainly of construction defect claims. It is management’s opinion that if a claim has merit, other parties will be partially responsible or liable for the claim. When the Company believes that a loss is probable and estimable and not fully able to be recouped, the Company will record an expense and corresponding contingent liability. As of the date of these financial statements, management believes that the Company has not incurred a liability as a result of any claims. Below is a summary of current pending litigation involving the Company.
The Company is a defendant in a claim involving residential construction defects associated with the premature deterioration of sloped land behind neighboring homes, where the Company served as the general contractor for original construction of the residence in 2013. The Company asserts the slope failure that has caused damage to the structural integrity of the plaintiff’s homes is the result of the plaintiff’s next-door neighbor who voluntarily cleared vegetation from the rear of their home thereby causing the erosion of soil and resulting damages. In 2022, the matter was settled, and the case was dismissed for an immaterial amount.
The Company is a defendant in a class action lawsuit claiming that the Company required the lawsuit’s representative to sign a waiver of the common law warranty of habitability in the contract for sale but received no compensation for the waiver. The representative and other members of the class that purchased using the same contract seek compensation for the value of the waiver. The suit specifically declines to claim that there was any construction defect in the homes sold by the Company. Management and legal counsel for the Company are uncertain as to the likelihood of the outcome of the case and the amount of potential damages is neither known nor reasonably estimable. No amounts have been accrued for the matter. A hearing before the S.C. Court of Appeals was held in April 2021 regarding arbitration; however, the court has not rendered a decision. If this case were to go to trial it is anticipated that the matter would be unresolved for several years.
Note 10 — Stock compensation
Stock options
In January 2022, the Board of Directors of GSH approved and adopted the Great Southern Homes, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan is administered by a committee appointed by the Board of Directors and has reserved 3,000 common shares to be issued as equity-based awards to directors and employees of GSH. The number of awards reserved is subject to change based on certain corporate events or changes in GSH’s capital structure and the shares vest ratably over four years. The 2022 Plan defines awards to include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, and performance compensation awards. As of December 31, 2022, GSH had only issued incentive and non-qualified stock options.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
The following table summarizes the GSH stock options that were specifically granted to directors and employees of Homebuilding for the year ended December 31, 2022:
	Stock options	Weighted-Average Per share Exercise price
Outstanding, December 31, 2021	—	$—
Granted	2,524	1,049.60
Forfeited	(193)	1,049.60
Outstanding, December 31, 2022	2,331	$1,049.60
Options exercisable at December 31, 2022	—	$—
The aggregate intrinsic value of the stock options outstanding was $7,460,132 as of December 31, 2022. The intrinsic value of a stock option is the amount by which the fair value of the underlying stock exceeds the price of the option.
GSH recognizes stock compensation expense resulting from the equity-based awards over the requisite service period. Stock compensation expense is recorded based on the estimated fair value of the equity-based award on the grant date using the Black-Scholes valuation model. Stock compensation expense is recognized in the Selling, general and administrative expense line item in the statement of income. Stock compensation expense included in the carve-out statement of income for the year ended December 31, 2022 was $195,830. As of December 31, 2022, there was unrecognized stock compensation expense related to non-vested stock option arrangements totaling $608,826. The weighted average period over which the unrecognized stock compensation expense is expected to be recognized is 3 years.
As GSH’s common stock is not publicly traded, it estimates the fair value of common stock based on the combination of the three methods: (i) the discounted cash flow method of the income approach; (ii) the guideline company method of the market approach; and (iii) the subject transaction method of the market approach.
GSH considers numerous objective and subjective factors to determine the fair value of the Company’s common stock. The factors considered include, but are not limited to: (i) the results of periodic independent third-party valuations; (ii) nature of the business and history of the enterprise from its inception; (iii) the economic outlook in general and for the specific industry; (iv) the book value of the stock and financial condition of the business; (v) earning and dividend paying capacity of the business; (vi) the market prices of stocks of corporations engaged in the same or similar lines of business having their stock actively traded in a free and open market, either on an exchange or over-the-counter.
The following assumptions were used in the Black-Scholes valuation model to determine the estimated fair value of the stock options granted during the year ended December 31, 2022:
Inputs	December 31, 2022
Risk free interest rate	1.82%
Expected volatility	35%
Expected dividend yield	—%
Expected life (in years)	6.25
Fair value of options	$394.7
Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury zero coupon bond issued in effect at the time of the grant for the periods corresponding with the expected term of the stock option.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
Expected Volatility — GSH’s expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the options.
Expected Dividend Yield — The dividend yield is based on the GSH’s history and expectation of dividend payouts. The Company does not expect to pay cash dividends to shareholders during the term of options, therefore the expected dividend yield is determined to be zero.
Expected Life — The expected term represents the period the options granted are expected to be outstanding in years. As GSH does not have sufficient historical experience for determining the expected term, the expected term has been derived based on the SAB 107 simplified method for awards that qualify as plain-vanilla options.
Stock warrants
In January 2022, GSH granted an option to non-employee directors to purchase 5,000 stock warrants for $150,000. Each warrant represents one non-voting common share. The warrants are exercisable at $1,512 per warrant, which represents an out-of-the-money strike price. The warrants can be exercised for 10 years starting from July 1, 2022. Using the Black-Scholes valuation model, GSH determined the aggregate fair value of these warrants to be approximately $1,376,800 as of the grant date. Because there is no continued service requirement for the warrant holders, the Company recorded a one-time stock compensation expense in the amount of $1,226,800 within the Selling, general and administrative expense line item in the Statement of income for the year ended December 31, 2022.
The following assumptions were used in the Black-Scholes valuation model to determine the estimated fair value of the stock warrants granted during the year ended December 31, 2022:
Inputs	December 31, 2022
Risk free interest rate	1.78%
Expected volatility	35%
Expected dividend yield	—%
Expected life (in years)	6.40
Fair value of warrants granted	$275.4
The methodology for determining the inputs is consistent with the input methodology for stock options as described above.
In March 2022, the option holders purchased the warrants in exchange for $150,000 cash consideration. This amount was recorded directly to Shareholders’ and other affiliates’ net investment in the Company’s Balance sheet. As of December 31, 2022, no warrants have been exercised.
Note 11 — Employee benefit plan
Before January 1, 2021, GSH sponsored a Simple Individual Retirement Account (“IRA”) Retirement Plan. The plan covered all employees of the Company who earned at least $5,000 in the prior year and who are expected to earn at least $5,000 in the current year. The Company matched employee contributions up to 3% of compensation for employees participating in the plan up to the maximum amount allowed by the Internal Revenue Code. Administrative costs for the plan were paid by the Company.
Effective January 1, 2021, GSH sponsored an elective safe harbor 401(k) contribution plan covering substantially all employees who have completed three consecutive months of service. The plan provides that GSH will match up to the first 3% of the participant’s base salary rate at 100% and 50% of the next 2%

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
for a maximum contribution of 4%. In addition, participants become 100% vested with respect to employer contributions after completing six years of service starting in 2021. Administrative costs for the plan were paid by GSH.
Total contributions paid to the plans for the Company’s employees for the years ended December 31, 2022, 2021, and 2020 were approximately $174,184, $150,090, and $93,160, respectively. These amounts are recorded in Selling, general and administrative expenses on the Statements of Income.
Note 12 — Paycheck Protection Program loan
In May 2020, GSH received loan proceeds in the amount of $1,693,800 under the Paycheck Protection Program (“PPP”). The PPP established as part of the Coronavirus Aid, Relief, and Economic Security Act and administered by the Small Business Administration (the “SBA”), provided for loans to qualifying business for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business.
The loans and accrued interest were forgivable after 24 weeks as long as the borrower used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintained its payroll levels. The amount of loan forgiveness would be reduced if the borrower terminated employees or reduced salaries during the 24-week period. Any unforgiven portion of a PPP loan was payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company used the proceeds for purposes consistent with the PPP loan.
In December 2020, GSH received notice from the SBA of loan forgiveness for the principal balance of $1,693,800 and accrued interest of $9,688. The Company accounted for the forgiveness as an extinguishment of debt. The gain on extinguishment was recognized as income within Other income (expense), net on the statement of income for the year ended December 31, 2020.
Note 13 — Earnings per Share
Earnings per share was calculated based on the 100,000 weighted average number of common shares issued and outstanding by GSH for the years ended December 31, 2022, 2021, and 2020.
	2022	2021	2020
Numerator
Net Income	$69,489,294	$62,413,011	$38,976,374
Denominator
Weighted-average number of common shares outstanding – basic	100,000	100,000	100,000
Effect of dilutive securities	2,960	—	—
Weighted-average number of common shares outstanding – diluted	102,960	100,000	100,000
Basic earnings per share	$694.89	$624.13	$389.76
Diluted earnings per share	$674.92	$624.13	$389.76

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.
(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2022, 2021 AND 2020
The following table summarizes potentially dilutive outstanding securities for the years ended December 31, 2022, 2021 and 2020 that were excluded from the calculation of diluted EPS, because their effect would have been anti-dilutive.
	December 31, 2022	December 31, 2021	December 31, 2020
Warrants	3,090	—	—
Stock Options	1,376	—	—
Total anti-dilutive features	4,466	—	—
Note 14 — Subsequent events
Management has performed an evaluation of subsequent events after the Balance Sheet date of December 31, 2022 through March 17, 2023, which is the date the financial statements were available to be issued. During this period, the Company has not identified any subsequent events that require recognition or disclosure, except for the ones noted below.
On February 27, 2023, the Company paid off Wells Fargo debt associated with Other Affiliates in the amount of $8,340,545 and on February 28, 2023, the Company was released as a co-obliger from the Anderson Brothers debt associated with Other Affiliates in anticipation of the Proposed Business Combination discussed in Note 1. As a result there is no remaining debt balance associated with Other Affiliates as of the date when financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
DiamondHead Holdings Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of DiamondHead Holdings Corp. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 28, 2023

DIAMONDHEAD HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash	$36,682	$252,601
Prepaid expenses	20,016	240,075
Total current assets	56,698	492,676
Investments held in Trust Account	349,152,086	345,020,717
Total Assets	$349,208,784	$345,513,393
Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$100,302	$54,391
Accrued expenses	3,660,287	120,000
Income tax payable	481,430	—
Franchise tax payable	—	114,645
Notes payable – related party	204,110	—
Total current liabilities	4,446,129	289,036
Deferred underwriting commissions	—	12,075,000
Derivative warrant liabilities	1,531,000	8,794,330
Total liabilities	5,977,129	21,158,366
Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, $0.0001 par value; 34,500,000 shares at $10.10 and $10.00 per share redemption value at December 31, 2022 and December 31, 2021, respectively	348,586,031	345,000,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding
Class A common stock, $0.0001 par value; 300,000,000 shares authorized; no non-redeemable shares issued or outstanding at December 31, 2022 and December 31, 2021 (excluding 34,500,000 shares subject to possible redemption)	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding at December 31, 2022 and December 31, 2021	863	863
Additional paid-in capital	—	—
Accumulated deficit	(5,355,239)	(20,645,836)
Total stockholders’ deficit	(5,354,376)	(20,644,973)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$349,208,784	$345,513,393
The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
General and administrative expenses	$4,324,075	$1,030,906
Franchise tax expense	200,000	200,000
Loss from operations	(4,524,075)	(1,230,906)
Change in fair value of derivative warrant liabilities	7,263,330	4,367,500
Financing costs – derivative warrant liabilities	—	(449,070)
Income from investments held in Trust Account	5,049,912	20,717
Gain from settlement of deferred underwriting commissions on public warrants	271,688	—
Interest expense – related party	(4,110)	—
Net income before income tax expense	8,056,745	2,708,241
Income tax expense	983,430	—
Net income	$7,073,315	$2,708,241
Weighted average shares outstanding of Class A common stock	34,500,000	31,947,945
Basic and diluted net income per share, Class A common stock	$0.16	$0.07
Basic weighted average shares outstanding of Class B common stock	8,625,000	8,541,781
Diluted weighted average shares outstanding of Class B common stock	8,625,000	8,625,000
Basic and diluted net income per share, Class B common stock	$0.16	$0.07
The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2022 and 2021
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	$—	8,625,000	$863	$24,137	$(1,892)	$23,108
Excess of cash received over fair value of private placement warrants	—	—	—	—	3,500,670	—	3,500,670
Accretion of Class A common stock to redemption amount	—	—	—	—	(3,524,807)	(23,352,185)	(26,876,992)
Net income	—	—	—	—	—	2,708,241	2,708,241
Balance – December 31, 2021	—	$—	8,625,000	$863	$—	$(20,645,836)	$(20,644,973)
Extinguishment of deferred underwriting commissions on public shares	—	—	—	—	11,803,313	—	11,803,313
Reclassification from additional paid-in capital to retained earnings	—	—	—	—	(11,803,313)	11,803,313	—
Remeasurement of Class A common stock subject to redemption	—	—	—	—	—	(3,586,031)	(3,586,031)
Net income	—	—	—	—	—	7,073,315	7,073,315
Balance – December 31, 2022	—	$—	8,625,000	$863	$—	(5,355,239)	$(5,354,376)
The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December
	2022	2021
Cash Flows from Operating Activities:
Net income	$7,073,315	$2,708,241
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(7,263,330)	(4,367,500)
Financing costs – derivative warrant liabilities	—	449,070
Income from investments held in Trust Account	(5,049,912)	(20,717)
Gain from settlement of deferred underwriting commissions on public warrants	(271,688)	—
Changes in operating assets and liabilities:
Prepaid expenses	220,059	(240,075)
Accounts payable	45,912	53,667
Accrued expenses	3,610,287	(86,250)
Franchise tax payable	(114,645)	113,477
Income tax payable	481,430	—
Accrued interest	4,110	—
Net cash used in operating activities	(1,264,462)	(1,390,087)
Cash Flows from Investing Activities
Cash deposited in Trust Account	—	(345,000,000)
Interest released from Trust Account for payment of income taxes	918,543	—
Net cash provided by (used in) investing activities	918,543	(345,000,000)
Cash Flows from Financing Activities:
Proceeds from note payable to related party	200,000	—
Repayment of note payable	—	(130,000)
Proceeds received from initial public offering, gross	—	345,000,000
Proceeds received from private placement	—	8,900,000
Offering costs paid	(70,000)	(7,143,422)
Net cash provided by financing activities	130,000	346,626,578
Net (decrease) increase in cash	(215,919)	236,491
Cash – beginning of the period	252,601	16,110
Cash – end of the period	$36,682	$252,601
Supplemental disclosure of noncash financing activities:
Remeasurement of Class A common stock subject to possible redemption	$3,586,031	$—
Offering costs included in accrued expenses	$—	$70,000
Deferred underwriting commissions	$—	$12,075,000
Supplemental disclosure of cash flow activities:
Income taxes paid	$502,000	$—
The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
DiamondHead Holdings Corp. (the “Company” or “DHHC”) is a blank check company incorporated in Delaware on October 7, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2022, the Company had not commenced any operations. All activity from the Company’s inception to December 31, 2022 relates to the Company’s formation and the Initial Public Offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering (as described below), the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust from the proceeds of its Initial Public Offering and Private Placement described below, and from changes in the fair value of its derivative warrant liability.
On September 10, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Hestia Merger Sub, Inc., a South Carolina corporation and wholly-owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”), pursuant to which the Company expects to effect a business combination with GSH through the merger of Merger Sub with and into GSH (the “Merger”), with GSH surviving the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Transactions”), the Company expects to be renamed United Homes Group, Inc. The obligations of the Company, Merger Sub and GSH to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, which are further described in the Business Combination Agreement.
The Company’s sponsor is DHP SPAC-II Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 25, 2021. On January 28, 2021, the Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, of which approximately $12.1 million in deferred underwriting commissions (Note 6).
On August 10, 2022, the underwriter from the Initial Public Offering resigned from its role in any Business Combination and waived its entitlement to the deferred underwriting commissions in the amount of $12.1 million.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to our Sponsor and to certain qualified institutional buyers or institutional accredited investors, including certain funds and accounts managed by subsidiaries of BlackRock, Inc. and Millennium Management LLC (each, an “Anchor Investor”), generating proceeds of $8.9 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption have been recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Sponsor agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have 30 months from the closing of the Initial Public Offering, or July 28, 2023, to complete a Business Combination (the “Combination Period”). the Company filed If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter agreed to waive its right to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims (i) by a third party who executed a waiver of any and all rights to seek access to the trust account or (ii) under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Marcum LLP, the Company’s independent registered public accounting firm, will not execute agreements with the Company waiving claims to the monies held in the Trust Account.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Proposed Business Combination
On September 10, 2022, the Company entered into the GSH Business Combination Agreement with Merger Sub and GSH, pursuant to which the Company expects to effect a business combination with GSH through the merger of Merger Sub with and into GSH (the “Merger”), with GSH surviving the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the GSH Business Combination, the Company expects to be renamed United Homes Group, Inc. The obligations of the Company, Merger Sub and GSH to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, which are further described in the GSH Business Combination Agreement.
The Company cannot assure that the plans to complete the GSH Business Combination will be successful. Further, the Company may need to pursue third party financing, among other things, to satisfy the closing condition that at Closing, the amount of Closing DHHC Cash be equal to or exceed $125,000,000 (the “Minimum Cash Condition”). However, there can be no assurance that any third-party financing will be entered into in connection with the GSH Business Combination, and there can be no assurance that the Minimum Cash Condition will be satisfied. If the Minimum Cash Condition is not satisfied, amended or waived by GSH pursuant to the terms of the GSH Business Combination Agreement, then the GSH Business Combination would not be consummated.
Trust Account Redemptions and Extension of Combination Period
On January 25, 2023, the Company held a special meeting of stockholders at which such stockholders voted to extend the time the Company has to consummate an initial Business Combination from January 28, 2023 to July 28, 2023. In connection with such vote, the holders of an aggregate of 30,058,968 Public Shares exercised their right to redeem their shares for an aggregate of approximately $304 million in cash held in the Trust Account.
Note 2 — Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
The accompanying consolidated financial statements of the Company include its wholly owned subsidiary in connection with the planned merger. There were no inter-company activities during the years ended on December 31, 2022 and 2021.
Liquidity and Going Concern
As of December 31, 2022, the Company had approximately $37,000 in cash and a working capital deficit of approximately $3.9 million (not taking into account tax obligations of approximately $481,000 that may be paid using investment income earned in Trust Account).
The Company’s liquidity needs have been satisfied through a contribution of $25,000 from Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, a loan of up to $300,000 from the Sponsor pursuant to the Promissory Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Promissory Note was repaid on February 1, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans up to $1,500,000 (see Note 5). As of December 31, 2022 and 2021, there were no amounts outstanding under any Working Capital Loan.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In October 2022, the Company issued unsecured promissory notes to two affiliates of the Sponsor for an aggregate principal amount of up to $400,000. As of December 31, 2022, there was an outstanding balance of $204,110 under these promissory notes including $4,110 of accrued but unpaid interest through December 31, 2022.
In connection with management’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Consolidated Financial Statements-Going Concern,” management has determined that the existing liquidity condition, mandatory liquidation and subsequent dissolution raise substantial doubt about its ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate on or after July 28, 2023.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult because of the potential differences in accounting standards used.
Risks and Uncertainties
Various social and political circumstances in the United States and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the United States and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the United States and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine, the United States and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a business combination and the value of the Company’s securities.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly — traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.
Management continues to evaluate the impact of these types of risks and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022 and 2021, the Company had no cash equivalents held outside the Trust Account.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
investments are recognized at fair value. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using quoted market prices.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 and investments held in the Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the consolidated balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:
•
Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge its exposures to cash flow, market or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued warrants to purchase its Class A common stock, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480, and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly,

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period until they are exercised. Their re-measurement to fair value is recognized in the Company’s consolidated statements of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model, and the Private Placement Warrants have been measured at fair value using a modified Black-Scholes model. As of and December 31, 2022 and 2021, the value of the Public Warrants is measured based on the listed market price of such warrants since being separately listed and traded. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the consolidated statements of operations. Offering costs associated with the Class A common stock were charged against the carrying value of the Class A common stock upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 34,500,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit. Subsequently, the Company recognizes changes in redemption value in the accompanying consolidated statements of changes in stockholders’ deficit.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Share of Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net (loss) income per common stock is calculated by dividing the net (loss) income by the weighted average shares of common stock outstanding for the respective period.
The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 14,558,333 shares of common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock.
	For the Year Ended December 31, 2022		For the Year Ended December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common stock:
Numerator:
Allocation of net income – Basic	$5,658,652	$1,414,663	$2,136,906	$571,335
Allocation of net income – Diluted	$5,658,652	$1,414,663	$2,132,523	$575,718
Denominator:
Basic weighted average common stock outstanding	34,500,000	8,625,000	31,947,945	8,541,781
Diluted weighted average common stock outstanding	34,500,000	8,625,000	31,947,945	8,625,000
Basic and diluted net income per common stock	$0.16	$0.16	$0.07	$0.07
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 3 — Initial Public Offering
On January 28, 2021, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, of which approximately $12.1 million is included in deferred underwriting commissions.
On August 10, 2022, the underwriter from the Initial Public Offering resigned from its role in any Business Combination and waived its entitlement to the deferred underwriting commissions in the amount of $12.1 million.
Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 4 — Private Placement
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor and the Anchor Investors, generating proceeds of $8.9 million.
Each Private Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.
Note 5 — Related Party Transactions
Founder Shares
On October 21, 2020, the Sponsor paid $25,000 on behalf of the Company to cover certain offering costs in exchange for issuance of 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”). Additionally, upon consummation of the Business Combination, the Sponsor has agreed to transfer an aggregate of 1,250,625 Founder Shares to the Anchor Investors for the same price originally paid for such shares. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.
The Founder Shares included an aggregate of up 1,125,000 shares subject to forfeiture to the extent that the underwriter’s option to purchase additional units was not exercised in full, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 28, 2021, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.
The Sponsor and the Anchor Investors agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Promissory Note — Related Party
On October 21, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and due upon the completion of the Initial Public Offering. As of December 31, 2020, the Company borrowed $130,000 under the Promissory Note. On February 1, 2021, the Company repaid the Promissory Note in full. Subsequent to repayment, the facility is no longer available to the Company.
On October 18, 2022, the Company issued unsecured promissory notes to two affiliates of the Sponsor for an aggregate principal amount of up to $400,000. The promissory notes bear interest on the outstanding principal balance at 10% per annum, are not convertible and are repayable in full upon the earlier of: (i) April 28, 2023 or (ii) the date on which the Company closes the Proposed Business Combination. As of December 31, 2022, there was an aggregate outstanding balance of $204,110 under the promissory notes including $4,110 of accrued but unpaid interest through December 31, 2022.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
The Company agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. The Sponsor has not received any reimbursement of these fees through December 31, 2022.
Sponsor Support Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Company and GSH, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of the shareholders of the Company all of its Class B common stock, (the “Sponsor Shares”) and any securities acquired after the execution of the Sponsor Support Agreement, in favor of each Transaction Proposal (as defined in the Business Combination Agreement), (ii) be bound by certain other covenants and agreements related to the Transactions and (iii) be bound by certain transfer and redemption restrictions with respect to such Sponsor Shares, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.
The Sponsor has also agreed, subject to certain exceptions, not to transfer approximately 2.1 million Sponsor Earn Out Shares (as defined in the Sponsor Support Agreement) until such shares are released under the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, Sponsor Earnout Shares will be released in three tranches upon the occurrence of the following milestones during the period

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
commencing on the 90th day following the date (the “Closing Date”) on which the closing of the Merger (the “Closing”) occurs and ending on the fifth anniversary of the Closing Date: (i) a one-time issuance of 7,500,000 Earnout Shares on the first date on which the volume weighted average price of DHHC Shares over any 20 trading days within the preceding 30 consecutive trading day period (as adjusted, the “VWAP Price”) is greater than or equal to $12.50 (“Triggering Event I”); (ii) a one-time issuance of 7,500,000 Earn Out Shares on the first date on which the VWAP Price is greater than or equal to $15.00 (“Triggering Event II”); and (iii) a one-time issuance of 5,000,000 Earn Out Shares on the first date on which the VWAP Price is greater than or equal to $17.50 (“Triggering Event III”, together with Triggering Event I and Triggering Event II, the “Earn-Out Milestones”). Any such Sponsor Earnout Shares not vested prior to the fifth anniversary of the Closing Date will be deemed to be forfeited.
The Sponsor has also agreed that in the event that Closing DHHC Cash (as defined in the Business Combination Agreement) is less than $100,000,000, up to 1.0 million Sponsor Shares will be designated as Sponsor Earnout Shares, subject to the same release conditions set forth in the preceding paragraph. In addition, members of the Sponsor have made a commitment to purchase and not redeem an aggregate of 2.5 million Public Shares.
The Sponsor has also agreed, pursuant to the terms of the Sponsor Support Agreement, to forfeit approximately 1.8 million Sponsor Shares and approximately 50% of its Private Placement Warrants.
Financing Commitment Letter
In connection with the execution of the Business Combination Agreement, we entered into a financing commitment letter (the “Financing Commitment Letter”) with the Sponsor, David T. Hamamoto, our Co-Chief Executive Officer and Chairman and an affiliate of our Sponsor, and Antara Capital, an affiliate of our Sponsor, pursuant to which David T. Hamamoto and Antara Capital (collectively, the “Investors”) will commit to, or cause their respective affiliates to, purchase and not redeem at least in the aggregate 2.5 million DHHC Class A Common Shares. Specifically, the Investors have agreed, among other things, severally, and not jointly, subject to certain terms and conditions, (i) to purchase (in open market transactions or otherwise), or to cause one or more of its controlled affiliates to purchase, and beneficially own no less than 1,250,000 DHHC Class A Common Shares, no later than the date that is five (5) business days prior to the special meeting of our stockholders to consider matters relating to the proposed Merger and (ii) following such purchases, not to sell, contract to sell, redeem or otherwise transfer or dispose of, directly or indirectly, the acquired shares or the economic ownership of the acquired shares at any time prior to the consummation of the Transactions. The acquired shares will not be subject to any restrictions on transfer or disposition.
In the event an Investor fails to make the committed purchase, the defaulting investor will automatically forfeit 1,250,000 DHHC Class B Common Shares it is entitled to receive in connection with the Closing for the benefit of the non-defaulting Investor or its designated controlled affiliates.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration rights agreement signed upon the effective date of Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Amended and Restated Registration Rights Agreement
The Business Combination Agreement contemplates that, upon completion of the Merger, the Company (which expects to be named United Homes Group, Inc. at that time), the Sponsor, certain securityholders of the Company and certain former stockholders of GSH will enter into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, UHG agrees to file a shelf registration statement with respect to the registrable securities under the A&R Registration Rights Agreement within 45 days of the Closing. Up to two times in any 12-month period, certain legacy DHHC securityholders and legacy GSH stockholders may request to sell all or any portion of their registrable securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $10,000,000. The combined company will also provide customary “demand” and “piggyback” registration rights. The A&R Registration Rights Agreement will provide that UHG will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.
Further, each securityholder party to the A&R Registration Rights Agreements agrees not to transfer any of their registrable securities subject to lock-up transfer restrictions (as described in the A&R Registration Rights Agreement) until the end of the applicable Lock-Up Period (as defined in the A&R Registration Rights Agreement) subject to certain customary exceptions described therein.
Underwriting Agreement
The Company granted the underwriter a 45-day option from the date of Initial Public Offering to purchase up to 4,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On January 28, 2021, the underwriters fully exercised the over-allotment option.
The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriter was entitled to a deferred fee of $0.35 per Unit, or approximately $12.1 million in the aggregate.
Effective as of August 10, 2022, the underwriter from the Initial Public Offering resigned and withdrew from its role in any Business Combination and waived its entitlement to the deferred underwriting commissions in the amount of approximately $12.1 million. The Company recognized approximately $11.8 million of the commissions waiver as a reduction to additional paid-in capital in the consolidated statements of changes in stockholders’ deficit for the year ended December 31, 2022, as this portion represents an extinguishment of deferred underwriting commissions on Public Shares which was originally recognized directly in accumulated deficit. The remaining balance of approximately $272,000 is recognized as a gain from settlement of deferred underwriting commissions on public warrants in the consolidated statements of operations, which represents the original amount expensed in the Company’s initial public offering.
Contingent Fee Arrangement
The Company has entered into certain engagement letters with Zelman Partners LLC (“Zelman”) for financial advice and assistance in connection with its search for a prospective initial business combination. Pursuant to the engagement letters, the Company agreed to pay Zelman a transaction fee in cash of $4,500,000 plus, in the Company’s sole discretion, an additional transaction fee of between $0 to $1,000,000 (collectively, the “Transaction Fees”). The Transaction Fees were contingent upon the closing of a Business Combination and therefore not included as liabilities on the consolidated balance sheets.
Additionally, if the Company or any of its affiliates enters into an agreement with respect to the acquisition of all or a portion of a target company in the homebuilding industry (the “Agreement”) and (i) such Agreement is terminated prior to consummation of such acquisition or the acquisition is otherwise

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
not consummated and (ii) the Company receives a payment or other consideration (the “Payment”) at any time related to such termination or non-consummation, the Company agrees to pay to Zelman a transaction fee of the lesser of (i) the Transaction Fee that would have been payable had the sale been consummated and (ii) 25% of such Payment in cash if and when such Payment is made to the Company.
Note 7 — Derivative Warrant Liabilities
As of December 31, 2022 and 2021, the Company had 8,625,000 Public Warrants and 5,933,333 Private Placement Warrants outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

if, and only if, closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.
If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption and receive that number of shares to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock except as otherwise described below;

•
if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a Newly Issued Price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except as set forth under “Redemption of Warrants when the Price per Share of Class A Common Stock Equals or Exceeds $10.00”). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 8 — Class A Common Stock Subject to Possible Redemption
The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 300,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 34,500,000 shares of Class A common stock outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the consolidated balance sheets.
The Class A common stock subject to possible redemption reflected on the consolidated balance sheets is reconciled on the following table:
Class A common stock subject to possible redemption at December 31, 2020	$—
Gross Proceeds	345,000,000
Less:
Proceeds allocated to Public Warrants	(7,762,500)
Class A common stock issuance costs	(19,114,492)
Plus:
Accretion of carrying value to redemption value	26,876,992
Class A common stock subject to possible redemption at December 31, 2021	345,000,000
Increase in redemption value of Class A common stock subject to redemption	3,586,031
Class A common stock subject to possible redemption at December 31, 2022	$348,586,031
Note 9 — Stockholders’ Equity (Deficit)
Preferred Stock — The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 300,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 34,500,000 shares of Class A common stock issued and outstanding, all subject to possible redemption and classified as temporary equity. (See Note 8).
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 8,625,000 shares of Class B common stock issued and outstanding. Of the 8,625,000 shares of Class B common stock outstanding as of December 31, 2020, up to 1,125,000 shares were subject to forfeiture to the extent that the underwriter’s option to purchase additional units was not exercised in full, so that the Sponsor would own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On January 28, 2021, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination,

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Note 10 — Fair Value Measurements
The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy:
	Fair Value Measured as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account – Money Market Funds	$349,152,086	$—	$—	$349,152,086
Liabilities:
Derivative public warrant liabilities	$905,630	$—	$—	$905,630
Derivative private warrant liabilities	$—	$—	$625,370	$625,370
	Fair Value Measured as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account – Money Market Funds	$345,020,717	$—	$—	$345,020,717
Liabilities:
Derivative public warrant liabilities	$5,175,000	$—	$—	$5,175,000
Derivative private warrant liabilities	$—	$—	$3,619,330	$3,619,330
Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants was transferred from a Level 3 measurement to a Level 1 measurement in March 2021, when the Public Warrants were separately listed and traded in an active market. There were no other transfers to/from levels during the years ended December 31, 2022 and 2021.
Level 1 assets include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Prior to being publicly traded, the fair value of the Public Warrants issued in connection with the Initial Public Offering were measured at fair value using a Monte Carlo simulation model, and the Private Placement Warrants have been measured at fair value using a modified Black-Scholes model. As of December 31, 2022 and 2021, the value of the Public Warrants was measured based on the trading price since the warrants were separately listed and traded. For the years ended December 31, 2022 and 2021, the Company recognized a gain of approximately $7.3 million and $4.4 million, respectively, resulting from a decrease in the fair value of liabilities, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation and a Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on the historical volatility of an index of companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:
	As of December 31, 2022	As of December 31, 2021
Exercise price	$11.50	$11.50
Stock Price	$10.05	$9.74
Option term (in years)	5.00	4.82
Volatility	40%	12%
Risk-free interest rate	4.1%	1.3%
The change in the fair value of the derivative warrant liabilities measured utilizing Level 1 and Level 3 inputs for the years ended December 31, 2022 and 2021, is summarized as follows:
Derivative warrant liabilities at January 1, 2022 – Level 3	$3,619,330
Change in fair value of derivative warrant liabilities – Level 3	(2,993,960)
Derivative warrant liabilities at December 31, 2022 – Level 3	$625,370
Derivative warrant liabilities at January 1, 2021 – Level 3	$—
Issuance of Derivative Warrants – Level 3	13,161,830
Transfer of Public Warrants to Level 1	(7,762,500)
Change in fair value of derivative warrant liabilities – Level 3	(1,780,000)
Derivative warrant liabilities at December 31, 2021 – Level 3	$3,619,330
Note 11 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible.
The income tax provision consists of the following for the years ended December 31, 2022 and 2021:
	December 31, 2022	December 31, 2021
Current
Federal	$983,430	$—
State	—	—
Deferred
Federal	(74,706)	(254,139)
State	—	—
Valuation allowance	74,706	254,139
Income tax provision	$983,430	$—

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company’s net deferred tax assets were as follows as of December 31, 2022 and 2021:
	As of December 31, 2022	As of December 31, 2021
Deferred tax assets:
Start-up/Organization costs	$328,845	$216,490
Net operating loss carryforwards	—	37,649
Total deferred tax assets	328,845	254,139
Valuation allowance	(328,845)	(254,139)
Deferred tax asset, net of allowance	$—	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ending December 31, 2022 and 2021, the change in valuation allowance was $74,706 and $254,139, respectively.
A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2022 and 2021 is as follows:
	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Statutory state rate, net of federal benefit	0.0%	—%
Financing costs	—	3.5%
Change in fair value of derivative warrant liabilities	(18.9)%	(33.9)%
Merger costs	9.9%	0.0%
Transaction costs allocated to derivative warrant liabilities	0.0%	0.0%
Loss upon issuance of private placement warrants	(0.7)%	0.0%
Change in valuation allowance	0.9%	9.4%
Income tax rate	12.2%	0.0%
Note 12 — Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through the date the consolidated financial statements were issued. The Company did not identify any subsequent event, other than as described herein or below, that would have required adjustment or disclosure in the consolidated financial statements.
On January 11, 2023, the Company received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company is not in compliance with Nasdaq Listing Rule Section 5620(a) (the “Annual Meeting Rule”) which requires the Company to hold an annual meeting of stockholders within 12 months of the Company’s fiscal year end. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq. The Notice advises that the Company will have 45 calendar days to submit to Nasdaq

DIAMONDHEAD HOLDINGS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
a plan to regain compliance with the Annual Meeting Rule. On March 16, 2023, Nasdaq advised the Company of its determination to grant the Company an extension until June 29, 2023 to regain compliance with the Annual Meeting Rule by holding a special meeting of stockholders to approve the GSH Business Combination where the Company’s stockholders will also have the opportunity to discuss Company affairs and elect directors. The special meeting was held on March 23, 2023 and served as the Company’s annual meeting of stockholders for purposes of the Annual Meeting Rule. As such, the Company has regained compliance with the Annual Meeting Rule.
As previously announced on March 22, 2023, the Company entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) among itself, GSH and a certain group of investors party thereto (the “PIPE Investors”). Pursuant to the Note Purchase Agreement, the Investors have agreed to purchase $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and 744,588 shares of Class A common stock in a private placement PIPE investment (the “PIPE Investment”) in connection with the GSH Business Combination. The aggregate gross amount of the PIPE Investment is approximately $75,000,000. The proceeds of the PIPE Investment are expected to be used by the Company to offset redemptions of the Company’s Class A common stock (see “Extension and Redemptions” below for details on redemptions of the Company’s Class A common stock), and may be used by DHHC to satisfy the Minimum Cash Condition. The closing of the Note Purchase Agreement is contingent upon the substantially concurrent consummation of the GSH Business Combination and subject to other customary closing conditions and terms set forth therein.
On March 23, 2023, in connection with the Company’s efforts to raise funds to meet the Minimum Cash Condition, the Company entered into certain private placement transactions (collectively, the “Share Lock-Up Agreements”) with certain investors who purchased shares of the Company’s Class A common stock on the open market prior to March 16, 2023 (each a “Lock-Up Investor”), pursuant to which, and subject to and conditioned upon the satisfaction of the closing conditions set forth in the Share Lock-Up Agreements, the Company agreed to issue to each Lock-Up Investor 0.25 UHG Class A Common Shares for a purchase price of $0.01, for each share of the Company’s Class A common stock held by such Lock-Up Investor at the Closing.
Also, on March 23, 2023, the Company and certain investors (“PIPE Investors”) entered into subscription agreements (collectively, the “PIPE Subscription Agreements”) providing for the purchase by the PIPE Investors at the effective time of the GSH Business Combination of (i) an aggregate of 471,500 shares of the Company’s Class A common stock at a price per share of $10.00, and (ii) for each share of the Company’s Class A common stock purchased by each PIPE Investor, the Company agreed to issue to the applicable PIPE Investor 0.25 UHG Class A Shares for a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million.
On March 23, 2023, the Company held a special meeting of its stockholders in lieu of the 2022 annual meeting of stockholders (the “Special Meeting”) in connection with the GSH Business Combination. At the Special Meeting, the GSH Business Combination Agreement was approved, and the stockholders holding 109,426 shares of Class A common stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $1.1 million (approximately $10.13 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $43.9 million will remain in the Company’s Trust Account.
On January 10 and February 9, 2023, the Company drew additional amounts of $100,000 from the unsecured promissory notes, respectively, which were issued to two affiliates of the Sponsor on October 18, 2022 (See Note 5). The total outstanding balance of the promissory notes was fully repaid on March 24, 2023.

Primary Offering of
Up to 8,625,000 Class A Common Shares Underlying Public Warrants
Up to 2,966,664 Class A Common Shares Underlying Private Placement Warrants
Secondary Offering of
Up to 421,100 Class A Common Shares Issued in a Private Offering
Up to 2,966,664 Class A Common Shares Issuable Upon Exercise of Private Placement Warrants Up to 2,966,664 Warrants to purchase Class A Common Shares

PROSPECTUS

July 31, 2023